As filed with the Securities and Exchange Commission on July 27, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TODOS MEDICAL LTD.

(Exact name of registrant as specified in its charter)

Israel

(State or other jurisdiction of incorporation or organization)

2835

(Primary Standard Industrial Classification Code Number)

N/A

(I.R.S. Employer Identification Number)

121 Derech Menachem Begin, 30th Floor, Tel Aviv, 6701203 Israel, +972 (52) 642-0126

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

302-738-6680

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

Joseph M. Lucosky, Esq. Steven A. Lipstein, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel. No.: (732) 395-4400 Fax No.: (732) 395-4401	Carl M. Sherer, Esq. Rimon PC 100 Park Ave, 16th Floor New York, NY 10017 Tel. No.: (800) 930-7271 Fax No.: (617) 997-0098	Louis Taubman, Esq. Guillaume de Sampigny, Esq Hunter Taubman Fischer & Li LLC 48 Wall Street, Suite 1100 New York, NY 10005 Tel. No.: (212) 530-2210 Fax No.: (212) 202-6380

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion. Dated: July 27, 2022

TODOS MEDICAL LTD.

___________ Units

Each Unit Consisting of One Ordinary Share, and One Warrant to Purchase One Ordinary Share, as Described Below

We are offering an aggregate of              Units (the “Units”) based on a public offering price of $                per Unit. Each Unit consists of one ordinary share of Todos Medical, Ltd., an Israel corporation, par value NIS 0.01 per share, and one warrant (“Warrant”) to purchase one ordinary share of Todos Medical Ltd. The Warrants may be exercised in whole, with an exercise price equal to 120% of the public offering price of each Unit sold in this offering. This offering also relates to the ordinary shares issuable upon exercise of any Warrants sold in this offering.

Our ordinary shares are presently quoted on the OTCQB Marketplace operated by OTC Markets Group, Inc. (“OTCQB”) under the symbol “TOMDF.” We will apply to list our ordinary shares and Warrants on a national securities exchange. No assurance can be given that our application will be approved. If our ordinary shares and Warrants are not approved for listing on a national securities exchange, we will not consummate this offering. As of July 27, 2022, the last reported sale price for our ordinary shares on the OTCQB was $0.019 per share.

The offering is being underwritten on a firm commitment basis. The underwriters may offer the securities from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on a national securities exchange, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices.

The final public offering price per Unit will be determined through negotiation between us and the underwriter in this offering and will take into account the recent market price of our ordinary shares, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industry in which we compete, and our past and present operations and our prospects for future revenues. The recent market price per share of our ordinary shares used throughout this prospectus may not be indicative of the final public offering price per Unit.

All references to “shares” in this prospectus refer to the pre-reverse split ordinary shares of Todos Medical Ltd., par value NIS 0.01 per share. As is discussed elsewhere in this prospectus, on August __, 2022, shareholders approved a reverse split of its shares based upon a ratio to be determined by Todos’ management.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Unit (1)	Total (1)
Public offering price	$	$
Underwriting discounts and commissions (2)	$	$
Proceeds to us, before expenses (3)	$	$

(1)	The public offering price and underwriting discount in respect of the Units corresponds to a public offering price per ordinary share of $ and a public offering price per Warrant of $ .

(2)	We have agreed to reimburse the underwriters for certain expenses. The underwriters will receive an underwriting discount equal to 8% of the gross proceeds in this offering. In addition, we have agreed to pay the fees and expenses of Westpark Capital, Inc. the representative of the underwriters in this offering (the “Representative”) in connection with this offering, which includes the fees and expenses of underwriters’ counsel, and we have agreed to issue ordinary share purchase warrants (the “Representative’s Warrants”) to the Representative, which are exercisable for up to ordinary shares. See “Underwriting” for more information.

(3)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) option (if any) we have granted to the Representative of the underwriters as described below and (ii) the Warrants or the Representative’s Warrants being issued in this offering.

We have granted a 45-day option to the Representative exercisable one or more times in whole or in part, to purchase up to an additional              Units (equal to 15% of the number of Units sold in this offering) less the underwriting discounts payable by us, solely to cover over-allotments, if any.

The underwriters expect to deliver our securities to purchasers in the offering on or about             , 2022.

Westpark Capital, Inc.

The date of this prospectus is           , 2022.

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ABOUT THIS PROSPECTUS

You should rely only on information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. The information in this prospectus may only be accurate as of the date on the front of this prospectus regardless of time of delivery of this prospectus or any sale of our securities.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the Units offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy our securities in any circumstance under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of our securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

For investors outside the United States: We have not done anything that would permit offerings under this prospectus, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus outside of the United States.

Unless the context clearly indicates otherwise, references in this prospectus to “we,” “our,” “ours,” “us,” “the Company” and “Todos” refer to Todos Medical Ltd. and its subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	changes in the market acceptance of our products;
●	increased levels of competition;
●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
●	our relationships with our key customers;
●	our ability to retain and attract senior management and other key employees;
●	our ability to quickly and effectively respond to new technological developments;
●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and
●	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our securities, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2021, and 2020 are sometimes referred to herein as fiscal years 2021, and 2020, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or “Todos” refer to Todos Medical Ltd., a State of Israel corporation, and our subsidiaries.

Overview

Todos Medical Ltd. (“Todos Medical,” “Todos,” the “Company,” “we,” “our,” “us”), is a comprehensive medical diagnostics and related solutions company focused on developing and distributing comprehensive solutions for COVID-19 screening and diagnosis, and immune resisting treatments and supplements, and on developing blood tests for the early detection of cancer and Alzheimer’s disease.

Todos has entered into distribution agreements with companies to distribute certain novel coronavirus (COVID-19) test kits. The agreements cover multiple international suppliers of PCR testing kits and related materials and supplies, as well as antibody testing kits from multiple manufacturers after completing validation of said testing kits and supplies in its partner CLIA/CAP certified laboratory in the United States. Todos has combined the PCR testing kits with automated lab equipment to create lab workflows capable of performing up to 40,000 PCR tests per day. Todos has entered into supply agreements with CLIA/CAP certified laboratories in the United States to deploy these PCR workflows. Todos has formed strategic partnerships with Meridian Health and other strategic partners to deploy COVID-19 antigen and antibody testing in the United States. Additionally, the Company is developing a lab-based COVID-19 3CL protease test to determine whether a COVID-19 positive patient remains contagious after quarantine is complete and is further developing point-of-care-based embodiments of the lab test for use in screening programs worldwide.

In December 2020, Todos announced the commercial launch of its proprietary 3CL protease inhibitor dietary supplement Tollovid™ at The Alchemist’s Kitchen in the SoHo district in Manhattan, New York. Tollovid, a mix of botanical extracts, is being targeted to support healthy immune function against circulating coronaviruses. Tollovid’s mechanism of action is to inhibit the activity of the 3CL protease, a key protease required for the intracellular replication of coronaviruses. Tollovid was granted a Certificate of Free Sale by the US Food & Drug Administration in August 2020, allowing its commercial sale anywhere in the United States.

On July 22, 2021, the US Food & Drug Administration (FDA) granted a new Certificate of Free Sale for Tollovid Daily™, the newest member of the Company’s Tollovid™ dietary supplement product line.

The Certificate of Free Sale is for a twice-daily dosing regimen and, critically, a 3CL protease inhibitor claim. Each 60-pill bottle of Tollovid Daily can help support and maintain healthy immune function for 30 days. The Company intends to establish a monthly subscription model as part of its marketing launch campaign for Tollovid Daily immune system support. Tollovid™ and Tollovid Daily are both 3CL protease inhibitor products developed under a joint venture with NLC Pharma which preceded the establishment of our subsidiary, 3CL Sciences Ltd.

On March 11, 2022, the Company entered into a Share Purchase Agreement (the “SPA”) with 3CL Sciences Ltd. (“3CL”), an Israeli corporation, and NLC Pharma Ltd. (“NLC”), an Israeli corporation, pursuant to which (a) 3CL Sciences will purchase all therapeutic, diagnostic, dietary supplement and pharmaceutical assets from NLC that relate to 3CL protease biology (which is used in the development, manufacture, sale and distribution of Tollovid™ and Tollovir™) from NLC in exchange for a 100% equity interest in 3CL, (b) 3CL will allot 30.5% of its shares to the Company in exchange for a total cash commitment of $8 million, (c) NLC will sell 7.54% of 3CL’s issued and outstanding shares to the Company in exchange for a total cash commitment of $2 million, and (d) NLC will exchange 14.31% of 3CL’s issued and outstanding shares for shares of the Company having a market value of $3,800,000 on the day prior to the Closing, such that the Company will own 52% of 3CL’s issued and outstanding share capital and NLC will own 48% of 3CL’s issued and outstanding share capital. The Company and NLC have agreed to identify a seasoned biopharmaceutical CEO to manage 3CL going forward. The board of directors of 3CL Sciences will be made up of five (5) individuals: three (3) appointed by the Company and two (2) appointed by NLC.

Additionally, the Company’s patented Todos Biochemical Infrared Analyses (TBIA) is a cancer-screening technology using peripheral blood analysis that deploys deep examination into cancer’s influence on the immune system, looking for biochemical changes in blood mononuclear cells and plasma. Todos’ two internally developed cancer-screening tests, TMB-1 and TMB-2 have received a CE mark in Europe. In July 2021, Todos completed the acquisition of U.S.-based medical diagnostics company Provista Diagnostics, Inc. to gain rights to its Alpharetta, Georgia-based CLIA/CAP certified lab and Provista’s proprietary commercial-stage Videssa® breast cancer blood test.

Todos is also developing blood tests for the early detection of neurodegenerative disorders, such as Alzheimer’s disease.

In July 2020, Todos completed the acquisition of Breakthrough Diagnostics, Inc., the owner of the LymPro Test intellectual property, from Amarantus Bioscience Holdings, Inc. (a company whose Executive Chairman has served as our CEO since January 2020).

At our annual general meeting of shareholders held on August __, 2022, our shareholders voted to approve a reverse share split of the Company’s Ordinary Shares within a range of 1:2 to 1:1,000, to be effective at the ratio and on a date to be determined by the Board of Directors of the Company (the “Reverse Split”). Although our shareholders approved the Reverse Split, all per share amounts and calculations in this prospectus and the accompanying consolidated financial statements do not reflect the effects of the Reverse Split, as the Board of Directors has not determined the final ratio or the effective date of the Reverse Split.

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Recent Developments

3CL Acquisition

On March 11, 2022, the Company entered into a Share Purchase Agreement (the “SPA”) with 3CL Sciences Ltd. (“3CL”), an Israeli corporation, and NLC Pharma Ltd. (“NLC”), an Israeli corporation, pursuant to which (a) 3CL Sciences will purchase all therapeutic, diagnostic, dietary supplement and pharmaceutical assets from NLC that relate to 3CL protease biology (which is used in the development, manufacture, sale and distribution of Tollovid™ and Tollovir™) from NLC in exchange for a 100% equity interest in 3CL, (b) 3CL will allot 30.5% of its shares to the Company in exchange for a total cash commitment of $8 million, (c) NLC will sell 7.54% of 3CL’s issued and outstanding shares to the Company in exchange for a total cash commitment of $2 million, and (d) NLC will exchange 14.31% of 3CL’s issued and outstanding shares for shares of the Company having a market value of $3,800,000 on the day prior to the Closing, such that the Company will own 52% of 3CL’s issued and outstanding share capital and NLC will own 48% of 3CL’s issued and outstanding share capital. The Company and NLC have agreed to identify a seasoned biopharmaceutical CEO to manage 3CL going forward. The board of directors of 3CL Sciences will be made up of five (5) individuals: three (3) appointed by the Company and two (2) appointed by NLC.

Provista Acquisition

On April 19, 2021, the Company entered into an Agreement to Purchase Provista Diagnostics, Inc. (“Agreement to Purchase”) with Strategic Investment Holdings, LLC (“SIH”), Ascenda BioSciences LLC (“Ascenda”) and Provista Diagnostics, Inc. (“Provista”). Ascenda was the sole owner of the outstanding securities of Provista and SIH is the sole owner of all the outstanding securities of Ascenda.

Pursuant to the Agreement to Purchase, the Company acquired Provista from Ascenda and SIH for an aggregate purchase price of $7.5 million consisting of an initial cash payment of $1.25 million, the issuance of $1.5 million in Ordinary Shares priced at $0.0512 per share, the issuance to SIH of a $3.5 million convertible promissory note dated April 19, 2021 (the “Note”) and the payment on for before July 1, 2021 of $1.25 million in cash (the “July Payment”), which payment the Company had the right to, and did, extend to July 15, 2021. The Provista shares acquired by the Company remained in an escrow account until the July Payment was made.

The Note has a maturity date of April 8, 2025, and is convertible into Ordinary Shares of the Company at a conversion price equal to the lesser of $0.05 or the volume weighted average price of the last 20 trading days for the Ordinary Shares prior to the date of conversion. In the event SIH delivers a Notice of Conversion to the Company at a per share price less than $0.05 ($0.05), the Company has the right to immediately notify SIH of its intention to pay the conversion amount in cash within three (3) business days of receipt of the Notice of Conversion (i.e., before SIH would take possession of shares converted under the Notice of Conversion).

In the event that the Company lists its Ordinary Shares on a national securities exchange, the Note shall automatically be exchanged into ordinary shares with a conversion price equal to the lesser of (a) $0.05 (subject to adjustment for any reverse stock splits), (b) the opening price on the day of the uplisting provides there is no transaction associated with the uplisting or (c) the deal price of an uplisting transaction.

As of the date of this registration statement on Form S-1, SIH has not submitted a Notice of Conversion.

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Products

On July 22, 2021, the US Food & Drug Administration (FDA) granted a new Certificate of Free Sale for Tollovid Daily™, the newest member of the Company’s Tollovid™ dietary supplement product line.

The Certificate of Free Sale is for a twice-daily dosing regimen and, critically, a 3CL protease inhibitor claim. Each 60-pill bottle of Tollovid Daily can help support and maintain healthy immune function for 30 days. The Company intends to establish a monthly subscription model as part of its marketing launch campaign for Tollovid Daily immune system support. Tollovid™ and Tollovid Daily are both 3CL protease inhibitor products developed under a joint venture with NLC Pharma.

On April 8, 2021, we received a notice of allowance (‘Letter of Intent to Grant a Patent’) from the European Patent Office covering the use of the Company’s proprietary Total Biochemical Infrared Analysis (‘TBIA’) method that uses blood (plasma and/or peripheral blood mononuclear cells ‘PBMCs’) to distinguish between patients with benign tumors vs. malignant tumors vs. no tumors (healthy controls).

The patent application specifically covers methods for capturing consistent data from infrared spectroscopy readers, as well as the application of various artificial intelligence algorithm development methods to the data. The ability of TBIA to make a diagnosis of cancer has first been applied to the detection of breast and colon cancers, where Todos has received CE Marks in Europe paving the way for commercialization initially focused on TMB-2 (dense breast / inconclusive mammogram secondary screening) and TMB-1 (general breast cancer screening) cancer detection tests.

Financing and Fundraising Other Than Crossover Notes

Toledo

On June 19, 2020, the Company and its subsidiaries, Todos Medical USA and Corona Diagnostics, LLC (“Corona”) entered into a Receivables Financing Agreement with Toledo Advisors, LLC (“Toledo”) for up to $25,000,000 in a revolving receivables financing facility (the “Facility”). The availability of the Facility shall terminate on the earlier of June 19, 2025 and the date on which more than $25,000,000 has been advanced. The financing is secured by all of the assets of the Company’s wholly-owned subsidiary Todos Medical USA, Inc. In addition, Todos Medical USA pledged all of the outstanding equity of Corona to the Lender. The initial draw under the Facility was on June 19, 2020 for $165,000 which was due on the earlier to occur of (i) ninety days following the date the draw was made by the Lender and (ii) the date the receivable, for which the draw was made, is paid. The Facility has since been repaid.

In November 2020, the parties agreed to amend the Facility to reduce the cost of funding to Todos Medical USA, and to make the relationship between Corona and Toledo nonexclusive in exchange for Toledo being granted a percentage of Corona’s revenues from diagnostic testing.

On January 7, 2022, Toledo filed a complaint against Corona, Todos Medical USA, and the Company (the “Todos Defendants”), seeking unspecified damages for breach of the aforesaid agreements and claiming that at least $139,000 is due under the royalty agreement. The Todos Defendants filed an answer and counterclaim on February 9, 2022, wherein various affirmative defenses were asserted, the allegations of the complaint were denied, and the Company asserted counterclaims for breach of contract and other relief.

On April 7, 2022, the Company and Toledo signed a Settlement Agreement pursuant to which upon execution of the agreement the Company paid Toledo $130,000 and issued to Toledo $200,000 worth of ordinary shares. The parties agreed that upon delivery of the cash payment and shares, the parties would discontinue the complaint filed by Toledo on January 7, 2022, and that Toledo irrevocably and unconditionally releases and discharges the Company from its June 19, 2020 financing agreement and July 28, 2020 Royalty Agreement.

Leviston

The Company and Leviston Resources LLC, a Delaware limited liability company are parties to that certain Securities Purchase Agreement, dated as of July 9, 2020, pursuant to which Leviston purchased an aggregate principal amount of $850,000 of convertible notes from the Company (the “July 2020 Convertible Notes”) from the Company. On March 3, 2021, the Company and Leviston entered into a Closing Agreement pursuant to which the Purchaser exercised its right to invest an additional $847,570 into the Company of July 2020 Convertible Notes (the “Tranche 2 Securities”).

The July 2020 Convertible Notes and the Tranche 2 Securities (collectively, the “Leviston Notes”) bear interest at a rate of 2% per annum. The Leviston Notes are convertible into ordinary shares of the Company at a conversion price that equals the lower of (i) 60% of the lowest VWAP trading price of the ordinary shares during the eleven trading days immediately prior to the date of conversion, (ii) 150% of the closing bid price of the ordinary shares on such closing date and (iii) 150% of the closing bid price on the date of effectiveness of the Company’s registration statement covering the converted shares.

As of the date of this prospectus, $389,250 remains outstanding on the Leviston Notes (the remainder having previously been converted into ordinary shares).

Lincoln Park

On August 4, 2020, we entered into a purchase agreement (the “LPC Purchase Agreement”) with Lincoln Park Capital, LLC (“Lincoln Park”), pursuant to which Lincoln Park agreed to purchase from us up to an aggregate of $10,275,000 of our ordinary shares (subject to certain limitations) from time to time over the term of the LPC Purchase Agreement. Also on August 4, 2020, we entered into a registration rights agreement with Lincoln Park, pursuant to which on August 11, 2020, we filed with the Securities and Exchange Commission, or the SEC, a registration statement (the “LPC Registration Statement”) to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares that have been or may be issued to Lincoln Park under the LPC Purchase Agreement. That registration statement became effective on August 18, 2020.

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The LPC Registration Statement covers the resale by Lincoln Park of up to 50,000,000 ordinary shares, comprised of: (i) 5,812,500 ordinary shares that we issued to Lincoln Park as a fee for making its irrevocable commitment to purchase our ordinary shares under the LPC Purchase Agreement, which we refer to in this registration statement on Form S-1 as the Commitment Shares, (ii) 3,437,500 ordinary shares that we sold to Lincoln Park on August 5, 2020 for a total purchase price of $275,000 in an initial purchase under the LPC Purchase Agreement the (“Initial Purchase Shares”), and (iii) up to an additional 40,750,000 ordinary shares that we have reserved for sale to Lincoln Park under the LPC Purchase Agreement from time to time after the date of the LPC Registration Statement, if and when we determine to sell additional ordinary shares to Lincoln Park under the LPC Purchase Agreement. Since August 18, 2020, Lincoln Park has purchased 37,977,388 of our ordinary shares under the LPC Purchase Agreement, at prices ranging from $ 0.038 per share to $ 0.115 per share. The Company does not currently expect to sell any more shares to Lincoln Park under the LPC Purchase Agreement.

The LPC Purchase Agreement prohibits us from directing Lincoln Park to purchase any ordinary shares if those ordinary shares, when aggregated with all other ordinary shares then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding ordinary shares, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder, which limitation we refer to as the Beneficial Ownership Cap.

Issuances of our ordinary shares to Lincoln Park under the LPC Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted as a result of any such issuance. Although the number of ordinary shares that our existing shareholders own will not decrease, the ordinary shares owned by our existing shareholders will represent a smaller percentage of our total outstanding ordinary shares after any such issuance of ordinary shares to Lincoln Park under the LPC Purchase Agreement.

Yeshiva Orot Hateshuva

On November 4, 2020, we entered into a Secured Convertible Equipment Loan Agreement with Friends of Yeshiva Orot Hateshuva Inc. (“Friends”), pursuant to which Friends lent us $450,000 to purchase two liquid handler machines. Under the terms of the agreement, the note was issued with 41.4% Original Issue Discount, with Friends receiving a royalty of 12.5% of all amounts resulting from any diagnostic tests performed by the two liquid handler machines. During the initial payback period and up until the earlier of either (a) the Maturity Date, or (b) the aggregate loan amount is paid in full, all Royalty payments made to Investor will be counted towards their loan balance. Thereafter, the royalties continue so long as the machines are in use. The Maturity Date was March 4, 2021. On March 4, 2021, the Company and Friends agreed to extend the maturity date of the note to May 1, 2021, in exchange for a payment of $100,000 and the issuance of 2,000,000 ordinary shares, in each case to a charity designated by Friends. As of March 25, 2022, the Company has not made any royalty payments to Friends. The note has been repaid.

Harper Advance

On December 31, 2020, we entered into a Secured Convertible Equipment Loan Agreement with Harper Advance LLC (“Harper”), pursuant to which Harper lent us $450,000 to purchase two liquid handler machines. Under the terms of the agreement, the note was issued with 40% Original Issue Discount, with Harper receiving a royalty of 12.5% of all amounts resulting from any diagnostic tests performed by the two liquid handler machines. During the initial payback period and up until the earlier of either (a) the Maturity Date, or (b) the aggregate loan amount is paid in full, all Royalty payments made to Investor will be counted towards their loan balance. Thereafter, the royalties continue so long as the machines are in use. The Maturity Date was April 30, 2021. As of March 25, 2022, the Company has not made any royalty payments to Harper. Harper’s note was purchased by another investor and converted into ordinary shares of the Company.

T-Cell Protect Hellas S.A.

On November 22, 2021, the Company entered into a Securities Purchase Agreement with T-Cell Protect Hellas S.A. (“T-Cell”) pursuant to which the Company agreed to issue a convertible promissory note (the “Note”) to T-Cell Protect in the principal amount of €1,000,000. To date, T-Cell has not fulfilled its obligation to pay for the Note, and therefore the Company has not yet issued the Note. The proceeds from this Transaction are intended to be used for the clinical development of Tollovir, the Company’s therapeutic candidate for hospitalized COVID-19 patients.

Testing 123, LLC

On March 14, 2022, the Company and Testing 123, LLC (the “Lender”) signed a Revolving Line of Credit Agreement, pursuant to which the Lender will provide the Company with a credit facility of up to $1,250,000 bearing a monthly interest of 5% calculated for a minimum period of 60 days. The Company may request advances under the agreement from the date of the agreement and until March 14, 2023. The Maturity Date of each draw will be the earlier of (i) 60 days from the date of the loan, (ii) the occurrence of an event of default as defined in the agreement and (iii) with respect to funds received by the Company through collections on receivables included in a Receivables Pool, as defined in the agreement, 3 days after such funds have been received by the escrow account agent or the Company. Additionally, under the terms of the Revolving Line of Credit Agreement, the Company agreed to issue to Testing 123, LLC, shares equal to a 10% ownership stake in Provista, which interest is protected against dilution. As of March 31, 2022, the Company utilized $999,000 out of the credit facility. The Company has estimated the portion of the 10% shares of Provista at $740,000 and recorded $598,000 as interest expenses and $142,000 as prepaid interest expenses under Other Current Assets.

Crossover Notes

Yozma

On January 22, 2021, we entered into a Securities Purchase Agreement with Yozma Group Korea Ltd. (the “First Yozma Purchaser”) pursuant to which on January 29, 2021, the Company issued a convertible promissory note to the Purchaser in the principal amount of $4,857,142.86 for proceeds of $3,400,000 (the “Transaction”). The note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. In addition, the First Yozma Purchaser received a warrant to purchase up to 16,956,929 Ordinary Shares of the Company with an exercise price equal to $0.107415 per share. The warrant is exercisable for 5 years from the date of issuance. In the event that the Company effectuates a reverse split of its ordinary shares for a ratio in excess of 1:20, the resulting adjusted warrant shares and exercise price are limited to a 1:20 ratio.

The note is convertible into Ordinary Shares of the Company at a conversion price of $0.0599. In the event that the Company lists its Ordinary Shares on a national securities exchange, the First Yozma Purchaser, upon request of the Company, will be obligated to exchange its note for Preferred A Shares that convert, solely at the discretion of the Company’s Board of Directors, into Ordinary Shares at a conversion rate of 1,000 Ordinary Shares per Preferred A Share. As of July 22, 2022, there are 50,000 Preferred A Shares authorized which equals a total possible issuance of 50 million Ordinary Shares pursuant to the conversion of the Preferred A Shares.

On April 27, 2021, we entered into a Securities Purchase Agreement (the “SPA”) with Yozma Global Genomic Fund (the “Second Yozma Purchaser” and together with the First Yozma Purchaser, the “Yozma Purchasers”) pursuant to which on April 28, 2021, the Company issued a convertible promissory note to the Purchaser in the principal amount of $4,714,285.71 for proceeds of $3,300,000. The note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The note is convertible into Ordinary Shares of the Company at a conversion price of $0.0599. In the event that the Company lists its Ordinary Shares on a national securities exchange, the Second Yozma Purchaser, upon request of the Company, will be obligated to exchange its note for Preferred A Shares that convert, solely at the discretion of the Company’s Board of Directors, into Ordinary Shares at a conversion rate of 1,000 Ordinary Shares per Preferred A Share.

The notes issued to the Yozma Purchasers are currently past due, and the Company is negotiating an extension of the maturity dates with Yozma.

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Kips Bay

On April 8, 2021, the Company entered into a Securities Purchase Agreement with Kips Bay Select LP (the “Purchaser”) pursuant to which the Company agreed to issue a convertible promissory note (the “First Kips Bay Note”) to the Purchaser in the principal amount of $4,285,714.29 for proceeds of $3,000,000. The closing occurred on April 12, 2021. The First Kips Bay Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. In addition, the Purchaser received a warrant to purchase up to 16,000,000 Ordinary Shares of the Company with an exercise price equal to $0.107415 per share. The warrant is exercisable for 5 years from the date of issuance. In the event that the Company effectuates a reverse split of its Ordinary Shares for a ratio in excess of 1:20, the resulting adjusted warrant shares and exercise price are limited to a 1:20 ratio. The Company used the net proceeds from the First Kips Bay Note to initiate the Phase 2 for Tollovir™ clinical trial in COVID-19 patients, complete the acquisition of Provista Diagnostics, Inc. and for general corporate purposes.

The First Kips Bay Note is convertible into Ordinary Shares at a conversion price of $0.0599. In the event that the Company lists its Ordinary Shares on a national securities exchange, the Purchaser, upon request of the Company, will be obligated to exchange the Original Issue Discount portion of the First Kips Bay Note for Preferred A Shares, while the Purchaser may elect to convert the remaining principal amount of its notes.

The First Kips Bay Note is currently past due and the Company is negotiating an extension of the maturity date with the Purchaser.

Until May 5, 2022, the Purchaser had the option to purchase an additional note in the principal amount of $5,285,714.20 for proceeds of $3,700,000 and an additional warrant to purchase 16,000,000 Ordinary Shares. The purchaser did not exercise the option.

On July 7, 2021, the Company entered into a Securities Purchase Agreement with the Purchaser pursuant to which the Company agreed to issue a convertible promissory note (the “Second Kips Bay Note”) to the Purchaser in the principal amount of $1,535,714 for proceeds of $1,075,000. The closing occurred on July 7, 2021. In addition, the Purchaser received a warrant to purchase up to 3,440,000 Ordinary Shares of the Company with an exercise price equal to $0.107415 per share. The warrant is exercisable for 5 years from the date of issuance. The Second Kips Bay Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Second Kips Bay Note is convertible into Ordinary Shares of the Company at a conversion price of $0.0599. In the event that the Company lists its Ordinary Shares on a national securities exchange, the Purchaser, upon request of the Company, will be obligated to exchange the Original Issue Discount portion of the Second Kips Bay Note for Preferred A Shares, while the Purchaser may elect to convert the remaining principal amount of its notes. The Company used the net proceeds for general corporate purposes.

The Second Kips Bay Note is currently past due and the Company is negotiating an extension of the maturity date with the Purchaser.

On October 21, 2021, Todos Medical Ltd. (the “Company”) entered into a Securities Purchase Agreement with the Purchaser pursuant to which the Company agreed to issue a convertible promissory note (the “Third Kips Bay Note”) to the Purchaser in the principal amount of $1,428,571.43 for proceeds of $1,000,000. The closing occurred on October 22, 2021. In addition, the Purchaser received a warrant to purchase up to 3,440,000 ordinary shares with an exercise price equal to $0.107415 per share. The warrant is exercisable for 5 years from the date of issuance. The Third Kips Bay Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Third Kips Bay Note is convertible into ordinary shares at a conversion price of $0.0599. In the event that the Company lists its Ordinary Shares on a national securities exchange, the Purchaser, upon request of the Company, will be obligated to exchange the Original Issue Discount portion of its Third Kips Bay Note for Preferred A Shares, while the Purchaser may elect to convert the remaining principal amount of its notes. The Company intends to use the net proceeds from this Third Kips Bay Note to continue funding the ongoing Phase 2 clinical trial of Tollovir® in hospitalized COVID-19 patients, beginning the initial marketing campaign for the cPass neutralizing antibody test launch at Provista Diagnostics and general corporate purposes.

Mekarkain

On July 6, 2021, the Company entered into a Securities Purchase Agreement with S.B. Nihul Mekarkain pursuant to which the Company issued a convertible promissory note to Mekarkain in the principal amount of $285,714 for proceeds of $200,000. The closing occurred on July 6, 2021. In addition, Mekarkain received a warrant to purchase up to 997,466 Ordinary Shares of the Company with an exercise price equal to $0.107415 per share. The warrant is exercisable for 5 years from the date of issuance. The Company used the net proceeds for general corporate purposes. The note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The note is convertible into Ordinary Shares at a conversion price of $0.0599. In the event that the Company lists its Ordinary Shares on a national securities exchange, Mekarkain, upon request of the Company, will be obligated to exchange its note for Preferred A Shares that convert, solely at the discretion of the Company’s Board of Directors, into Ordinary Shares at a conversion rate of 1,000 Ordinary Shares per Preferred A Share.

The  note is currently past due and the Company is negotiating an extension of the maturity date with Mekarkain.

Mercer Street

On September 23, 2021, the Company completed the conditions precedent required to enter into a Securities Purchase Agreement with Mercer Street Global Opportunity Fund, LLC pursuant to which the Company issued a convertible promissory note to Mercer Street in the principal amount of $2,285,142.86 for proceeds of $2,000,000. In addition, the Purchaser received a warrant to purchase up to 11,924,636 Ordinary Shares of the Company with an exercise price equal to $0.107415 per share. The warrant is exercisable for 5 years from the date of issuance. The Company intends to use the net proceeds from the conversion shares and the warrant shares to initiate Phase 2/3 trials for Tollovir™ COVID-19 patients, initiate digital marketing for its dietary supplement Tollovid®, increase sales & marketing for Provista Diagnostics, and for general corporate purposes. The note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The note is convertible into Ordinary Shares of the Company at a conversion price of $0.0599. In the event that the Company lists its Ordinary Shares on a national securities exchange, Mercer Street, upon request of the Company, will be obligated to exchange the Original Issue Discount portion of its note for Preferred A Shares, while Mercer Street may elect to convert the remaining principal amount of its notes.

Quick Capital

On August 9, 2021, the Company entered into a Securities Purchase Agreement with Quick Capital, LLC pursuant to which the Company issued a convertible promissory note to Quick Capital in the principal amount of $142,857 for proceeds of $100,000. The closing occurred on August 9, 2021 . In addition, Quick Capital received a warrant to purchase up to 498,733 Ordinary Shares of the Company with an exercise price equal to $0.107415 per share. The warrant is exercisable for 5 years from the date of issuance. The Company used the net proceeds for general corporate purposes. The note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The note is convertible into Ordinary Shares at a conversion price of $0.0599. In the event that the Company lists its Ordinary Shares on a national securities exchange, Quick Capital, upon request of the Company, will be obligated to exchange its note for Preferred A Shares that convert, solely at the discretion of the Company’s Board of Directors, into Ordinary Shares at a conversion rate of 1,000 Ordinary Shares per Preferred A Share.

On December 14, 2021, the Company entered into a Securities Purchase Agreement with Quick Capital pursuant to which the Company issued a convertible promissory note to Quick Capital in the principal amount of $142,857 for proceeds of $100,000. The note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The note is convertible into Ordinary Shares at a conversion price of $0.0599. In addition, Quick Capital received a warrant to purchase up to 5,613,334 Ordinary Shares of the Company with an exercise price equal to $0.107415 per share. The warrant is exercisable for 5 years from the date of issuance. The Company intends to use the net proceeds for general corporate purposes. In the event that the Company lists its Ordinary Shares on a national securities exchange, Quick Capital, upon request of the Company, will be obligated to exchange its note for Preferred A Shares that convert, solely at the discretion of the Company’s Board of Directors, into Ordinary Shares at a conversion rate of 1,000 Ordinary Shares per Preferred A Share.

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Greentree

On October 11, 2021, the Company entered into a Securities Purchase Agreement with Greentree Financial Group pursuant to which the Company issued a convertible promissory note to the Purchaser in the principal amount of $428,571 for proceeds of $300,000. In addition, Greentree received a warrant to purchase up to 1,252,087 Ordinary Shares of the Company with an exercise price equal to $0.107415 per share. The warrant is exercisable for 5 years from the date of issuance. The Company used the net proceeds for general corporate purposes. The note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The note is convertible into Ordinary Shares at a conversion price of $0.0599. In the event that the Company lists its Ordinary Shares on a national securities exchange, Greentree, upon request of the Company, will be obligated to exchange the Original Issue Discount portion of its note for Preferred A Shares, while Greentree may elect to convert the remaining principal amount of its notes.

Leonite

On November 2, and November 24, 2021, the Company entered into a Securities Purchase and other related documents with Leonite Fund I, LP pursuant to which the Company issued a convertible promissory note to Leonite in the principal amount of $1,432,142 for proceeds of $1,002,500. The closing occurred on November 2, 2021. The note has a maturity date of one year from the date of a issuance and pays interest at a rate of 4% per annum. The note is convertible into Ordinary Shares at a conversion price of $0.0599.

In addition, the Purchaser received a warrant to purchase up to 5,613,334 Ordinary Shares of the Company with an exercise price equal to $0.107415 per share. The warrant is exercisable for 5 years from the date of issuance. The Company intends to use the net proceeds for general corporate purposes.

In the event that the Company lists its Ordinary Shares on a national securities exchange, Leonite, upon request of the Company, will be obligated to exchange the Original Issue Discount portion of its note for Preferred A Shares, while Leonite may elect to convert the remaining principal amount of its notes.

Ascendant

On December 21, 2021, the Company entered into a Securities Purchase Agreement with Ascendant, LLC pursuant to which the Company issued a convertible promissory note to Ascendant in the principal amount of $300,000 for proceeds of $210,000. The closing occurred on December 21, 2021. In addition, Ascendant received a warrant to purchase up to 1,252,087 Ordinary Shares of the Company with an exercise price equal to $0.107415 per share. The warrant is exercisable for 5 years from the date of issuance. The Company used the net proceeds for general corporate purposes. The note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The note is convertible into Ordinary Shares at a conversion price of $0.0599. In the event that the Company lists its Ordinary Shares on a national securities exchange, Ascendant, upon request of the Company, will be obligated to exchange the Original Issue Discount portion of its note for Preferred A Shares, while Ascendant may elect to convert the remaining principal amount of its notes.

Crossover Notes Registration Statement

On May 13, 2021, the Company filed a registration statement on Form S-1, registering for resale all of the conversion shares and the warrant shares described above under the headings of Kips Bay, Mekarkain, Mercer Street, Quick Capital, Greentree, Leonite, and Ascendant (the “Registration Statement), except for the conversion shares issuable to Yozma Purchasers and the conversion shares issuable under the First Kips Bay Note, all of which were already saleable under Rule 144. The Registration Statement was subsequently amended in January 2022 and February 2022 and was declared effective on February 4, 2022. Subsequent to the effective date of the Registration Statement, if the closing sale price of the Ordinary Shares averages less than the then conversion price over a period of ten (10) consecutive trading days, the conversion price shall reset to such average price. If the 10 day volume weighted average price of the Ordinary Shares continues to be less than the conversion price then the conversion price should reset to such 10-day average price with a maximum of a 20% discount from the initial Conversion Price.

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Reverse Split

At an extraordinary general meeting of our shareholders held on August __, 2022, our shareholders voted to approve a reverse share split of the Company’s ordinary shares within a range of 1:2 to 1:1,000, to be effective at the ratio and on a date to be determined by the Board of Directors of the Company (the “Reverse Split”). Although our shareholders approved the Reverse Split, all per share amounts and calculations in this registration statement on Form S-1 and the accompanying financial statements do not reflect the effects of the Reverse Split, as the Board of Directors has not determined the ratio or the effective date of the Reverse Split.

SARS-nCoV-2 Related Business

With the onset of COVID-19, Todos sought to apply its expertise in developing blood tests for the early detection of cancer and Alzheimer’s disease to distributing and then developing screening tests for the pandemic.

On March 23, 2021, we announced that we have entered into an automation and reagent supply agreement with MAJL Diagnostics (“MAJL”). Under the terms of the agreement, Todos will implement its automation solution, including Tecan™ liquid handlers, automated RNA extraction machines, as well as a 384-well PCR machine capable of conducting COVID, cancer genetics and pharmacogenomics testing, in order to become the provider of all COVID-19 PCR testing reagents and supplies.

On March 29, 2021, we announced the successful installation of automated lab equipment and completion of training for a lab client in Brooklyn, NY. The implementation of the Todos automation solution has expanded the lab’s processing capacity to 6,000 PCR tests per day from 500 PCR tests per day, with the potential to quickly expand to up to 12,000 PCR tests per day. The lab will be implementing EUA approved PCR testing for COVID-19 testing, as well as COVID + influenza A & B PCR testing upon request for select clients. Additionally, through the future implementation of pooling, the lab could potentially increase processing capacity to in excess of 40,000 PCR tests per day at a 4:1 ratio.

On March 30, 2021, we announced that we have entered into a distribution partnership with Osang Healthcare (OHC) of South Korea, to distribute the GeneFinder™ COVID-19 Plus RealAMP Kit in the United States. Todos intends to make GeneFinder Plus the primary kit used for distribution in its fully integrated and automated COVID-19 PCR testing lab solutions. GeneFinder Plus has been granted Emergency Use Authorization (EUA) by the US FDA.

We market our COVID-19 test kits directly to clinical laboratories throughout the U.S. as well as through our distributors, who include Meridian, Dynamic Distributors, LLC, and others.

On March 11, 2022, the Company entered into a Share Purchase Agreement (the “SPA”) with 3CL Sciences Ltd. (“3CL”), an Israeli corporation, and NLC Pharma Ltd. (“NLC”), an Israeli corporation, pursuant to which (a) 3CL Sciences will purchase all therapeutic, diagnostic, dietary supplement and pharmaceutical assets from NLC that relate to 3CL protease biology (which is used in the development, manufacture, sale and distribution of Tollovid™ and Tollovir™) from NLC in exchange for a 100% equity interest in 3CL, (b) 3CL will allot 30.5% of its shares to the Company in exchange for a total cash commitment of $8 million, (c) NLC will sell 7.54% of 3CL’s issued and outstanding shares to the Company in exchange for a total cash commitment of $2 million, and (d) NLC will exchange 14.31% of 3CL’s issued and outstanding shares for shares of the Company having a market value of $3,800,000 on the day prior to the Closing, such that the Company will own 52% of 3CL’s issued and outstanding share capital and NLC will own 48% of 3CL’s issued and outstanding share capital. The Company and NLC have agreed to identify a seasoned biopharmaceutical CEO to manage 3CL going forward. The board of directors of 3CL Sciences will be made up of five (5) individuals: three (3) appointed by the Company and two (2) appointed by NLC.

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On April 19, 2021, the Company entered into an Agreement to Purchase Provista Diagnostics, Inc. (“Agreement to Purchase”) with Strategic Investment Holdings, LLC (“SIH”), Ascenda BioSciences LLC (“Ascenda”) and Provista Diagnostics, Inc. (“Provista”). Ascenda was the sole owner of the outstanding securities of Provista and SIH is the sole owner of all the outstanding securities of Ascenda.

Pursuant to the Agreement to Purchase, the Company acquired Provista from Ascenda and SIH for an aggregate purchase price of $7.5 million consisting of an initial cash payment of $1.25 million, the issuance of $1.5 million in Ordinary Shares priced at $0.0512 per share, the issuance to SIH of a $3.5 million convertible promissory note dated April 19, 2021 (the “Note”) and the payment on for before July 1, 2021 of $1.25 million in cash (the “July Payment”), which payment the Company had the right to, and did, extend to July 15, 2021. The Provista shares acquired by the Company remained in an escrow account until the July Payment was made.

The Note has a maturity date of April 8, 2025, and is convertible beginning on October 20, 2021, into Ordinary Shares of the Company at a conversion price equal to the lesser of $0.05 or the volume weighted average price of the last 20 trading days for the Ordinary Shares prior to the date of conversion. In the event SIH delivers a Notice of Conversion to the Company at a per share price less than $0.05 ($0.05), the Company has the right to immediately notify SIH of its intention to pay the conversion amount in cash within three (3) business days of receipt of the Notice of Conversion (i.e., before SIH would take possession of shares converted under the Notice of Conversion). If, at any time between October 20, 2021 and April 20, 2022, the average of the lowest bid and closing sale price at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading) is below ($0.05), the Company has the option to buy out all or any portion of the Note (the “Buyback Option”). In the event the Company exercises the Buyback Option for an amount equal to or greater than one million, one hundred seventy thousand dollars ($1,170,000) (the “Buyback Amount”), SIH may not submit any conversions below five cents ($0.05) for ninety (90) days from receipt of the Buyback Amount (“90 Day Period”).

In the event that the Company uplists its Ordinary Shares to a national securities exchange, the Note shall automatically be exchanged into ordinary shares with a conversion price equal to the lesser of (a) $0.05, (b) the opening price on the day of the uplisting provides there is no transaction associated with the uplisting or (c) the deal price of an uplisting transaction.

As of the date of this registration statement on Form S-1, SIH has not submitted a Conversion Notice.

During 2021, the Company recognized approximately $12,277,000 in revenue related to its COVID-19 business, and in January and February of 2022, the Company recognized approximately $540,000 in such revenue. There is no assurance that the Company will generate any additional revenues in the future pursuant to any of these arrangements.

Employees and Consultants

During 2021, the Company hired 23 new employees, including management and staffing of laboratory, sales and marketing and general administrative staffing.

Corporate Information

We were incorporated in the State of Israel in April 2010, and are subject to the Israel Companies Law, 5760-1999 (the “Companies Law”). Since March 7, 2017, our Ordinary Shares have been quoted on the OTCQB under the symbol TOMDF.

In January 2016, we incorporated our wholly owned subsidiary, Todos (Singapore) Pte. Ltd. In March 2016, Todos (Singapore) Pte. Ltd. changed its name to Todos Medical Singapore Pte. Ltd., or Todos Singapore. Todos Singapore has not yet commenced its business operations.

In January 2020, we incorporated Todos Medical USA, a Nevada corporation (“Todos US”), for the purpose of conducting business as a medical importer and distributor focused on the distribution the Company’s testing products and services to customers in North America and Latin America. In addition, in March 2020, Todos US formed a subsidiary, Corona Diagnostics, LLC, in the State of Nevada, for the purpose of marketing COVID-19 related products in the United States. In July 2020, we completed the acquisition of Breakthrough Diagnostics, Inc, which is now a wholly owned subsidiary of Todos. In July 2021, we completed the acquisition of Provista Diagnostics, Inc., which is now a wholly owned subsidiary of Todos.

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The current corporate organizational structure of the Company and how we have operated substantially for the past year appears below.

Additionally, we anticipate that 3CL Sciences Ltd. will be a 52% owned subsidiary upon the closing of the .Share Purchase Agreement with 3CL Sciences Ltd. (“3CL”) and NLC Pharma Ltd. (“NLC”).

Our principal executive office is located at 121 Derech Menachem Begin, 30th Floor, Tel Aviv, 6701203 Israel, and our telephone number in Israel is +972-52-642-0126. Our web address is www.todosmedical.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only. Puglisi & Associates is our agent in the United States, and its address is 850 Library Avenue, Suite 204 Newark, Delaware 19711.

All per share amounts and calculations in this prospectus and the accompanying financial statements do not reflect the effects of the Reverse Split discussed elsewhere in this prospectus.

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THE OFFERING

Securities offered by us:	Units, based on a public offering price of $ per Unit. Each Unit consists of one ordinary share of Todos Medical, Ltd., an Israel corporation, par value NIS 0.01 per share, and one warrant. The Warrants may be exercised in whole, with an exercise price equal to 120% of the public offering price of each Unit sold in this offering. This offering also relates to the ordinary shares issuable upon exercise of any Warrants sold in this offering..

Public offering price per Unit	An assumed public offering price of $ per Unit, which is the last reported sale price of our ordinary shares on the OTCQB as of , 2022. (1)

Ordinary shares outstanding before the offering	As of July 22, 2022, the Company had 1,193,175,121 ordinary shares outstanding.

Ordinary shares to be outstanding after the offering (1)(2)	Ordinary shares, based on the issuance of (i) ordinary shares at a public offering price of $ per Unit, assuming no exercise of any option granted to the underwriter or exercise of the Representative’s Warrants; and (ii) the exercise of all warrants offered with the Units. If the underwriter’s option is exercised in full, the total number of ordinary shares outstanding immediately after this offering would be , based on a public offering price of $ per Unit.

Underwriter’s Option	We have granted the Representative a 30-day option to purchase up to additional ordinary shares and/or additional Warrants to purchase up to ordinary shares (equal to 15% of the number of ordinary shares and/or Warrants sold in this offering) from us at a price per ordinary share and/or Warrant equal to the public offering price per ordinary share and/or Warrant, less the underwriting discounts payable by us, solely to cover over-allotments, if any.

Description of Warrants	The exercise price of the Warrants is $ per share (with an exercise price equal to 120% of the public offering price per Unit). Each Warrant is exercisable for one ordinary share, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our ordinary shares as described herein. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding ordinary shares after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the Warrants will be governed by a warrant agreement, dated as of the closing date of this offering, between us and Worldwide Stock Transfer, as the warrant agent (the “Warrant Agent”). This prospectus also relates to the offering of the ordinary shares issuable upon exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Warrants” in this prospectus.

Representative’s Warrant (1)	The registration statement of which this prospectus is a part also registers the Representative’s Warrants to purchase up to ___________ ordinary shares (5% of the number of shares of ordinary shares sold in this offering (including any ordinary shares sold pursuant to the option to be issued to the underwriters, as a portion of the underwriting compensation payable in connection with this offering. The Representative’s Warrants will be exercisable immediately upon issuance, and from time to time, in whole or in part, and will expire five years from the commencement of sales at an exercise price of $ (120% of the public offering price of the Units). Please see “Underwriting Representative’s Warrants” for a description of these warrants.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 15 before deciding to invest in our securities.

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Trading symbols	Our ordinary shares are currently quoted on OTCQB under the trading symbol “TOMDF”. We will apply to list our Ordinary Shares and Warrants on a national securities exchange. No assurance can be given that our application will be approved. We will not consummate this offering unless our application is approved.

Lock-ups	We and our directors, officers and any other holders of three percent (1%) or more of the outstanding ordinary shares as of the effective date of the registration statement, of which this prospectus forms a part, have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge, encumber grant any option for the sale of or otherwise dispose of any of our securities, including the issuance of ordinary shares upon the exercise of the Company’s currently outstanding options, without the prior written consent of the Representative for a period of twelve (12) months after the closing of this offering. See “Underwriting” section on page 88.

Use of Proceeds	We estimate that the net proceeds from the sale of the Units in the offering, at an assumed public offering price per Unit of $ , will be approximately $ , after deducting the underwriting discounts and commissions and estimated offering expenses, or $ if the underwriters exercise their option in full, assuming no exercise of the Representative Warrants. We currently expect to use the net proceeds of this offering primarily for the following purposes:

●	Approximately $__________ to hire professional service providers to assist in addressing our internal control issues.
●	Approximately $ for development of new products and improvements to existing products;
●	Approximately $ to expand sales and marketing capabilities; and
●	The remaining proceeds of approximately $ for general corporate purposes, including working capital and possibly acquisitions of other companies. See “Use of Proceeds” section on page 41.

(1)	The actual number of Units, ordinary shares and Representative’s Warrants that we will offer and that will be outstanding after this offering will be determined based on the actual public offering price and the reverse split ratio will be determined based in part on the price of our ordinary shares on the OTCQB at the time of the determination.

(2)	The ordinary shares outstanding prior to this offering and to be outstanding after this offering is based on shares outstanding as of July 22, 2022 and excludes the following:

●	(i) 516,330,608 ordinary shares, (the “Convertible Note Shares”), issuable upon the exercise of outstanding convertible notes (the “Convertible Notes”), (ii) 78,332,201 ordinary shares, (the “Purchaser Warrant Shares”), issuable upon exercise of outstanding warrants (the “2021 Warrants”), and (iii) 59,648,748 ordinary shares (the “Prior Warrant Shares”) issuable upon the exercise of outstanding warrants (the “2020 Warrants”).

Unless we indicate otherwise, all information in this prospectus:

●	Assumes no exercise by the underwriter of its option to purchase up to an additional ordinary shares and/or Warrants to purchase up to ordinary shares to cover over-allotments, if any.

●	Assumes no exercise of the Warrants issued in this offering.

●	Assumes no exercise of the Representative Warrants issued in this offering.

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SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following tables summarize our financial data for the periods and as of the dates indicated. We have derived the statements of operations data for the three months ended March 31, 2022 and 2021 from our unaudited financial statements and related notes included elsewhere in this prospectus. You should read the following summary consolidated financial data together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus and the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Selected Summary Consolidated Statements of Operations for the three months ended March 31, 2022 and 2021

(U.S. dollars in thousands except share and per share amounts)

	Three months period ended March 31,
	2022	2021
	Unaudited

Revenues	$2,199	$5,031
Cost of revenues	(1,317)	(3,235)
Gross profit	882	1,796

Research and development expenses	(442)	(713)
Sales and marketing expenses	(1,081)	(1,358)
General and administrative expenses	(3,476)	(1,562)

Operating loss	(4,117)	(1,837)

Financing expenses, net	(3,471)	(15,654)
Share in losses of affiliated companies accounted for under equity method, net	-	(66)

Net loss	$(7,588)	$(17,557)

Basic net loss per share	$(0.01)	$(0.04)
Diluted net loss per share	$(0.01)	$(0.04)

Weighted average number of ordinary shares outstanding attributable to ordinary shareholders used in computation of basic net loss per share	1,036,898,212	462,650,478
Weighted average number of ordinary shares outstanding attributable to ordinary shareholders used in computation of diluted net loss per share	1,036,898,212	464,214,552

The following table presents our summary consolidated balance sheet data as of March 31, 2022 and December 31, 2021

	As of March 31,	As of December 31,
	2022	2021
	Unaudited
Current assets:
Cash and cash equivalents	$74	$189
Total assets	$13,717	$15,115

Total current liabilities	10,820	8,960

Total non-current liabilities	28,058	30,367

Additional paid-in capital	69,599	63,470
Accumulated deficit	(98,183)	(90,595)
Total shareholders’ deficit	(25,161)	(24,212)

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RISK FACTORS

Summary of Risk Factors

Our business is subject to significant risks and uncertainties that make an investment in us speculative and risky. Below we summarize what we believe are the principal risk factors, but these risks are not the only ones we face, and you should carefully review and consider the full discussion of our risk factors in the section titled “Risk Factors”, together with the other information in this prospectus. If any of the following risks actually occurs (or if any of those listed elsewhere in this prospectus occur), our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business.

We have a history of losses, may incur future losses and may not achieve profitability.

We have a need for substantial additional financing and will have to significantly delay, curtail or cease operations if we are unable to secure such financing.

The report of our independent registered public accounting firm expresses substantial doubt about our ability to continue as a going concern.

There can be no assurance of market acceptance for our COVID-19 antibody test.

We rely on third parties to manufacture the COVID-19 antibody tests for us, and if such third party refuses or is unable to supply us with the COVID-19 test kits, our business will be materially harmed.

There can be no assurance that we will be able to purchase ingredients for our Tollovid™ and Tollovir™ Covid-19 remedies.

We rely on a third party to manufacture Tollovid and Tollovir for us, and if such third party refuses or is unable to supply us with Tollovid or Tollovir, our business will be materially harmed.

There can be no assurance of market acceptance for Tollovid and/or Tollovir.

Drug development is a long, expensive and uncertain process, and delay or failure can occur at any stage of any of our clinical trials.

We may not succeed in completing the development of our cancer detection products, commercializing our products or generating significant revenues.

We are currently in the process of improving our technology and adapting to the high throughput methodology.

We will require additional funding in order to commercialize our cancer detection kits and to develop and commercialize any future products.

We may not successfully maintain our existing license agreement with BGU and Soroka, and we are currently not in compliance with the repayment terms of the license agreement, which could adversely affect our ability to develop and commercialize our product candidates.

If we are unable to protect our intellectual property rights, our competitive position could be harmed.

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Because the medical device industry is litigious, we are susceptible to intellectual property suits that could cause us to incur substantial costs or pay substantial damages or prohibit us from selling our cancer detection kits.

If we or our future distributors do not obtain and maintain the necessary regulatory clearances or approvals in a specific country or region, we will not be able to market and sell our cancer detection kits or future products in that country or region.

If we are unable to successfully complete clinical trials with respect to our cancer detection kits, we may be unable to receive regulatory approvals or clearances for our cancer detection kits and/or our ability to achieve market acceptance of our cancer detection kits will be harmed.

Conditions in Israel could materially and adversely affect our business

Your rights and responsibilities as a shareholder will be governed by Israeli law which differs in some material respects from the rights and responsibilities of shareholders of U.S. companies.

It may be difficult to enforce a judgment of a U.S. court against us, or against our officers and directors in Israel, or to assert U.S. securities laws claims in Israel or to serve process on our officers and directors in Israel.

An active trading market for our Ordinary Shares may not develop and our shareholders may not be able to resell their Ordinary Shares.

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

Risks Related to Our Business

Global or regional health pandemics or epidemics, including COVID-19, could negatively impact our business operations, financial performance and results of operations.

Our business and financial results could be negatively impacted by the recent outbreak of COVID-19 or other pandemics or epidemics. The severity, magnitude and duration of the current COVID-19 pandemic is uncertain, rapidly changing and hard to predict. During 2020, 2021, and 2022 to date, COVID-19 has significantly impacted economic activity and markets around the world, and it can unpredictably negatively impact our business in numerous ways, including but not limited to those outlined below:

●	Inability to attract investment to develop our products and services due to significant capital constraints as a result of COVID-19 and the macro-economic environment;
●	Disruptions or uncertainties related to the COVID-19 outbreak for a sustained period of time could result in delays or modifications to our strategic plans and initiatives and hinder our ability to achieve our business objectives;
●	Supply chain issues could impact our procurement of supplies with which to make our products;
●	Illness, travel restrictions or workforce disruptions could negatively affect our business processes including office closures, limitations, and inability to travel to marketplaces;
●	Government or regulatory responses to pandemics could negatively impact our business. Mandatory lockdowns or other restrictions could materially adversely impact our operations and results; and
●	The COVID-19 outbreak has increased volatility and pricing in the capital markets and volatility is likely to continue which could have a material adverse effect on our ability to obtain debt or equity financing to fund operations.

We have a history of losses, may incur future losses and may not achieve profitability.

Until March 2020, we were solely a clinical-stage medical diagnostics company with a limited operating history. We have incurred net losses in each fiscal year since we commenced operations in 2010. We incurred net losses of $40,986,000 and $29,773,000 in the fiscal years ended December 31, 2021, and 2020, respectively, and we may incur a net loss in 2022. As of December 31, 2021, our accumulated deficit was $90,595,000. Our losses could continue for the foreseeable future, as we continue our investment in research and development and clinical trials to complete the development of our technology and to attain regulatory approvals, begin the commercialization efforts for our cancer detection kits, increase our marketing and selling expenses, and incur additional costs as a result of addressing our internal control issues. The extent of our future operating losses and the timing of becoming profitable are highly uncertain, and we may never achieve or sustain profitability.

We have a need for substantial additional financing and will have to significantly delay, curtail or cease operations if we are unable to secure such financing.

The Company requires substantial additional financing to fund its operations. As of December 31, 2021, we had cash and cash equivalents of $189,000. We will need to raise additional funds prior to commercializing our cancer detection products. Additional financing may not be available to us on a timely basis on terms acceptable to us, or at all. In addition, any additional financing may be dilutive to our shareholders or may require us to grant a lender a security interest in our assets.

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A number of our convertible promissory notes are currently past due and if a default is declared with regard to such debt, such default would likely have a material adverse effect on our business, operations and financial results.

Convertible promissory notes previously issued to Yozma, Kips Bay, and Mekarkain are currently past due. While these lenders have not declared events of default and the Company and the lenders are negotiating extensions of the maturity dates, no assurance can be given that agreements will be reached with any of these lenders. If one or more of these lenders declare an event of default under their convertible promissory notes they can accelerate the related debt which may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. If all such debt was accelerated, the Company would, as of the date of this prospectus, owe $28,437,095 to its lenders. Such acceleration could have a material adverse effect on our business, operations and financial results. In the event our lenders accelerate the repayment of the borrowings, we may not have sufficient assets to repay our indebtedness. Any acceleration of amounts due under the convertible promissory notes would likely have a material adverse effect on us. As a result of these restrictions, we may be:

● limited in how we conduct our business;

● unable to raise additional debt or equity financing to operate during general economic or business downturns; or

● unable to compete effectively or to take advantage of new business opportunities.

These restrictions, along with restrictions that may be contained in agreements evidencing or governing other future indebtedness, may affect our ability to grow in accordance with our growth strategy.

The report of our independent registered public accounting firm expresses substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm indicated in its report on our financial statements for the year ended December 31, 2021, included elsewhere in this prospectus, that conditions exist that raise substantial doubt about our ability to continue as a going concern. A going concern paragraph included in our independent registered public accounting firm’s report on our financial statements, could color investor perceptions and impair our ability to finance our operations through the sale of equity, incurring debt, or other financing alternatives. Our ability to continue as a going concern will depend upon many factors beyond our control including the availability and terms of future funding and the demand for COVID-19 tests. If we are unable to achieve our goals and raise the necessary funds to finance our operations, our business would be jeopardized, and we may not be able to continue. If we ceased operations, it is likely that all of our investors would lose their investment.

Risks Related to our COVID-19 Antibody Test

In connection with the marketing and sale of our COVID-19 antibody test, we are relying on FDA policies and guidance provisions that have recently changed and may continue to change. If we misinterpret this guidance or the guidance changes unexpectedly and/or materially, potential sales of our COVID-19 antibody test could be impacted.

The FDA issued non-binding guidance for manufacturers relating to the pathway to enable FDA notification following confirmed validation for devices related to testing for COVID-19 under the Policy for Coronavirus Disease-2019 Tests During the Public Health Emergency. Following the issuance of the guidance published on March 16, 2020, revised guidance specific to COVID-19 ‘antibody tests’ was issued. Newer guidance was published on May 4, 2020 further describing the requirements for serology tests to continue to be marketed under an Emergency Use Authorization. If our interpretation of the newly revised guidance is incorrect or specifics around the guidance change, sales of our COVID-19 antibody test could be materially impacted.

There can be no assurance of market acceptance for our COVID-19 antibody test.

The commercial success of our COVID-19 antibody test will depend upon its acceptance as medically useful and cost-effective by physicians and other members of the medical community, patients and third-party payers. Broad market acceptance can be achieved only with substantial education about the benefits and limitations of such tests, as well as resolution of concerns about their appropriate use. Our reputation and the public image of our COVID-19 antibody test kits may be impaired if they fail to perform as expected or are perceived as difficult to use. Despite quality control testing, defects or errors could occur with the tests. Thus, there can be no assurance our COVID-19 antibody test will gain market acceptance on a timely basis, if at all, and purchasers of such tests could choose to purchase competitors’ tests instead. Failure to achieve market acceptance and/or the impact of strong competition will have a material adverse effect on our business, financial condition and results of operations.

We rely on a third party to manufacture the COVID-19 antibody tests for us, and if such third party refuses or is unable to supply us with the COVID-19 test kits, our business will be materially harmed.

We rely on a third party to manufacture the COVID-19 antibody tests. If any issues arise with respect to the manufacturer’s ability to manufacture and deliver to us the COVID-19 tests, our business could be materially harmed. In addition, the manufacturer may be unable to provide us with an adequate supply of COVID-19 antibody tests for various reasons, including, among others, if it becomes insolvent, if a United States regulatory authority or other governments block the import or sale of the COVID-19 tests or if it fails to maintain its rights to manufacture the COVID-19 test. If we are unable to keep up with demand for the COVID-19 antibody test kits, our revenue growth could be impaired, market acceptance for the test could be adversely affected, and our customers might instead purchase our competitors’ diagnostic tests.

We have relied and expect to continue to rely on third parties to conduct studies of the COVID-19 diagnostic tests that will be required by the FDA or other regulatory authorities, and those third parties may not perform satisfactorily.

Although we are selling our COVID-19 antibody test kits by virtue of recent FDA guidance allowing for reduced product clinical and analytical studies, we have relied on third parties, such as independent testing laboratories and hospitals, to conduct such studies. Our reliance on these third parties will reduce our control over these activities. These third-party contractors may not complete activities on schedule or conduct studies in accordance with regulatory requirements or our study design. We cannot control whether they devote sufficient time, skill and resources to our studies. Our reliance on third parties that we do not control will not relieve us of any applicable requirement to prepare, and ensure compliance with, various procedures required under good clinical practices. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to their failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our studies may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory approval for additional diagnostic tests.

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Risks Related to our Tollovid and Tollovir Covid-19 Remedies

There can be no assurance that we will be able to purchase ingredients for our Tollovid™ and Tollovir™ Covid-19 remedies..

Both our dietary supplement, Tollovid, for the treatment of Covid-19, and our antiviral remedy, Tollovir, for the treatment of Covid-19, are dependent upon the use of specialized ingredients. Tollovid, a mix of botanical extracts, is being targeted to support healthy immune function against circulating coronaviruses. Tollovid’s mechanism of action is to inhibit the activity of the 3CL protease, a key protease required for the intracellular replication of coronaviruses. We have contracted to purchase a controlling interest in our subsidiary 3CL Science Ltd. The other shareholder in 3CL Science is Israeli-based biotech company, NLC Pharma. 3CL Science will advance a theragnostic program targeting the 3CL protease, a key enzyme required for coronaviruses to replicate and infect other cells. There can be no assurance that 3CL Science will be able to purchase sufficient ingredients of a high enough quality at a reasonable price (or at any price at all) to manufacture Tollovid or Tollovir.

We rely on a third party to manufacture Tollovid and Tollovir for us, and if such third party refuses or is unable to supply us with Tollovid or Tollovir, our business will be materially harmed.

We rely on a third party to manufacture Tollovid and Tollovir. If any issues arise with respect to the manufacturer’s ability to manufacture and deliver to us Tollovid and/or Tollovir, our business could be materially harmed. In addition, the manufacturer may be unable to provide us with an adequate supply of Tollovid and/or Tollovir for various reasons, including, among others, if it becomes insolvent, if a United States regulatory authority or other governments block the import or sale of Tollovid and/or Tollovir and/or any of their respective ingredients, or if it fails to maintain its rights to manufacture Tollovid and/or Tollovir. If we are unable to keep up with demand for Tollovid or Tollovir, our revenue growth could be impaired, market acceptance for the treatments could be adversely affected, and our customers might instead purchase other Covid-19 treatments.

We have relied and expect to continue to rely on third parties to conduct studies of Tollovid and Tollovir that will be required by the FDA or other regulatory authorities, and those third parties may not perform satisfactorily.

There can be no assurance of market acceptance for Tollovid and/or Tollovir.

The commercial success of our Tollovid and Tollovir treatments will depend upon their acceptance as medically useful and cost-effective by physicians and other members of the medical community, patients and third-party payers. Broad market acceptance can be achieved only with substantial education about the benefits and limitations of Tollovid and Tollovir, as well as resolution of concerns about their appropriate use. Our reputation and the public image of Tollovid and Tollovir may be impaired if they fail to perform as expected or are perceived as difficult to use. Despite quality control testing, defects or errors could occur with our products. Thus, there can be no assurance that Tollovid and/or Tollovir will gain market acceptance on a timely basis, if at all, and purchasers of Covid-19 treatments could choose to purchase competitors’ products instead. Failure to achieve market acceptance and/or the impact of strong competition will have a material adverse effect on our business, financial condition and results of operations.

Drug development is a long, expensive and uncertain process, and delay or failure can occur at any stage of any of our clinical trials.

To gain approval to market a product for the treatment of a specific disease, we must provide the FDA and foreign regulatory authorities with clinical data that adequately demonstrate the safety and efficacy of that product for the intended indication applied for in the NDA or respective regulatory file. Drug development is a long, expensive and uncertain process, and delay or failure can occur at any stage of any of our clinical trials. A number of companies in the pharmaceutical industry, including biotechnology companies, have suffered significant setbacks in clinical trials, even after promising results in earlier preclinical or clinical trials. These setbacks have been caused by, among other things, preclinical findings made while clinical studies were underway, and safety or efficacy observations made in clinical studies. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and the results of clinical trials by other parties may not be indicative of the results in trials we may conduct. Our Tollovir antiviral treatment for Covid-19 will have to be the subject of clinical trials in order to gain regulatory approval to use it in the treatment of Covid-19. There can be no assurances that such approval will be obtained.

We may not succeed in completing the development of our cancer detection products, commercializing our products or generating significant revenues.

From the commencement of our operations until March 2020, we have focused on the research and development and limited clinical trials of our cancer detection kits. Our ability to generate revenues and achieve profitability in the long run depends on our ability to successfully complete the development of our products, obtain market approval and generate significant revenues. The future success of our business cannot be determined at this time, and we do not anticipate generating revenues from cancer detection product sales for the foreseeable future. At the same time, we recognize that the recent development of several vaccines for COVID-19 may make our COVID-19 tests less valuable. In addition, we face a number of challenges with respect to our future commercialization efforts of our products that do not relate to COVID-19, including, among others, that:

●	we may not have adequate financial or other resources to complete the development of our products;

●	we may not be able to manufacture our products in commercial quantities, at an adequate quality or at an acceptable cost;

●	we may not be able to meet the timing schedule for (a) completing successful clinical trials in the U.S.; and (b) receiving U.S. Food and Drug Administration, or FDA, approval within our goal of approximately two to four years;

●	we may not be able to maintain our CE mark due to the regulatory changes;

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●	we may never receive FDA approval, for our intended development plan;

●	we may not be able to establish adequate sales, marketing and distribution channels;

●	healthcare professionals and patients may not accept our cancer detection kits;

●	technological breakthroughs in cancer detection, treatment and prevention may reduce the demand for our products;

●	changes in the market for cancer detection, new alliances between existing market participants and the entrance of new market participants may interfere with our market penetration efforts;

●	third-party payors may not agree to reimburse patients for any or all of the purchase price of our products, which may adversely affect patients’ willingness to purchase our cancer detection kits;

●	uncertainty as to market demand may result in inefficient pricing of our cancer detection kits;

●	we may face third-party claims of intellectual property infringement;

●	we may fail to obtain or maintain regulatory approvals for our cancer detection kits in our target markets or may face adverse regulatory or legal actions relating to our cancer detection kits even if regulatory approval is obtained; and

●	we are dependent upon the results of ongoing clinical studies relating to our cancer detection kits and the products of our competitors. We may fail in obtaining positive results.

If we are unable to meet any one or more of these challenges successfully, our ability to effectively commercialize our cancer detection kits could be limited, which in turn could have a material adverse effect on our business, financial condition and results of operations.

We are currently in the process of improving our technology and adapting to the high throughput methodology.

We believe our existing protocols and measurement instruments are sufficient to support the initial commercial launch in Israel and Europe. However, we plan to change our protocol and measurement instrument as well as our sample handling in order to adapt it to new high throughput methodology once we have successfully commercialized and have begun research activities on this second-generation protocols and measurement instruments. The changes we plan to implement in the second-generation protocol and measurement instrument are significant. The new protocol aims to be more robust, reproducible, fast and easy to handle, however, this transformation from the older manual protocol to the new protocol incurs several risks. To our management’s knowledge, the new protocol will not impact the previously obtained European Conformity, or CE, mark of approval of the TBIA test. The results may not be as promising as the former version and although some procedures may be more reproducible, these procedures will unfortunately damage some molecules, which were part of the diagnostic features in the previous protocol.

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The previous tests we performed were preliminary or limited un-blinded studies.

We consider the tests conducted by us, as of the current date, under our method, to be preliminary or limited, as they include a relatively small number of test subjects. Thus, there is a risk in having less sufficient sensitivity and/or specificity in the trials we plan on conducting with larger populations, in comparison to the preliminary data we have gathered thus far. Increasing the population can increase the variance in the medical condition of the control patients as well as the cancer patients, thus affecting our test performances with regard to cancer detection.

If healthcare professionals do not recommend our product to their patients, our cancer detection kits may not achieve market acceptance and we may not become profitable.

Cancer detection candidates are generally referred to a specified device by their healthcare professional and detection technologies are purchased by prescription. If healthcare professionals, including physicians, do not recommend or prescribe our product to their patients, our cancer detection kits may not achieve market acceptance and we may not become profitable. In addition, physicians have historically been slow to change their medical diagnostic and treatment practices because of perceived liability risks arising from the use of new products. Delayed adoption of our cancer detection kits by healthcare professionals could lead to a delayed adoption by patients and third-party payors. Healthcare professionals may not recommend or prescribe our cancer detection kits until certain conditions have been satisfied, including, among others:

●	sufficient long-term clinical evidence to convince them to supplement their existing detection methods and device recommendations;

●	recommendations from other prominent physicians, educators and/or associations that our cancer detection kits are safe and effective;

●	obtainment of favorable data from clinical studies for our cancer detection kits; and

●	availability of reimbursement or insurance coverage from third-party payors.

We cannot predict when, if ever, healthcare professionals and patients may adopt the use of our cancer detection kits. Even if favorable data is obtained from clinical studies for our cancer detection kits, there can be no assurance that physicians would endorse it or that future clinical studies will continue to produce favorable data regarding our cancer detection kits. In addition, prolonged market exposure may also be a pre-requisite to reimbursement or insurance coverage from third-party payors. If our cancer detection kits do not achieve an adequate level of acceptance by patients, healthcare professionals and third-party payors, we may not generate significant product revenues and we may not become profitable.

Our reliance on limited source suppliers could harm our ability to meet demand for our product in a timely manner or within budget.

We currently depend on a limited number of source suppliers for some of the components necessary for the production of our product. Our current suppliers have been able to supply the required quantities of such components to date. However, if the supply of these components is disrupted or terminated or if our current suppliers are unable to supply required quantities of components, we may not be able to find alternative sources for these key components in a timely manner. Although we are planning to maintain strategic inventory of key components, the inventory may not be sufficient to satisfy the demand for our products if such supply is interrupted or otherwise affected by catastrophic events such as a fire at our storage facility. As a result, we may be unable to meet the demand for our testing kits, which could harm our ability to generate revenues, lead to customer dissatisfaction and damage our reputation. If we are required to change the manufacturer of any of these key components, there may be a significant delay in locating a suitable alternative manufacturer. The delays associated with the identification of a new manufacturer could delay our ability to manufacture our testing kits in a timely manner or within budget. Furthermore, in the event that the manufacturer of a key component of our testing kits ceases operations or otherwise ceases to do business with us, we may not have access to the information necessary to enable another supplier to manufacture the component. The occurrence of any of these events could harm our ability to meet demand for our testing kits in a timely manner or within budget.

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We have sent a demand letter to a significant customer, which has not yet paid for some of the Covid-19 testing kits that we supplied to it.

During the first quarter of 2021, the Company’s contractual agreement to supply Covid-19 testing kits to NOAH Laboratories, Inc., a significant customer, expired. At the customer’s request, the Company continued to supply Covid-19 testing kits until such time as the customer requested that the Company stop doing so. The customer has not yet paid for some of the Covid-19 testing kits so supplied, and has not renewed its agreement with the Company. On November 15, 2021, Todos USA sent a demand letter (the “Demand Letter”) to a significant customer with which our contractual agreement to supply Covid-19 testing kits expired. The Demand Letter seeks (a) payment for testing kits that Todos USA supplied for which it was not paid, in the amount of $3,465,000, (b) the return of Todos USA’s equipment, title to which remains with Todos USA unless and until the significant customer meets a minimum purchase requirement, and (c) payment of damages as a result of the significant customer’s unlawful retention of Todos USA’s equipment, in an amount anticipated to be $2 million. The Company and Todos USA are negotiating a settlement with NOAH Laboratories, Inc., which the Company believes will result in most of the Company’s demands being met. The Company believes that ultimately the customer will pay for the Covid-19 testing kits so supplied. Should the customer not make payment in full of all amounts owed to the Company, it could have a material adverse effect on the Company’s revenues from the sale of Covid-19 testing kits.

The use of any of our products could result in product liability or similar claims that could have an adverse effect on our business, financial condition, results of operations and our reputation.

Our business exposes us to an inherent risk of potential product liability or similar claims related to the manufacturing, marketing and sale of medical devices. The medical device industry has historically been litigious, and we face financial exposure to product liability or similar claims if the use of our kits were to cause or contribute to injury or death, including, without limitation, harm to the body caused by the procedure or inaccurate diagnoses from the procedure that could affect treatment options. There is also the possibility that defects in the design or manufacture of any of these products might necessitate a product recall. Although we plan to maintain product liability insurance, the coverage limits of these policies may not be adequate to cover future claims. In the future, we may be unable to maintain product liability insurance on acceptable terms or at reasonable costs and such insurance may not provide us with adequate coverage against potential liabilities. A product liability claim, regardless of merit or ultimate outcome, or any product recall could result in substantial costs to us, damage to our reputation, customer dissatisfaction and frustration, and a substantial diversion of management attention. A successful claim brought against us in excess of, or outside of, our insurance coverage could have a material adverse effect on our business, financial condition, results of operations and our reputation.

We will require additional funding in order to commercialize our cancer detection kits and to develop and commercialize any future products.

Assuming we are successful in raising additional capital, we will continue our efforts to commercialize our cancer detection kits.

In order to market and sell our products in Israel, we require the approval of the Ministry of Health. To the best of our knowledge, approval of our products by the Ministry of Health requires us to comply with CE mark approval and International Organization for Standardization (ISO) 13485 (both of which we have already obtained). We were previously approved to sell our products in Israel, and we have restarted the regulatory approval process in Israel and expect the regulatory approval process in Israel to take until the end of the second quarter of 2022, although there may be delays due to the backlog from the Coronavirus pandemic.

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Furthermore, if adequate additional financing on acceptable terms is not available, we may not be able to develop our cancer detection kits at the rate or to the stage we desire, and we may have to delay or abandon the commercialization of our cancer detection kits. Alternatively, we may be required to prematurely license to third parties the rights to further develop or to commercialize our cancer detection kits on terms that are not favorable to us. Any of these factors could materially adversely affect our business, financial condition and results of operations.

We are entering a potentially highly competitive market.

Early detection is vital to the treatment of cancer, which is also the focus area of our products. The diagnostic, pharmaceutical and biopharmaceutical industries are characterized by intense competition and rapid, significant technological changes. Many companies, research institutions and universities are conducting research and development in a number of areas similar to those that we focus on that could lead to the development of new products which could possibly compete with our own. Most of the companies against which we will compete have substantially greater financial, technical, manufacturing, marketing, distribution and other resources. A number of these companies may have or may develop technologies for developing products for detecting various cancers that could prove to be the same or even superior to ours. We expect technological developments in the diagnostic, pharmaceutical, biopharmaceutical and related fields to occur at a rapid rate, and we believe competition will intensify as advances in these fields are made.

Our future success depends in part on our ability to retain our executive officers and to attract, retain and motivate other qualified personnel.

We are highly dependent on the principal members of our management, research and development team and scientific staff. In order to implement our business strategy, we will need to attract and retain key personnel with expertise in the areas of research and development, clinical testing, government regulation, manufacturing, finance, marketing and sales. The inability to recruit and retain qualified personnel, or the loss of the services of our executive officers, without proper replacement, may impede the progress of our development and commercialization objectives.

There are future financial risks associated with funding our business operations with loans.

It is highly likely that we will find it necessary to borrow funds from banks or other financial institutions. In particular, despite the fact that we have repurchased a significant portion of our convertible debt, we may still need to borrow money in order to repurchase additional convertible debt that we have issued to finance our operations, the conversion of which may have a depressant effect on our share price. No assurances can be given that, at the time we desire to borrow funds, banks or other financial institutions will be willing to loan funds to us or that, if willing, they will do so on terms acceptable to our management. If we cannot borrow sufficient funds for our operations, that might have a material adverse effect on our business, financial condition or operating results.

We may become involved in legal proceedings.

From time to time, we may become involved in various lawsuits and legal proceedings, including securities class action litigation. In the past, biotechnology and pharmaceutical companies have experienced significant share price volatility, particularly when associated with binary events such as clinical trials and product approvals. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business and result in a decline in the market price of our Ordinary Shares.

We may face tax exposure as a result of the NLC/3CL transaction.

On March 11, 2022, the Company entered into a Share Purchase Agreement (the “SPA”) with 3CL Sciences Ltd. (“3CL”), an Israeli corporation, and NLC Pharma Ltd. (“NLC”), an Israeli corporation, pursuant to which (a) 3CL Sciences will purchase all therapeutic, diagnostic, dietary supplement and pharmaceutical assets from NLC that relate to 3CL protease biology from NLC in exchange for a 100% equity interest in 3CL, (b) 3CL will allot 30.5% of its shares to the Company in exchange for a total cash commitment of $8 million, (c) NLC will sell 7.54% of 3CL’s issued and outstanding shares to the Company in exchange for a total cash commitment of $2 million, and (d) NLC will exchange 14.31% of 3CL’s issued and outstanding shares for shares of the Company having a market value of $3,800,000 on the day prior to the Closing, such that the Company will own 52% of 3CL’s issued and outstanding share capital and NLC will own 48% of 3CL’s issued and outstanding share capital. The Company and NLC have agreed to identify a seasoned biopharmaceutical CEO to manage 3CL going forward. The board of directors of 3CL Sciences will be made up of five (5) individuals: three (3) appointed by the Company and two (2) appointed by NLC.

To the extent that the value of the assets transferred to us in the transaction are not comparable to the value of our Ordinary Shares issued to NLC pursuant to the Share Purchase Agreement, we may face tax exposure in both Israel and the United States.

We may face tax exposure as a result of the Provista transaction.

On April 19, 2021, the Company entered into an Agreement to Purchase Provista Diagnostics, Inc. (“Agreement to Purchase”) with Strategic Investment Holdings, LLC (“SIH”), Ascenda BioSciences LLC (“Ascenda”) and Provista Diagnostics, Inc. (“Provista”). Ascenda was the sole owner of the outstanding securities of Provista and SIH is the sole owner of all the outstanding securities of Ascenda.

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Pursuant to the Agreement to Purchase, the Company acquired Provista from Ascenda and SIH for an aggregate purchase price of $7.5 million consisting of an initial cash payment of $1.25 million, the issuance of $1.5 million in Ordinary Shares of the Company priced at $0.0512 per share, the issuance of a $3.5 million convertible promissory note dated April 19, 2021 (the “Note”) and the payment on for before July 1, 2021 of $1.25 million in cash (the “July Payment”), which payment the Company had the right to, and did, extend to July 15, 2021. The Provista shares acquired by the Company remained in an escrow account until the July Payment was made. The Note has a maturity date of April 8, 2025, and is convertible beginning on October 20, 2021, into Ordinary Shares of the Company at a conversion price equal to the lesser of $0.05 or the volume weighted average price of the last 20 trading days for the Ordinary Shares prior to the date of conversion. In the event SIH delivers a Notice of Conversion to the Company at a per share price less than $0.05 ($0.05), the Company has the right to immediately notify SIH of its intention to pay the conversion amount in cash within three (3) business days of receipt of the Notice of Conversion (i.e., before SIH would take possession of shares converted under the Notice of Conversion). If, at any time between October 20, 2021 and April 20, 2022, the average of the lowest bid and closing sale price at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading) is below ($0.05), the Company has the option to buy out all or any portion of the Note (the “Buyback Option”). In the event the Company exercises the Buyback Option for an amount equal to or greater than one million, one hundred seventy thousand dollars ($1,170,000) (the “Buyback Amount”), SIH may not submit any conversions below five cents ($0.05) for ninety (90) days from receipt of the Buyback Amount (“90 Day Period”).

In the event that the Company uplists its Ordinary Shares to a national securities exchange, the Note shall automatically be exchanged into ordinary shares with a conversion price equal to the lesser of (a) $0.05, (b) the opening price on the day of the uplisting provides there is no transaction associated with the uplisting or (c) the deal price of an uplisting transaction.

As of the date of this prospectus, SIH has not submitted a Conversion Notice.

To the extent that the value of the assets transferred to us in the transaction are not comparable to the value of our Ordinary Shares issued to SIH pursuant to the Option Agreement, we may face tax exposure in both Israel and the United States.

We may face tax liability as a result of the Amarantus transaction.

On February 27, 2019, we entered into a joint venture agreement with Amarantus Bioscience Holdings, Inc. (“Amarantus”) pursuant to which we issued Ordinary Shares representing 19.99% of the then-issued and outstanding Ordinary Shares of our Company to Amarantus, in exchange for Amarantus transferring to us 19.99% of Breakthrough, which was then a wholly-owned subsidiary of Amarantus, and for Amarantus assigning its amended and restated license agreement with the University of Leipzig for an exclusive license to develop and commercialize the LymPro Test®, an immune-based neurodiagnostic blood test for the detection of Alzheimer’s disease (the “License”). On April 14, 2019, we notified Amarantus of the Company’s decision to exercise its option to acquire the remaining 80.01% of Breakthrough held by Amarantus in exchange for the issuance to Amarantus of Ordinary Shares of the Company representing an additional thirty percent (30%) of the Company’s then-issued and outstanding share capital, such that the Company would own 100% of Breakthrough, and Amarantus would own 49.99% of the Company. At the annual meeting of shareholders of the Company held on April 29, 2019, the Company’s shareholders voted on a resolution approving the Company’s exercise of this option. On July 28, 2020, the Company entered into Amendment No. 1 to the Binding Joint Venture Agreement with Amarantus pursuant to which the parties agreed that the Company would issue 49.9% of its Ordinary Shares as of December 31, 2019 to Amarantus in exchange for the 80.01% equity interest it does not own of Breakthrough Diagnostics, Inc. In addition, Amarantus will receive a 10% royalty on LymPro intellectual property. On July 28, 2020, the Company exercised this option and issued an additional 67,599,796 Ordinary Shares to Amarantus. To the extent that the value of the assets transferred to us in the transaction is not comparable to the value of our Ordinary Shares issued to Amarantus in this transaction, we may face a tax exposure in both Israel and the United States.

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Our U.S. Holders may suffer adverse tax consequences if we were to be characterized as a passive foreign investment company, or PFIC.

Generally, if for any taxable year 75% or more of our gross income is passive income, or at least 50% of our assets are held for the production of, or produce, passive income, we would be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. There can be no assurance that we will not be classified as a PFIC in any year. If we were to be characterized as a PFIC for U.S. federal income tax purposes in any taxable year during which a U.S. Holder, as defined in “Taxation- U.S. Tax Considerations”, owns Ordinary Shares, such U.S. Holder could face adverse U.S. federal income tax consequences, including having gains realized on the sale of our Ordinary Shares classified as ordinary income, rather than as capital gains, a loss of the preferential rate applicable to dividends received on our Ordinary Shares by individuals who are U.S. Holders and having interest charges apply to distributions by us and the proceeds of share sales. Certain elections exist that may alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment (such as mark-to-market treatment) of our Ordinary Shares; however, we do not intend to provide the information necessary for U.S. Holders to make “qualified electing fund elections”, or QEF elections, if we are classified as a PFIC, and, accordingly, such elections would not be available to U.S. Holders. See “Taxation - U.S. Tax Considerations”.

Our business may be adversely affected by the ongoing Coronavirus pandemic.

The outbreak of the novel Coronavirus (COVID-19) has evolved into a global pandemic. The Coronavirus has spread to many regions of the world. The extent to which the Coronavirus impacts our business and operating results will depend on future developments that are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning the Coronavirus and the actions to contain the Coronavirus or treat its impact, among others.

As a result of the continuing spread of the Coronavirus, certain aspects of our cancer testing business operations may be delayed. Specifically, as a result of shelter-in-place orders and other mandated local travel restrictions, among other things, the research and development activities of certain of our partners may be affected, resulting in delays to our clinical trials, and we can provide no assurance as to when such trials will resume at this time.

Furthermore, site initiation, participant recruitment and enrollment, participant dosing, distribution of clinical trial materials, study monitoring, and data analysis may be paused or delayed due to changes in hospital or university policies, federal, state or local or foreign regulations, prioritization of hospital resources toward pandemic efforts, or other reasons related to the pandemic. If the Coronavirus continues to spread, some participants and clinical investigators may not be able to comply with clinical trial protocols. For example, quarantines or other travel limitations (whether voluntary or required) may impede participant movement, affect sponsor access to study sites, or interrupt healthcare services, and we may be unable to conduct our clinical trials. Further, if the spread of the Coronavirus pandemic continues and our operations are adversely impacted, we risk a delay, default and/or non-performance under existing agreements which may increase our costs. These cost increases may not be fully recoverable or adequately covered by insurance.

Infections and deaths related to the pandemic may disrupt the United States’ or other countries’ healthcare and healthcare regulatory systems. Such disruptions could divert healthcare resources away from, or materially delay FDA or foreign regulatory agency review and/or approval with respect to, our clinical trials. It is unknown how long these disruptions could continue, were they to occur. Any elongation or de-prioritization of our clinical trials or delay in regulatory review resulting from such disruptions could materially affect the development and study of our product candidates.

We currently utilize third parties to, among other things, manufacture raw materials. If any third-party party in the supply chain for materials used in the production of our product candidates is adversely impacted by restrictions resulting from the Coronavirus outbreak, our supply chain may be disrupted, limiting our ability to manufacture our product candidates for our clinical trials and research and development operations.

On the other hand, we have produced revenue as a result of the Coronavirus pandemic through our testing products and our Tollovid nutritional supplement. If the Coronavirus pandemic were to end completely, these revenues will disappear. Notwithstanding the development of several vaccines against the Coronavirus, it appears that for now, at least, the Coronavirus pandemic is not ending in many countries, and we expect to continue to produce revenue from our Coronavirus testing and from Tollovid (as well as from Tollovir if it is commercialized) for at least the next 12 months.

The spread of the Coronavirus, which has caused a broad impact globally, including restrictions on travel and quarantine policies put into place by businesses and governments, may have a material economic effect on our business. While the potential economic impact brought by and the duration of the pandemic may be difficult to assess or predict, it has already caused, and is likely to result in further, significant disruption of global financial markets, which may reduce our ability to access capital either at all or on favorable terms. In addition, a recession, depression or other sustained adverse market event resulting from the spread of the Coronavirus could materially and adversely affect our business and the value of our Ordinary Shares.

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The ultimate impact of the current pandemic, or any other health epidemic, is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, our clinical trials, our research programs, healthcare systems or the global economy as a whole. However, these effects could have a material impact on our operations, and we will continue to monitor the situation closely.

Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and share price.

The global economy, including credit and financial markets, has experienced extreme volatility and disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, increases in inflation rates and uncertainty about economic stability. For example, the COVID-19 pandemic resulted in widespread unemployment, economic slowdown and extreme volatility in the capital markets. Similarly, the current conflict between Ukraine and Russia has created extreme volatility in the global capital markets and is expected to have further global economic consequences, including disruptions of the global supply chain and energy markets. Any such volatility and disruptions may have adverse consequences on us or the third parties on whom we rely. If the equity and credit markets deteriorate, including as a result of political unrest or war, it may make any necessary debt or equity financing more difficult to obtain in a timely manner or on favorable terms, more costly or more dilutive.

Risks Related to Our Intellectual Property

We may not successfully maintain our existing license agreement with BGU and Soroka, and we are currently not in compliance with the repayment terms of the license agreement, which could adversely affect our ability to develop and commercialize our product candidates.

We rely on our existing License Agreement with BGU and Soroka with respect to the development of our core cancer technology, TBIA. Our failure to maintain our existing license could adversely affect our ability to develop and commercialize our product candidates and could adversely affect our business prospects, financial condition or ability to develop and commercialize our product candidates.

We may not be able to further establish or maintain such licensing and collaboration arrangements necessary to develop and commercialize our product candidates. Even if we are able to maintain or establish licensing or collaboration arrangements, these arrangements may not be on favorable terms and may contain provisions that will restrict our ability to develop, test and market our product candidates. Any failure to maintain or establish licensing or collaboration arrangements on favorable terms could adversely affect our business prospects, financial condition or ability to develop and commercialize our product candidates.

Our license agreement contains provisions that could give rise to disputes regarding the rights and obligations of the parties. These and other possible disagreements could lead to termination of the agreement or delays in collaborative research, development, supply, or commercialization of certain product candidates, or could require or result in litigation or arbitration. Moreover, disagreements could arise with our collaborators over rights to intellectual property or our rights to share in any of the future revenues of products developed by our collaborators. These kinds of disagreements could result in costly and time-consuming litigation. Any such conflicts with our collaborators could reduce our ability to obtain future collaboration agreements and could have a negative impact on our relationship with existing collaborators.

If we are unable to protect our intellectual property rights, our competitive position could be harmed.

Our success and ability to compete depends in large part upon our ability to protect our intellectual property. We face several risks and uncertainties in connection with our intellectual property rights, including, among others:

●	pending and future patent applications may not result in the issuance of patents or, if issued, may not be issued in a form that will be advantageous to us;

●	our issued patents may be challenged, invalidated or legally circumvented by third parties;

●	our patents may not be upheld as valid and enforceable or prevent the development of competitive products;

●	the eligibility of certain inventions related to diagnostic medicine, more specifically diagnostic methods and processes, for patent protection in the United States has been limited recently which may affect our ability to enforce our issued patents in the United States or may make it difficult to obtain broad patent protection going forward in the United States;

●	for a variety of reasons, we may decide not to file for patent protection on various improvements or additional features; and

●	intellectual property protection and/or enforcement may be unavailable or limited in some countries where laws or law enforcement practices may not protect our proprietary rights to the same extent as the laws of the United States, the European Union, or Israel.

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Consequently, our competitors could develop, manufacture and sell products that directly compete with our products, which could decrease our sales and diminish our ability to compete. In addition, competitors could attempt to develop their own competitive technologies that fall outside of our intellectual property rights. If our intellectual property does not adequately protect us from our competitors’ products and methods, our competitive position could be materially adversely affected.

Because the medical device industry is litigious, we are susceptible to intellectual property suits that could cause us to incur substantial costs or pay substantial damages or prohibit us from selling our cancer detection kits.

There is a substantial amount of litigation over patent and other intellectual property rights in the medical device industry. Whether or not a product infringes a patent involves complex legal and factual considerations, the determination of which is often uncertain. Our management is presently unaware of any other parties’ valid patents and proprietary rights which our evolving product designs would infringe. Searches typically performed to identify potentially infringed patents of third parties are often not conclusive and, because patent applications can take many years to issue, there may be applications now pending, which may later result in issued patents which our current or future products may infringe. In addition, our competitors or other parties may assert that our cancer detection kits, and the methods employed may be covered by patents held by them. If any of our products infringes a valid patent, we could be prevented from manufacturing or selling such product unless we are able to obtain a license or able to redesign the product in such a manner as to avoid infringement. A license may not always be available or may require us to pay substantial royalties. We also may not be successful in any attempt to redesign our product to avoid infringement. Infringement and other intellectual property claims, with or without merit, can be expensive and time-consuming to litigate and could divert our management’s attention from operating our business.

The steps we have taken to protect our intellectual property may not be adequate, which could have a material adverse effect on our ability to compete in the market.

In addition to filing patent applications, we rely on confidentiality, non-compete, non-disclosure and assignment of inventions provisions, as appropriate, in our agreements with our employees, consultants, and service providers, to protect and otherwise seek to control access to, and distribution of, our proprietary information. These measures may not be adequate to protect our intellectual property from unauthorized disclosure, third-party infringement or misappropriation, for the following reasons:

●	the agreements may be breached, may not provide the scope of protection we believe they provide or may be determined to be unenforceable;

●	we may have inadequate remedies for any breach;

●	proprietary information could be disclosed to our competitors; or

●	others may independently develop substantially equivalent or superior proprietary information and techniques or otherwise gain access to our trade secrets or disclose such technologies.

Specifically, with respect to non-compete agreements, we may be unable to enforce these agreements, in whole or in part, and it may be difficult for us to restrict our competitors from gaining the expertise that our former employees gained while working for us. If our intellectual property is disclosed or misappropriated, it could harm our ability to protect our rights and could have a material adverse effect on our business, financial condition and results of operations.

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We may need to initiate lawsuits to protect or enforce our patents and other intellectual property rights, which could be expensive and, if we lose, could cause us to lose some of our intellectual property rights, which would harm our ability to compete in the market.

We rely on patents to protect a portion of our intellectual property and our competitive position. Patent law relating to the scope of claims in the technology fields in which we operate is still evolving and, consequently, patent positions in the medical device industry are generally uncertain. In order to protect or enforce our patent rights, we may initiate patent and related litigation against third parties, such as infringement suits or interference proceedings. Any lawsuits that we initiate could be expensive, take significant time and divert our management’s attention from other business concerns and the outcome of litigation to enforce our intellectual property rights in patents, copyrights, trade secrets or trademarks is highly unpredictable. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. In addition, we may provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, including attorney fees, if any, may not be commercially valuable. The occurrence of any of these events could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Regulations

If we or our future distributors do not obtain and maintain the necessary regulatory clearances or approvals in a specific country or region, we will not be able to market and sell our cancer detection kits or future products in that country or region.

We intend to market our cancer detection kits in a number of international markets. To be able to market and sell our cancer detection kits in a specific country or region, we or our distributors must comply with the regulations of that country or region. While the regulations of some countries do not impose barriers to marketing and selling part or all of our products or only require notification, others require that we or our distributors obtain the approval of a specified regulatory authority. These regulations, including the requirements for approvals and the time required for regulatory review, vary from country to country. Obtaining regulatory approvals is expensive and time-consuming, and we cannot be certain that we or our distributors will receive regulatory approvals for our cancer detection kits or any future products in each country or region in which we plan to market such products. If we modify our cancer detection kits or any future products, we or our distributors may need to apply for new regulatory approvals or regulatory authorities may need to review the planned changes before we are permitted to sell them.

We obtained approval to use the European CE mark on December 9, 2013 with the receipt of a Certificate of Conformance from our regulatory authorized representative in Europe. The European regulatory demands regarding IVD have recently been revised and major changes need to be made in order to keep our CE Mark. These changes will need to be made by 2022. We may not meet the quality and safety standards required to maintain any authorizations we receive in the future or maintain the CE Certificate of Conformance that we have already received. If we or our distributors are unable to maintain our authorizations or CE Certificate of Conformance in a particular country or region, we will no longer be able to sell our cancer detection kits or any future products in that country or region, and our ability to generate revenues will be materially and adversely affected.

If we are unable to successfully complete clinical trials with respect to our cancer detection kits, we may be unable to receive regulatory approvals or clearances for our cancer detection kits and/or our ability to achieve market acceptance of our cancer detection kits will be harmed.

The development of cancer diagnostics typically includes pre-clinical studies. Certain other devices require the submission of data generated from clinical trials, which can be a long, expensive and uncertain process, subject to delays and failure at any stage. The data obtained from the studies and trials may be inadequate to support regulatory clearances or approvals, or to obtain third country approval equivalent to the European CE mark of approval, or to allow market acceptance of the products being studied. Our cancer detection kits are currently undergoing clinical development.

We conducted clinical studies in cooperation with leading hospitals in Israel. A study with Soroka (along with BGU) formed the basis of our methodology. We then conducted studies, with both Rabin Medical Center, or Rabin, and Kaplan Medical Center, or Kaplan, which focused on breast and colorectal cancers.

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As for the FDA, our products’ intended use or other specifications that are under development today may not be accepted by the FDA. Under such circumstances, we may be required to change the intended use or specifications of our products, and be required to perform additional trials and provide new supportive material to the FDA.

We are an IVD company, developing proprietary technology which will analyze a blood sample to detect the presence of various cancers. Since we are not developing a drug, we believe that we will not need to submit an investigational new drug application to the FDA prior to conducting clinical trials in the U.S. We believe that we will only need institutional review board, or IRB, approval prior to conducting clinical trials in the U.S.

We expect that obtaining FDA approval for the marketing and selling of our products in the U.S. will take anywhere between two to four years and will cost us approximately $10 million to $15 million. As we do not have this amount of money, we would need to raise additional funds to perform clinical trials in the U.S. in order to receive FDA approval. If we are unable to raise such funds, we will not be able proceed with our efforts to obtain FDA approval. Inability to obtain FDA approval would significantly harm our viability as a company.

We estimate that we will need a “small pilot” clinical trial (less than 100 patients) to enable us to approach the FDA with the results and begin a dialogue with the FDA to seek the FDA’s recommendation (not their approval) as to trial size and the protocols for future U.S. clinical trials. We plan to submit a formal application to the FDA for approval of the TBIA method after we have completed our clinical trials in the U.S.

Upon the closing of the Provista transaction, we acquired a Clinical Laboratory Improvement Amendments laboratory, or CLIA laboratory, and retain our product as a Laboratory Developed Test, or LDT, which are assays developed in the laboratory for internal use, in parallel to the FDA evaluation.

Further, any regulatory authority whose approval we will require in order to market and sell our products in any territory may require us to submit data on a greater number of patients than we originally anticipated and/or for a longer follow-up period, or may change the data collection requirements or data analysis applicable to our clinical trials.

The commencement or completion of any of our clinical studies or trials may be delayed or halted, or be inadequate to support regulatory clearance, approval or product acceptance, or to obtain local regulatory approvals in any country that we wish to sell our products, for numerous reasons, including, among others:

●	patients do not enroll in the clinical trial at the rate we expect;

●	patients do not comply with trial protocols;

●	patient follow-up is not at the rate we expect;

●	patients experience adverse side effects;

●	patients die during a clinical trial, even though their death may be unrelated to our product;

●	regulatory authorities do not approve a clinical trial protocol or a clinical trial, or place a clinical trial on hold;

●	IRBs, Ethics Committees and third-party clinical investigators may delay or reject our trial protocol and Informed Consent Form;

●	third-party clinical investigators decline to participate in a study or trial or do not perform a study or trial on our anticipated schedule or consistent with the investigator agreements, study or trial protocol, good clinical practices or FDA, IRBs, Ethics Committees, or other applicable requirements;

●	third-party organizations such as the Contract Research Organization, do not perform data collection, monitoring and analysis in a timely or accurate manner or consistent with the study or trial protocol or investigational or statistical plans;

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●	regulatory inspections of our studies, trials or manufacturing facilities may require us to, among other things, undertake corrective action or suspend or terminate our studies or clinical trials;

●	changes in governmental regulations or administrative actions;

●	the interim or final results of the study or clinical trial are inconclusive or unfavorable as to safety or efficacy; and

●	a regulatory agency or our notified body concludes that our trial design is or was inadequate to demonstrate different parameters of the assay.

The results of pre-clinical and clinical studies do not necessarily predict future clinical trial results, and predecessor clinical trial results may not be repeated in subsequent clinical trials. Additionally, any regulatory authority whose approval we will require in order to market and sell our products in any territory may disagree with our interpretation of the data from our pre-clinical studies and clinical trials, or may find the clinical trial design, conduct or results inadequate to demonstrate safety or efficacy, and may require us to pursue additional pre-clinical studies or clinical trials, which could further delay the clearance or approval of the sale of our products. The data we collect from our non-clinical testing, our pre-clinical studies and other clinical trials may not be sufficient to support regulatory approval.

If the third parties on which we rely to conduct our clinical trials and clinical development do not perform as contractually required or expected, we may not be able to obtain regulatory clearance or approval for, or commercialize, our cancer detection kits or future products.

We do not have the ability to independently conduct our clinical trials for our cancer detection kits and we must rely on third parties, such as contract research organizations, medical institutions, clinical investigators and contract laboratories to conduct such trials. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if these third parties need to be replaced, or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our pre-clinical development activities or clinical trials may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory clearance for, or successfully commercialize, our cancer detection kits or future products on a timely basis, if at all, and our business, operating results and prospects may be adversely affected. Furthermore, our third-party clinical trial investigators may be delayed in conducting our clinical trials for reasons outside of their control.

The results of our clinical trials may not support our product claims or may result in the discovery of adverse side effects.

Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product claims or that any regulatory authority whose approval we will require in order to market and sell our products in any territory will agree with our conclusions regarding them. Success in pre-clinical studies and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that clinical trials will replicate the results of prior trials and pre-clinical studies. The clinical trial process may fail to demonstrate that our cancer detection kits, or any future products, are safe and effective for the proposed indicated uses, which could cause us to abandon a product and may delay development of others. Any delay or termination of our clinical trials will delay the filing of our product submissions and, ultimately, our ability to commercialize our cancer detection kits, or any future products, and generate revenues. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of the product candidate’s profile.

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Our cancer detection kits may in the future be subject to product recalls that could harm our reputation, business and financial results.

The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture. In the case of the FDA, the authority to require a recall must be based on an FDA finding that there is a reasonable probability that the device would cause serious injury or death. In addition, foreign governmental bodies have the authority to require the recall of our products in the event of material deficiencies or defects in design or manufacture. Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found. A government-mandated or voluntary recall by us or one of our distributors could occur as a result of component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Once marketed, recalls of any of our products, including our cancer detection kits, would divert managerial and financial resources and have an adverse effect on our business, financial condition and results of operations. The FDA requires that certain classifications of recalls be reported to the FDA within 10 working days after the recall is initiated. Companies are required to maintain certain records of recalls, even if they are not reportable to the FDA. We may initiate voluntary recalls involving our products in the future that we determine do not require us to notify the FDA. If the FDA disagrees with our determinations, they could require us to report those actions as recalls. A future recall announcement could harm our reputation with customers and negatively affect our sales. In addition, the FDA could take enforcement action against us based on our failure to report the recalls when they were conducted.

If we are unable to achieve reimbursement and coverage from third-party payors for laboratory tests using our cancer detection kits, or if reimbursement is insufficient to create an economic benefit for purchasing or using our cancer detection kits when compared to alternative tests, demand for our products may not grow at the rate we expect.

The demand for our cancer detection kits will depend significantly on the eligibility of the tests performed using our cancer detection kits for reimbursement through government-sponsored healthcare payment systems and private third-party payors. Reimbursement practices vary significantly from country to country and within some countries, by region, and we must obtain reimbursement approvals on a country-by-country and/or region-by-region basis. In general, the process of obtaining reimbursement and coverage approvals has been longer outside of the United States. We may not be able to obtain reimbursement approvals in a timely manner or at all and existing reimbursement and coverage policies may be revised from time to time by third-party payors. If physicians, hospitals and other healthcare providers are unable to obtain sufficient coverage and reimbursement from third-party payors for tests using our cancer detection kits, if reimbursement is, or is perceived by our customers to be, insufficient to create an economic incentive for purchasing or using our cancer detection kits, or if such reimbursement does not adequately compensate physicians and health care providers compared to the other tests they offer, demand for our products may not grow at the rate we expect.

Federal and state privacy laws, and equivalent laws of third countries, may increase our costs of operation and expose us to civil and criminal sanctions.

The Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations that have been issued under it, or collectively HIPAA, and similar laws outside the United States, contain substantial restrictions and requirements with respect to the use and disclosure of individuals’ protected health information. The HIPAA privacy rules prohibit “covered entities,” such as healthcare providers and health plans, from using or disclosing an individual’s protected health information, unless the use or disclosure is authorized by the individual or is specifically required or permitted under the privacy rules. Under the HIPAA security rules, covered entities must establish administrative, physical and technical safeguards to protect the confidentiality, integrity and availability of electronic protected health information maintained or transmitted by them or by others on their behalf. While we do not believe that we will be a covered entity under HIPAA, we believe many of our customers will be covered entities subject to HIPAA. Such customers may require us to enter into business associate agreements, which will obligate us to safeguard certain health information we obtain in the course of our relationship with them, restrict the manner in which we use and disclose such information and impose liability on us for failure to meet our contractual obligations.

In addition, under The Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, certain of HIPAA’s privacy and security requirements are now also directly applicable to “business associates” of covered entities and subject them to direct governmental enforcement for failure to comply with these requirements. We may be deemed as a “business associate” of some of our customers. As a result, we may be subject to civil and criminal penalties for failure to comply with applicable privacy and security rule requirements. Moreover, HITECH created a new requirement obligating “business associates” to report any breach of unsecured, individually identifiable health information to their covered entity customers and imposes penalties for failing to do so.

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In addition to HIPAA, most U.S. states have enacted patient confidentiality laws that protect against the disclosure of confidential medical information, and many U.S. states have adopted or are considering adopting further legislation in this area, including privacy safeguards, security standards, and data security breach notification requirements. These U.S. state laws, which may be even more stringent than the HIPAA requirements, are not preempted by the federal requirements, and we are therefore required to comply with them to the extent they are applicable to our operations.

These and other possible changes to HIPAA or other U.S. federal or state laws or regulations, or comparable laws and regulations in countries where we conduct business, could affect our business and the costs of compliance could be significant. Failure by us to comply with any of the standards regarding patient privacy, identity theft prevention and detection, and data security may subject us to penalties, including civil monetary penalties and in some circumstances, criminal penalties. In addition, such failure may damage our reputation and adversely affect our ability to retain customers and attract new customers.

The protection of personal data, particularly patient data, is subject to strict laws and regulations in many countries. The collection and use of personal health data in the EU are governed by the provisions of the General Data Protection Regulation (GDPR). GDPR carries provisions that require businesses to protect the personal data and privacy of EU citizens for transactions that occur within EU member states. The GDPR also regulates the exportation of personal data outside the EU. The GDPR will levy harsh fines against those who violate its privacy and security standards, with penalties reaching into the tens of millions of euros. The GDPR defines several roles that are responsible for ensuring compliance: data controller (defines how personal data is processed and the purposes for which it is processed), data processor (liable for breaches or non-compliance) and the data protection officer (liable to process, store and monitor large amounts of EU and Non-EU citizen data). Under the GDPR, health data is considered a special category of personal data, demanding even further steps for its protection than other, regular types of personal data. To lawfully process special category data, both a legal basis and a separate condition for processing must be identified. The GDPR also requires that upon processing special category data, you must keep records and include documenting the categories of the data you process. The GDPR doesn’t explicitly state how long an organization is allowed to hold on to personal data, however healthcare organizations should ensure that the information relating to health data is not kept for longer than needed. For that reason, retention periods must be clearly established and communicated to data subjects, such as patients. Additionally, the GDPR requires that before processing data that is likely to be high risk to the rights and freedoms of data subjects, a Data Protection Impact Assessment is to be conducted in order to identify the potential risks that could be faced.

The GDPR also imposes strict rules on the transfer of personal data out of the EU. Failure to comply with the requirements of the GDPR may result in fines and other administrative penalties and harm our business. We may incur extensive costs in ensuring compliance with these laws and regulations, particularly if we are considered to be a data controller within the meaning of the GDPR.

Once we commercialize our product, if ever, security breaches, loss of data and other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.

Once we commercialize our product, in the ordinary course of our business, it is highly likely that we and our third-party providers will collect and store sensitive data, including legally protected health information and personally identifiable information about patients, our healthcare provider customers and payors. We also may store sensitive intellectual property and other proprietary business information, including that of our customers and payors. We plan to manage and maintain our data utilizing a combination of on-site systems and cloud-based data center systems. This data will encompass a wide variety of business-critical information, including research and development information, commercial information and business and financial information.

We face four primary risks relative to protecting this critical information: loss of access risk, inappropriate disclosure risk, inappropriate modification risk and the risk of our being unable to identify and audit our controls over the first three risks.

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We will be highly dependent on information technology networks and systems, including the Internet, to securely process, transmit and store this critical information. Security breaches of this infrastructure, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, can create system disruptions, shutdowns or unauthorized disclosure or modification of confidential information. The secure processing, storage, maintenance and transmission of this critical information will be vital to our operations and business strategy, and we plan to devote significant resources to protecting such information. Although we will take measures to protect sensitive information from unauthorized access or disclosure, our information technology and infrastructure, and that of our third-party providers, may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance or other disruptions.

A security breach or privacy violation that leads to disclosure or modification of or prevents access to consumer information (including personally identifiable information or protected health information) could harm our reputation, compel us to comply with disparate state breach notification laws, require us to verify the correctness of database contents and otherwise subject us to liability under laws that protect personal data, resulting in increased costs or loss of revenue. If we are unable to prevent such security breaches or privacy violations or implement satisfactory remedial measures, our operations could be disrupted, and we may suffer loss of reputation, financial loss and other regulatory penalties because of lost or misappropriated information, including sensitive consumer data. In addition, these breaches and other inappropriate access can be difficult to detect, and any delay in identifying them may lead to increased harm of the type described above.

Any such breach or interruption could compromise our networks or those of our third-party providers, and the information stored there could be inaccessible or could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Any such interruption in access, improper access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, such as HIPAA, and regulatory penalties. Unauthorized access, loss or dissemination could also disrupt our operations, including our ability to perform tests, provide test results, bill payers or patients, process claims and appeals, provide customer assistance services, conduct research and development activities, collect, process and prepare company financial information, provide information about our current and future products and other patient and clinician education and outreach efforts through our website, and manage the administrative aspects of our business and damage our reputation, any of which could adversely affect our business. Any such breach could also result in the compromise of our trade secrets and other proprietary information, which could adversely affect our competitive position.

In addition, the interpretation and application of consumer, health-related, privacy and data protection laws in the U.S., the EU and elsewhere are often uncertain, contradictory and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our practices. If so, this could result in government-imposed fines or orders requiring that we change our practices, which could adversely affect our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices and compliance procedures in a manner adverse to our business.

If we fail to comply with the U.S. federal Anti-Kickback Statute and similar state and third country laws, we could be subject to criminal and civil penalties and exclusion from federally funded healthcare programs including the Medicare and Medicaid programs and equivalent third country programs, which would have a material adverse effect on our business and results of operations.

A provision of the Social Security Act, commonly referred to as the federal Anti-Kickback Statute, prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration, directly or indirectly, in cash or in kind, to induce or reward the referring, ordering, leasing, purchasing or arranging for, or recommending the ordering, purchasing or leasing of, items or services payable, in whole or in part, by Medicare, Medicaid or any other federal healthcare program. Although there are a number of statutory exemptions and regulatory safe harbors to the federal Anti-Kickback Statute protecting certain common business arrangements and activities from prosecution or regulatory sanctions, the exemptions and safe harbors are drawn narrowly, and practices that do not fit squarely within an exemption or safe harbor may be subject to scrutiny. The federal Anti-Kickback Statute is very broad in scope and many of its provisions have not been uniformly or definitively interpreted by existing case law or regulations. In addition, most of the states have adopted laws similar to the federal Anti-Kickback Statute, and some of these laws are even broader than the federal Anti- Kickback Statute in that their prohibitions may apply to items or services reimbursed under Medicaid and other state programs or, in several states, apply regardless of the source of payment. Violations of the federal Anti-Kickback Statute may result in substantial criminal, civil or administrative penalties, damages, fines and exclusion from participation in federal healthcare programs.

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All of our future financial relationships with U.S. healthcare providers, purchasers, formulary managers, and others who provide products or services to federal healthcare program beneficiaries will potentially be governed by the federal Anti-Kickback Statute and similar state laws. We believe our operations will be in compliance with the federal Anti-Kickback Statute and similar state laws. However, we cannot be certain that we will not be subject to investigations or litigation alleging violations of these laws, which could be time-consuming and costly to us and could divert management’s attention from operating our business, which in turn could have a material adverse effect on our business. In addition, if our arrangements were found to violate the federal Anti-Kickback Statute or similar state laws, the consequences of such violations would likely have a material adverse effect on our business, results of operations and financial condition.

There are other federal and state laws that may affect our ability to operate, including the federal civil False Claims Act, which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, a false or fraudulent claim for payment of government funds or knowingly making, using or causing to be made or used, a false record or statement material to an obligation to pay money to the government or knowingly concealing or knowingly and improperly avoiding, decreasing, or concealing an obligation to pay money to the federal government. Moreover, we may be subject to other federal false claim laws, including, among others, federal criminal healthcare fraud and false statement statutes that extend to non-government health benefit programs. Moreover, there are analogous state laws. Violations of these laws can result in substantial criminal, civil or administrative penalties, damages, fines and exclusion from participation in federal healthcare programs.

Similar restrictions are imposed by the national legislation of many third countries in which our medical devices will be marketed. Moreover, the provisions of the Foreign Corrupt Practices Act of 1997 and other similar anti-bribery laws in other jurisdictions generally prohibit companies and their intermediaries from providing money or anything of value to officials of foreign governments, foreign political parties, or international organizations with the intent to obtain or retain business or seek a business advantage. Recently, there has been a substantial increase in anti-bribery law enforcement activity by U.S. regulators, with more aggressive and frequent investigations and enforcement by both the SEC and the Department of Justice. A determination that our operations or activities violated U.S. or foreign laws or regulations could result in imposition of substantial fines, interruption of business, loss of supplier, vendor or other third-party relationships, termination of necessary licenses and permits, and other legal or equitable sanctions. In addition, lawsuits brought by private litigants may also follow as a consequence.

Risks Related to Our Operations in Israel

Conditions in Israel could materially and adversely affect our business.

Many of Todos’ employees and consultants, including its Chief Financial Officer, are residents of Israel. Accordingly, political, economic, and military conditions in Israel and the surrounding region may directly affect Todos’ business and operations. In recent years, Israel has been engaged in sporadic armed conflicts with Hamas, an Islamist terrorist group that controls the Gaza Strip, with Hezbollah, an Islamist terrorist group that controls large portions of southern Lebanon, and with Iranian-backed military forces in Syria. In addition, Iran has threatened to attack Israel and may be developing nuclear weapons. Some of these hostilities were accompanied by missiles being fired from the Gaza Strip against civilian targets in various parts of Israel, including areas in which Todos’ employees are located, and negatively affected business conditions in Israel. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations.

Todos’ commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, Todos cannot assure you that this government coverage will be maintained or that it will sufficiently cover Todos’ potential damages. Any losses or damages incurred by Todos could have a material adverse effect on its business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

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Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on Todos’ results of operations, financial condition or the expansion of its business. A campaign of boycotts, divestment, and sanctions has been undertaken against Israel, which could also adversely affect Todos’ business. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, Todos’ business, financial condition, results of operations, and prospects.

In addition, many Israeli citizens are obligated to perform several weeks of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Todos’ operations could be disrupted by such call-ups, which may include the call-up of members of its management. Such disruption could materially adversely affect its business, prospects, financial condition, and results of operations.

Your rights and responsibilities as a shareholder will be governed by Israeli law which differs in some material respects from the rights and responsibilities of shareholders of U.S. companies.

The rights and responsibilities of the holders of our Ordinary Shares are governed by our articles of association, as amended (the “Amended Articles”), and by Israeli law. These rights and responsibilities differ in some material respects from the rights and responsibilities of shareholders in U.S.-based corporations. For instance, a shareholder of an Israeli company has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders, and to refrain from abusing its power in the company, including, among other things, in voting at a general meeting of shareholders on matters such as amendments to a company’s articles of association, increases in a company’s authorized share capital, mergers and acquisitions and related party transactions requiring shareholder approval. In addition, a shareholder who is aware that it possesses the power to determine the outcome of a shareholder vote or to appoint or prevent the appointment of a director or executive officer in the company has a duty of fairness toward the company. There is limited case law available to assist us in understanding the nature of this duty or the implications of these provisions. These provisions may be interpreted to impose additional obligations and liabilities on holders of our Ordinary Shares that are not typically imposed on shareholders of U.S. corporations.

It may be difficult to enforce a judgment of a U.S. court against us, or against our officers and directors in Israel, or to assert U.S. securities laws claims in Israel or to serve process on our officers and directors in Israel.

We were incorporated in Israel. A majority of our executive officers and directors reside outside of the United States, and some of our assets and most of the assets of these persons are located outside the United States. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the U.S. and may not necessarily be enforced by an Israeli court. It also may be difficult to affect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either a U.S. or foreign court.

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Provisions of Israeli law and our Amended Articles may delay, prevent or otherwise impede a merger with, or an acquisition of, us, even when the terms of such a transaction are favorable to us and our shareholders.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to such types of transactions. For example, a tender offer for all of a company’s issued and outstanding shares can only be completed if the acquirer receives positive responses from the holders of at least 95% of the issued share capital and the approval of a majority of the offerees that do not have a personal interest in the tender offer, unless at least 98% of the company’s outstanding shares are tendered. Furthermore, the shareholders, including those who indicated their acceptance of the tender offer (unless the acquirer stipulated in its tender offer that a shareholder that accepts the offer may not seek appraisal rights), may, at any time within six months following the completion of the tender offer, petition an Israeli court to alter the consideration for the acquisition. In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party. See “Provisions Restricting Change in Control in our Company” for additional information.

Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of a number of conditions, including, in some cases, a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are subject to certain restrictions. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of the shares has occurred.

We received Israeli government grants for certain of our research and development activities. The terms of those grants may require us to pay royalties and to satisfy specified conditions in order to manufacture products and transfer technologies outside of Israel. We may be required to pay penalties in addition to repayment of the grants.

From inception through December 31, 2021, we have been awarded an aggregate of $272,237 in the form of grants from Israel Innovation Authority, or the IIA, formerly known as Israel’s Office of the Chief Scientist of the Ministry of Economy. The requirements and restrictions for such grants are found in the Israeli Encouragement of Research and Development Law, 5744-1984 and the regulations thereunder (the “Research Law”). Under the Research Law, royalties of 3% to 5% on the revenues derived from sales of products or services developed in whole or in part using these IIA grants are payable to the Israeli government. We developed our technologies, at least in part, with funds from these grants, and accordingly we would be obligated to pay these royalties on sales of any of our product candidates that achieve regulatory approval. The maximum aggregate royalties paid generally cannot exceed 100% of the grants made to us, plus annual interest equal to the 12-month LIBOR applicable to dollar deposits, as published on the first business day of each calendar year. As of December 31, 2021, we had not paid any royalties to the IIA. When a company develops know-how, technology or products using IIA grants, the terms of these grants and the Research Law restrict the transfer of such know-how, and the transfer of manufacturing or manufacturing rights of such products, technologies or know-how outside of Israel, without the prior approval of the IIA. Therefore, the discretionary approval of an IIA committee would be required for any transfer to third parties inside or outside of Israel of know-how or manufacturing or manufacturing rights related to those aspects of such technologies. We may not receive those approvals. Furthermore, the IIA may impose certain conditions on any arrangement under which it permits us to transfer technology or development out of Israel, including an increased royalty rate.

The transfer of IIA-supported technology or know-how outside of Israel may involve the payment of significant amounts, depending upon the value of the transferred technology or know-how, our research and development expenses, the amount of IIA support, the time of completion of the IIA-supported research project and other factors. These restrictions and requirements for payment may impair our ability to sell or otherwise transfer our technology assets outside of Israel or to outsource or transfer development or manufacturing activities with respect to any product or technology outside of Israel. Furthermore, the consideration available to our shareholders in a transaction involving the transfer outside of Israel of technology or know-how developed with IIA funding (such as a merger or similar transaction) may be reduced by any amounts that we are required to pay to the IIA.

These restrictions will continue to apply even after we have repaid the full amount of royalties on the grants. For the years ended December 31, 2021 and 2020, we did not apply for or receive any grants from the IIA.

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Risks Related to Our Ordinary Shares

Future issuance of our Ordinary Shares could dilute the interests of existing shareholders.

We may issue additional Ordinary Shares in the future. The issuance of a substantial number of Ordinary Shares could have the effect of substantially diluting the interests of our shareholders. In addition, the sale of a substantial amount of Ordinary Shares in the public market, in the initial issuance, in a situation in which we acquire a company, and the acquired company receives Ordinary Shares as consideration and the acquired company subsequently sells its Ordinary Shares, or by investors who acquired such Ordinary Shares in a private placement, could have an adverse effect on the market price of our Ordinary Shares.

As of July 22, 2022, the Company had 1,193,175,121 ordinary shares outstanding.

The conversion of all the notes described in the Prospectus Summary section called “Crossover Notes would result in the issuance of 516,330,608 additional ordinary shares (including a 4% interest rate from the date of issuance and a one-time conversion price adjustment from $0.599 per share to $0.048 per share).

The exercise of all of the outstanding warrants would result in the issuance of an additional 137,980,949 ordinary shares.

The conversion shares would constitute 27.95% of the company’s ordinary shares, the warrant shares would constitute 7.47% of the ordinary shares, and the total of the conversion shares and the warrant shares would constitute 654,311,557 ordinary shares, or 35.42% of the company’s issued and outstanding shares prior to the consummation of the offering being registered in this prospectus.

Sales of a substantial number of our Ordinary Shares in the public market by our existing shareholders could cause our share price to fall.

Sales of a substantial number of shares of our Ordinary Shares in the public market, or the perception that these sales might occur, could depress the market price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Ordinary Shares. Sales of shares by these shareholders could have a material adverse effect on the trading price of our Ordinary Shares. We intend to register the offering, issuance, and sale of all Ordinary Shares that we may issue under our equity compensation plans. Once we register these shares, they can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates and any lock-up agreements. Also, we are required to register the shares that would result from (a) the conversion of certain convertible notes we issued in 2021, and (b) the exercise of certain warrants we issued alongside convertible notes in 2020 and 2021. The sales of a significant number of those shares could have a depressant effect on our share price.

Until December 31, 2021, we were an Emerging Growth Company, which may have reduced the amount of information available to investors.

Until December 31, 2021, we were an Emerging Growth Company. The Jumpstart Our Business Start-ups Act, or the JOBS Act, allowed us to postpone the date by which we must comply with some of the laws and regulations intended to protect investors and to reduce the amount of information we provided in our reports filed with the SEC, which could have adversely undermined investor confidence in our company and adversely affected the market price of our Ordinary Shares. Because we have not yet filed a periodic report since our Emerging Growth Company status expired, we have not yet complied with the above-mentioned laws and regulations.

For as long as we remained an “emerging growth company” as defined in the JOBS Act, we took advantage of certain exemptions from various requirements that are applicable to public companies that are not emerging growth companies including:

●	the provisions of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

●	Section 107 of the JOBS Act, which provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We may elect to delay such adoption of new or revised accounting standards. As a result of this adoption, our financial statements may not be comparable to companies that comply with the public company effective date; and

●	any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We took advantage of these exemptions until we were no longer an “emerging growth company.” We were an emerging growth company until the last day of the fiscal year ending on December 31, 2021.

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We have never paid cash dividends on our Ordinary Shares, and we do not anticipate paying any dividends in the foreseeable future. Consequently, any gains from an investment in our Ordinary Shares will likely depend on whether the price of our Ordinary Shares increases, which may not occur.

We have not paid cash dividends on any of our share capital to date and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the Companies Law imposes restrictions on our ability to declare and pay dividends. As a result, capital appreciation, if any, of our Ordinary Shares will be your sole source of gain for the foreseeable future. Consequently, in the foreseeable future, you will likely only experience a gain from your investment in our Ordinary Shares if the price of our Ordinary Shares increases beyond the price in which you originally acquired the Ordinary Shares.

The potential future application of the SEC’s “penny stock” rules to our Ordinary Shares could limit trading activity in the market, and our shareholders may find it more difficult to sell their shares.

If our Ordinary Shares trade at less than $5.00 per share we will be subject to the SEC’s penny stock rules. Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Ordinary Shares and cause a decline in the market value of our Ordinary Shares.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market price of our Ordinary Shares may be volatile.

The market price of our Ordinary Shares may be highly volatile. Some of the factors that may materially affect the market price of our Ordinary Shares are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our Ordinary Shares. These factors may materially adversely affect the market price of our Ordinary Shares, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our Ordinary Shares.

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Our executive officers, directors and principal shareholders will maintain the ability to exert significant control over matters submitted to our shareholders for approval.

Our executive officers, directors and principal shareholders who own more than 5% of our outstanding Ordinary Shares beneficially own shares representing approximately 6.97%1 of our share capital. This concentration of voting power could delay or prevent an acquisition of our company on terms that other shareholders may desire or may result in management of our company being appointed despite our other shareholders’ disapproval. See “Provisions Restricting Change in Control in our Company” for additional information.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our shares, our share price and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts, and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our shares, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

Risks Relating to Our Securities

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) related to internal controls and procedures in the future, or, if we discover material weaknesses and other deficiencies in our internal controls over financial reporting, our share price could decline significantly and raising capital could be more difficult.

Section 404 of Sarbanes-Oxley requires annual management assessments of the effectiveness of our internal controls over financial reporting. If we fail to comply with the rules under Sarbanes-Oxley related to disclosure controls and procedures in the future, or, if we discover material weaknesses and other deficiencies in our internal controls over financial reporting, our share price could decline significantly and raising capital could be more difficult. If material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of Sarbanes-Oxley. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our ordinary shares could drop significantly.

There is no assurance that an active and liquid trading market in our ordinary shares will develop.

This offering will close only if our ordinary shares and Warrants are accepted to be listed on a national securities exchange. There can be no assurance any broker will be interested in trading our ordinary shares and/or Warrants, but we believe that our ordinary shares will trade more actively on a national securities exchange than they currently do on OTCQB. If this is not the case, it may be difficult to sell any securities you purchase in this offering if you desire or need to sell them. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our ordinary shares and/or Warrants will develop or, if developed, that such markets will continue.

There is no guarantee that we will successfully have our ordinary shares and Warrants listed on a national securities exchange, in which case we will not complete this offering. Even if our ordinary shares and Warrants are accepted for listing on a national securities exchange, upon our satisfaction of the exchange’s initial listing criteria, the exchange may subsequently delist our ordinary shares and/or Warrants if we fail to comply with ongoing listing standards.

In the event we are able to list our ordinary shares and Warrants on a national securities exchange upon our satisfaction of the exchange’s initial listing criteria, the exchange will require us to meet certain financial, public float, bid price and liquidity standards on an ongoing basis in order to continue the listing of our ordinary shares and/or Warrants. If we fail to meet these continued listing requirements, our ordinary shares and/or Warrants may be subject to delisting. If our ordinary shares and/or Warrants are delisted and we are not able to list such ordinary shares and /or Warrants on another national securities exchange, we expect our securities would be quoted on an over-the-counter market; however, if this were to occur, our shareholders could face significant material adverse consequences, including limited availability of market quotations for our ordinary shares and /or Warrants and reduced liquidity for the trading of our securities. In addition, in the event of such delisting, we could experience a decreased ability to issue additional securities and obtain additional financing in the future. Even if our ordinary shares and/or Warrants are listed on a national securities exchange, there can be no assurance that an active trading market for our ordinary shares and/or Warrants will develop or be sustained after our initial listing.

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There is no assurance that, if our ordinary shares or Warrants become listed on a national securities exchange, we will not continue to experience volatility in the prices of our securities.

The OTCQB, where our ordinary shares have been quoted, prior to this offering, is an inter-dealer, over-the-counter market that provides significantly less liquidity than a national securities exchange. Our ordinary shares are thinly traded due to the limited number of shares available for trading on the OTCQB thus causing large swings in price. As such, investors and potential investors may find it difficult to obtain accurate stock price quotations, and holders of our ordinary shares or Warrants may be unable to resell their securities at or near their original purchase price or at any price. If an active market for our ordinary shares develops and continues, the prices of our securities may nevertheless be volatile. If our securities experiences volatility as it has in the past, investors may not be able to sell their securities at or above their original purchase price or at any price. Sales of substantial amounts of our securities, or the perception that such sales might occur, could adversely affect prevailing market prices of our securities and our securities price may decline substantially in a short period of time. As a result, our shareholders could suffer losses or be unable to liquidate their holdings. No assurance can be given that the price of our ordinary shares and/or Warrants will become less volatile when listed on a national securities exchange.

Market prices for our ordinary shares and Warrants will be influenced by a number of factors, including:

●	the issuance of new equity securities of the Company pursuant to a future offering, including issuances of preferred stock;

●	the introduction of new products or services by us or our competitors;

●	any future reseller arrangements with global and domestic providers and brand owners;

●	changes in interest rates;

●	significant dilution caused by the anti-dilutive clauses in our financial agreements;

●	competitive developments, including announcements by our competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	variations in our quarterly operating results;

●	change in financial estimates by securities analysts;

●	a limited amount of news and analyst coverage for our Company;

●	the depth and liquidity of the market for our ordinary shares;

●	sales of large blocks of our ordinary shares, including sales by our major shareholders, any executive officers or directors appointed in the future, or by other significant shareholders;

●	investor perceptions of our Company; and

●	general economic and other national and international conditions, including, but not limited to, the economic impacts of the COVID-19 pandemic.

Market price fluctuations may negatively affect the ability of investors to sell our shares at consistent prices. Additionally, recently, securities of certain companies have experienced significant and extreme volatility in stock price due to short sellers of shares of common stock, known as a “short squeeze.” These short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks have abated. While we have no reason to believe our shares would be the target of a short squeeze, there can be no assurance that we won’t be in the future, and you may lose a significant portion or all of your investment if you purchase our shares at a rate that is significantly disconnected from our underlying value.

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Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a public company we incur significant legal, accounting and other expenses. The obligations of being a public company in the United States require significant expenditures and places significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation, among other potential problems.

The Warrants offered in this offering do not confer any rights of ordinary share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire ordinary shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the ordinary shares and pay an exercise price of $ per share (with an exercise price no less than 120% of the public offering price of a Unit), prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. In addition, there is no established trading market for the Warrants and there is no assurance such a market will develop.

Holders of the Warrants will have no rights as a shareholder until they acquire our ordinary shares.

Until holders of the Warrants acquire ordinary shares upon exercise of the Warrants, the holders will have no rights with respect to the ordinary shares issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a shareholder as to the security exercised only as to matters for which the record date occurs after the exercise.

There is no established market for the Warrants to purchase our ordinary shares being offered in this offering.

There is no established trading market for the Warrants and there is no assurance a market will develop. Although we will apply to list the Warrants on a national securities exchange there can be no assurance that there will be an active trading market for the Warrants. Without an active trading market, the liquidity of the Warrants will be limited.

Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our governing organizational documents, certain provisions of the Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

There is no current public market for the Units.

There is no established public trading market for the Units, for the Warrantscon offered hereby, and we do not expect a market to develop for the Units. The Units have no stand-alone rights and will not be certified or issued as stand-alone securities. The ordinary shares and Warrants are immediately separable from the Units, and will be issued separately in this offering. We do not intend to apply for listing of the Units on any securities exchange or other nationally recognized trading system.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Units in the offering, at an assumed public offering price per Unit of $                      , will be approximately $                      , after deducting the underwriting discounts and commissions and estimated offering expenses, or $                          if the underwriters exercise their option in full, assuming no exercise of the Representative Warrants.

We currently expect to use the net proceeds of this offering primarily for the following purposes:

●	Approximately $_________ to hire additional personnel to assist in developing internal controls and procedures related to our financial reporting;
●	Approximately $ for development of new products and improvements to existing products;
●	Approximately $ to expand sales and marketing capabilities; and
●	The remaining proceeds of approximately $ for general corporate purposes, including working capital and possibly acquisitions of other companies.

This is an estimated use of proceeds and amounts may be re-allocated by the Board of Directors in its sole discretion. We believe that the expected net proceeds from this offering and our existing cash and cash equivalents, together with interest thereon, will be sufficient to fund our operations for at least the next 12 months, although we cannot assure you that this will occur.

The amount and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities and the amount of cash generated or used by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion and flexibility in the application of the net proceeds.

A $1.00 increase (decrease) in the assumed public offering price of $ per Unit would increase (decrease) the expected net proceeds of the offering to us by approximately $ million, assuming that the number of Units sold by us remains the same. We may also increase or decrease the number of Units we are offering. An increase (decrease) in the number of Units offered by us by Units would increase (decrease) the expected net proceeds of the offering to us by approximately $ million assuming that the assumed public offering price remains as set forth on the cover page of this prospectus.

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CAPITALIZATION

Set forth below is our cash and capitalization as of March 31, 2022:

●	on an actual basis; and

●	On a pro forma basis to reflect the issuance of [ ] Units.

You should read the information in the below table together with our consolidated financial statements and related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each included elsewhere in this prospectus.

	As of March 31, 2022 (In thousands) (1)
	Actual (unaudited)	Pro Forma (unaudited)
Cash and cash equivalents	$74	$
Total current liabilities	10,820
Total non-current liabilities	28,058

Total stockholders’ equity (deficit):
Ordinary Shares of NIS 0.01 par value each:
Authorized: 5,000,000,000 shares at March 31, 2022; Issued and outstanding: 1,140,376,586 shares at March 31, 2022.	3,423
Additional paid-in capital	69,599
Accumulated deficit	(98,183)
Total shareholders’ equity (deficit)	(25,161)

A $        increase or decrease in the public offering price of $          per Unit would increase or decrease our as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $             million assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts, commissions and estimated offering expenses payable by us. An increase (decrease) of                Units in the number of Units offered by us, as set forth on the cover page of this prospectus, would increase (decrease) as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by $               million, assuming no change in the public offering price per Unit and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

(1)	On an actual basis, based on 1,193,175,121 ordinary shares outstanding as of July 22, 2022 and excludes the following as of that date:

●	(i) 516,330,608 ordinary shares, (the “Convertible Note Shares”), issuable upon the exercise of outstanding convertible notes (the “Convertible Notes”), (ii) 78,332,201 ordinary shares, (the “Purchaser Warrant Shares”), issuable upon exercise of outstanding warrants (the “2021 Warrants”), and (iii) 59,648,748 ordinary shares (the “Prior Warrant Shares”) issuable upon the exercise of outstanding warrants (the “2020 Warrants”).

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DILUTION

If you invest in our shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per ordinary share that is part of the Unit and the as adjusted net tangible book value per ordinary share immediately after this offering.

Our historical net tangible book value as of March 31, 2022, was approximately $16,433, or $0.012 per ordinary share. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per ordinary share is our historical net tangible book value divided by the number of outstanding ordinary shares as of March 31, 2022.

After giving effect to this offering, at a public offering price of $             per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and after giving effect to the other pro forma adjustments referenced under “Capitalization,” our net tangible book value on a as adjusted basis as of December 31, 2021, would have been $           per ordinary share. This amount represents an immediate increase in as adjusted net tangible book value of $             per ordinary share to our existing shareholders and an immediate dilution of $        per ordinary share to new investors purchasing Units in this offering. We determine dilution by subtracting the adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a Unit.

The following table illustrates this dilution:

Public offering price per Unit	$
Net tangible book value per ordinary share as of March 31, 2022		$0.012
Increase in as adjusted net tangible book value per ordinary share attributable to this offering
As adjusted net tangible book value per ordinary share, after this offering
Dilution per share to new investors in this offering	$

A $           increase (decrease) in the public offering price of $            per Unit, would increase (decrease) the as adjusted net tangible book value per ordinary share by $            , and increase (decrease) dilution to new investors by $               per ordinary share, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The foregoing discussion and table do not consider further dilution to new investors that could occur upon the exercise of outstanding warrants having a per share exercise or conversion price less than the per share offering price to the public in this offering.

If the underwriters exercise in full their option to purchase additional Units in this offering, the as adjusted net tangible book value after the offering would be $                 per ordinary share, the increase in net tangible book value to existing shareholders would be $            per ordinary share, and the dilution to new investors would be $                per ordinary share, in each case at a public offering price of $               per share.

The number of ordinary shares that will be outstanding after this offering is based on 1,193,175,121 ordinary shares outstanding as of July 22, 2022, and excludes the following as of that date:

●	(i) 516,330,608 ordinary shares, (the “Convertible Note Shares”), issuable upon the exercise of outstanding convertible notes (the “Convertible Notes”), (ii) 78,332,201 ordinary shares, (the “Purchaser Warrant Shares”), issuable upon exercise of outstanding warrants (the “2021 Warrants”), and (iii) 59,648,748 ordinary shares (the “Prior Warrant Shares”) issuable upon the exercise of outstanding warrants (the “2020 Warrants”).

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes, which have been publicly filed with the Securities Exchange Commission and are included with this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. We report financial information under US GAAP and our financial statements were prepared in accordance with generally accepted accounting principles in the United States.

Overview

●	Todos Medical Ltd. (“Todos Medical,” the “Company,” “we,” “our,” “us”), is an in vitro diagnostics company focused on distributing comprehensive solutions for COVID-19 screening and diagnosis and developing blood tests for the early detection of cancer and Alzheimer’s disease.

●	Todos has entered into distribution agreements with companies to distribute certain novel coronavirus (COVID-19) test kits. The agreements cover multiple international suppliers of PCR testing kits and related materials and supplies, as well as antibody testing kits from multiple manufacturers after completing validation of said testing kits and supplies in its partner CLIA/CAP certified laboratory in the United States. Todos has combined the PCR testing kits with automated lab equipment to create lab workflows capable of performing up to 40,000 PCR tests per day. Todos has entered into supply agreements with CLIA/CAP certified laboratories in the United States to deploy these PCR workflows. Todos has formed strategic partnerships with Meridian Health and other strategic partners to deploy COVID-19 antigen and antibody testing in the United States. Additionally, the Company is developing a lab-based COVID-19 3CL protease test to determine whether a COVID-19 positive patient remains contagious after quarantine is complete and is further developing point-of-care-based embodiments of the lab test for use in screening programs worldwide.

●	In December 2020, Todos announced the commercial launch of its proprietary 3CL protease inhibitor dietary supplement Tollovid™ at The Alchemist’s Kitchen in SoHo district in Manhattan, New York. Tollovid, a mix of botanical extracts, is being targeted to support healthy immune function against circulating coronaviruses. Tollovid’s mechanism of action is to inhibit the activity of the 3CL protease, a key protease required for the intracellular replication of coronaviruses. Tollovid was granted a Certificate of Free Sale by the US Food & Drug Administration in August 2020, allowing its commercial sale anywhere in the United States.

●	On March 11, 2022, the Company entered into a Share Purchase Agreement (the “SPA”) with 3CL Sciences Ltd. (“3CL”), an Israeli corporation, and NLC Pharma Ltd. (“NLC”), an Israeli corporation, pursuant to which (a) 3CL Sciences will purchase all therapeutic, diagnostic, dietary supplement and pharmaceutical assets from NLC that relate to 3CL protease biology (which is used in the development, manufacture, sale and distribution of Tollovid™ and Tollovir™) from NLC in exchange for a 100% equity interest in 3CL, (b) 3CL will allot 30.5% of its shares to the Company in exchange for a total cash commitment of $8 million, (c) NLC will sell 7.54% of 3CL’s issued and outstanding shares to the Company in exchange for a total cash commitment of $2 million, and (d) NLC will exchange 14.31% of 3CL’s issued and outstanding shares for shares of the Company having a market value of $3,800,000 on the day prior to the Closing, such that the Company will own 52% of 3CL’s issued and outstanding share capital and NLC will own 48% of 3CL’s issued and outstanding share capital. The Company and NLC have agreed to identify a seasoned biopharmaceutical CEO to manage 3CL going forward. The board of directors of 3CL Sciences will be made up of five (5) individuals: three (3) appointed by the Company and two (2) appointed by NLC.

●	Additionally, the Company’s patented Todos Biochemical Infrared Analyses (TBIA) is a cancer-screening technology using peripheral blood analysis that deploys deep examination into cancer’s influence on the immune system, looking for biochemical changes in blood mononuclear cells and plasma. Todos’ two internally developed cancer-screening tests, TMB-1 and TMB-2 have received a CE mark in Europe.

●	In the second quarter of 2021, Todos purchased rights to Provista Diagnostics, Inc.’s Alpharetta, Georgia-based CLIA/CAP certified lab and Provista’s proprietary commercial-stage Videssa® breast cancer blood test.

●	Todos is also developing blood tests for the early detection of neurodegenerative disorders, such as Alzheimer’s disease.

●	In July 2020, Todos completed the acquisition of Breakthrough Diagnostics, Inc., the owner of the LymPro Test intellectual property, from Amarantus Bioscience Holdings, Inc.

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Products

●

Through 3CL Sciences Ltd. (“3CL”), we are in the development phase of our own antiviral, Tollovir™, a potent 3CL protease inhibitor for the treatment of hospitalized COVID-19 patients, which is currently undergoing a Phase 2 clinical trial in Israel with plans to expand the clinical development program to India.

We believe that government recognition of the need for antivirals to treat COVID-19 will provide a significant tailwind for the development of our Tollovir™ anti-viral that is currently undergoing a Phase 2 clinical trial in Israel with plans progressing rapidly to expand the clinical development program to India. As part of the ongoing scientific effort to further elucidate the mechanisms that have enabled Tollovir to achieve its very positive early clinical results, NLC Pharma identified an anti-inflammatory mechanism of action of Tollovir to complement its 3CL protease inhibiting mechanism. This dual mechanism of action helps explain the significant reduction in symptoms and the biomarker C Reactive Protein (CRP) that was documented in the earliest clinical COVID-19 data sets produced in Israel, which could not be explained by a reduction in viral load alone likely caused by Tollovir’s 3CL protease inhibiting mechanism.

●

The Company’s 3CL protease inhibitor botanical product, Tollovid, is a dietary supplement that helps to support and maintain healthy immune function. This technology will potentially have a significant impact for the development of virus targeting therapeutic development strategies, as well as clearance for return to life activities post-infection.

We are very pleased that the Company’s dietary supplement Tollovid, which provides immune support as a protease inhibitor, received FDA authorization for a new 5-day dosing regimen in April 2021. We believe this authorization underscores the emerging need in the marketplace for immune support supplements supported by strong scientific and safety data, as well as provides international regulatory authorities with a high degree of comfort of Tollovid’s safety profile.

●	In October 2021, we announced positive clinical validation data for our 3CL protease biomarker assay TolloTest™ in a clinical study evaluating its sensitivity compared with PCR in hospitalized COVID-19 patients, patients hospitalized for conditions other than COVID-19 and individuals exposed to confirmed COVID-19 subjects in the community outpatient setting and healthy controls. The results clinically validated the sensitivity of the 3CL protease biomarker compared with SARS-CoV-2 PCR, confirmed positive results in both the hospital and outpatient setting, and provided key insights on the potential role the 3CL protease biomarker could play in assessing the COVID infectivity status of infected patients being released from quarantine and opening the diagnostic window to include earlier diagnosis of individuals from time of time known exposure. The Company sees multiple use cases for the 3CL protease biomarker as an adjunct to both PCR testing and antigen testing for SARS-CoV-2.

●	Our two most advanced blood tests for cancer are for the screening and diagnosis of breast cancer. TM-B1 is our breast cancer test for the screening and diagnosis of breast cancer in all women, and TM-B2 is our breast cancer test for the screening and diagnosis of breast cancer in women who have ‘dense breasts.’ Dense breasts, medically categorized as BI-RADS 3 and BI-RADS 4, make mammograms largely ineffective because the biophysical structure of the breast does not allow high enough resolution on the mammogram X-ray to determine whether or not a tumor is present, leading to potentially unnecessary additional imaging tests and breast biopsies in women who have dense breasts.

●	Additionally, our TMC blood test is for the screening and diagnosis of colon cancer.

●	The Lymphocyte Proliferation Test (LymPro Test™) is a diagnostic blood test that determines the ability of peripheral blood lymphocytes (PBLs) and monocytes to withstand an exogenous mitogenic stimulation that induces them to enter the cell cycle. It is believed that certain diseases, most notably Alzheimer’s disease, are the result of compromised cellular machinery that leads to aberrant cell cycle re-entry by neurons, which then leads to apoptosis. LymPro is novel in the use of peripheral blood lymphocytes as a surrogate for neuronal cell function, suggesting a common relationship between PBLs and neurons in the brain.

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Videssa Breast

Current methods of breast cancer detection have known limitations, particularly in women with abnormal or difficult-to-interpret imaging findings. While clinical examination and imaging technologies are critical elements for detecting breast cancer, the high rate of false positive and false negative results from these approaches can significantly impact patient care. In an effort to improve the accuracy of early breast cancer detection, complementary blood-based approaches are being developed to help address the current limitations of breast imaging. By utilizing new detection strategies, healthcare providers will be able to improve the accuracy of breast cancer detection and minimize the consequences of false positive and false negative results. To help address the diagnostic challenges in breast cancer, we developed Videssa Breast-the first blood test of its kind to detect the presence or absence of breast cancer in women with abnormal or difficult-to-interpret imaging findings. When combined with imaging, Videssa Breast improves diagnostic accuracy and provides greater confidence and clarity when clinical assessment is challenging.

Videssa Breast was developed to provide physicians with actionable information regarding breast cancer risk in women following an inconclusive mammogram result (BI-RADS III or IV), which primarily occurs in women with dense breasts. The data provided from the test, which has demonstrated specificity of ~99% in both women over and under 50 years of age, arms physicians with a powerful tool to help guide decisions of whether to continue to monitor a low-risk patient intermittently, or whether to advance an at-risk patient immediately into a more expensive and invasive diagnostic assessment that likely includes a breast biopsy. With Videssa as the proprietary centerpiece of our cancer diagnostic strategy, we will be looking to offer highly advanced, comprehensive cancer testing solutions to OB-GYNs, general practitioners and other stakeholders in the medical community who will ultimately be managing patients likely to be strong candidates for Videssa.

Videssa Breast combines multiple Serum Protein Biomarkers (SPBs) and Tumor-Associated Autoantibodies (TAAbs), along with patient clinical data, to generate a unique protein signature for breast cancer. As these protein biomarkers are released into the bloodstream, they act as biological cues for the presence of a malignancy, providing a snapshot of what’s going on inside of a woman’s body to complement the anatomical features visible on imaging. Unlike genetic testing which determines the future risk of developing breast cancer, Videssa Breast is designed to detect real-time disease status. By identifying early biochemical warning signals of breast cancer in the bloodstream, such as “protein biomarkers,” Videssa Breast provides information not detectable through imaging technologies, allowing for a more comprehensive assessment.

LymPro Test™:

The Lymphocyte Proliferation (LymPro) Test™ measures markers of immune cells present in the blood as a surrogate for loss of nerve cell function and the toxic accumulation of beta-amyloid plaques in the brain, which is a hallmark of Alzheimer’s disease. Based on differences observed in the response of cells from patients with Alzheimer’s disease as compared with age-matched controls and patients with other dementias, it appears that the test has high potential as an adjunctive diagnostic for Alzheimer’s disease. LymPro exploits the fact that abnormalities in replication (or the cell cycle) seem to extend to immune cells in the blood. The test specifically measures the alterations in cell cycle activity in blood lymphocytes (a type of immune cell) as a biomarker of neuronal damage, for the early identification and screening of Alzheimer’s. Areas for deployment include initial Investigational Use Only (“IUO”) testing followed by full diagnostic testing for patients with mild cognitive impairment (“MCI”) and dementia for differential diagnosis. Todos owns the exclusive worldwide rights to this Alzheimer’s blood test as a result of its acquisition of Breakthrough from Amarantus as follows. On February 27, 2019, we entered into a joint venture agreement with Amarantus, pursuant to which we issued Ordinary Share representing 19.99% of our then outstanding Ordinary Shares to Amarantus, in exchange for Amarantus transferring to us 19.99% of Breakthrough, then a wholly-owned subsidiary of Amarantus, and for Amarantus assigning the license for the LymPro test to Breakthrough. As part of the transaction, we agreed to provide working capital to Breakthrough to support Breakthrough’s operations. As part of the Breakthrough joint venture, we were granted an exclusive option to acquire the remaining 80.01% of Breakthrough from Amarantus. At our 2019 annual meeting of shareholders, our shareholders approved a resolution authorizing us to exercise our option to acquire the remaining 80.01% of Breakthrough from Amarantus in exchange for an additional 30% of our then issued and outstanding Ordinary Shares. We closed the acquisition of Breakthrough in July 2020.

There are a few blood-based approaches to Alzheimer’s, most of which focus on identifying canonical Alzheimer’s markers - Amyloid or Tau. The rationale for these tests is that they serve as a proxy for brain concentration Amyloid and Tau-based imaging. Given the failure of these two mechanisms to demonstrate improvement across hundreds of clinical trials, we believe that looking upstream from Amyloid and Tau is where both true diagnostic and therapeutic avenues exist. LymPro captures both Amyloid and Tau-based information by proxy. Given the expectation that the Alzheimer’s therapeutic market could reach $13.57 billion by 20272, we believe LymPro could also help drive mid-term value for Todos as progress is made. Taken together with our core patented Todos Biochemical Infrared Analyses (“TBIA”), which uses a platform based upon a highly sensitive mid infrared equipment called fourier transform infrared spectrometers (“FTIR”), we believe Todos is positioned to become a worldwide leader in the field of immune-based diagnostics.

2 https://www.medgadget.com/2021/01/alzheimers-therapeutics-market-to-reach-usd-13-57-billion-by-2027-size-share- industry-analysis-and-global-forecast-to-2027.html

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COVID-19 Proprietary Lab and Distribution Business:

We provide advanced technologies addressing bottlenecks, whether they be scientific, technical or logistical, to enable laboratories to rapidly expand testing capacity while reducing operational costs. To forward this business, we entered into distribution agreements with multiple companies (such as 3D Biomedicine Science and Technology Col. Ltd., Meridian Health Services Network, Inc., and PCL Inc.) to gain rights to rapid IgM/IgG COVID-19 antibody test kits, RNA extraction machines, RNA extraction reagents, qPCR reagents, digital PCR reagents and automated liquid handler machines, in order to offer a comprehensive suite of solutions to laboratories worldwide. In the second quarter of 2020, we began marketing a turnkey automation services solution to laboratories seeking to expand their COVID-19 testing capabilities and started generating revenue from the distribution of products to support laboratory COVID testing through the automated machinery we provided.

Our Provista Diagnostics Laboratory serves as a hub for our diagnostic development programs, including our flagship Videssa blood test, as well as support for our automation solutions customers. We have focused our COVID-19 diagnostic testing efforts at Provista to prioritize delivering diagnostic services, including PCR and neutralizing antibody testing, becoming a direct provider to healthcare professionals. We have partnered with Fosun Pharma to offer the first neutralizing antibody test, cPass™ SARS-CoV-2 Neutralizing Antibody Detection Kit, which has received Emergency Use Authorization (“EUA”) from the US FDA for the detection of SARS-CoV-2 receptor binding domain (“RBD” or “neutralizing”) antibodies. We believe this test can serve as a key marker for physicians, businesses and schools to access Covid-19 immunity risk among their populations. This expansion into testing services allows us to diversify our business into higher margin revenue in the COVID-19 space, as well as help us to expand our business development opportunities with the labs we work with by providing reference lab testing services as we increase Provista’s automated testing capabilities. The Company intends to build Provista into a highly automated lab capable of running multiple platforms in parallel in order to offer clients comprehensive testing solutions that meet their needs, especially in cancer, infectious disease, immune monitoring and Alzheimer’s disease.

With new COVID-19 variants posing a significant risk for breakthrough infections, we see neutralizing antibody testing becoming critical for informed decision making to assess who may be best suited for booster shots, as well as at what point someone previously infected with COVID begins to show waning immunity and may decide to receive vaccination as a result. We see a large market opportunity developing for the cPass™ SARS-CoV-2 Neutralizing Antibody Detection Kit that we believe will begin to encroach on the COVID-19 PCR testing market. The cPass test will enable individuals to take charge of their health by making data-driven decisions to protect themselves beyond vaccination, such as masking or avoiding certain higher-risk activities when armed with this crucial information. A key differentiator for this novel cPass test is that it detects neutralizing antibodies in patient samples without the use of live virus and with very fast turnaround times, as compared to the conventional method of measuring neutralizing antibodies in patient samples, which requires the use of live cells. We believe immune monitoring will be the primary driver of COVID-19 testing growth going forward. As time advances, and more individuals are several months from their initial vaccine dose, it will become increasingly important for individuals and healthcare providers to assess and monitor neutralizing antibody levels in order to make data-driven decisions with respect to booster shots and behavioral changes. We are currently in the process of automating the cPass test at our laboratory, Provista Diagnostics, to add high-capacity neutralizing antibody testing to its test menu. Provista plans to offer cPass as a testing service to other CLIA labs on a reference basis, as well as directly to the public through healthcare professionals.

We intend to focus on ways of leveraging our existing testing business and our client base to deliver actionable high value testing that will improve outcomes while lowering cost of care. We believe that our establishment of a strong commercial infrastructure is the key to unlocking the value of our intellectual property portfolio for our Company and its shareholders.

TBIA Platform

Todos Medical’s TBIA platform represents a cost effective, scalable, and patient-friendly screening method for cancer screening. Todos has developed the “Total Biochemical Infrared Analysis” (TBIA) method, a proprietary method for screening of solid tumors using peripheral blood spectroscopy analysis. The process involves observing the immune system’s response to tumor presence rather than looking for the tumor cells themselves or specific markers. TBIA analyzes the entire biochemical signatures spectrum (including proteins, lipids, nucleic acids and carbohydrates) of affected immune cells from peripheral blood, using infrared spectroscopy.

●	Advances in mid infrared spectroscopy using fourier transform infrared spectrometers (FTIR) open new diagnostic frontiers

●	Immune system changes detected in plasma and mononuclear cells via FTIR

●	Immune response acts as body’s sensor for cancer

●	FTIR allows observation of distinct immune response to breast, colorectal, lung and other cancer types

The test offered under our TBIA method could help reduce false positives and improve detection rate by reporting to the physician the probability of the presence/absence of cancer prior to more expensive tests. A large, underserved population of unscreened and inadequately screened patients represents a significant opportunity for a patient friendly screening test. Furthermore, traditional tests are more likely to expose patients to radiation and other risks inherent in those tests, our products offer may become a viable solution for these patients, as it is a simple blood test.

Each of the existing screening diagnosis methods have at least one of the following significant drawbacks:

-	Expensive
-	Low sensitivity or specificity
-	Uncomfortable to use
-	Not accessible to the general public
-	Require specialists for results interpretation
-	Possible medical side effects from radiation and invasive tests

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Many patients who need to be checked regularly for cancer, avoid undertaking periodic examinations due to one or more of the above disadvantages. The objective of our Company is to provide a more reliable alternative to the current methods of testing and to thereby overcome patients’ fear of regular cancer checkups, leveraging our proprietary technology in TBIA.

Despite the various indications of the positive potential of our products, in order to establish our product in the market we still need to conduct larger and more focused blind trials and we need to invest in a large-scale validation blind trial on the same cancer to confirm these preliminary results.

Our test is for cancer screening and cannot be regarded as a final diagnosis. However, it only requires a simple blood test causing minor risk and pain (as below diagram demonstrates). Following the results of the test for positive or negative for specific cancer, the physician will refer the patient for additional screenings such as colonoscopy for further examination of cancer presence.

Immune Support Products and 3CL Protease Inhibiting Antivirals

On March 11, 2022, the Company entered into a Share Purchase Agreement (the “SPA”) with 3CL Sciences Ltd. (“3CL”), an Israeli corporation, and NLC Pharma Ltd. (“NLC”), an Israeli corporation, pursuant to which 3CL Sciences will purchase all therapeutic, diagnostic, dietary supplement and pharmaceutical assets from NLC that relate to 3CL protease biology from NLC. The Company owns a controlling interest in 3CL. 3CL is working to advance a theragnostic program targeting the 3CL protease, a key enzyme required for coronaviruses to replicate and infect other cells. We have funded the development of a novel enzymatic 3CL protease diagnostic test that determines whether a coronavirus is actively replicating vs. inactively being cleared from the body by the immune system, as well as 3CL protease inhibitors that aim to slow the replication of the virus in order to be able to further support the body’s ability to be able to overcome a potential coronavirus exposure or infection.

Tollovir:

Furthermore, through 3CL, we are in the development phase of our own antiviral, Tollovir™, a potent 3CL protease inhibitor for the treatment of hospitalized COVID-19 patients, which is currently undergoing a Phase 2 clinical trial in Israel with plans to expand the clinical development program to India.

In light of the different COVID-19 variants circulating widely worldwide, there is now a clear need for novel COVID-19 anti-viral therapies to protect the unvaccinated and those for whom authorized vaccines do not confer immunity, which includes a large portion of the elderly and those taking immune suppressants, against COVID-19 infection. In the United States, the Biden administration recently underscored this need by pledging to invest $3.2 billion into research for COVID-19 anti-viral therapies, similar to the US Government’s investments into COVID-19 vaccines in 2020 at the beginning of the pandemic. We believe this government recognition of the need for antivirals will provide a significant tailwind for the development of our Tollovir™ anti-viral that is currently undergoing a Phase 2 clinical trial in Israel with plans progressing rapidly to expand the clinical development program to India. As part of the ongoing scientific effort to further elucidate the mechanisms that have enabled Tollovir to achieve its very positive early clinical results, NLC Pharma identified an anti-inflammatory mechanism of action of Tollovir to complement its 3CL protease inhibiting mechanism. This dual mechanism of action helps explain the significant reduction in symptoms and the biomarker C Reactive Protein (CRP) that was documented in the earliest clinical COVID-19 data sets produced in Israel, which could not be explained by a reduction in viral load alone likely caused by Tollovir’s 3CL protease inhibiting mechanism. As a result of these quite complementary 3CL protease inhibiting and anti-inflammatory mechanisms, given that we are in a race with Pfizer to get to market with the first 3CL protease inhibiting COVID-19 antiviral for which therapeutic claims could be made, we believe it is critical to rapidly expand our clinical development programs to gather additional data in multiple clinical settings to demonstrate Tollovir’s ability to help patients suffering from COVID-19. As part of that effort, our Israel-based Principal Investigators have introduced us to physician clinical collaborators in India who work with a highly-respected local Clinical Research Organization (CRO) with extensive experience in running COVID-19 clinical trials. This CRO has near-immediate access to 6 clinical sites that have previously enrolled patients into clinical trials for hospitalized COVID-19 patients and 5 clinical sites that have previously enrolled patients into clinical trials for non-hospitalized COVID-19 patients. We believe this CRO relationship will allow for the rapid expansion of enrollment for Tollovir’s clinical data acquisition, and allow us to quickly prepare for a Phase 3 international clinical development program to support regulatory approval under Emergency Use Authorization.

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Tollovid:

The Company’s 3CL protease inhibitor botanical product, Tollovid, is a dietary supplement that helps to support and maintain healthy immune function. This technology will potentially have a significant impact for the development of virus targeting therapeutic development strategies, as well as clearance for return to life activities post-infection.

We are very pleased that the Company’s dietary supplement Tollovid, which provides immune support as a protease inhibitor, received FDA authorization for a new 5-day dosing regimen in April 2021. We believe this authorization underscores the emerging need in the marketplace for immune support supplements supported by strong scientific and safety data, as well as provides international regulatory authorities with a high degree of comfort of Tollovid’s safety profile. Going forward, the Company sees two critical areas of expansion in the advancement of Tollovid:

1)	International distribution partnerships in jurisdictions where high value dietary supplements are distributed by reputable pharmacies and other high-end wellness stores that can engage with consumers directly on the value and underlying science of their products; and

2)	US marketing campaign to dramatically expand awareness of Tollovid for consumers and distribution partners who are looking for products to further support immune function.

We believe that as we continue to grow our automation services business, we are creating a natural distribution base for the Videssa test, as well as for the eventual commercialization of our proprietary TBIA platform tests and diagnostics developed with NLC Pharma. We intend to seek out additional opportunities to leverage our expanding base of laboratory partners in the coming years.

Operating Results

Revenues

During the three months ended March 31, 2022, we generated revenues of $2,199,456, compared to $5,031,097 in revenues during the three months ended March 31, 2021. Such revenues were generated by the Company and through our U.S. subsidiaries, Corona Diagnostics, LLC and Provista Diagnostics, Inc.

Operating Expenses

Our current operating expenses consist of four components - cost of revenues, research and development expenses, marketing expenses and general and administrative expenses.

Cost of revenues

Our cost of revenues consists primarily of materials, depreciation and other related cost of revenues expenses.

The following table discloses the breakdown of cost of revenues:

	Three Months Ended March 31
	2022	2021
Materials and other costs	$1,144,337	$3,086,314
Depreciation	172,778	148,815
Total	$1,317,115	$3,235,129

Research and Development Expenses

Our research and development expenses consist primarily of salaries and related personnel expenses, subcontracted work and consulting and other related research and development expenses.

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The following table discloses the breakdown of research and development expenses:

	Three Months Ended March 31
	2022	2021

Professional fees	$71,332	$100,234
Laboratory and materials	366,217	602,567
Depreciation	3,589	7,425
Insurance and other expenses	1,117	2,380
Total	$442,255	$712,606

We expect that our research and development expenses will materially increase as we plan to rapidly recruit more employees in order to accelerate our research and development efforts.

Sales and Marketing expenses

Sales and marketing expenses consist primarily of salaries and share-based compensation expense.

The following table discloses the breakdown of sales and marketing expenses:

	Three Months Ended March 31
	2022	2021
Share based compensation	$-	$44,771

professional fees, salaries and other expenses	1,080,474	1,313,466
Total	$1,080,474	$1,358,237

General and administrative

General and administrative expenses consist primarily of salaries, share-based compensation expense, professional service fees (for accounting, legal, bookkeeping, intellectual property and facilities), directors fee and insurance and other general and administrative expenses.

The following table discloses the breakdown of general and administrative expenses:

	Three Months Ended March 31
	2022	2021
Salaries and related expenses	$642,834	42,066
Share-based compensation	1,179,938	200,539
Rent and maintenance expenses	149,421	4,513
Communication and investor relations	46,800	22,500
doubtful debts	736,441	311,274
Depreciation	20,462	-
Professional fees	627,977	956,963
Insurance and other expenses	72,114	24,322

Total	$3,475,987	1,562,177

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Comparison of the three months ended March 31, 2022, to the three months ended March 31, 2021:

Results of Operations

Revenues. Our revenues for the three months ended March 31, 2022, were $2,199,456, compared to 5,031,097 revenues during the three months ended March 31, 2021, representing a net decrease of $2,831,641, or 56%. The decrease in our revenues is a result of the reduction in sales of our COVID-19 testing products through our U.S. subsidiary, Corona Diagnostics, LLC which was somewhat offset by sales of Tollovid™, which commenced in the fourth quarter of 2021.

Cost of revenues. Our cost of revenues for the three months ended March 31, 2022, were $1,317,115, compared to $3,235,129 during the three months ended March 31, 2021, representing a net decrease of $1,918,014, or 59%. The decrease in our cost of revenues is related to the decrease in sales of our COVID-19 testing products.

Research and Development Expenses. Our research and development expenses for the three months ended March 31, 2022, were $442,255 compared to $712,606 for the three months ended March 31, 2021, representing a net decrease of $270,351, or 38%. The decrease is primarily due to a decrease in professional fees and other research and development costs in connection with providing Covid testing services.

Sales and Marketing Expenses. Our sales and marketing expenses decreased from $1,358,237 in the three months ended March 31, 2021, to $1,080,474 in the three months ended March 31, 2022, a decrease of $277,763 or 20%.

General and Administrative Expenses. Our general and administrative expenses for the three months ended March 31, 2022, were $3,475,987, compared to $1,562,177 for the three months ended March 31, 2021, providing an increase of $1,913,810 or 123%. The increase is primarily due to an increase in stock-based compensation, salaries and related expenses, and doubtful debts partially offset by a decrease in professional services.

Finance (Income) Expenses, Net. Our net finance expenses for the three months ended March 31, 2022 was $3,471,000 compared to net finance expenses of $15,654,635 for the three months ended March 31, 2021, providing a decrease of $12,183,638 or 78%. The decrease is primarily due to changes in the fair value of warrants liability and amortization of discounts and accrued interest on convertible bridge loans.

Share in losses of affiliated company is accounted for under the equity method. Our share in losses of affiliated company accounted for under the equity method amounted to $65,469 in the three months ended March 31, 2021 ($0 in the three months ended March 31, 2022).

Net Loss. Our net loss for the three months ended March 31, 2022 was $7,588,375, compared to $17,557,484 for the three months ended March 31, 2021, providing a decrease of $9,969,109 or 57%. The decrease is primarily due to a decrease in the decrease in finance expenses, net as well as other changes as mentioned above.

We prepare our financial statements in accordance with US GAAP. At the time of the preparation of the financial statements, our management is required to use estimates, evaluations, and assumptions which affect the application of the accounting policy and the amounts reported for assets, obligations, revenues and expenses. Any estimates and assumptions are continually reviewed. The changes to the accounting estimates are credited during the period in which the change to the estimate is made.

Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we elected to rely on other exemptions, including without limitation, (i) providing an auditor’s attestation report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis). These exemptions applied until the last day of the 2021 fiscal year (the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act).

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Going Concern Uncertainty

Until 2020, we devoted substantially all of our efforts to research and development and raising capital. In 2020, we raised significant capital, but we also generated revenues for the first time as a result of our activities related to Covid-19. There is no certainty as to the continuance of our revenues related to Covid-19. The development and commercialization of our other products, which are necessary for our long term financial health, are expected to require substantial further expenditures. We remain dependent upon external sources for financing our operations. Since inception, we have incurred substantial accumulated losses, negative working capital, and negative operating cash flow, and have a significant shareholders’ deficit. These factors raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. We plan to finance our operations through the sale of equity and, to the extent available, short term and long-term loans. There can be no assurance that we will succeed in obtaining the necessary financing to continue our operations.

Liquidity and Capital Resources

Overview

To date, we have funded our operations primarily with convertible bridge loans, grants from the IIA, and issuing Ordinary Shares and stock warrants (including warrants’ exercise).

The table below presents our cash flows:

STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Three months period ended March 31,
	2022	2021
	Unaudited	Unaudited
Cash flows from operating activities:
Net loss	$(7,588)	$(17,557)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation	197	156
Interest on revolving credit line	597	-
Other losses	30	-
Liability for minimum royalties	54	12
Stock-based compensation	1,568	235
Modification of terms relating to straight loan transaction	-	(6)
Direct and incremental issuance costs allocated to conversion feature of convertible bridge loan	-	169
Change in fair value, amortization of discounts and accrued interest on convertible bridge loans	6,127	15,033
Amortization of discounts and accrued interest on straight loans	164	861
Change in fair value of derivative warrants liability and fair value of warrants expired	-	(201)
Change in fair value of liability related to conversion feature of convertible bridge loans	(3,431)	(977)
Decrease (increase) in trade receivables	1,035	(41)
Increase in inventories	(38)	(1,054)
Decrease (increase) in other current assets	(294)	670
Increase (decrease) in accounts payable	1,024	(389)
Decrease in deferred revenues	-	(844)
Increase (decrease) in other current liabilities	(678)	687

Net cash used in operating activities	(1,263)	(3,180)

Cash flows from investing activities:
Purchase of property and equipment	(244)	(658)
Investment in other companies	-	(231)
Net cash used in investing activities	(244)	(889)

Cash flows from financing activities:
Proceeds from straight loans, net	725	1,677
Repayment of Receivables financing facility	879	(1,056)
Repayment of straight loans	(189)	(941)
Repayment of convertible bridge loans	-	(677)
Proceeds from issuance of units consisting of convertible bridge loans, stock warrants and shares, net	-	4,012
Repayments of right of use asset arising from operating leases	(23)	-
Proceeds from issuance of ordinary shares through equity line	-	255
Net cash provided by financing activities	1,392	3,270

Change in cash, cash equivalents	(115)	(799)
Cash, cash equivalents at beginning of period	189	935
Cash, cash equivalents at end of period	$74	$136

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Operating Activities

Net cash used in operating activities for the three months ended March 31, 2022 was $1,263,000 compared to $3,180,000 in the three months ended March 31, 2021. The decrease in the cash flow used in operating activities in 2022 compared to 2021 is primarily due to a decrease in operating loss plus an increase in accounts payable and stock-based compensation and a decrease in the fair value of the liability related to the potential conversion of convertible bridge loans, amortization of discounts and accrued interest on convertible bridge loans.

Investing Activities

Net cash used in investing activities for the for the three months ended March 31, 2022 was $244,000, compared with $889,000 in the three months ended March 31, 2021. The primary reason for the decrease in investing activities was due to a decrease in the purchase of laboratory and other equipment by our U.S. subsidiaries, Corona Diagnostics, LLC and Provista Diagnostics, Inc.

Financing Activities

Net cash provided by financing activities for the three months ended March 31, 2022 was $1,392,000, compared to net cash provided by financing activities for the three months ended March 31, 2021 of $3,270,000. This decrease is primarily due to a decrease in cash received from proceeds from straight loans and proceeds from issuance of units consisting of convertible bridge loans, stock warrants and shares, net offset by an increase in cash received from the Company’s receivables financing facility.

Current Outlook

We cannot assure that our cancer detection kits will be commercialized, work as indicated, or that they will receive regulatory approval and that we will earn revenues sufficient to support our operations or that we will ever be profitable. Furthermore, since we have no committed source of financing, we cannot assure that we will be able to raise money as and when we need it to continue our operations. If we cannot raise funds as and when we need them, we may be required to curtail, or even to cease, our operations.

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We have limited experience with IVD. As such, these budget estimates may not be accurate. In addition, the actual work to be performed is not known at this time, other than a broad outline, as is normal with any scientific work. As further work is performed, additional work may become necessary or change in plans or workload may occur. Such changes may have an adverse impact on our estimated budget. Such changes may also have an adverse impact on our projected timeline of drug development.

We are currently distributing COVID-19 testing kits as a means of funding our operations.

If we are unable to raise additional funds, we will need to do one or more of the following:

●	delay, scale-back or eliminate some or all of our research and product development programs;

●	provide licenses to third parties to develop and commercialize products or technologies that we would otherwise seek to develop and commercialize ourselves;

●	seek strategic alliances or business combinations;

●	attempt to sell our Company;

●	cease operations; or

●	declare bankruptcy.

Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to secure additional debt or equity financing in a timely manner, or at all, which could require us to scale back our business plan and operations.

The above conditions raise substantial doubt about our ability to continue as a going concern. The financial statements included elsewhere herein were prepared under the assumption that we would continue our operations as a going concern. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. Without additional funds from debt or equity financing, sales of our intellectual property or technologies, or from a business combination or a similar transaction, we will soon exhaust our resources and will be unable to continue operations. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in us.

Our management intends to attempt to secure additional required funding primarily through additional equity or debt financings. We may also seek to secure required funding through sales or out-licensing of intellectual property assets, seeking partnerships with other pharmaceutical companies or third parties to co-develop and fund research and development efforts, or similar transactions. However, there can be no assurance that we will be able to obtain required funding. If we are unsuccessful in securing funding from any of these sources, we will defer, reduce or eliminate certain planned expenditures in our research protocols. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that could result in our shareholders losing some or all of their investment in us.

Quantitative and Qualitative Disclosure About Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our current investment policy is to invest available cash in bank deposits with banks that have a credit rating of at least A-minus. Accordingly, a substantial majority of our cash and cash equivalents is held in deposits that bear interest.

Given the current low rates of interest we receive, we will not be adversely affected if such rates are reduced. Our market risk exposure is primarily a result of NIS/U.S. dollar exchange rates, which is discussed in detail in the following paragraph.

Foreign Currency Exchange Risk

Our results of operations and cash flow are subject to fluctuations due to changes in NIS/U.S. dollar currency exchange rates. The vast majority of our liquid assets is held in U.S. dollars, and a certain portion of our expenses is denominated in NIS. We expect that the percentage of our NIS denominated expenses will materially decrease in the near future, therefore reducing our exposure to exchange rate fluctuations. We do not hedge our foreign currency exchange risk. In the future, we may enter into formal currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rates of our principal operating currencies. These measures, however, may not adequately protect us from the material adverse effects of such fluctuations. Currently, all of our transactions are in United States dollars and Israeli shekels.

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BUSINESS

Overview

●	Todos Medical Ltd. (“Todos Medical,” the “Company,” “we,” “our,” “us”), is an in vitro diagnostics company focused on distributing comprehensive solutions for COVID-19 screening and diagnosis and developing blood tests for the early detection of cancer and Alzheimer’s disease.

●	Todos has entered into distribution agreements with companies to distribute certain novel coronavirus (COVID-19) test kits. The agreements cover multiple international suppliers of PCR testing kits and related materials and supplies, as well as antibody testing kits from multiple manufacturers after completing validation of said testing kits and supplies in its partner CLIA/CAP certified laboratory in the United States. Todos has combined the PCR testing kits with automated lab equipment to create lab workflows capable of performing up to 40,000 PCR tests per day. Todos has entered into supply agreements with CLIA/CAP certified laboratories in the United States to deploy these PCR workflows. Todos has formed strategic partnerships with Meridian Health and other strategic partners to deploy COVID-19 antigen and antibody testing in the United States. Additionally, the Company is developing a lab-based COVID-19 3CL protease test to determine whether a COVID-19 positive patient remains contagious after quarantine is complete and is further developing point-of-care-based embodiments of the lab test for use in screening programs worldwide.

●	In December 2020, Todos announced the commercial launch of its proprietary 3CL protease inhibitor dietary supplement Tollovid™ at The Alchemist’s Kitchen in SoHo district in Manhattan, New York. Tollovid, a mix of botanical extracts, is being targeted to support healthy immune function against circulating coronaviruses. Tollovid’s mechanism of action is to inhibit the activity of the 3CL protease, a key protease required for the intracellular replication of coronaviruses. Tollovid was granted a Certificate of Free Sale by the US Food & Drug Administration in August 2020, allowing its commercial sale anywhere in the United States.

●	On March 11, 2022, the Company entered into a Share Purchase Agreement (the “SPA”) with 3CL Sciences Ltd. (“3CL”), an Israeli corporation, and NLC Pharma Ltd. (“NLC”), an Israeli corporation, pursuant to which (a) 3CL Sciences will purchase all therapeutic, diagnostic, dietary supplement and pharmaceutical assets from NLC that relate to 3CL protease biology (which is used in the development, manufacture, sale and distribution of Tollovid™ and Tollovir™) from NLC in exchange for a 100% equity interest in 3CL, (b) 3CL will allot 30.5% of its shares to the Company in exchange for a total cash commitment of $8 million, (c) NLC will sell 7.54% of 3CL’s issued and outstanding shares to the Company in exchange for a total cash commitment of $2 million, and (d) NLC will exchange 14.31% of 3CL’s issued and outstanding shares for shares of the Company having a market value of $3,800,000 on the day prior to the Closing, such that the Company will own 52% of 3CL’s issued and outstanding share capital and NLC will own 48% of 3CL’s issued and outstanding share capital. The Company and NLC have agreed to identify a seasoned biopharmaceutical CEO to manage 3CL going forward. The board of directors of 3CL Sciences will be made up of five (5) individuals: three (3) appointed by the Company and two (2) appointed by NLC.

●	Additionally, the Company’s patented Todos Biochemical Infrared Analyses (TBIA) is a cancer-screening technology using peripheral blood analysis that deploys deep examination into cancer’s influence on the immune system, looking for biochemical changes in blood mononuclear cells and plasma. Todos’ two internally developed cancer-screening tests, TMB-1 and TMB-2 have received a CE mark in Europe.

●	In the second quarter of 2021, Todos purchased rights to Provista Diagnostics, Inc.’s Alpharetta, Georgia-based CLIA/CAP certified lab and Provista’s proprietary commercial-stage Videssa® breast cancer blood test.

●	Todos is also developing blood tests for the early detection of neurodegenerative disorders, such as Alzheimer’s disease.

●	In July 2020, Todos completed the acquisition of Breakthrough Diagnostics, Inc., the owner of the LymPro Test intellectual property, from Amarantus Bioscience Holdings, Inc.

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Products

●

Through 3CL Sciences Ltd. (“3CL”), we are in the development phase of our own antiviral, Tollovir™, a potent 3CL protease inhibitor for the treatment of hospitalized COVID-19 patients, which is currently undergoing a Phase 2 clinical trial in Israel with plans to expand the clinical development program to India.

We believe that government recognition of the need for antivirals to treat COVID-19 will provide a significant tailwind for the development of our Tollovir™ anti-viral that is currently undergoing a Phase 2 clinical trial in Israel with plans progressing rapidly to expand the clinical development program to India. As part of the ongoing scientific effort to further elucidate the mechanisms that have enabled Tollovir to achieve its very positive early clinical results, NLC Pharma identified an anti-inflammatory mechanism of action of Tollovir to complement its 3CL protease inhibiting mechanism. This dual mechanism of action helps explain the significant reduction in symptoms and the biomarker C Reactive Protein (CRP) that was documented in the earliest clinical COVID-19 data sets produced in Israel, which could not be explained by a reduction in viral load alone likely caused by Tollovir’s 3CL protease inhibiting mechanism.

●

The Company’s 3CL protease inhibitor botanical product, Tollovid, is a dietary supplement that helps to support and maintain healthy immune function. This technology will potentially have a significant impact for the development of virus targeting therapeutic development strategies, as well as clearance for return to life activities post-infection.

We are very pleased that the Company’s dietary supplement Tollovid, which provides immune support as a protease inhibitor, received FDA authorization for a new 5-day dosing regimen in April 2021. We believe this authorization underscores the emerging need in the marketplace for immune support supplements supported by strong scientific and safety data, as well as provides international regulatory authorities with a high degree of comfort of Tollovid’s safety profile.

●	In October 2021, we announced positive clinical validation data for our 3CL protease biomarker assay TolloTest™ in a clinical study evaluating its sensitivity compared with PCR in hospitalized COVID-19 patients, patients hospitalized for conditions other than COVID-19 and individuals exposed to confirmed COVID-19 subjects in the community outpatient setting and healthy controls. The results clinically validated the sensitivity of the 3CL protease biomarker compared with SARS-CoV-2 PCR, confirmed positive results in both the hospital and outpatient setting, and provided key insights on the potential role the 3CL protease biomarker could play in assessing the COVID infectivity status of infected patients being released from quarantine and opening the diagnostic window to include earlier diagnosis of individuals from time of time known exposure. The Company sees multiple use cases for the 3CL protease biomarker as an adjunct to both PCR testing and antigen testing for SARS-CoV-2.

●	Our two most advanced blood tests for cancer are for the screening and diagnosis of breast cancer. TM-B1 is our breast cancer test for the screening and diagnosis of breast cancer in all women, and TM-B2 is our breast cancer test for the screening and diagnosis of breast cancer in women who have ‘dense breasts.’ Dense breasts, medically categorized as BI-RADS 3 and BI-RADS 4, make mammograms largely ineffective because the biophysical structure of the breast does not allow high enough resolution on the mammogram X-ray to determine whether or not a tumor is present, leading to potentially unnecessary additional imaging tests and breast biopsies in women who have dense breasts.

●	Additionally, our TMC blood test is for the screening and diagnosis of colon cancer.

●	The Lymphocyte Proliferation Test (LymPro Test™) is a diagnostic blood test that determines the ability of peripheral blood lymphocytes (PBLs) and monocytes to withstand an exogenous mitogenic stimulation that induces them to enter the cell cycle. It is believed that certain diseases, most notably Alzheimer’s disease, are the result of compromised cellular machinery that leads to aberrant cell cycle re-entry by neurons, which then leads to apoptosis. LymPro is novel in the use of peripheral blood lymphocytes as a surrogate for neuronal cell function, suggesting a common relationship between PBLs and neurons in the brain.

Recent Developments

3CL Acquisition

On March 11, 2022, the Company entered into a Share Purchase Agreement (the “SPA”) with 3CL Sciences Ltd. (“3CL”), an Israeli corporation, and NLC Pharma Ltd. (“NLC”), an Israeli corporation, pursuant to which (a) 3CL Sciences will purchase all therapeutic, diagnostic, dietary supplement and pharmaceutical assets from NLC that relate to 3CL protease biology (which is used in the development, manufacture, sale and distribution of Tollovid™ and Tollovir™) from NLC in exchange for a 100% equity interest in 3CL, (b) 3CL will allot 30.5% of its shares to the Company in exchange for a total cash commitment of $8 million, (c) NLC will sell 7.54% of 3CL’s issued and outstanding shares to the Company in exchange for a total cash commitment of $2 million, and (d) NLC will exchange 14.31% of 3CL’s issued and outstanding shares for shares of the Company having a market value of $3,800,000 on the day prior to the Closing, such that the Company will own 52% of 3CL’s issued and outstanding share capital and NLC will own 48% of 3CL’s issued and outstanding share capital. The Company and NLC have agreed to identify a seasoned biopharmaceutical CEO to manage 3CL going forward. The board of directors of 3CL Sciences will be made up of five (5) individuals: three (3) appointed by the Company and two (2) appointed by NLC.

Provista Acquisition

On April 19, 2021, the Company entered into an Agreement to Purchase Provista Diagnostics, Inc. (“Agreement to Purchase”) with Strategic Investment Holdings, LLC (“SIH”), Ascenda BioSciences LLC (“Ascenda”) and Provista Diagnostics, Inc. (“Provista”). Ascenda was the sole owner of the outstanding securities of Provista and SIH is the sole owner of all the outstanding securities of Ascenda.

Pursuant to the Agreement to Purchase, the Company acquired Provista from Ascenda and SIH for an aggregate purchase price of $7.5 million consisting of an initial cash payment of $1.25 million, the issuance of $1.5 million in Ordinary Shares priced at $0.0512 per share, the issuance to SIH of a $3.5 million convertible promissory note dated April 19, 2021 (the “Note”) and the payment on for before July 1, 2021 of $1.25 million in cash (the “July Payment”), which payment the Company had the right to, and did, extend to July 15, 2021. The Provista shares acquired by the Company remained in an escrow account until the July Payment was made.

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The Note has a maturity date of April 8, 2025, and is convertible beginning on October 20, 2021, into Ordinary Shares of the Company at a conversion price equal to the lesser of $0.05 or the volume weighted average price of the last 20 trading days for the Ordinary Shares prior to the date of conversion. In the event SIH delivers a Notice of Conversion to the Company at a per share price less than five cents ($0.05), the Company has the right to immediately notify SIH of its intention to pay the conversion amount in cash within three (3) business days of receipt of the Notice of Conversion (i.e., before SIH would take possession of shares converted under the Notice of Conversion). If, at any time between October 20, 2021 and April 20, 2022, the average of the lowest bid and closing sale price at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading) is below ($0.05), the Company has the option to buy out all or any portion of the Note (the “Buyback Option”). In the event the Company exercises the Buyback Option for an amount equal to or greater than one million, one hundred seventy thousand dollars ($1,170,000) (the “Buyback Amount”), SIH may not submit any conversions below five cents ($0.05) for ninety (90) days from receipt of the Buyback Amount (“90 Day Period”).

In the event that the Company uplists its Ordinary Shares to a national securities exchange, the Note shall automatically be exchanged into Series B preferred stock with a conversion price equal to the lesser of (a) $0.05, (b) the opening price on the day of the uplisting provides there is no transaction associated with the uplisting or (c) the deal price of an uplisting transaction.

Products

On July 22, 2021, the US Food & Drug Administration (FDA) granted a new Certificate of Free Sale for Tollovid Daily™, the newest member of the Company’s Tollovid™ dietary supplement product line.

The Certificate of Free Sale is for a twice-daily dosing regimen and, critically, a 3CL protease inhibitor claim. Each 60-pill bottle of Tollovid Daily can help support and maintain healthy immune function for 30 days. The Company intends to establish a monthly subscription model as part of its marketing launch campaign for Tollovid Daily immune system support. Tollovid™ and Tollovid Daily are both 3CL protease inhibitor products developed together with NLC Pharma before the establishment of 3CL Sciences Ltd.

On April 8, 2021, we received a notice of allowance (‘Letter of Intent to Grant a Patent’) from the European Patent Office covering the use of the Company’s proprietary Total Biochemical Infrared Analysis (‘TBIA’) method that uses blood (plasma and/or peripheral blood mononuclear cells ‘PBMCs’) to distinguish between patients with benign tumors vs. malignant tumors vs. no tumors (healthy controls).

The patent application specifically covers methods for capturing consistent data from infrared spectroscopy readers, as well as the application of various artificial intelligence algorithm development methods to the data. The ability of TBIA to make a diagnosis of cancer has first been applied to the detection of breast and colon cancers, where Todos has received CE Marks in Europe paving the way for commercialization initially focused on TMB-2 (dense breast / inconclusive mammogram secondary screening) and TMB-1 (general breast cancer screening) cancer detection tests.

Financing and Fundraising Other Than Crossover Notes

The Prospectus Summary section with the header “Financing and Fundraising Other Than Crossover Notes” is incorporated by reference in this Business section.

Crossover Notes

The Prospectus Summary section with the header “Crossover Notes” is incorporated by reference in this Business section.

Reverse Split

At an extraordinary general meeting of our shareholders held on July 26, 2021, our shareholders voted to approve a reverse share split of the Company’s ordinary shares within a range of 1:2 to 1:500, to be effective at the ratio and on a date to be determined by the Board of Directors of the Company (the “Reverse Split”). Although our shareholders approved the Reverse Split, all per share amounts and calculations in this prospectus and the accompanying financial statements do not reflect the effects of the Reverse Split, as the Board of Directors has not determined the ratio or the effective date of the Reverse Split. At its next general meeting, Todos’ shareholders will be asked to amend the Reverse Split to increase the range from 1:2 to 1:500 to 1:2 to 1:1,000 and to remove the deadline for declaring the Reverse Split.

SARS-nCoV-2 Related Business

With the onset of COVID-19, Todos sought to apply its expertise in developing blood tests for the early detection of cancer and Alzheimer’s disease to distributing and then developing screening tests for the pandemic.

On March 23, 2021, we announced that we have entered into an automation and reagent supply agreement with MAJL Diagnostics (“MAJL”). Under the terms of the agreement, Todos will implement its automation solution, including Tecan™ liquid handlers, automated RNA extraction machines, as well as a 384-well PCR machine capable of conducting COVID, cancer genetics and pharmacogenomics testing, in order to become the provider of all COVID-19 PCR testing reagents and supplies.

On March 29, 2021, we announced the successful installation of automated lab equipment and completion of training for a lab client in Brooklyn, NY. The implementation of the Todos automation solution has expanded the lab’s processing capacity to 6,000 PCR tests per day from 500 PCR tests per day, with the potential to quickly expand to up to 12,000 PCR tests per day. The lab will be implementing EUA approved PCR testing for COVID-19 testing, as well as COVID + influenza A & B PCR testing upon request for select clients. Additionally, through the future implementation of pooling, the lab could potentially increase processing capacity to in excess of 40,000 PCR tests per day at a 4:1 ratio.

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On March 30, 2021, we announced that we have entered into a distribution partnership with Osang Healthcare (OHC) of South Korea, to distribute the GeneFinder™ COVID-19 Plus RealAMP Kit in the United States. Todos intends to make GeneFinder Plus the primary kit used for distribution in its fully integrated and automated COVID-19 PCR testing lab solutions. GeneFinder Plus has been granted Emergency Use Authorization (EUA) by the US FDA.

We market our COVID-19 test kits directly to clinical laboratories throughout the U.S. as well as through our distributors, who include Meridian, Dynamic Distributors, LLC, and others.

On March 11, 2022, the Company entered into a Share Purchase Agreement (the “SPA”) with 3CL Sciences Ltd. (“3CL”), an Israeli corporation, and NLC Pharma Ltd. (“NLC”), an Israeli corporation, pursuant to which (a) 3CL Sciences will purchase all therapeutic, diagnostic, dietary supplement and pharmaceutical assets from NLC that relate to 3CL protease biology (which is used in the development, manufacture, sale and distribution of Tollovid™ and Tollovir™) from NLC in exchange for a 100% equity interest in 3CL, (b) 3CL will allot 30.5% of its shares to the Company in exchange for a total cash commitment of $8 million, (c) NLC will sell 7.54% of 3CL’s issued and outstanding shares to the Company in exchange for a total cash commitment of $2 million, and (d) NLC will exchange 14.31% of 3CL’s issued and outstanding shares for shares of the Company having a market value of $3,800,000 on the day prior to the Closing, such that the Company will own 52% of 3CL’s issued and outstanding share capital and NLC will own 48% of 3CL’s issued and outstanding share capital. The Company and NLC have agreed to identify a seasoned biopharmaceutical CEO to manage 3CL going forward. The board of directors of 3CL Sciences will be made up of five (5) individuals: three (3) appointed by the Company and two (2) appointed by NLC.

During 2021, the Company recognized approximately $12,277,000 in revenue related to its COVID-19 business, and in January through May of 2022, the Company recognized approximately $3,314,000 in such revenue. There is no assurance that the Company will generate any additional revenues in the future pursuant to any of these arrangements.

Employees and Consultants

During 2021, the Company hired 23 new employees, including management and staffing of laboratory, sales and marketing and general administrative staffing. As of the date of this prospectus, we employ 28 people, 20 of whom are employees of our Provista subsidiary.

Government Regulation

The FDA and other regulatory authorities at federal, state and local levels, as well as in foreign countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, import, export, safety, effectiveness, labeling, packaging, storage, distribution, record keeping, approval, advertising, promotion, marketing, post-approval monitoring and post-approval reporting of diagnostic tests such as those we are developing, as well as medicines such as those we are developing for the treatment of Covid-19.

Seasonality

To date, our business is not subject to any detectable seasonality.

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DESCRIPTION OF OUR SECURITIES

The following description of our share capital does not purport to be complete, and is qualified in its entirety by reference to our amended and restated articles of association (the “Amended Articles”), a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. This summary is subject to the Companies Law and to the complete text of our Amended Articles.

General

As of the date of this prospectus, our authorized share capital consists of 5,000,000,000 Ordinary Shares, par value NIS 0.01 per share, of which 1,193,175,121 shares were issued and outstanding as of July 22, 2022, 50,000 Preferred A Shares par value NIS 0.01 each, none of which are issued and outstanding, and 5,000 Preferred B Shares par value NIS 0.01 each, none of which are issued and outstanding. All of our outstanding Ordinary Shares are validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and do not have any preemptive rights.

Our Preferred A Shares and Preferred B Shares do not have any preemptive rights. The Board of Directors may, at any time and in its uncontrolled discretion, elect to redeem any or all Preferred A Shares, or any or all Preferred B Shares, by a cash redemption as per Section 312 of the Companies Law, or by exchange for any note of subordinated indebtedness as the Board may deem appropriate under the circumstances, all of the above at the conversion price by which such Preferred Shares (as the case may be) were obtained at their time of conversion, including without limitation as per the relevant Conversion Price as described in the transaction documents with Yozma or similar transaction documents the Company has signed with other lenders.

Registration Number and Purposes of the Company

Our registration number with the Israeli Registrar of Companies is 51-443712-8. Our purpose as set forth in our Amended Articles is to engage in any lawful activity. Our Amended Articles state that the liability of our shareholders is limited, subject to the provisions of the Companies Law.

Transfer of Shares

Our fully paid Ordinary Shares are issued in registered form and may be freely transferred under our Amended Articles, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our Ordinary Shares by non-residents of Israel is not restricted in any way by our Amended Articles or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

The Ordinary Shares do not have cumulative voting rights for the election of directors. Rather, under the Amended Articles the Company’s directors (other than external directors) are elected at a shareholders’ meeting by a simple majority of Ordinary Shares for a term of service ending upon the next annual general meeting. Under the Companies Law, external directors are elected by a simple majority of Ordinary Shares, which majority includes at least a majority of the shares held by non-controlling shareholders who do not have a personal interest in the matter (excluding a personal interest unrelated to the relationship with a controlling shareholder) voted at the meeting, or the total number of shares held by such non-controlling shareholders who do not have a personal interest voted against the election of the external director does not exceed two percent of the aggregate voting rights in the Company. External directors are elected for a term of service ending upon the third annual general meeting.

As a result, the holders of Ordinary Shares that represent more than 50% of the voting power represented at a shareholder meeting have the power to elect any or all of the Company’s directors whose positions are being filled at that meeting, subject to the additional approval requirements for external directors.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our Ordinary Shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our Amended Articles do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

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Pursuant to the Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that we do not have retained earnings or earnings generated over the two most recent years legally available for distribution, we must seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our Ordinary Shares in proportion to the nominal value of their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our Ordinary Shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are residents, citizens or subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our Amended Articles as special general meetings. Our board of directors may call special general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special general meeting upon the written request of (i) any two of our directors or one-quarter of the serving members of our board of directors; or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding shares and 1% of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Furthermore, the Companies Law requires that resolutions regarding the following matters be approved by our shareholders at a general meeting:

●	amendments to our articles of association;

●	appointment, terms of service and termination of service of our auditors;

●	appointment of external directors;

●	approval of certain related party transactions;

●	increases or reductions of our authorized share capital;

●	mergers; and

●	the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is essential for our proper management.

Subject to the provisions of the Companies Law and regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which, as a company listed on an exchange outside Israel, may be between four and 40 days prior to the date of the meeting.

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The Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes, among other things, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, an approval of a merger or the approval of the compensation policy, notice must be provided at least 35 days prior to the meeting.

Under the Companies Law, our shareholders are not permitted to take action via written consent in lieu of a meeting.

Voting Rights

Quorum Requirements

Pursuant to our Amended Articles, holders of our Ordinary Shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for general meetings of our shareholders is at least two shareholders present in person, by proxy or written ballot, who hold or represent between them at least 25% of the total outstanding voting rights (or if a higher percentage is required by law, such higher percentage), within half an hour of the time fixed for the commencement of the meeting. A meeting adjourned for lack of a quorum is adjourned either to the same day in the following week at the same time and place or to such day, time and place as specified in the notice of the meeting or to such day, time and place as the chairman of the general meeting shall determine. At the reconvened meeting, at least two shareholders present in person or by proxy shall constitute a lawful quorum, unless the meeting of shareholders was convened at the demand of shareholders, in which case, the quorum shall be the presence of one or more shareholders holding at least 5% of our issued share capital and at least one percent of the voting power of our shares, or one or more shareholders with at least 5% of the voting power of our shares.

Vote Requirements

Our Amended Articles provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our Amended Articles. Under the Companies Law, certain actions require a special majority, including: (i) appointment of external directors; (ii) approval of an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest and the terms of employment or other engagement of the controlling shareholder or a relative of the controlling shareholder (even if not extraordinary); (iii) approval of a compensation policy; and (iv) approval of executive officer compensation inconsistent with our office holder compensation policy or the compensation of our chief executive officer (subject to limited exceptions).

In addition, under the Companies Law the authorization of the chairman of the board to assume the role or responsibilities of the chief executive officer, or the authorization of the chief executive officer or his or her relative thereof to assume the role or responsibilities of the chairman of the board, for periods of no longer than three years each, is subject to receipt of the approval of a majority of the shares voting on the matter, provided that either (i) included in such majority are at least two-thirds of the shares of shareholders who are non-controlling shareholders and shareholders who do not have a personal interest in the resolution that are voted at the meeting on the matter (excluding any abstentions); or (ii) the total number of shares of shareholders specified in clause (i) who voted against the resolution does not exceed 2% of the voting rights in the company.

Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting and voting on the resolution.

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Access to Corporate Records

Under the Companies Law, shareholders are provided access to: (i) minutes of the general meetings of our shareholders; (ii) our shareholders register and principal shareholders register, articles of association and financial statements; and (iii) any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document in the company’s possession related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Companies Law and our Amended Articles, the rights attached to any class of shares, such as voting, liquidation and dividend rights, may be modified or cancelled by adoption of a shareholders’ resolution amending the Articles, together with the approval of the simple majority of voting rights of a separate meeting consisting of the shareholders of that class; and any creation or modification of such rights (or other amendment to the Articles) which would prejudice or compromise the rights held by a particular class of shareholders is subject to the approval of a separate meeting consisting of the shareholders of that class.

Registration Rights

On April 19, 2021, the Company entered into an Agreement to Purchase Provista Diagnostics, Inc. (“Agreement to Purchase”) with Strategic Investment Holdings, LLC (“SIH”), Ascenda BioSciences LLC (“Ascenda”) and Provista Diagnostics, Inc. (“Provista”). Ascenda was the sole owner of the outstanding securities of Provista and SIH is the sole owner of all the outstanding securities of Ascenda.

Pursuant to the Agreement to Purchase, the Company acquired Provista from Ascenda and SIH for an aggregate purchase price of $7.5 million consisting of an initial cash payment of $1.25 million, the issuance of $1.5 million in Ordinary Shares priced at $0.0512 per share, the issuance to SIH of a $3.5 million convertible promissory note dated April 19, 2021 (the “Note”) and the payment on for before July 1, 2021 of $1.25 million in cash (the “July Payment”), which payment the Company had the right to, and did, extend to July 15, 2021. The Provista shares acquired by the Company remained in an escrow account until the July Payment was made.

The Note has a maturity date of April 8, 2025, and is convertible beginning on October 20, 2021, into Ordinary Shares of the Company at a conversion price equal to the lesser of $0.05 or the volume weighted average price of the last 20 trading days for the Ordinary Shares prior to the date of conversion. In the event SIH delivers a Notice of Conversion to the Company at a per share price less than $0.05 ($0.05), the Company has the right to immediately notify SIH of its intention to pay the conversion amount in cash within three (3) business days of receipt of the Notice of Conversion (i.e., before SIH would take possession of shares converted under the Notice of Conversion). If, at any time between October 20, 2021 and April 20, 2022, the average of the lowest bid and closing sale price at 4:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading) is below ($0.05), the Company has the option to buy out all or any portion of the Note (the “Buyback Option”). In the event the Company exercises the Buyback Option for an amount equal to or greater than one million, one hundred seventy thousand dollars ($1,170,000) (the “Buyback Amount”), SIH may not submit any conversions below five cents ($0.05) for ninety (90) days from receipt of the Buyback Amount (“90 Day Period”).

In the event that the Company uplists its Ordinary Shares to a national securities exchange, the Note shall automatically be exchanged into ordinary shares with a conversion price equal to the lesser of (a) $0.05, (b) the opening price on the day of the uplisting provided there is no transaction associated with the uplisting or (c) the deal price of an uplisting transaction.

As of the date of this prospectus, SIH has not submitted a Conversion Notice.

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Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company, and who would as a result hold over 90% of the target company’s issued and outstanding share capital, is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of an Israeli public company, and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares of the company, is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (a) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company, or of the applicable class, or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (b) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company, if there is no other shareholder that holds 25% or more of the voting rights in the company, subject to exceptions. Similarly, the Companies Law provides that an acquisition of shares in an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions. No tender offer is required if the acquisition of shares: (i) occurs in the context of a private placement, that was approved by the company’s shareholders and whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds 25% or more of the voting rights in the company, or as a private placement whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a holder of 25% or more of the voting rights in the company following which the purchaser will hold 25% or more of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company following which the purchaser will hold more than 45% of the voting rights in the company.

A special tender offer must be extended to all shareholders of a company, but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror; and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control). If a special tender offer is accepted, then the purchaser or any person or entity controlling it, at the time of the offer, and any person or entity under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

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Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting. The board of directors of a merging company may not approve the merger if it determines that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company or a person or entity holding 25% or more of any of the means of control of the other merging entity, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares voting on the matter at the shareholders meeting (excluding abstentions) that are held by parties other than the other party to the merger, or by any other person or entity who holds 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders (as described under “Directors, Executive Officers, Promotors and Control Persons - Approval of Related Party Transactions under Israeli Law - Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions”).

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures under Israeli Law

The Companies Law allows us to create and issue shares having rights different from those attached to our Ordinary Shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having pre-emptive rights. We currently have two classes of preferred shares. While our current classes of preferred shares do not have the ability to do so, in the future, if we do authorize, create and issue an additional class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their Ordinary Shares. The authorization and designation of an additional class of preferred shares will require an amendment to our Amended Articles, which requires the prior approval of the holders of a majority of the voting power attached to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate, and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and our Amended Articles as described above in “- Voting Rights.”

Borrowing Powers

Pursuant to the Companies Law and our Amended Articles, our board of directors may exercise all powers and take all actions that are not required under law or under our Amended Articles to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our Amended Articles enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Transfer Agent and Registrar

Our transfer agent for our Ordinary Shares is Worldwide Stock Transfer, LLC, 1 University Plaza Drive #505, Hackensack, NJ, phone number: (201) 820-2008, and fax number: (201) 820-2010.

Warrants Included in the Offering

Exercisability

The Warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ordinary shares purchased upon such exercise. Unless otherwise specified in the Warrant, the holder will not have the right to exercise the Warrants, in whole or in part, if the holder (together with its affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price

The initial exercise price per ordinary share purchasable upon exercise of the Warrants is $                per share (with an exercise price equal to 120% of the public offering price per Unit) and is subject to adjustments for stock splits, reclassifications, subdivisions, and other similar transactions.

Fundamental Transaction

If, at any time while the Warrants are outstanding, (1) we consolidate or merge with or into another corporation whether or not the Company is the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, or any of our significant subsidiaries (as defined in Rule 1-02 of Regulation S-X), (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of the ordinary shares are permitted to sell, tender or exchange their ordinary shares for other securities, cash or property and has been accepted by the holders of 50% or more of the ordinary shares, (4) we consummate a securities purchase agreement or other business combination with another person or entity whereby such other person or entity acquires at least 50% of the outstanding ordinary shares, or (5) we effect any reclassification or recapitalization of the ordinary shares or any compulsory exchange pursuant to which the ordinary shares are converted into or exchanged for other securities, cash or property, or each, a “Fundamental Transaction,” then upon any subsequent exercise of Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as they would have been entitled to receive upon the occurrence of such Fundamental Transaction if they had been, immediately prior to such Fundamental Transaction, the holder of the number of ordinary shares then issuable upon exercise of those Warrants, and any additional consideration payable as part of the Fundamental Transaction.

Transferability

Subject to applicable laws, the Warrants may be transferred at the option of the holders upon surrender of the Warrants to the Company, together with the appropriate instruments of transfer.

Listing

We will apply to list our Warrants on a national securities exchange. No assurance can be given that our application will be approved.

Rights as a Shareholder

Except as otherwise provided in the Warrant or by virtue of such holder’s ownership of ordinary shares, the holder of Warrants does not have rights or privileges of a holder of ordinary shares, including any voting rights, until the holder exercises the Warrants.

Warrant Agent; Global Certificate.

The Warrants will be issued in registered form under a warrant agency agreement between the Warrant Agent and us. The Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Governing Law.

The Warrants and the warrant agency agreement will be governed by New York law.

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MARKET PRICE AND DIVIDEND POLICY

Our Ordinary Shares have been quoted on the OTCQB under the symbol “TOMDF” since March 7, 2017. The OTCQB is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. The OTCQB is a quotation medium for subscribing members, not an issuer listing service, and should not be confused with The NASDAQ Stock Market.

On July 25, 2022, the last reported sale price of our Ordinary Shares on the OTCQB was $0.012 per share.

Holders

The number of record holders of Ordinary Shares at July 22, 2022 was 100.

The number of record holders is based upon the actual number of holders registered on our books at such date and does not include holders of shares in “street names” or persons, partnerships, associations, corporations or other entities identified in security position listings maintained by depository trust companies.

We have not declared or paid any dividend since inception on our Ordinary Shares. We do not anticipate that we will declare or pay dividends in the foreseeable future on our Ordinary Shares. Instead, we anticipate that all of our earnings will be used for the operation and growth of our business. Any future determination to declare cash dividends would be subject to the discretion of our board of directors and would depend upon various factors, including our results of operations, financial condition and liquidity requirements, restrictions that may be imposed by applicable law and our contracts and other factors deemed relevant by our board of directors.

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PROPERTIES

The Company does not own any real property. Our principal executive office and mailing address is 121 Derech Ben Gurion, Tel Aviv, Israel, which we have leased since March 2021 pursuant to a month-to-month agreement. The Company additionally has an office at 40 Wall Street, Suite 2702, New York, New York 10005, which is subject to an annual lease that is currently due to expire at the end of March 2023, and which is shared with two of our United States subsidiaries, Todos Medical USA and Corona Diagnostics LLC. Additionally, from February 2023, we will be adding Suite 2705, which will be leased to us until the end of March 2024. Our Provista Diagnostics laboratory is located in a leased facility located at 2001 Westside Parkway, Alpharetta, GA 30004. The lease is currently due to expire June 30, 2023. We believe that all of our leases provide for rental payments at a market rate.

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LEGAL PROCEEDINGS

The Company and its subsidiaries are involved in certain legal proceedings and certain business relationships that arise from time to time in the ordinary course of their business and in connection with certain agreements with third parties (such as with respect to certain royalty agreements). Except for income tax contingencies, the Company applies the provisions of ASC Topic 450, Contingencies. Thus, the Company records accruals for contingencies to the extent that the management concludes that the occurrence is probable and that the related liabilities are estimable. Legal expenses associated with contingencies are expensed as incurred.

On June 19, 2020, the Company and its subsidiaries, Todos Medical USA and Corona Diagnostics, LLC (“Corona”) entered into a Receivables Financing Agreement with Toledo Advisors, LLC (“Toledo”) for up to $25,000,000 in a revolving receivables financing facility (the “Facility”). The availability of the Facility shall terminate on the earlier of June 19, 2025 and the date on which more than $25,000,000 has been advanced. The financing is secured by all of the assets of the Company’s wholly-owned subsidiary Todos Medical USA, Inc. In addition, Todos Medical USA pledged all of the outstanding equity of Corona to the Lender. The initial draw under the Facility was on June 19, 2020 for $165,000 which was due on the earlier to occur of (i) ninety days following the date the draw was made by the Lender and (ii) the date the receivable, for which the draw was made, is paid. The Facility has since been repaid.

In November 2020, the parties agreed to amend the Facility to reduce the cost of funding to Todos Medical USA, and to make the relationship between Corona and Toledo nonexclusive in exchange for Toledo being granted a percentage of Corona’s revenues from diagnostic testing.

On January 7, 2022, Toledo filed a complaint against Corona, Todos Medical USA, and the Company (the “Todos Defendants”), seeking unspecified damages for breach of the aforesaid agreements and claiming that at least $139,000 is due under the royalty agreement. The Todos Defendants filed an answer and counterclaim on February 9, 2022, wherein various affirmative defenses were asserted, the allegations of the complaint were denied, and the Company asserted counterclaims for breach of contract and other relief.

On April 7, 2022, the Company and Toledo signed a Settlement Agreement pursuant to which upon execution of the agreement the Company paid Toledo $130,000 and issued to Toledo $200,000 worth of ordinary shares. The parties agreed that upon delivery of the cash payment and shares, the parties would discontinue the complaint filed by Toledo on January 7, 2022, and that Toledo irrevocably and unconditionally releases and discharges the Company from its June 19, 2020 financing agreement and July 28, 2020 Royalty Agreement.

During the first quarter of 2021, the Company’s contractual agreement to supply Covid-19 testing kits to NOAH Clinical Laboratories, Inc., a significant customer expired. At the customer’s request, the Company continued to supply Covid-19 testing kits until such time as the customer requested that the Company stop doing so. The customer has not yet paid for some of the Covid-19 testing kits so supplied and has not yet renewed its agreement with the Company. Todos claims that NOAH Clinical Laboratories owes approximately $3.4 million arising out of unpaid invoices for testing kits sold and delivered. Todos also claims ownership of the medical equipment arising out of NOAH’s failure to meet the minimum requirements necessary to trigger transfer of title. No lawsuit or other proceeding has been commenced to date.

The parties have agreed to attempt to mediate their disputes and are in the process of arranging for a non-binding mediation before engaging in litigation. This dispute is only in its initial legal stages. No discovery has been conducted, and thus the nature or extent of any potential counterclaims/setoffs is unknown. However, at this early stage, it does not appear that Todos faces negative exposure other than a potential negative ruling as to ownership of the medical equipment, and it would appear that NOAH will ultimately be liable to Todos in an undetermined amount if the case were to be litigated. Todos has advised that its preference is to pursue a settlement through mediation and that course is currently being pursued. In the event that mediation is unsuccessful, Todos intends to pursue its claims.

A lawsuit has been commenced by Todos against Biodiagnostic Labs, Inc. in the Supreme Court of New York. Todos claims that Biodiagnostics owes approximately $550,000 arising out of unpaid invoices for testing kits sold and delivered. Todos is also seeking repossession of medical equipment valued at approximately $500,000 over which there is presently no dispute that Todos retains sole ownership. Todos terminated its relationship with Biodiagnostics and demanded return of the medical equipment in November of 2021. Efforts to settle the dispute amicably were unsuccessful. Demand was made for return of the equipment. Biodiagnostics failed to comply with that demand. A complaint was filed on February 25, 2022. This dispute is only in its initial legal stages. No discovery has been conducted, and thus the nature or extent of any potential counterclaims/setoffs is unknown. However, at this early stage, it does not appear that Todos faces any material exposure, and it would appear that Biodiagnostics will ultimately be liable to Todos on both the monetary and repossession claims if the case were to be litigated. In addition to vigorous pursuit of the lawsuit, Todos is also considering making a pre-judgment motion authorizing the sheriff to seize the equipment.

Through counsel, Todos made several demands upon MOTOPARA Foundation for the return of medical equipment owned by Todos. Initial demand was made to Chief Executive Officer Eric S. Canonico, and follow up demand to attorney Donald J. Hodson. To date, Motopara has ignored those demands. No legal action has been commenced to date. Todos intends to commence legal action and is currently exploring doing so in conjunction with Integrated Health LLC, which has claims arising out of the same series of transactions and events which give rise to the repossession claim. This dispute is only in its initial legal stages. No discovery has been conducted, and thus the nature or extent of any potential counterclaims/setoffs is unknown. However, at this early stage, there is no known dispute to Todos’ ownership or immediate right of possession, and it does not appear that Todos faces negative exposure.

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DIRECTORS, OFFICERS AND CORPORATE GOVERNANCE

Directors

The following table sets forth information regarding the directors and officers of Todos as of the date of this prospectus:

Name	Age	Director Since	Term Ends
Gerald Commissiong, Chief Executive Officer and Director	40	2020	2022
Daniel Hirsch, Chief Financial Officer and Director	54	2020	2022
Dr. Herman Weiss, Chairman of the Board	52	2017	2022
*Dr. Lauren Chung, Director	49	2020	2024
*Moshe Schlisser, Director	34	2016	2024
**Moshe Abramovitz, Director	41	2016	2022

* Independent Director and External Director under Israeli Law

** Independent Director

Gerald Commissiong Chief Executive Officer and Director	Mr. Commissiong has served as our Chief Executive Officer and director since January 5, 2020. In addition, Mr. Commissiong serves as Chief Executive Officer, President and a member of the Board of Directors of Amarantus Bioscience Holdings, Inc. (“Amarantus”), of which he is a co-founder. Prior to becoming Chief Executive Officer of Amarantus in October 2011, Mr. Commissiong was the Chief Operating Officer of Amarantus. Mr. Commissiong graduated from Stanford University in Management Science and Engineering with a focus on Financial Decisions. The Board believes that Mr. Commissiong’s executive leadership and healthcare expertise qualifies Mr. Commissiong to serve as a director.

Daniel Hirsch Chief Financial Officer and Director	Mr. Hirsch has served as our Chief Financial Officer and director since January 5, 2020. Mr. Hirsch has been managing Partner of First Line Capital, LLC since 2002. Prior to 2002, Mr. Hirsch served as Senior Consultant at Integrated Healthcare based in Greenwich, Connecticut providing turn around services for large medical practices. From 1992 to1998, Mr. Hirsch was Director of Primary Care for Hackensack University Medical Center in Hackensack, New Jersey. Mr. Hirsch holds a bachelor’s degree in Economics from Yeshiva University and a master’s degree in Public Health from the New School of Social Research. The Board believes that Mr. Hirsch’s financial expertise in the healthcare industry qualifies Mr. Hirsch to serve as a director.

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Dr. Herman Weiss Chairman of the Board of Directors	Dr. Herman Weiss has served as a director of the Company since June 22, 2017 and Chairman of the Board of Directors since January 5, 2020. Dr. Weiss served as Chief Executive Officer of the Company from July 30, 2018 to January 5, 2020. Dr. Weiss has been CEO of Libra Scientific Limited since December 2021. In addition, from 2016-2018, Dr. Weiss served as the Vice President of Medical Affairs and Clinical Development at Juniper Pharmaceuticals Inc. in Boston, MA. Since 2016, Dr. Weiss has also served as a Professor at Yeshiva University. Dr. Weiss has served as a consultant to multiple medical device and pharmaceutical companies, including American Medical Systems, and to venture capital firms in New York City, and also founded and served as the Chief Medical Officer of FibroControl, a biotech medical device company in Herzliya, Israel. Dr. Weiss owns multiple patents and is the author of numerous publications in the area of women’s health and gynecology. Dr. Weiss holds an M.B.A. from the George Washington University, Washington DC, an M.D. from the Ohio State University College of Medicine, and a B.A. in Philosophy (summa cum laude) from the Ramapo College of New Jersey. The Board believes that Dr. Weiss’ experience in the medical device and pharmaceutical industries qualifies him to serve as Chairman of the Board.

Lauren Chung, External Director	Dr. Lauren Chung has served as director of the Company since April 2020. In 2012, Dr. Chung founded, and since then, she has served as Chief Executive Officer of MINLEIGH LLC, identifying, evaluating and partnering with companies for investments and strategic, operational, and commercial opportunities. Dr. Chung has over 20 years of healthcare investment management, investment banking, and advisory experience. Dr. Chung was a managing director in Healthcare Research at WestPark Capital and an analyst at Maxim Group from 2016-2019. From 2006 - 2016, Dr. Chung was a co-founder of Tokum Capital Management, a global healthcare fund, which merged with Perella Weinberg Partners. From 2000 - 2006 Dr. Chung managed healthcare investment portfolios at RBR Capital, Kingdon Capital, and Pequot Capital. From 1994-2000, Dr. Chung was a recognized research scientist conducting cutting edge research in neurodegenerative and genetic disorders at Massachusetts General Hospital/Harvard Medical School and Boston Children’s Hospital. Dr. Chung has published many leading peer-reviewed scientific journals. As a current and former director of public and private companies, Dr. Chung brings a valuable perspective for the Company’s strategy and operations as well as extensive scientific insights. Dr. Chung holds a Ph.D. in Neuropathology from Columbia University-College of Physicians & Surgeons, and a BA with honors in Biochemistry and Economics from Wellesley College. The Board believes that Dr. Chung’s experience with companies in the healthcare industry qualifies her to serve as a director.

Moshe Schlisser External Director	Mr. Moshe Schlisser has served as a director of the Company since February 2016. Mr. Schlisser currently also serves as a director at SmartGreen Ltd, Tantel Group Ltd and III Pte Ltd. Since 2018, Mr. Schlisser has been serving as General Partner at Shefa Capital Ltd, a Growth Venture Fund with a focus on mid to later stage deep technology investments. Until 2018, Mr. Schlisser was the managing partner at Iberica Investments International, a private equity firm. Mr. Schlisser has held managerial positions in various investment firms and has experience with investments, structured finance and mergers and acquisitions. In 2010, Mr. Schlisser co-founded and currently serves as a director of a soup kitchen in Jerusalem that serves a hot prepared dinner every night to over 50 homeless and underprivileged individuals and delivers weekend food packages to over 250 underprivileged families. The Board of Directors believes that Mr. Schlisser’s experience in the capital markets qualifies him to serve as a director.

Moshe Abramovitz Director	Mr. Moshe Abramovitz has served as a director of the Company since February 27, 2016. Mr. Abramovitz has held managerial positions in various organizations (Israeli companies and charities) including serving as the Deputy Chief Executive Officer of A.S. Mehadrin Ltd. Since 2011, Mr. Abramovitz has been a project manager in the construction industry in Israel. Mr. Abramovitz holds a B.A. in business administration, specializing in information systems, from Ono Academic College and an MBA in business administration specializing in business strategy from Ono Academic College. Mr. Abramowitz received training and a certificate to serve as a mediator from Bar Ilan University. The Board believes that Mr. Abramowitz’s managerial positions qualify him to serve as a director.

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Family Relationships

There are no family relationships among any of our executive officers or directors.

Corporate Governance

In considering its corporate governance requirements and best practices, including, but not limited to, director independence, assuming we successfully uplist to a national securities exchange, we will be required to comply with such exchange’s listing and maintenance rules, in addition to complying with the Companies Law due to our being an Israeli corporation. Because we are not a foreign private issuer, we may not elect to follow home country practice. As a result, among other things, at the next Annual Meeting of Shareholders, we will recommend to our shareholders to amend our Articles of Association to raise the requirement for a quorum at our shareholders’ meetings to 33%.

Certain provisions of Israeli law regarding “External Directors”

As an Israeli company, we are subject to the Israeli Companies Law, which provides that at least two of the Company’s directors must be external directors, whose terms of office, and procedures for appointment or removal, must conform with the provisions of the Companies Law, Section 239 et seq. (the “External Directors”).

External Directors must meet certain statutory qualifications, as detailed in the Israeli Companies Law, Section 239 et seq. (the “Statutory Qualifications”). The Statutory Qualifications include certain provisions designed to ensure the External Directors’ independent judgment, as well as criteria for the External Directors’ professional skills, as follows (the “Professional Qualifications”): (i) at least one of the External Directors must have “accounting and financial expertise”, and (ii) each External Director must have either “accounting and financial expertise” or “professional skills”; all as such terms are defined by the regulations promulgated under the Companies Law.

Each External Director must file a written declaration affirming that she or he meets the Statutory Qualifications, including documentation of her or his Professional Qualifications, before her or his nomination can be properly considered by the Shareholders’ Meeting. Each of Dr. Lauren Chung and Mr. Moshe Schlisser submitted their respective written declarations to the Board, as required under the Companies Law before our July 26, 2021 Annual Meeting (the “July 2021 Meeting”). After considering their respective declarations, our Board of Directors determined that Dr. Chung and Mr. Schlisser possess the required Professional Qualifications to be appointed as External Directors and, specifically, that Dr. Chung has “accounting and financial expertise,” as that term is defined by the regulations promulgated under the Companies Law.

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Compensation package and expenses of External Directors

The compensation and allowable expenses of External Directors are regulated by the Companies Law and regulations promulgated pursuant thereto (the “Compensation Regulations”). Generally speaking, the Compensation Regulations set a fixed range including minimum, maximum, and suggested median tariffs for External Directors’ compensation, on the basis of a fixed cash salary, in addition to fixed cash amount per meeting. The relevant fixed ranges are based on the Company’s shareholders’ equity and, for Companies whose securities are listed on a non-Israeli exchange, the increased burden of the demands and obligations imposed by the laws and regulations to which companies listed on that exchange are subject. However, the fixed amounts set forth in the Compensation Regulations may not adequately account for the unique position in which every company is situated. Therefore, Regulations 8A and 8B of the Compensation Regulations allow the Company to adopt a compensation package, including cash as well as equity, which goes beyond the parameters otherwise imposed by the fixed range of the Compensation Regulations. Based on the legal advice it has received, the Board has determined that the Compensation Schedule is in keeping with the requirements of the Compensation Regulations.

External Directorship exemptions for companies listed on a “Qualified Exchange”

Regulations promulgated pursuant to Section 364(a) of the Companies Law allow for an exemption from some provisions of the Companies Law for companies (such as Todos) whose securities are listed on a non-Israeli exchange only (the “Foreign Listing Leniencies”). Regulation 5D of the Foreign Listing Leniencies provides certain exemptions from the Companies Law requirements regarding the corporate governance role of External Directors, for Israeli companies listed on certain non-Israeli exchanges (the “Qualified Exchanges”); provided that: (i) the Israeli company is fully compliant with all laws and regulations of the Applicable Jurisdiction regarding the appointment of independent directors, and the composition of audit and/or compensation committees, as they apply to companies incorporated in the Applicable Jurisdiction, such regulations being deemed to include any rules or guidelines generally practiced at the relevant Qualified Exchange (the “Qualified Exchange Regulations”), where “Applicable Jurisdiction” means the jurisdiction in which the company’s securities are either (x) offered to the public, or (y) listed for trade on the Qualified Exchange; (ii) there is no one person or syndicate exercising “Control” over the Company, as that term is defined under the Israeli Securities Law, 1968 (see definition of “Control” in the “required vote” section of this Proposal); (iii) the composition of the company’s Board includes at least one member of each of the male and female genders; and (iv) the company has elected to comply with the Qualified Exchange Regulations in lieu of the provisions of the Companies Law relating to the appointment of independent directors, and the composition of audit and/or compensation committees.

As a matter of Israeli law, the Minister of Justice may from time to time, after consulting with the Israel Securities Authority and after receiving the approbation of the Law and Constitution Committee of the Knesset, revise the Foreign Listing Leniencies. In the future, such revisions may include the addition, removal and/or revision of leniencies, as well as the addition of other exchanges to (or removal of exchanges from) the list of Qualified Exchanges. At time of this writing, the Qualified Exchanges as per the Foreign Listing Leniencies are the NYSE, NYSE American, NASDAQ Global Select, NASDAQ Global, and NASDAQ Capital. Should the Company’s shares become listed on a Qualified Exchange in the future, provided that the conditions for exemption as described above apply, the Board may consider the feasibility of procuring the services of Dr. Chung and Mr. Schlisser as “independent directors” under and subject to the applicable Qualified Exchange Regulations, in place of their current service as External Directors under the Companies Law.

At the July 2021 Meeting, the Company’s shareholders adopted an amendment to its Articles of Association which would ensure the validity of such leniencies in the future, should the Board decide to comply with the Qualified Exchange Regulations in lieu of the relevant Companies Law provisions, as described above.

Role of the Board and the Audit Committee in Risk Oversight

While management is charged with the day-to-day management of risks that the Company faces, the Board, and the Audit Committee of the Board, have been responsible for oversight of risk management. The full Board, and the Audit Committee since it was formed, have responsibility for general oversight of risks facing the Company. Specifically, the Audit Committee reviews and assesses the adequacy of the Company’s risk management policies and procedures with regard to identification of the Company’s principal risks, both financial and non-financial, and review updates on these risks from the Chief Financial Officer and the Chief Executive Officer. The Audit Committee also reviews and assesses the adequacy of the implementation of appropriate systems to mitigate and manage the principal risks.

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Review and Approval of Transactions with Related Parties

The Board adopted a policy to comply with Item 404 of Regulation S-K of the Exchange Act as well as the Nasdaq Rules requiring that disinterested directors approve transactions with related parties which are not market-based transactions.

Generally, the Board will approve transactions only to the extent the disinterested directors believe that they are in the best interests of the Company and on terms that are fair and reasonable (in the judgment of the disinterested directors) to the Company. Our policy is available on our Company website at www.todosmedical.com.

The Companies Law also contains requirements for the approval of transaction with related parties by disinterested directors.

Audit Committee

The Audit Committee was established to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The members of our Audit Committee are Moshe Schlisser, Lauren Chung and Moshe Abramovitz. Moshe Schlisser serves as chairman of the Audit Committee. The Board determined that all members of our Audit Committee were independent under SEC Rule 10A-3(b)(1) and Nasdaq Rule 5605(a)(2). The Board has determined that all current members of the Audit Committee are “financially literate” as interpreted by the Board in its business judgment. Lauren Chung has been qualified as an audit committee financial expert, as defined in the applicable rules of the SEC.

The Audit Committee meets periodically with our independent accountants and management to review the scope and results of the annual audit and to review our financial statements and related reporting matters prior to the submission of the financial statements to the Board. In addition, the Audit Committee meets with the independent auditors at least on a quarterly basis to review and discuss the annual audit or quarterly review of our financial statements.

We have established an Audit Committee Charter that deals with the establishment of the Audit Committee and sets out its duties and responsibilities. Our Audit Committee Charter complies with Section 3(a)(58)(A) of the Exchange Act and Nasdaq Rule 5605. The Audit Committee is required to review and reassess the adequacy of the Audit Committee Charter on an annual basis. The Audit Committee Charter is available on our Company website at www.todosmedical.com.

Compensation Committee

The members of our Compensation Committee are Moshe Schlisser, Lauren Chung and Moshe Abramovitz. Lauren Chung serves as chairwoman of the Compensation Committee. The Compensation Committee is responsible for making recommendations to the Board regarding the compensation of executive officers, to review and administer our Company’s equity compensation plans, to review, discuss, and evaluate at least annually the relationship between risk management policies and practices and compensation, as well as oversee the Company’s engagement with shareholders and proxy advisors.

The Compensation Committee consists of only independent directors in accordance with Nasdaq Rule 5605(a)(2) and all non-employee directors for purposes of Rule 16b-3 of the Exchange Act. The compensation of our CEO, Mr. Commissiong, must be determined by the Compensation Committee and the CEO may not be present during voting or deliberations for his compensation.

Although Nasdaq Rule 5605(d)(3) provides that the Compensation Committee may (in its discretion, not Board discretion) retain compensation consultants, independent legal counsel, and other advisors, the independent directors acting as the Compensation Committee have not decided to do so. Our Compensation Committee Charter is available at our website: www.todosmedical.com.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics Policy (the “Code of Conduct”) applicable to all of the Company’s and its subsidiaries’ employees, including the Company’s Chief Executive Officer and Chief Financial Officer. The Code of Conduct contains written standards that are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely and understandable public disclosures and communications, including financial reporting; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code. A copy of our Code of Business Conduct and Ethics Policy of the Company is posted at our website at www.todosmedical.com.

Insider Trading Policy and Policy on Trading Blackout Periods, Benefit Plans and Section 16 Reporting

Our Insider Trading Policy and policy on Trading Blackout Periods, Benefit Plans and Section 16 Reporting applies to all of our officers, directors, and employees and provides strict guidelines as to restrictions on trading activity in the Company’s stock. These policies are posted at our website: www.todosmedical.com

Director Independence

The Board has determined that Moshe Schlisser, Lauren Chung and Moshe Abramovitz are “independent directors” under the rules and regulations of the SEC and Nasdaq Rule 5062(a)(2). In making this determination, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including such individual’s beneficial ownership of our Ordinary Shares.

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EXECUTIVE AND DIRECTOR COMPENSATION

Compensation-Related Requirements of the Companies Law3

As approved at the July 2021 Meeting, and as required by the Companies Law, we adopted a Compensation Policy regarding the terms of office and employment of our “office holders” (as defined under the Companies Law, which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO), including cash compensation, equity-based awards, releases from liability, indemnification and insurance, severance and other benefits (the “Terms of Office and Employment”). Each of our directors and executive officers is an “office holder” within the meaning of the Companies Law. The Compensation Policy is reviewed from time to time by the Compensation Committee and Board to ensure its alignment with our compensation philosophy and to consider its appropriateness for Todos and is required to be brought at least once every three years to our shareholders for approval.

Pursuant to the Companies Law, arrangements between Todos and its office holders must generally be consistent with the Compensation Policy. However, under certain circumstances, we may approve an arrangement that is not consistent with the Compensation Policy, if the arrangement is approved by a majority of our shareholders, provided that (i) the majority includes a majority of the votes cast by shareholders who are present and voting (abstentions are disregarded) who (A) are not controlling shareholders and (B) do not have a personal interest in the matter, or (ii) the votes cast against the arrangement by shareholders who are not controlling shareholders and who do not have a personal interest in the matter who were present and voted constitute two percent or less of the voting power of the Company (a “special majority”). Under certain circumstances, if the Compensation Policy is not approved by the shareholders, the Compensation Committee and the Board may nonetheless approve such policy.

In addition, pursuant to the Companies Law, the Terms of Office and Employment generally require the approval of the Compensation Committee and the Board. The Terms of Office and Employment as applicable to directors further require the approval of the shareholders by a simple majority. The Terms of Office and Employment with respect to a CEO generally require the approval of the shareholders by the special majority referenced in the immediately preceding paragraph, in addition to the approval of the Compensation Committee and the Board. Pursuant to regulations promulgated under the Companies Law, shareholder approval is not required with respect to Terms of Office and Employment granted to a director or a CEO for the period following his or her appointment until the next general meeting of shareholders, provided these terms are (i) approved by the Compensation Committee and the Board, (ii) consistent with the Compensation Policy and (iii) on similar or less favorable terms than those of the person’s predecessor. In addition, under certain circumstances, shareholder approval is not required with respect to the Terms of Office and Employment of a candidate for CEO if the Compensation Committee determines that the engagement will be frustrated if the approval is pursued, provided that the terms are consistent with the Compensation Policy. Compensation packages for our office holders were approved at the Company’s Annual General Meeting on July 26, 2021.

Under certain circumstances, if the Terms of Office and Employment of office holders who are not directors are not approved by the shareholders, where such approval is required, the Compensation Committee and the Board may nonetheless approve such terms. In addition, non-material amendments of the Terms of Office and Employment of office holders who are not directors may be approved by the Compensation Committee only and non-material amendments of the Terms of Office and Employment of office holders who are not directors and excluding the CEO may be approved by the CEO only, provided such approvals are permitted under the Compensation Policy and consistent therewith. Accordingly, for as long as not otherwise determined by the Compensation Committee and the Board, our President and CEO is currently authorized to approve benefits and perquisites for any other executive officer with respect to any calendar year, provided that it does not exceed the value of such executive officer’s one month base salary.

2021 Equity Incentive Plan

At our annual meeting on July 26, 2021, we adopted our 2021 Equity Incentive Plan.

The following paragraphs provide a summary of the principal features of the Equity Incentive Plan and its operation. The Plan is set forth in Annex C to Exhibit 99.1 to our Proxy Statement as filed on Form 8-K on June 28, 2021.

Background and Purpose of the Plan

The Plan is intended to attract, motivate, and retain employees, consultants, directors, and other service providers who provide significant services to us.

Administration of the Plan

Our Board of Directors or a committee appointed by our Board of Directors (the “Committee”) administers the Plan. Subject to the terms of the Plan, the Committee will have the power to recommend to our Board of Directors, and our Board of Directors will have the power and authority to select the employees and consultants who will receive stock option awards and determine the terms and conditions of stock option awards (for example, the exercise price and vesting schedule). The Committee will have full power and authority to interpret the provisions of the Plan and outstanding options granted thereunder.

If a stock option expires or is cancelled without having been fully exercised or vested, the shares covered by such option will be returned to the available pool of the Company’s ordinary shares (the “Shares”) reserved for issuance under the 2021 Plan. Also, if we experience a share dividend, recapitalization or other change in our capital structure, the number, class, and kind of shares available for issuance under the Plan, and the outstanding stock option awards, may be adjusted as appropriate to reflect the share dividend or other change.

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Eligibility to Receive Awards

Our Board of Directors, upon the recommendation of the Committee, selects the employees and consultants who will be granted discretionary stock option awards under the Plan. The actual number of individuals who will receive a stock option award under the Plan cannot be determined in advance because our Board of Directors has the discretion to select the participants.

Our Board of Directors may, in its discretion, elect to grant stock option awards under the Plan in order to fulfill some or all of the equity compensation to be received by the Company’s Directors and/or Officers, as described in the Compensation Schedule (pending approval of the Compensation Schedule at this Meeting) or otherwise.

Stock Options

A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Plan, our Board of Directors may grant options that qualify for favorable tax treatment under Israeli or United States tax law. Our Board of Directors will determine the number of Shares covered by each option.

The exercise price of the Shares subject to each option is set by the Board of Directors in its discretion in accordance with applicable law.

An option granted under the Plan cannot generally be exercised until it becomes vested. Our Board of Directors establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by our Board of Directors. Options granted under the Plan expire at the times established by our Board of Directors.

The exercise price of each option granted under the Plan must be paid in full at the time of exercise. The Plan also contains provisions for the cashless exercise of options. The participant must pay any taxes the Company is required to withhold at the time of exercise.

Change of Control

In the event of a merger, acquisition, or reorganization by or with one or more entities, in which the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company, the successor corporation will either assume or provide a substitute stock option award for each outstanding stock option. In the event the successor corporation refuses to assume or provide a substitute stock option award, the Committee will provide at least 15 days’ notice that the option will immediately vest and become exercisable as to all of the Shares subject to such award and that such award will terminate upon the expiration of such notice period.

Stock Option Awards to Be Granted to Certain Individuals and Groups

The number of stock option awards that an employee or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance.

Limited Transferability of Stock Options

Stock options granted under the Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

Amendment and Termination of the Plan

The Board generally may amend or terminate the Plan at any time and for any reason.

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Principal Executive Officer and our two other highest paid executive officer whose total annual salary and bonus exceeded $100,000 (collectively, the “named executive officers”) for fiscal years 2021 and 2020.

Name and principal position	Year	Salary ($)	Bonus ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Gerald Commissiong, CEO	2021	$400,000	-	-	$326,305	-	$726,305
Daniel Hirsch, CFO	2021	$250,000	-	-	$178,153	-	$428,153
Gerald Commissiong, CEO	2020	$156,250			$219,851		$376,101
Daniel Hirsch, CFO	2020	$93,750			$111,128		$204,878

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Director Compensation

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Directors for fiscal year 2021.

Name	Fees earned or paid in cash ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Dr. Herman Weiss	$65,270	-	$151,232		$216,502
Gerald Commissiong	$65,270	-	$128,752		$194,021
Daniel Hirsch	$65,270	-	$128,752		$194,021
Lauren Chung	$76,632	-	$128,752	$8,750	$214,134
Moshe Abramovitz	$72,539	-	$128,752	$5,833	$207,124
Moshe Schlisser	$82,018	-	$128,752	$11,667	$222,437

Outstanding Equity Awards at Fiscal Year End

The following table provides certain summary information concerning equity awards made to our executive officers as of December 31, 2021.

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Gerald Commissiong	947,283	9,841,850		0.030-0.095	July 29, 2025- July 27, 2026
Daniel Hirsch	376,488	5,129,462		0.030-0.095	July 29, 2025- July 27, 2026

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership

The following table describes, as of July 22, 2022, the beneficial ownership of Todos ordinary shares by:

●	each person we believe beneficially holds more than 5% of the outstanding ordinary shares based solely on our review of SEC filings;
●	each of our named executive officers;
●	each of our directors; and
●	all of our directors and executive officers as a group.

	No. of Shares Beneficially Owned	Percentage Owned

Directors and executive officers:
Dr. Herman Weiss	300,000	*
Gerald Commissiong(1)	79,077,125	6.93%
Lauren Chung	0	*
Moshe Abramovitz	0	*
Moshe Schlisser	0	*
Daniel Hirsch	54,000	*
All directors and executive officers as a group (6 persons)	79,431,125	6.97%
Persons or Groups Holding More than 5% of Ordinary Shares
Amarantus Bioscience Holdings, Inc.	78,025,645	6.84%

The address of each shareholder is c/o Todos Medical Limited, 121 Derech Menachem Begin, 30th Floor, Tel Aviv, 6701203 Israel.

*	Indicates beneficial ownership of less than 1% of the total ordinary shares outstanding.

(1) Includes 78,025,645 shares owned by Amarantus. Gerald Commissiong is the Executive Chairman and controlling shareholder of Amarantus and in such capacity holds voting and dispositive power over the securities held by such entity.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On February 27, 2019, we entered into a joint venture agreement with Amarantus, pursuant to which we issued Ordinary Share representing 19.99% of our then outstanding Ordinary Shares to Amarantus, in exchange for Amarantus transferring to us 19.99% of Breakthrough, a wholly-owned subsidiary of Amarantus, and for Amarantus assigning the exclusive license to develop and commercialize the LymPro Test®, an immune-based neurodiagnostic blood test for the detection of Alzheimer’s disease (the “License”) to Breakthrough. As part of the transaction, we agreed to provide working capital to Breakthrough to support Breakthrough’s operations. As part of the Breakthrough joint venture, we were granted an exclusive option, which was limited to an exercise period of 60 days from its date, to acquire the remaining 80.01% of Breakthrough from Amarantus. At our 2019 annual meeting of shareholders, our shareholders approved a resolution authorizing us to exercise our option to acquire the remaining 80.01% of Breakthrough from Amarantus in exchange for an additional 30% of our then issued and outstanding Ordinary Shares. Our Chief Executive Officer, Gerald Commissiong, is also the Executive Chairman and controlling shareholder of Amarantus.

The Amarantus transaction was valued at approximately $8,623,000 and Amarantus’ holdings in Todos have a value of approximately $2,028,667 based upon the Company’s closing market price of $0.026 on March 25, 2022.

The related party transaction described above was reviewed and approved in accordance with the provisions of the Companies Law, as described below.

Approval of Related Party Transactions

The Companies Law requires that an “office holder” (as defined in the Companies Law) of a company promptly disclose any personal interest that he or she may have and all related material information known to him or her, in connection with any existing or proposed transaction of the company.

Pursuant to the Companies Law, any transaction with an office holder or in which the office holder has a personal interest (other than with respect to such office holder’s Terms of Office and Employment) must be brought before the Audit Committee, in order to determine whether such transaction is an “extraordinary transaction” (defined as a transaction not in the ordinary course of business, not on market terms or likely to have a material impact on the company’s profitability, assets or liabilities).

Pursuant to the Companies Law, the Amended Articles and Todos policy, in the event that the Audit Committee determines that the transaction is not an extraordinary transaction, the transaction will require only Audit Committee approval; if, however, it is determined to be an extraordinary transaction, Board approval is also required and, in some circumstances, shareholder approval may also be required. Such a transaction may only be approved by the Board if it is determined to be in the best interests of Todos.

A person with a personal interest in the matter generally may not be present at meetings of the Board or certain committees where the matter is being considered and, if a member of the Board or a committee, may generally not vote on the matter.

Transactions with Controlling Shareholders

Under Israeli law, extraordinary transactions with a controlling shareholder, or in which the controlling shareholder has a personal interest, and any engagement with a controlling shareholder, or a controlling shareholder’s relative, with respect to the provision of services to the company or their Terms of Office and Employment as an office holder or as another employee, generally require the approval of the Audit Committee (or with respect to Terms of Office and Employment, the Compensation Committee), the Board of Directors and the shareholders. If required, shareholder approval must include (i) at least a majority of the shareholders who do not have a personal interest in the transaction and are present and voting at the meeting (abstentions are disregarded), or, alternatively, that (ii) the total shareholdings of the disinterested shareholders who vote against the transaction do not represent more than two percent of the voting rights in the company. Transactions for a period of more than three years generally need to be brought for approval in accordance with the above procedures every three years.

A shareholder who holds 25% or more of the voting rights in a company is considered a controlling shareholder for these purposes if no other shareholder holds more than 50% of the voting rights. If two or more shareholders are interested parties in the same transaction, their shareholdings are combined for the purposes of calculating percentages. We are currently not aware of the existence of any controlling shareholder or any shareholder arrangements which would constitute “control” of Todos under Israeli law.

Director Independence

We define an independent director as a member of the board of directors who (1) does not have a material relationship with the Company, (2) is not part of the Company’s executive team, and (3) is not involved with the day-to-day operations of the Company.

The Board of Directors has determined that all of the directors that currently serve on the Board of Directors are, and all of the directors that served on the Board of Directors during 2020 were, independent, except for Gerald Commissiong (who is also our Chief Executive Officer) and Daniel Hirsch (who is also our Chief Financial Officer). At our annual meeting on July 26, 2021, Dr. Lauren Chung and Mr. Moshe Schlisser were elected ‘public directors’ (or ‘external directors’) under the Israeli Companies Law.

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MATERIAL TAX CONSIDERATIONS AND GOVERNMENT PROGRAMS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our securities. You should consult your own tax advisor concerning the tax consequences in your particular situation, as well as any tax consequences that may arise under the laws of any taxing jurisdiction.

Israeli Tax Considerations

The following is a brief summary of certain material Israeli tax laws applicable to us, and certain Israeli government programs that benefit us. This section also contains a discussion of certain material Israeli tax consequences concerning the ownership and disposition of our securities offered hereby. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is not intended, and should not be construed, as legal or professional tax advice and is not exhaustive of all possible tax considerations. The discussion is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below, possibly with a retroactive effect.

THEREFORE, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SECURITIES OFFERED HEREBY, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY FOREIGN, STATE OR LOCAL TAXES.

General Corporate Tax Structure in Israel

Israeli companies are generally subject to corporate tax at a flat rate. In December 2016, the Israeli Parliament approved the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years), or EEL which reduced the corporate income tax rate from 25% to 24% effective from January 1, 2017, and to 23% effective from January 1, 2018 and thereafter. However, the effective tax rate payable by a company that derives income from an Approved Enterprise, a Preferred Enterprise, a Benefited Enterprise or a Technological Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli company are generally subject to corporate tax rate.

Law for the Encouragement of Industry (Taxes), 5729-1969

The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, or IEL, provides several tax benefits for “Industrial Companies.” We may qualify as an Industrial Company within the meaning of the IEL.

The IEL defines an “Industrial Company” as an Israeli resident-company, of which 90% or more of its income in any tax year, other than income from certain government loans, capital gains, interest and dividends, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area,” in accordance with the definition under Section 3A of the Israeli Income Tax Ordinance (New Version) 1961, or the Ordinance. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

The following are the main tax benefits available to Industrial Companies:

●	Amortization of the cost of purchased patent, rights to use a patent, and know-how, which are used for the development or advancement of the Industrial Enterprise, over an eight-year period, commencing on the year in which such rights were first exercised;

●	Under limited conditions, an election to file consolidated tax returns with controlled Israeli Industrial Companies; and

●	Expenses related to a public offering are deductible in equal amounts over three years commencing on the year of the offering.

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Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority.

Tax Benefits and Grants for Research and Development

Israeli tax law allows, under certain conditions, a tax deduction for expenditures related to scientific research and development projects, including capital expenditures, for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

●	The expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

●	The research and development must be for the promotion of the company; and

●	The research and development is carried out by or on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Ordinance. Expenditures that are unqualified under the conditions above are deductible in equal amounts over three years.

From time to time we may apply to the Israel Innovation Authority, or IIA for approval to allow a tax deduction for all or most of research and development expenses during the year incurred. There can be no assurance that such application will be accepted. If we will not be able to deduct research and development expenses during the year of the payment, we may be able to deduct research and development expenses in equal amounts over a period of three years commencing in the year of the payment of such expenses.

Law for the Encouragement of Capital Investments, 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959, or the Investment Law, provides certain incentives for capital investments in production facilities (or other eligible assets). Generally, an investment program that is implemented in accordance with the provisions of the Investment Law, referred to as an Approved Enterprise, a Beneficiary Enterprise, a Preferred Enterprise, a Preferred Technological Enterprise, or a Special Preferred Technological Enterprise, is entitled to benefits as discussed below. These benefits may include cash grants from the Israeli government and tax benefits, based upon, among other things, the geographic location in Israel of the facility in which the investment is made. In order to qualify for these incentives, the Company is required to comply with the requirements of the Investment Law.

The Investment Law was significantly amended effective as of April 1, 2005, or the 2005 Amendment, as of January 1, 2011, or the 2011 Amendment, and as of January 1, 2017, or the 2017 Amendment. Pursuant to the 2005 Amendment, tax benefits granted in accordance with the provisions of the Investment Law prior to its revision by the 2005 Amendment remain in force but any benefits granted subsequently are subject to the provisions of the amended Investment Law. Similarly, the 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect prior to January 1, 2011 were entitled to choose to continue to enjoy such benefits, provided that certain conditions are met, or elect instead, irrevocably, to forego such benefits and have the benefits of the 2011 Amendment apply. The 2017 Amendment introduces new benefits for Technological Enterprises, alongside the existing tax benefits.

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Tax Benefits Under the 2011 Amendment

The 2011 Amendment canceled the availability of the benefits granted to Industrial Companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. The definition of a Preferred Company includes a company incorporated in Israel that is not fully owned by a governmental entity, and that has, among other things, Preferred Enterprise status and is controlled and managed from Israel.

Pursuant to the 2011 Amendment, a Preferred Company is entitled to a reduced corporate tax rate of 15% with respect to its income derived by its Preferred Enterprise in 2011 and 2012, unless the Preferred Enterprise is located in a specified development zone, in which case the rate will be 10%. Under the 2011 Amendment, such corporate tax rate was reduced from 15% and 10%, respectively, to 12.5% and 7%, respectively, in 2013, 16% and 9% respectively, in 2014, 2015 and 2016, and 16% and 7.5%, respectively, in 2017 and thereafter. Income derived by a Preferred Company from a “Special Preferred Enterprise” (as such term is defined in the Investment Law) would be entitled, subject to certain conditions and during a benefits period of 10 years, to further reduced tax rates of 8%, or 5% if the Special Preferred Enterprise is located in a certain development zone.

Dividends distributed from income which is attributed to a “Preferred Enterprise” will be subject to tax at the following rates: (i) Israeli resident corporations-0% (although, if such dividends are subsequently distributed to individuals or a non-Israeli company the below rates detailed in sub sections (ii) and (iii) shall apply) (ii) Israeli resident individuals-20% (iii) non-Israeli residents (individuals and corporations)-20%, subject to a reduced tax rate under the provisions of any applicable tax treaty. The withholding tax rate applicable to distribution of dividend from such income to non-Israeli residents is 25% (or 30% if distributed to a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period, as defined below), which may be reduced under an applicable tax treaty by applying in advance for a withholding certificate from the Israel Tax Authority, or ITA. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “Means of Control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right.

The 2011 Amendment also provided transitional provisions to address companies already enjoying existing tax benefits under the Investment Law. These transitional provisions provide, among other things, that unless an irrevocable request is made to apply the provisions of the Investment Law as amended in 2011 with respect to income to be derived as of January 1, 2011, a Beneficiary Enterprise can elect to continue to benefit from the benefits provided to it before the 2011 Amendment came into effect, provided that certain conditions are met.

New Tax Benefits Under the 2017 Amendment That Became Effective on January 1, 2017

The 2017 Amendment was enacted as part of the EEL that was published on December 29, 2016 and is effective as of January 1, 2017. The 2017 Amendment provides new tax benefits for two types of “Technological Enterprises,” as described below, and is in addition to the other existing tax beneficial programs under the Investment Law.

The 2017 Amendment provides that a Preferred Company satisfying certain conditions will qualify as having a “Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technological Income,” as defined in the Investment Law. The corporate tax rate is further reduced to 7.5% with respect to a Preferred Technological Enterprise located in development zone “A.” In addition, a Preferred Technological Company will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale receives prior approval from the IIA.

The 2017 Amendment further provides that a Preferred Company satisfying certain conditions (including group consolidated revenues of at least NIS 10 billion) will qualify as a “Special Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technological Income” regardless of the company’s geographic location within Israel. In addition, a Special Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by the Special Preferred Enterprise or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from the IIA. A Special Preferred Technological Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million will be eligible for these benefits for at least ten years, subject to certain approvals as specified in the Investment Law.

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Dividends distributed by a Preferred Technological Enterprise or a Special Preferred Technological Enterprise, paid out of Preferred Technological Income, are generally subject to tax at the rate of 20% or such lower rate as may be provided in an applicable tax treaty. The withholding tax rate applicable to distribution of dividend from such income to non-Israeli residents is 25% (or 30% if distributed to a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period), which may be reduced under an applicable tax treaty by applying in advance for a withholding certificate from the ITA. In addition, if such dividends are distributed to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company and other conditions are met, the withholding tax rate will be 4% (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate). However, if such dividends are paid to an Israeli company, no tax is required to be withheld.

Taxation of Our Securityholders

Capital gains Tax on Sales of our Ordinary Shares and Warrants

Israeli law generally imposes a capital gains tax on the sale of any capital assets by Israeli residents, as defined for Israeli tax purposes, and on the sale of capital assets located in Israel, including shares of Israeli companies, by both Israeli residents and non-Israeli residents, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The Ordinance distinguishes between real gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain equivalent to the increase of the relevant asset’s purchase price attributable to an increase in the Israeli consumer price index, or a foreign currency exchange rate, between the date of purchase and the date of sale. Inflationary surplus is currently not subject to tax in Israel. The real gain is the excess of the total capital gain over the inflationary surplus.

Capital Gains Taxes Applicable to Non-Israeli Resident Securityholders

A non-Israeli resident who derives capital gains from the sale of shares or warrants in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel, will be exempt from Israeli tax as long as (among other conditions) the securities were not held through a permanent establishment that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the securities are deemed to be business income.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended, or the U.S. Israel Tax Treaty, the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S. Israel Tax Treaty (a “U.S. Resident”) is generally exempt from Israeli capital gains tax unless: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from the such sale, exchange or disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12 month period preceding the disposition, subject to certain conditions; or (v) such U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. In any such case, the sale, exchange or disposition of such shares by the U.S. Resident would be subject to Israeli tax (unless exempt under the Israeli domestic law as described above). Under the U.S. Israel Tax Treaty, the gain may be treated as foreign source income for United States foreign tax credit purposes, upon an election by the U.S. Resident, and such U.S. Resident may be permitted to claim a credit for such taxes against the United States federal income tax imposed on such sale, subject to the limitations under the United States federal income tax laws applicable to foreign tax credits. The U.S. Israel Tax Treaty does not provide such credit against any United States state or local taxes.

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Regardless of whether securityholders may be liable for Israeli tax on the sale of our securities, the payment of the consideration may be subject to the withholding of Israeli tax at source. Securityholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale (i.e., provide a non-Israeli resident certificate and other documentation).

Capital Gains Taxes Applicable to Israeli Resident Securityholders

An Israeli resident corporation who derives capital gains from the sale of shares or warrants in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will generally be subject to tax on the real capital gains generated on such sale at the corporate tax rate (currently of 23%). An Israeli resident individual will generally be subject to capital gain tax at the rate of 25%. However, if the individual securityholder is claiming deduction of interest expenditures or he is a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period, such gain will be taxed at the rate of 30%. Individual holders dealing in securities in Israel for whom the income from the sale of securities is considered “business income” as defined in section 2(1) of the Ordinance are taxed at the marginal tax rates applicable to business income (up to 47% in 2021 plus 3% Surtax). Certain Israeli institutions who are exempt from tax under section 9(2) or section 129(C)(a)(1) of the Ordinance (such as exempt trust funds and pension funds) may be exempt from capital gains tax from the sale of the securities.

Exercise of Warrants and Certain Adjustments to the Warrants

Purchasers will generally not recognize gain or loss for Israeli tax purposes on the exercise of a Warrant and related receipt of an ordinary share (unless, for instance, cash is received in lieu of the issuance of a fractional ordinary share). Nevertheless, the Israeli income tax treatment and the tax consequences of a cashless exercise of Warrants into ordinary shares is unclear. Furthermore, the exercise terms of the Warrants may be adjusted in certain circumstances. An adjustment to the number of ordinary shares that will be issued on the exercise of the Warrants or an adjustment to the exercise price of a Warrant may be treated as a taxable event under Israeli tax law even if such holder does not receive any cash or other property in connection with the adjustment. Purchasers should consult their tax advisors regarding the proper treatment of any exercise of and/or adjustments to the Warrants.

Taxation of Israeli Shareholders on Receipt of Dividends

An Israeli resident individual is generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not). If the recipient of the dividend is an Israeli resident corporation such dividend income will be exempt from tax provided the income from which such dividend is distributed was derived or accrued within Israel and was received directly or indirectly from another corporation that is liable to Israeli corporate tax. An exempt trust fund, pension fund or other entity that is exempt from tax under section 9(2) or section 129C(a)(1) of the Ordinance is exempt from tax on a dividend.

Dividend distribution by a Preferred Technology Enterprise or a Special Preferred Technology Enterprise is subject to beneficial withholding tax rates. For a further discussion, see “Taxation and Government Programs-Israeli Tax Considerations-Law for the Encouragement of Capital Investments, 5719-1959-New Tax Benefits Under the 2017 Amendment that Became Effective on January 1, 2017.”

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Taxation of Non-Israeli Shareholders on Receipt of Dividends

Non-Israeli residents (either individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not) unless a reduced rate is provided under an applicable tax treaty (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate). For example, under the U.S. Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. Resident is 25%. However, generally, the maximum rate of withholding tax on dividends, not generated by a Preferred Technological Enterprise, Preferred Enterprise, Approved Enterprise or Beneficial Enterprise, that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest.

Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise, Preferred Technological Enterprise, Benefited Enterprise or Preferred Enterprise are not entitled to such reduction under the tax treaty but are subject to a withholding tax rate of 15% for a shareholder that is a U.S. corporation, provided that the conditions related to the outstanding voting rights and the gross income for the previous year (as set forth in the previous sentences) are met. If the dividend is attributable partly to income derived from an Approved Enterprise, Preferred Technological Enterprise, Benefited Enterprise or Preferred Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability. Application for the reduced tax rate requires appropriate documentation presented and specific instruction received from the ITA. To the extent tax is withheld at source at the maximum rates (see above), a qualified tax treaty recipient will have to comply with some administrative procedures with the ITA in order to receive a refund of any excess tax withheld.

A foreign resident who had income from a dividend that was accrued from Israeli source, from which the full tax was deducted, will be exempt from filing a tax return in Israel, unless he is liable to additional Surtax (see below) in accordance with section 121B of the Ordinance.

Dividend distribution by a Preferred Technology Enterprise or a Special Preferred Technology Enterprise is subject to beneficial withholding tax rates. For a further discussion, see “Taxation and Government Programs -Israeli Tax Considerations-Law for the Encouragement of Capital Investments, 5719-1959-New Tax benefits Under the 2017 Amendment that Became Effective on January 1, 2017.”

Surtax

Subject to the provisions of an applicable tax treaty, individuals who are subject to tax in Israel are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, dividends, interest and capital gain) exceeding NIS 647,640 for 2021, which amount is linked to the annual change in the Israeli consumer price index.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

Foreign Exchange Regulations

Non-residents of Israel who hold our Ordinary Shares are able to receive any dividends, and any amounts payable upon the dissolution, liquidation and winding up of our affairs, repayable in non-Israeli currency at the rate of exchange prevailing at the time of conversion. However, Israeli income tax is generally required to have been paid or withheld on these amounts. In addition, the statutory framework for the potential imposition of currency exchange control has not been eliminated and may be restored at any time by administrative action.

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Material U.S. Federal Income Tax Consequences to U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase Ordinary Shares pursuant to this offering and hold such Ordinary Shares as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons who received their Ordinary Shares as compensatory payments, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of our shares by vote or value, persons who are subject to Section 451(b) of the Code, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities and arrangements that are classified as partnerships for U.S. federal income tax purposes, and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of Ordinary Shares that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Ordinary Shares, the U.S. federal income tax consequences relating to an investment in the Ordinary Shares will depend in part upon the status and activities of such entity or arrangement and the particular partner. Any such entity or arrangement should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of Ordinary Shares.

Persons considering an investment in Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of Ordinary Shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a passive foreign investment company, or PFIC, for any taxable year in which either (1) at least 75% of its gross income is “passive income”, the PFIC income test, or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, the PFIC asset test. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

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Our status as a PFIC will depend on the nature and composition of our income and the nature, composition and value of our assets (which, assuming we are not a “controlled foreign corporation,” or a CFC, under Section 957(a) of the Internal Revenue Code of 1986, as amended, or the Code, for the year being tested, may be determined based on the fair market value of each asset, with the value of goodwill and going concern value being determined in large part by reference to the market value of our Ordinary Shares, which may be volatile). Based upon the value of our assets, including any goodwill and the nature and composition of our income and assets, we do not believe that we were classified as a PFIC for the taxable year ended December 31, 2018 and we do not believe that we will be classified as a PFIC for the taxable year ending December 31, 2019 or in the immediately foreseeable future. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis after the end of each taxable year. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status for our taxable year ended December 31, 2018, and also expresses no opinion with regard to our expectations regarding our PFIC status in the future.

If we are a PFIC in any taxable year during which a U.S. Holder owns Ordinary Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to the Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell the Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds Ordinary Shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on Ordinary Shares if such U.S. Holder makes a valid “mark-to-market” election for our Ordinary Shares. A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Our Ordinary Shares will be marketable stock as long as they remain listed on a national securities exchange and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income for each taxable year of the U.S. holder, the excess of the fair market value of Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to- market election. The U.S. Holder’s tax basis in Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark- to-market election. Any gain from a sale, exchange or other disposition of Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

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A mark-to-market election will not apply to Ordinary Shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election. At this time, we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election. Prospective investors should assume that a QEF election will not be available.

Each U.S. person that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of Ordinary Shares of a PFIC.

Distributions

As described in the section entitled “- Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Ordinary Shares in the foreseeable future. However, if we make a distribution contrary to the expectation, subject to the discussion above under “- Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Subject to certain complex conditions and limitations, Israeli taxes withheld on any distributions on Ordinary Shares may be eligible for credit against a U.S. Holder’s federal income tax liability. The rules relating to the determination of the U.S. foreign tax credit are complex, and U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit in their particular circumstances and the possibility of claiming an itemized deduction (in lieu of the foreign tax credit) for any foreign taxes paid or withheld.

Dividends paid by a “qualified foreign corporation” are eligible for taxation to non-corporate U.S. Holders at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances. Distributions on Ordinary Shares that are treated as dividends generally will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

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A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on shares that are readily tradable on an established securities market in the United States. Our Ordinary Shares will generally be considered to be readily tradable on an established securities market in the United States if they are listed on a national securities exchange, as we intend our Ordinary Shares will be. We believe that we qualify as a resident of Israel for purposes of, and are eligible for the benefits of, the U.S.-Israel Double Tax Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Israel Double Tax Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision. Therefore, subject to the discussion above under “- Passive Foreign Investment Company Consequences,” if the U.S.-Israel Double Tax Treaty is applicable, or if our Ordinary Shares are readily tradable on an established securities market in the United States, such dividends will generally be “qualified dividend income” in the hands of individual U.S. Holders, provided that certain conditions are met, including holding period and the absence of certain risk reduction transaction requirements. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

Sale, Exchange or Other Disposition of Ordinary Shares

Subject to the discussion above under “- Passive Foreign Investment Company Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of Ordinary Shares. If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in Ordinary Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Consequences”, each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (1) fails to provide an accurate United States taxpayer identification number or otherwise establish a basis for exemption (usually on IRS Form W-9), or (2) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

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EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

UNDERWRITING

We are offering the Units described in this prospectus through the underwriters named below per the underwriting agreement dated ,                    2022 with Westpark Capital, Inc., the representative of the underwriters in this offering (the “Representative”) who is acting as book-running manager of the offering. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase the number of our securities set forth opposite its name below, if any are purchased. A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is part.

Underwriter	Units

Total

We have been advised by the underwriters that they propose to offer the units directly to the public at the public offering price set forth on the cover page of this prospectus. Any units sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $          per share and accompanying warrant.

The underwriting agreement provides that the underwriters’ obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement.

No action has been taken by us or the underwriters that would permit a public offering of the shares in any jurisdiction outside the United States where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal.

The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Underwriting Discount and Expenses

The underwriter may offer the securities from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on a national securities exchange, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The difference between the price at which the underwriter purchases securities from us and the price at which the underwriter resells such securities may be deemed underwriting compensation. If the underwriter effects such transactions by selling securities to or through dealers, such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriter and/or purchasers of securities for whom they may act as agents or to whom they may sell as principal.

The following table summarizes the underwriting discount and commission to be paid to the underwriters by us.

	Per Unit	Total	Total with Full Exercise of Option
Public offering price
Underwriting discount to be paid to the underwriters by us (8.0%)(1)(2)
Proceeds to us (before expenses)

(1)	We have also agreed to pay the Representative $[ ] for non-accountable expenses

(2)

We have granted a 45 day option to the Representative to purchase up to               additional Units and/or Warrants to purchase up to            Units (up to 15% of the Units sold in this offering) at the assumed public offering price set forth above less the underwriting discounts and commissions solely to cover over-allotments, if any.

We estimate the total expenses payable by us for this offering to be approximately $               , which amount includes (i) the underwriting discount of $                and (ii) reimbursement of the non-accountable expenses of the underwriters, and (iii) other estimated company expenses of approximately $                which includes legal accounting printing costs and various fees associated with the registration and listing of our securities.

The Units we are offering are being offered by the underwriters subject to certain conditions specified in the underwriting agreement.

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Underwriter’s Option

We have granted to the underwriters an option exercisable not later than 45 days after the date of this prospectus to purchase up to a number of                additional ordinary Units (equal to 15% of the number of Units sold in the primary offering) at the public offering price set forth on the cover page hereto less the underwriting discounts and commissions. The underwriters may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional securities are purchased, the underwriters will offer these securities on the same terms as those on which the other securities are being offered.

Lock-up Agreements

Our officers, directors each of their respective affiliates and associated partners and certain shareholders have agreed with the underwriters to be subject to a lock-up period of twelve (12) months following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any ordinary shares or any securities convertible into, or exercisable or exchangeable for, ordinary shares. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for                 days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans. The Representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Representative’s Warrants

We will issue to the Representative warrants to purchase an aggregate number of Units equal to 5% of the number of Units offered in this offering (not including ordinary shares sold pursuant to the underwriter’s over-allotment option), at an exercise price per share equal to 120% of the public offering price (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable, in whole or in part, immediately upon issuance and will expire on the fifth anniversary of the commencement of sales in this offering in accordance with FINRA Rule 5110(g)(8)(A). Pursuant to FINRA Rule 5110(e), the Representative Warrants and any ordinary shares issued upon exercise of the Representative Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Representative or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC. The Representative Warrants and the ordinary shares underlying the Representative Warrants are registered on the registration statement of which this prospectus forms a part.

Other Relationships

The Representative and its respective affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Representative may in the future receive customary fees and commissions for these transactions.

National Securities Exchange Listing

Our ordinary shares are quoted on the OTCQB under the symbol “TOMDF.” We will apply to list our Ordinary Shares and Warrants on a national securities exchange. There is no assurance that our listing application will be approved. We will not consummate this offering unless our application is approved.

Prior to this offering, there has been no public market for our Warrants. The public offering price for our Units will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering price of our Units will correspond to the price at which our ordinary shares or Warrants will trade in the public market subsequent to this offering, assuming that our listing applications are approved by a national securities exchange, or that an active trading market for our ordinary shares and Warrants will develop and continue after this offering.

Determination of Offering Price

The public offering price of the securities and exercise price of the Warrants offered by this prospectus will be determined by negotiation between us and the underwriters among the factors considered in determining the public offering price of the shares were;

●	our history and our prospects;
●	the industry in which we operate;
●	our past and present operating results;
●	the previous experience of our executive officers; and
●	the general condition of the securities markets at the time of this offering, including discussions between the underwriters and prospective investors.

89

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the securities sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the securities sold in this offering can be resold at or above the public offering price.

Transfer Agent and Registrar

Our transfer agent for our Ordinary Shares is Worldwide Stock Transfer, LLC, 1 University Plaza Drive #505, Hackensack, NJ, phone number: (201) 820-2008, and fax number: (201) 820-2010.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of ordinary shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit a syndicate representative to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids, to the extent applicable, may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of the ordinary shares. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities arising under the Securities Act or to contribute to payments that the underwriters may be required to make for these liabilities.

LEGAL MATTERS

The validity of our ordinary shares registered hereby, and certain other matters of Israeli law will be passed upon for us by Rimon PC and certain matters of U.S. federal law will be passed upon for us by Lucosky Brookman LLP. Hunter Taubman Fischer & Li LLC is acting as counsel to the underwriters in connection with certain legal matters relating to this offering.

EXPERTS

The consolidated financial statements as of December 31, 2021 included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Yarel + Partners, CPA, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements as of December 31, 2020 included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Fahn Kanne & Co., our former independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

90

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Such reports and other information may be accessed at the SEC’s web site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. The registration statement may be accessed at the SEC’s website.

91

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

TODOS MEDICAL LTD.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of TODOS MEDICAL LTD.

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of Todos Medical Ltd. and subsidiaries (the “Company”) as of December 31, 2021, the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1C to the financial statements, the Company has incurred net losses since its inception, and has not yet generated sufficient revenues to support its operations. As of December 31, 2021, there is an accumulated deficit of $90,595 and shareholders’ deficit of $24,212. These conditions, along with other matters as set forth in Note 1C, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Initial measurement of fair value of goodwill and intangible assets related to a business combination–

Description of the Matter -

The Company acquired a 100% interest in Provista Diagnostic, Inc as disclosed in Note 3 to the consolidated financial statements.

The allocation of the purchase price to the identified intangible assets acquired, was a matter of most significance to our current year audit due to the following: (i) the significant judgements made by management regarding the discount rate and forecast cash flows included in the valuation models and certain assumptions utilizing a probability weighted analysis of certain future events; (ii) the magnitude of the assets recognized in the Purchase Price Allocation (PPA) process.

The company performed a PPA for the acquisition with the assistance from an external valuation expert in order to value the identifiable assets and liabilities, and specifically in relation to the intangible assets acquired as part of the acquisition.

How We Addressed the Matter in Our Audit -

We obtained the report issued by the external valuation expert engaged by management to perform the PPA and to assist management with the identification of identifiable assets and liabilities in the respective business combinations. We assessed the competence, capabilities and objectivity of management’s external valuation expert. We made use of our valuation expertise and involved our valuation specialist to assess the asset identification process, the methodology adopted by management’s external valuation expert and the assumptions applied, which included the discount rate and forecast cashflows used in the models.

We evaluated management’s asset identification process, methodology and assumptions. We made use of our valuation expertise to recalculate the discount rates, taking into account independent data. We agreed the forecast cash flows included in the valuation models to supporting documentation such as budgets for the individual components within the Company. We also held discussions with management to understand the basis for the assumptions used and found the forecast. We tested the mathematical accuracy of the valuation model for the intangible assets acquired.

F-2

Goodwill Impairment Assessment-

Description of the Matter -

The Company’s evaluation of goodwill for impairment involves the comparison of the fair value of the reporting unit to its carrying value. The Company estimates fair value using the income method, which is based on the present value of estimated future cash flows attributable to the respective assets. This requires management to make significant estimates and assumptions related to forecasts of future net sales and earnings, including growth rates beyond a 10-year time period and discount rates. Changes in the assumptions could have a significant impact on either the fair value, the amount of any impairment charge, or both. The Company performed their annual impairment assessments of the Provista Diagnostic, Inc’s operations as of December 31, 2021. Because the carrying values exceeded their estimated fair values, impairment of the Goodwill was recorded. Management determines the fair value of the reporting unit using the income approach. The income approach is based on a discounted cash flow model. The discounted cash flow model requires the exercise of significant judgment, including judgments and assumptions about appropriate discount rates and revenue growth.

Auditing management’s goodwill impairment test of the reporting unit was complex and highly judgmental due to the estimation required by management in determining the fair value of the reporting unit. In particular, the fair value estimate was sensitive to significant assumptions, such as management’s cash flow projections, including revenue growth operation margin, terminal value and the discount rate, which are affected by expectations about future market and economic conditions.

How We Addressed the Matter in Our Audit -

To test the Company’s assessment of the goodwill impairment test, our audit procedures included, among others, evaluating the methodology used and testing the significant assumptions used by the Company in its analysis. We also performed sensitivity analyses of the significant assumptions, we evaluated management’s ability to accurately forecast net sales and earnings by comparing actual results to management’s historical forecasts and obtained appropriate explanations for the variances; examined management’s support for the current estimates and projections. We also involved our valuation specialist to assist in the evaluation of the Company’s valuation methods and certain significant assumptions.

Assessment of unrecognized tax benefits -

Description of the Matter -

As discussed in Note 23 to the consolidated financial statements, the Company operates in multiple tax jurisdictions in which differing interpretations of complex tax laws and regulations create uncertainty and necessitate the use of significant judgment in the determination of the Company’s unrecognized tax benefits related to carryforward losses and allocation of profits among various jurisdictions (“transfer pricing”). The nature of these activities can result in uncertainties in the estimation of the related tax exposures. In this regard, the Company uses significant judgment in (1) determining whether a tax position’s technical merits are more-likely-than-not to be sustained and (2) measuring the amount of tax benefit that qualifies for recognition. The Company initially recognizes and subsequently measures the unrecognized tax benefit in its consolidated financial statements when it is more likely than not that the position will be sustained upon examination by the tax authorities. Auditing the assessment of the technical merits and measurement of the Company’s unrecognized tax benefits is challenging because they can be complex, highly judgmental, and based on interpretations of tax laws and regulations.

How We Addressed the Matter in Our Audit -

We obtained an understanding, evaluated the design and tested the operating effectiveness of internal controls over the Company’s process to assess the technical merits of its tax positions, as well as management’s process to measure the unrecognized tax benefits of those tax positions. We used our knowledge of and experience with how the income tax laws and regulations are applied to evaluate the Company’s accounting for its unrecognized tax benefits. We analyzed the assumptions and data used by the Company when it determined there are no amounts of tax benefits to recognize, and we tested the accuracy of those underlying calculations.

Evaluation of convertible debt with an embedded derivative liability and detachable warrants -

Description of the Matter -

As discussed in Notes 2Y through 2BB, 8, 10, 12 and 13 to the consolidated financial statements, upon initial recognition of Convertible loans, Convertible Notes and similar instruments issued with or without detachable warrants, the Company considers whether the embedded feature within the convertible instruments should be separated from the host instrument and the manner of its presentation and future measurement and weather warrants granted by the Company to lenders through convertible bridge loans and stock warrants transactions should be classified as a component of permanent equity or as derivative liabilities. The Company utilized a Monte Carlo model to value the derivative bifurcated liabilities, which estimates the fair value of the liabilities based upon certain assumptions utilizing a probability weighted analysis of certain future events. Other inputs into the model include, volatility, closing stock prices at various valuation points, and conversion prices as determined by the applicable agreements.

We identified the fair value of the derivative liability as a critical audit matter, as (i) the assumptions utilized in the model to value the derivative liability required judgement, and the model is inherently complex. (ii) the accounting for derivative liabilities is complex (iii) the magnitude of the liabilities and losses recognized in the estimation process.

How We Addressed the Matter in Our Audit -

The primary procedures we performed to address this critical audit matter involved the assistance of our valuation specialist and included the following: (i) we reviewed the qualifications of the valuation specialist utilized by the Company (ii) we audited the underlying inputs utilized by the valuation specialist in the model (iii) we evaluated the reasonableness of management’s assumptions included in the model (iv) we reviewed the underlying source documents to determine the proper accounting of the transactions (v) we tested the accuracy of those underlying calculations.

Yarel + Partners,

Certified Public Accountants

Tel Aviv, Israel

March 31, 2022

We have served as the Company’s auditor since 2021.

F-3

Report of Independent Registered Public Accounting Firm	Fahn Kanne & Co.
Board of Directors and Shareholders of Todos Medical Ltd.	Head Office
32 Hamasger Street
Tel-Aviv 6721118, ISRAEL
PO Box 36172, 6136101

T +972 3 7106666
F +972 3 7106660

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of Todos Medical Ltd. and subsidiaries (the “Company”) as of December 31, 2020, the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1C to the financial statements, the Company has incurred net losses since its inception, and has not yet generated sufficient revenues to support its operations. As of December 31, 2020, there is an accumulated deficit of $47,281 and shareholders’ deficit of $11,011. These conditions, along with other matters as set forth in Note 1C, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

FAHN KANNE & CO. GRANT THORNTON ISRAEL

We served as the Company’s auditor from 2015 until June 23, 2021

Tel Aviv, Israel

April 21, 2021

F-4

TODOS MEDICAL LTD.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands except share and per share amounts)

		As of December 31,
	Note	2021	2020
ASSETS
Current assets:
Cash and cash equivalents		$189	$935
Trade receivables		2,520	378
Inventories		1,603	536
Other current assets	4	404	601
Total current assets		4,716	2,450

Non-current assets:
Investment in affiliated companies, net	5	40	745
Investment in other company	6	455	224
Property and equipment, net	7	2,045	1,999
Right of use asset arising from operating lease	11	143	-
Prepaid expenses		-	591
Goodwill	3	6,216	-
Intangible assets	3	1,500	-
Total non-current assets		10,399	3,559

Total assets		$15,115	$6,009

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Receivables financing facility, net		$-	$1,306
Loans, net	8	2,023	1,672
Accounts payable		2,276	1,640
Deferred revenues		-	844
Other current liabilities	9	4,284	2,316
Liability for minimum royalties		377	291
Total current liabilities		8,960	8,069

Non-current liabilities:
Convertible bridge loans, net	10	25,406	5,965
Derivative warrants liability, net	12	-	301
Fair value of bifurcated convertible feature of convertible bridge loans	13	4,182	2,500
Operating lease liability	11	141	-
Deferred taxes		315	-
Liability for minimum royalties		183	185
Other non-current liabilities		140	-
Total non-current liabilities		30,367	8,951

Commitments and contingent liabilities	14

Shareholders’ deficit:
Ordinary Shares of NIS 0.01 par value each:	15
Authorized: 5,000,000,000 and 1,000,000,000 shares at December 31, 2021 and 2020, respectively; Issued and outstanding: 975,644,432 shares and 376,335,802 shares at December 31, 2021 and 2020, respectively.		2,913	1,059
Redeemable Preferred shares: Authorized: 50,000 at December 31, 2021, non-issued.
Preferred B Shares: Authorized: 5,000 at December 31, 2021, non-issued.		-	-
Additional paid-in capital		63,470	35,211
Accumulated deficit		(90,595)	(47,281)
Total shareholders’ deficit		(24,212)	(11,011)

Total liabilities and shareholders’ deficit		$15,115	$6,009

The accompanying notes are an integral part of these consolidated financial statements.

F-5

TODOS MEDICAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands except share and per share amounts)

		Year ended December 31,
	Note	2021	2020

Revenues	24	$12,230	$5,207
Cost of revenues	17	(7,847)	(3,818)
Gross profit		4,383	1,389

Research and development expenses	18	(824)	(9,863)
Sales and marketing expenses	19	(3,481)	(3,058)
General and administrative expenses	20	(9,364)	(2,729)

Operating loss		(9,286)	(14,261)

Financing income (expenses), net	21	(30,340)	(14,312)
Impairment losses	5,7	(2,030)	-
Share in losses of affiliated companies	22	(1,658)	(1,200)

Net loss for the year		$(43,314)	$(29,773)

Basic and diluted net loss per share		$(0.06)	$(0.11)
Weighted average number of ordinary shares outstanding attributable to ordinary shareholders		679,574,516	259,176,541

The accompanying notes are an integral part of these consolidated financial statements.

F-6

TODOS MEDICAL LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(U.S. dollars in thousands except share and per share amounts)

	Ordinary shares		Additional		Total
	Shares	Amount	paid-in capital	Accumulated deficit	Shareholders’ deficit

Balance at December 31, 2019	103,573,795	$280	$10,979	$(17,508)	$(6,249)
Changes during the year ended December 31, 2020:
Issuance of ordinary shares as consideration for obtain control over affiliated company	67,599,796	193	5,891	-	6,084
Partial conversion of convertible bridge loans into ordinary shares	64,630,113	185	4,492	-	4,677
Classification of derivative warrants liability into equity as result of partial conversion of convertible bridge loans into ordinary shares	-	-	651	-	651
Issuance of ordinary shares and stock warrants upon modification of terms relating to convertible bridge loans transactions	1,688,415	5	562	-	567
Issuance of ordinary shares as commitment shares in exchange for equity line granted	5,812,500	16	466	-	482
Issuance of ordinary shares and stock warrants to lenders upon convertible bridge loans transactions	9,333,333	27	1,192	-	1,219
Issuance of ordinary shares as commitment shares in exchange for receivables financing facility	3,500,000	10	305	-	315
Exercise of warrants into ordinary shares on cashless basis	475,411	1	(1)	-	-
Issuance of ordinary shares through equity line	32,747,579	93	2,246	-	2,339
Issuance of units consist of ordinary shares (or fixed number of shares to be issued) and warrants	1,000,000	3	27	-	30
Amount related to fixed number of ordinary shares to be issued as contingent consideration	-	-	1,050	-	1,050
Issuance of ordinary shares as partial settlement of financial liability	14,550,000	42	975	-	1,017
Commitment for issuance of fixed number of ordinary shares to service providers	-	-	1,172	-	1,172
Commitment for issuance of fixed number of ordinary shares to officers and directors	-	-	624		624
Issuance of ordinary shares to service providers	11,864,001	40	720	-	760
Issuance of ordinary shares for call options to acquire potential acquire	48,708,185	139	2,861	-	3,000
Issuance of ordinary shares upon establishment of entities accounted for under equity method	10,852,674	25	943	-	968
Stock-based compensation to officers and directors	-	-	56	-	56
Net loss for the year	-	-	-	(29,773)	(29,773)
Balance at December 31, 2020	376,335,802	$1,059	$35,211	$(47,281)	$(11,011)

The accompanying notes are an integral part of these consolidated financial statements.

F-7

TODOS MEDICAL LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(U.S. dollars in thousands except share and per share amounts)

	Ordinary shares		Additional		Total
	Shares	Amount	paid-in capital	Accumulated deficit	Shareholders’ deficit

Balance at December 31, 2020	376,335,802	$1,059	$35,211	$(47,281)	$(11,011)
Changes during the year ended December 31, 2021:
Partial conversion of convertible bridge loans into ordinary shares	487,822,015	1,511	18,584	-	20,095
Issuance of ordinary shares as settlement of previous commitments	2,500,000	8	(8)	-	-
Issuance of ordinary shares upon modification of terms relating to convertible straight loan transaction	2,000,000	6	82	-	88
Issuance of stock warrants as part of convertible bridge loan received	-	-	5,422	-	5,422
Issuance of ordinary shares in exchange for equity line received	5,229,809	16	239	-	255
Issuance of ordinary shares as collateral for loan repayment	20,000,000	61	809	-	870
Issuance of ordinary shares or commitment for issuance of fixed number of ordinary shares to service providers	14,921,053	45	107	-	152
Commitment to issue shares in acquisition of subsidiary	-	-	1,699	-	1,699
Issuance of shares in acquisition of subsidiary	25,862,069	80	(80)	-	-
Issuance of ordinary shares as part of joint ventures agreements	39,473,684	122	328	-	450
Share based compensation for employees & directors	-	-	645	-	645
Share based compensation for service providers	1,500,000	5	432	-	437
Net loss for the year	-	-	-	(43,314)	(43,314)
Balance at December 31, 2021	975,644,432	$2,913	$63,470	$(90,595)	$(24,212)

The accompanying notes are an integral part of these consolidated financial statements.

F-8

TODOS MEDICAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Year ended December 31
	2021	2020
Cash flows from operating activities:
Net loss	$(43,314)	$(29,773)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	763	96
Impairment of property and equipment	485	-
Impairment of goodwill	1,545	-
Liability for minimum royalties	82	53
Interest and royalty expenses related to receivables financing facility	375	1,006
Stock-based compensation	1,234	2,612
Impairment of investment in affiliated company	1,658	2,718
Revaluation of investment in affiliated company to fair value	-	(1,623)
Impairment of intangible IPR&D, net of taxes	450	8,157
Expiration of call options to acquire potential acquire	-	3,000
Issuance of ordinary shares as part of joint ventures agreements	-	-
Share in losses of affiliated company	-	105
Modification of terms relating to straight loan transaction	88	-
Modification of convertible bridge loans transactions	-	(3,375)
Exchange differences relating to loans from shareholders	-	40
Change in fair value, amortization of discounts and accrued interest on convertible bridge loans	25,575	11,196
Amortization of discounts and accrued interest on straight loans	2,657	1,170
Issuance of shares as a settlement in excess of the carrying amount of financial liabilities	870	487
Change in fair value of derivative warrants liability and fair value of warrants expired	(301)	201
Change in fair value of liability related to conversion feature of convertible bridge loans	(2,180)	(355)
Increase in trade receivables	(2,076)	(537)
Increase in inventories	(1,066)	(378)
Decrease (increase) in other current assets	791	(385)
Increase in accounts payables	(100)	1,405
Increase (decrease) in deferred revenues	(844)	844
Increase in other current liabilities	2,106	778
Operating lease liabilities	(22)	-
Net cash used in operating activities	(11,224)	(2,558)

Cash flows from investing activities:
Purchase of property and equipment	(1,097)	(2,030)
Cash used in purchased of subsidiary consolidated for the first time	(2,426)	-
Purchase of intangible IPR&D	-	(450)
Investment in affiliated companies	-	(911)
Investment in other company	(1,183)	(225)
Net cash used in investing activities	(4,706)	(3,616)

Cash flows from financing activities:
Proceeds from Receivables financing facility and straight loans	2,486	2,617
Repayment of loans	(3,557)	(2,317)
Proceeds from issuance of units consisting of straight loans and stock warrants	-	2,033
Proceeds from issuance of units consisting of convertible bridge loans, stock warrants and shares, net	16,000	2,390
Proceeds from issuance of units consisting of ordinary shares and stock warrants	-	30
Proceeds from issuance of ordinary shares through equity line	255	2,339
Net cash provided by financing activities	15,184	7,092

Change in cash, cash equivalents and restricted cash	(746)	918
Cash, cash equivalents and restricted cash at beginning of year	935	17
Cash, cash equivalents and restricted cash at end of year	$189	$935

The accompanying notes are an integral part of these consolidated financial statements.

F-9

TODOS MEDICAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Cont.)

(U.S. dollars in thousands)

	Year ended December 31
	2021	2020
Supplemental disclosure of non-cash activities:
Conversion of loans from shareholders into ordinary shares and stock warrant	$-	$350
Partial conversion of convertible loans into ordinary shares	$20,095	-
Partial conversion of convertible loans and liability related to conversion feature of convertible bridge loans into ordinary shares	$-	$4,677
Fair value of derivative warrants liability and convertible bridge loans classified into equity in connection with convertible bridge loans converted	$-	$651
Issuance of ordinary shares as partial settlement of financial liability	$-	$530
Issuance of shares upon acquisition of an IPR&D	$-	$6,084
Issuance of ordinary shares as commitment shares in exchange for receivables financing facility granted	$-	$315
Issuance of ordinary shares as commitment shares in exchange for equity line granted	$-	$482
Investment in affiliated company by issuance shares and commitment for issued shares as contingent consideration and commitment for additional funding	$-	$2,657
Issuance of ordinary shares and stock warrants in exchange for convertible bridge loans granted	$-	$1,219

Cash used in purchased of subsidiary consolidated for the first time:

Net assets acquired	$168
Goodwill acquired	7,761
Intangible assets acquired	1,500
Consideration in convertible promissory note	(4,989)
Consideration in Shares	(1,699)
Deferred tax liability	(315)
Net cash used in purchase of subsidiary consolidated for the first time	$2,426

The accompanying notes are an integral part of these consolidated financial statements.

F-10

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 1 - GENERAL

A.	Operations

Todos Medical Ltd. (the “Company” or “Todos”) was incorporated under the laws of the State of Israel and commenced its operations on April 22, 2010. The Company engineers life-saving diagnostic solutions for the early detection of a variety of cancers. The Company’s patented Todos Biochemical Infrared Analyses (TBIA) is a proprietary cancer-screening technology using peripheral blood analysis that deploys deep examination into cancer’s influence on the immune system, looking for biochemical changes in blood mononuclear cells and plasma. Todos’ two internally developed cancer-screening tests, TMB-1 and TMB-2, have received a CE mark in Europe.

Todos is also developing blood tests for the early detection of neurodegenerative disorders, such as Alzheimer’s disease. The Lymphocyte Proliferation Test (LymPro Test™) is a diagnostic blood test that determines the ability of peripheral blood lymphocytes (PBLs) and monocytes to withstand an exogenous mitogenic stimulation that induces them to enter the cell cycle. LymPro is unique in the use of peripheral blood lymphocytes as a surrogate for neuronal cell function, suggesting a common relationship between PBLs and neurons in the brain.

Additionally, commencing 2020, the Company through its U.S. subsidiary (Corona Diagnostics, LLC) has entered into several distribution agreements with other companies to distribute certain novel coronavirus (COVID-19) test kits. The agreements cover multiple international suppliers of PCR testing kits and related materials and supplies, as well as antibody testing kits from multiple third-party manufacturers after completing validation of said testing kits and supplies in certified laboratory in the United States. Additionally, upon completion of the Share Purchase Agreement for the purchase of Provista Diagnostics, Inc. (see Note 3 below), the Company, through Provista Diagnostics, Inc. provide diagnostic testing laboratory currently performing COVID-19 PCR testing, primarily for the medical and entertainment industries.

In December 2020, the Company announced the commercial launch of its proprietary 3CL protease inhibitor dietary supplement Tollovid™. Tollovid, a mix of botanical extracts, is being targeted to support healthy immune function against circulating coronaviruses. Tollovid was granted a Certificate of Free Sale by the US Food and Drug Administration (FDA) in August 2020, allowing its commercial sale anywhere in the United States. In May 2021, the FDA granted the Company a new Certificate of Free Sale for a second dosing regimen for Tollovid™ as a dietary supplement, under which the Company is authorized to market Tollovid with a dosing regimen of 60 pills over a five-day period, equivalent to 12 pills per day.

Revenues of the year ended December 31, 2021, resulted from sales of COVID-19 related products, testing kits and dietary supplement, Tollovid™ .. Through December 31, 2021, the Company has not yet generated any revenue from its developed cancer-screening tests TMB-1 and TMB-2 or LymPro Test™.

At an extraordinary general meeting of Company’s shareholders held on July 26, 2021, the shareholders voted to approve a reverse share split of the Company’s ordinary shares within a range of 1:2 to 1:500, to be effective at the ratio and on a date to be determined by the Board of Directors of the Company (the “Reverse Split”). Although Company’s shareholders approved the Reverse Split, all per share amounts and calculations in this annual report on Form 10-K and the accompanying financial statements do not reflect the effects of the Reverse Split, as the Board of Directors has not determined the ratio or the effective date of the Reverse Split. At its next general meeting, Todos’ shareholders will be asked to approve an extension of the deadline for the Reverse Split.

B.	Foreign operations

1.	Todos Medical (Singapore) Pte Ltd

On January 27, 2016, the Company incorporated a wholly owned subsidiary in Singapore under the name of Todos Medical (Singapore) Pte Ltd. (“Todos Singapore”) for the purpose of advancing clinical trials of the Company’s core technology for breast cancer in Southeast Asia. As of December 31, 2021, Todos Singapore has not yet commenced its business operations.

2.	Todos Medical USA

In January 2020, the Company incorporated a U.S. subsidiary named Todos Medical USA (“Todos U.S.”) for the purpose of conducting business as medical importer and distributor focused on the distribution of the Company’s testing products and services to customers in the North America and Latin America.

3.	Corona Diagnostics, LLC

In April 2020, the Company incorporated a U.S. subsidiary named Corona Diagnostics, LLC (“Corona Diagnostics”) for the purpose of marketing COVID-19 related products in the United States to validate potential products the Company is contemplating distributing and creating marketing materials for the testing products based upon those validations.

F-11

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 1 - GENERAL (CONT.)

4.	Breakthrough Diagnostics, Inc.

On February 27, 2019, the Company entered into Shares Purchase and Assignment of License Agreement with Amarantus Bioscience Holdings, Inc. (“Amarantus”), under which the Company purchased 19.99% of the issued and outstanding common stock of Breakthrough Diagnostics, Inc. (“Breakthrough”) for entering into the field of early detection of Alzheimer’s disease. On July 28, 2020, the Company entered into Amendment No. 1 to the Shares Purchase and Assignment of License Agreement with Amarantus, pursuant to which the Company completed the purchasing of the remaining 80.01% of the issued and outstanding common stock of Breakthrough for consideration that was based on the Company’s shares. See also Note 5A.

At the Closing Date, Breakthrough was determined to be excluding substantive process as required under the definition of business in accordance with the provisions of ASC Topic 805 “Business Combination”. In addition, it was determined that the License represents IPR&D had no alternative future use and therefore the entire purchase price allocated to the acquired IPR&D was charged to expense at the acquisition date as part of “Research and Development expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

5.	Provista Diagnostics, Inc

On April 19, 2021, the Company entered into a Share Purchase Agreement (“SPA”) with Strategic Investment Holdings, LLC, Ascenda BioSciences LLC (“SIH”, “Ascenda” and together referring as “Sellers”, respectively) and Provista Diagnostics, Inc. (“Provista”). Ascenda was the sole owner of the outstanding securities of Provista and SIH is the sole owner of all the outstanding securities of Ascenda. Provista is a medical diagnostics company based in Alpharetta, Georgia that owns the intellectual property rights to the proprietary breast cancer blood test, Videssa®, and has a diagnostic testing laboratory currently performing COVID-19 PCR testing, primarily for the medical and entertainment industries. See also Note 3.

6.	Other entities

A.	In June 2020, the Company entered into agreement with NLC Pharma Ltd., under which Antigen COVID Test Killer was formed for the purpose of development diagnostic candidate Antigen Killer and product commercialize through the Company’s sales channels. See also Note 5B and Note 24 for subsequent events.

B.	In August 2020, the Company entered into agreement with Care GB Plus Ltd, under which Bio Imagery Ltd. (“Bio Imagery”) has been incorporated for the purpose of developing, marketing and commercializing the Products and all the Intellectual Property of the Company (“Todos Cancer Assets”) and to develop new Intellectual Property, products and services, and pursue the business based on the Todos Cancer Assets and on new intellectual property that will be developed by Bio Imagery. As of December 31, 2021, Bio Imagery has not yet commenced its business operations and the Company wrote off its investment in the amount of $618. See also Note 5C.

The Company and its entities herein considered as the “Group”.

F-12

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 1 - GENERAL (CONT.)

C.	Going concern uncertainty

The Company has devoted substantially all of its efforts to research and development of its products and raising capital to fund this development. The development and commercialization of the Company’s products are expected to require substantial further expenditures. To date, the Company has not yet generated sufficient revenues from operations to support its activities, and therefore it is dependent upon external sources for financing its operations. Since inception through December 31, 2021, the Company has incurred accumulated losses of $90,595. As of December 31, 2021, the Company’s current liabilities exceed its current assets by $4,244, and there is a shareholders’ deficit of $24,212. The Company has generated negative operating cash flow for all periods. As of March 31, 2022 (date of approval of these financial statements), the total cash and cash equivalent balance (individual restricted cash) is approximately $31. Management has considered the significance of such condition in relation to the Company’s ability to meet its current obligations and to achieve its business targets and determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company plans to finance its operations through the sale of equity and to the extent available, short-term and long-term loans and also through revenues from sales of corona testing related products. There can be no assurance that the Company will succeed in obtaining the necessary financing to continue its operations as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

D.	COVID-19

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. The outbreak has reached all of the regions in which the Company does business, and governmental authorities around the world have implemented numerous measures attempting to contain and mitigate the effects of the virus, including travel bans and restrictions, border closings, quarantines, shutdowns, limitations or closures of non-essential businesses, and social distancing requirements.

The global spread of COVID-19 and actions taken in response have caused and may continue to cause disruptions and/or delays in our supply chain and shipments and caused significant economic and business disruption to the Company’s customers and vendors.

The COVID-19 pandemic has created and may continue to create significant opportunity under the uncertainty in macroeconomic conditions, which may cause further demand for the Company’s core business related to PCR testing kits and related materials and supplies as already reflected by recognized revenues of $12,230 and $5,207 during the years ended December 31, 2021 and 2020, respectively, substantially all of which was generated after July 2020. However, the Company may face uncertainties around its estimates of revenue collectability and accounts receivable credit losses and its expectation to receive funds from external sources for financing its operations. The Company expects uncertainties around its key accounting estimates to continue to evolve depending on the duration and degree of impact associated with the COVID-19 pandemic. The Company estimates may change as new events occur and additional information emerges, and such changes are recognized or disclosed in the Company’s consolidated financial statements.

F-13

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).

A.	Use of estimates in the preparation of financial statements

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions include (i) identification of and measurement of financial instruments in funding transactions; (ii) Initial measurement of investment in affiliated companies and subsequent equity method implications; (iii) determination whether an acquired company or formed entities represents a ‘business’; (iv) determination whether acquired or formed entities are considered Variable Interest Entity (VIE) and if so, whether the Group is its Primary Beneficiary (PB) (v) deferred income taxes and (vi) measurement of the fair value of equity awards.

B.	Functional currency

The functional currency of the Company and all of its subsidiaries is the US dollar (“$” or “dollar”), as the dollar is the primary currency of the economic environment in which the Company and its subsidiaries have operated and expects to continue to operate in the foreseeable future. The Company’s operations are currently conducted in Israel and most of the Israeli expenses are currently paid in new Israeli shekels (“NIS”); however, most of the expenses are denominated and determined in dollar. Financing and investing activities including loans, equity transactions and cash investments, are made in dollar.

In accordance with ASC 830, “Foreign Currency Matters”, balances denominated in or linked to foreign currency are stated on the basis of the exchange rates prevailing at the applicable balance sheet date. For foreign currency transactions included in the statement of operations, the exchange rates applicable on the relevant transaction dates are used. Gains or losses arising from changes in the exchange rates used in the translation of such transactions are presented within financing income or expenses.

C.	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and when applicable its majority owned entities that were determined to be VIE and that the Group was determined as their Primary Beneficiary (PB). Intercompany transactions and balances have been eliminated upon consolidation.

D.	Variable Interest Entities

ASC 810-10, “Consolidation”, provides a framework for identifying variable interest entities (“VIEs”) and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements. According to ASC 810-10, the Company consolidates a VIE when it has both (i) the power to direct the economically significant activities of the entity and (ii) the obligation to absorb losses of, or the right to receive benefits from, the entity that could potentially be significant to the VIE.

The Company’s assessment of whether an entity is a VIE and the determination of the primary beneficiary is judgmental in nature and involves the use of significant estimates and assumptions. The determination of whether the Company should consolidate a VIE is evaluated continuously as existing relationships change or future transactions occur.

The significant factors and judgments that the Company considers in making the determination as to whether an entity is a VIE include, among others: the design of the entity, including the nature of its risks and the purpose for which the entity was created; the nature of the Company’s involvement with the entity; whether there is sufficient equity investment at risk to finance its current activities, until it reaches profitability, without additional subordinated financial support; whether parties other than the equity holders have the obligation to absorb expected losses or the right to receive residual returns.

F-14

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

D.	Variable Interest Entities (Cont.)

Unconsolidated Variable Interest Entity

1.	The Company has determined that Antigen COVID Test Killer (“CATK”), 15%-held entity as of December 31, 2020, is considered a VIE, as CATK was formed to develop diagnostic candidate Antigen Killer and commercialize the product through the Company’s sales channels, as it does not have sufficient resources to carry out its principal activities without additional financial support (see also Note 5B).

The Company has determined that it is not the primary beneficiary of CATK due to the Company’s lacked the ability to direct the activities that most significantly impact the economic performance of CATK. However, the Company determined that it has the ability to exercise significant influence over CATK operations through its obligation to supply the investee financial support and accordingly, the investment is accounted for under the equity method.

2.	The Company has determined that Bio Imagery Ltd. (“Bio Imagery”), 33%-held entity as of December 31, 2020, is considered as VIE, as Bio Imagery was formed to (i) develop, market and commercialize the Company’s Products and all the Company’s Intellectual Property (“Todos Cancer Assets”) and (ii) develop new Intellectual Property, products and services, and peruse the business based on Todos Cancer Assets, as it does not have sufficient resources to carry out its principal activities without additional financial support (see also Note 5C).

The Company has determined that it is not the primary beneficiary of Bio Imagery as the Company lacked the ability to direct the activities that most significantly impact the economic performance of Bio Imagery. However, the Company determined that it has the ability to exercise significant influence over Bio Imagery operations through board representation and voting power and accordingly, the investment is accounted for under the equity method.

As of December 31, 2021, there were no consolidated variable interest entities.

E.	Cash and cash equivalents

Cash equivalents are short-term highly liquid investments which include short term bank deposits (up to three months from date of deposit), that are not restricted as to withdrawals or use that are readily convertible to cash with maturities of three months or less as of the date acquired.

F.	Allowance for doubtful accounts

The allowance for doubtful accounts is determined with respect to amounts the Group has determined to be doubtful of collection. In determining the allowance for doubtful accounts, the Company considers, among other things, its past experience with customers, the length of time that the balance is past due, the customer’s current ability to pay and available information about the credit risk on such customers. During the year ended December 31, 2021 and 2020, the Company recorded allowance in respect of accounts receivable in the amounts of $2,534 and $0, respectively.

G.	Inventories

Inventories consist of related equipment, reagents and testing supplies. Inventories are stated at the lower of cost or net realizable value. Cost of finished products is mainly determined on the basis of the moving average method. Other method which is utilized for determining the value of inventories is the moving average. The Group regularly reviews its inventories for obsolescence and other impairment risks and reserves are established when necessary.

H.	Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in the statements of operations.

Rate of depreciation	%

Laboratory equipment	20-33
Furniture and equipment	7-15
Computers	33
Vehicle	15

F-15

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

I.	Impairment of long-lived assets

The Company’s long-lived assets are reviewed for impairment in accordance with ASC 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. During the years end December 31, 2021 and 2020 the Company recorded $485 and $0, respectively, of impairment losses.

J.	Investment in other companies

Equity investments without readily determinable fair values are measured at cost, less impairment, and plus or minus subsequent adjustments for observable price changes. Periodic changes in the basis of these equity investments are reported in current earnings. In addition, at each reporting period a qualitative assessment is performed to identify impairment. When a qualitative assessment indicates an impairment exists, the Company estimates the fair value of the investment and recognize in current earnings an impairment loss equal to the difference between the fair value and the carrying amount of the equity investment. During the years ended December 31, 2021 and 2020, the Company has not incurred impairment losses.

K.	Investment in affiliated companies

Affiliated company is company held to the extent of 20% or more (which are not subsidiary), or company less than 20% held, which the Company can exercise significant influence over operating and financial policy of the affiliate.

The investment in affiliated company is accounted for by the equity method under ASC Subtopic 323-30, “Investments - Equity Method and Joint Ventures: Partnerships, Joint Ventures, and Limited Liability Entities”. Upon initial recognition, the cost of investment is based on the direct costs of acquiring the investment including amounts incurred on behalf of the investee.

Following the acquisition, the Company recognizes its proportionate share of the affiliated company’s net income or loss after the date of investment. When previous losses have reduced the common stock investment account to zero, the Company continues to report its share of equity method losses in its statement of operations to the extent of and as an adjustment to other investments in the investee such as debt securities, long term loans or advances, if any. Such additional equity method losses are applied to the other investments based on the seniority of the other investments (priority in liquidation) and the percentage ownership interest in each type of other investment the Company holds (the ‘relative holdings approach’).

When the Company achieves control on an affiliated company, the Previously Held Equity Interests (PHEI) in the affiliated company is remeasured to its fair value immediately prior to the asset acquisition.

When the affiliated company is not considered a business as no substantive process is identified, amounts allocated to any In-Process Research and Development (IPR&D) to be used in research and development projects which have been determined not to have an alternative future use are charged to expenses as of the acquisition date.

L.	Business Combinations

The Company’s consolidated financial statements include the operations of acquired businesses from the date of the acquisition’s consummation. Acquired businesses are accounted for using the acquisition method of accounting, which requires, among other things, that most assets acquired and liabilities assumed be recognized at their estimated fair values as of the acquisition date and that the fair value of acquired in process research and development be recorded on the balance sheet. Transaction costs are expensed as incurred. Any excess of the consideration transferred over the assigned values of the net assets acquired is recorded as goodwill.

When the Company acquires net assets that do not constitute a business, as defined under ASU 2017-01 Business Combinations (Topic 805) Clarifying the Definition of a Business (such when there is no substantive process in the acquired entity), no goodwill is recognized and acquired In-Process Research and Development intangible asset (“IPR&D”) to be used in research and development projects which have been determined not to have alternative future use, is expensed immediately. Accordingly, when the purchase price (i.e. cash consideration, fair value of PHEI and the fair value of the equity interests issued) is fully attributed to such acquired IPR&D to be used in a research and development project which were determined not to have an alternative future use, the entire purchase price allocated to the acquired IPR&D and related deferred tax liability are charged to expense at the acquisition date as part of “Research and Development expenses” and “Tax benefit” lines, respectively, in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020 (see also Note 5A3).

F-16

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

M.	Goodwill and intangible assets

Goodwill represents the excess of the purchase price over the fair value of the identifiable net assets acquired in business combinations accounted for in accordance with the “purchase method” and is allocated to reporting units at acquisition. Goodwill is not amortized but rather tested for impairment at least annually in accordance with the provisions of ASC Topic 350, “Intangibles - Goodwill and Other”. The Company performs its goodwill annual impairment test for the reporting units at December 31 of each year, or more often if indicators of impairment are present.

Intangible assets with finite lives are amortized using the straight-line basis over their useful lives, to reflect the pattern in which the economic benefits of the intangible assets are consumed or otherwise used up (See Note 3).

During the years end December 31, 2021 and 2020 the Company recorded $1,545 and $0, respectively, of impairment losses.

N.	Right to obtain control over affiliated company and right to acquire shares of other companies

The Company accounted for the right to obtain control over affiliated company and the right to acquire shares of other companies, as a non-current financial derivative asset according to the provisions of ASC 815-10, “Derivatives and Hedging - Overall” (“ASC 815-10”). Upon initial recognition and in subsequent periods such asset is measured at fair value by using the Black-Scholes Option Pricing Model, which requires inputs such as the underlying share asset value and share price volatility. These assumptions are reviewed on a regular basis and changes in the estimated fair value of the outstanding right to obtain control over affiliated company and the right to acquire shares of other companies were recognized each reporting period as part of in the “Share in Losses of Affiliated Company” line or “Finance Expenses” line, as applicable in operations in the accompanying consolidated statement of operations, until such rights are exercised or expired (see also Note 5A).

O.	Deferred income taxes

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes”. Accordingly, deferred income taxes are determined utilizing the asset and liability method based on the estimated future tax effects of differences between the financial accounting and the tax bases of assets and liabilities under the applicable tax law. Deferred tax balances are computed using the enacted tax rates expected to be in effect when these differences reverse. Valuation allowance in respect of deferred tax assets are provided for, if necessary, to reduce deferred tax assets is amounts more likely than not to be realized.

The Company accounts for uncertain tax positions in accordance with ASC Topic 740-10, which prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements. According to ASC Topic 740-10, tax positions must meet a more-likely-than-not recognition threshold. The Company’s accounting policy is to classify interest and penalties relating to uncertain tax positions under income taxes, however the Company did not recognize such items in its fiscal 2021 and 2020 financial statements and did not recognize any liability with respect to an unrecognized tax position in its balance sheets.

P.	Liability for employee rights upon retirement

The Company’s liability for severance pay to its Israeli employees is pursuant to Section 14 of the Israeli Severance Compensation Act, 1963 (“Section 14”), pursuant to which all the Company’s employees are included under Section 14, and are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made in the employee’s name with insurance companies. Under Israeli employment law, payments in accordance with Section 14 release the Company from any future severance payments in respect of those employees. The fund is made available to the employee at the time the employer-employee relationship is terminated, regardless of cause of termination. The severance pay liabilities and deposits under Section 14 have been irrevocably transferred to the severance funds. As a result of the implementation of Section 14, as described above, the liability is covered by the amounts deposited, including accumulated income thereon, as well as by the unfunded provision.

F-17

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Q.	Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash and trade receivables as well as certain other current assets that do not amount to a significant amount. Cash and cash equivalents, which are primarily held in Dollars and New Israeli Shekels, are deposited with major banks in Israel. Management believes that such financial institutions are financially sound and, accordingly, minimal credit risk exists with respect to these financial instruments. The Company does not have any significant off-balance-sheet concentration of credit risk, such as foreign exchange contracts, option contracts or other foreign hedging arrangements. Most of the Group’s sales are made in United States to a small number of customers. Management periodically evaluates the collectability of the trade receivables to determine the amounts that are doubtful of collection and determine a proper allowance for doubtful accounts. Accordingly, management believes that the Group’s trade receivables do not represent a substantial concentration of credit risk.

R.	Contingencies

The Company and its subsidiaries are involved in certain legal proceedings and certain business relationships that arise from time to time in the ordinary course of their business and in connection with certain agreements with third parties (such as with respect to certain royalty agreements). Except for income tax contingencies, the Company applies the provisions of ASC Topic 450, Contingencies. Thus, the Company records accruals for contingencies to the extent that the management concludes that the occurrence is probable and that the related liabilities are estimable. Legal expenses associated with contingencies are expensed as incurred.

S.	Leases

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (ASU) No. 2016-02. The guidance establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. The Company determines if an arrangement is or contains a lease at contract inception.

The Company is a lessee in certain operating leases primarily for office space and transportation.. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities in our consolidated balance sheets.

ROU assets represent Company’s right to use an underlying asset for the lease term and lease liabilities represent Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company monitors for events or changes in circumstances that require a reassessment of one of its leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in the statement of comprehensive loss.

F-18

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

T.	Fair Value Measurements

The Company measures and discloses fair value in accordance with the ASC Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions there exists a three-tier fair-value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 - unadjusted quoted prices are available in active markets for identical assets or liabilities that the Company has the ability to access as of the measurement date.

Level 2 - pricing inputs are other than quoted prices in active markets that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

Level 3 - pricing inputs are unobservable for the non-financial asset or liability and only used when there is little, if any, market activity for the non-financial asset or liability at the measurement date. The inputs into the determination of fair value require significant management judgment or estimation. Level 3 inputs are considered as the lowest priority within the fair value hierarchy. The valuation of the right to obtain control over affiliated company, right to acquire shares of other companies, contingent consideration to be paid upon achieving of performance milestone, certain convertible bridge loans (following the maturity date and thereafter) and certain freestanding stock warrants and bifurcated convertible feature of convertible bridge loans issued to the units’ owners, fall under this category.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

The fair value of cash and cash equivalents is based on its demand value, which is equal to its carrying value. Additionally, the carrying value of all other short-term monetary assets and liabilities are estimated to be equal to their fair value due to the short-term nature of these instruments.

U.	Research and development expenses

Research and development expenses are charged to operations as incurred.

V.	Royalty-bearing grants

Royalty-bearing grants from the Israeli Innovation Authority of the Ministry of Industry, Trade and Labor (the “IIA”) for funding approved research and development projects are recognized at the time the Company is entitled to such grants (i.e. at the time that there is reasonable assurance that the Company will comply with the conditions attached to the grant and that there is reasonable assurance that the grant will be received), on the basis of the costs incurred and reduce research and development costs (see also Note 14B1). The cumulative research and development grants received by the Company from inception through December 2021 and 2020, amounted to $272.

As of December 31, 2021, and 2021, the Company did not accrue for or pay any royalties to the IIA as no revenue related to the funded projects has yet been generated.

W.	Basic and diluted net loss per ordinary share

The Company computes net loss per share in accordance with ASC 260, “Earning per Share”, which requires presentation of both basic and diluted loss per share on the face of the statement of operations.

Basic net loss per ordinary share is computed by dividing the net loss for the period applicable to ordinary shareholders, by the weighted average number of ordinary shares outstanding during the period. Diluted loss per share gives effect to all potentially dilutive common shares outstanding during the year using the treasury stock method with respect to stock options and certain stock warrants and using the if-converted method with respect to convertible bridge loans and certain stock warrants. In computing diluted loss per share, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. During the years ended December 31, 2021 and 2020 the total weighted average number of ordinary shares related to outstanding stock options, stock warrants and convertible bridge loans excluded from the calculation of the diluted loss per share was 450,033,661 and 112,508,547, respectively.

F-19

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

X.	Revenues recognition

On January 1, 2018, the Company adopted ASC 606, Revenue from Contracts with Customers (“ASC 606”) which supersedes the existing revenue recognition accounting rules. Under the new guidance the Company determines revenue recognition through the following five steps:

■	Identification of the contract, or contracts, with a customer;

■	Identification of the performance obligations in the contract;

■	Determination of the transaction price;

■	Allocation of the transaction price to the performance obligations in the contract; and

■	Recognition of revenue when, or as, the Company satisfies a performance obligation.

For each type of contract at inception, the Company assesses the goods or service promised in a contract with a customer and identifies the performance obligations.

When contract for the sale of goods or service includes option that provides the customer with free or discounted goods or services to be provided by the Company in the future, the company assess whether such right represent a material right. When it is determined that such right is considered to be material the Company accounts for such a promise as a separate performance obligation.

With respect to contracts that are determined to have multiple performance obligations (such as goods and a material right to free or discounted goods to be provided in the future), the Company allocates the contract’s transaction price to each performance obligation using its best estimate of the relative standalone selling price of each distinct good or service in the contract. In assessing whether to allocate variable consideration to a specific part of the contract, the Company considers the nature of variable payment (if any) and whether it relates specifically to its efforts to satisfy a specific part of the contract.

Revenues are recognized when, or as, control of services or products is transferred to the customers at a point in time or over time, as applicable to each performance obligation.

Revenues are recorded in the amount of consideration to which the Company expects to be entitled in exchange for performance obligations upon transfer of control to the customer, excluding amounts collected on behalf of other third parties and sales taxes.

The Company does not adjust the amount of consideration for the effects of a significant financing component since the Company expects, at contract inception, that the period between the time of transfer of the promised goods or services to the customer and the time the customer pays for these goods or services to be generally one year or less, based on the practical expedient. The Company’s credit terms to customers are, on average, between thirty and ninety days.

When another party is involved in providing goods or services to the customer, the Company examines whether the nature of its promise is a performance obligation to provide the defined goods or services itself, which means the Company is a principal and therefore recognizes revenue in the gross amount of the consideration, or to arrange that another party provide the goods or services which means the Company is an agent and therefore recognizes revenue in the amount of the net commission. Such determination is performed separately for each specified good or service promised to a customer.

In making that evaluation, the Company considers whether it controls the promised good or service before transferring that good or service to the customer. The Company considers indicators such as whether the Company is the primary obligor for fulfilling the promises in the contract and assumes risks and rewards as a principal or an agent, including the credit risks; the Company has inventory risk before the goods or services are transferred to the customer; and the Company has discretion in setting prices of the goods or services and selecting its suppliers.

Generally, in cases in which the Company is primarily obligated in a transaction, is subject to risk, involved in the determination of the product (or the service) specifications, separately negotiates each revenue service agreement and has inventory risk, revenue is recorded on a gross basis.

Commencing 2020, the Company generated revenues from commercial sale of COVID-19 related equipment, reagents and testing supplies through sub-distribution agreement with unrelated distribution companies with clients who are seeking comprehensive testing solutions for return-to-work programs.

Deferred revenue includes unearned amounts received and amounts received from customers (mostly advances from customers for COVID-19 related products) but not yet recognized as revenues as the performance obligation has not been fulfilled by the Company.

F-20

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Y.	Convertible Bridge Loans and Notes

Upon initial recognition of Convertible loans, Convertible Notes and similar instruments, the Company considers the provisions of ASC 815-40, “Derivatives and Hedging - Contracts in Entity’s Own Equity” (“ASC 815-40”) in order to determine whether the embedded conversion feature within the convertible instrument should be separated from the host instrument.

Host contract is not convertible upon issuance

When it is determined that the embedded conversion feature should not be bifurcated from the host instrument, as at the initial investment date the loan was considered as straight loan with maturity term which is under the control of the Company, the bridge loan was recognized based on the amount allocated as described in Note 2Z less the applicable issuance cost. The difference between the face value of the bridge loan to such allocated process (after allocation of the proceeds received to detachable freestanding financial instrument (i.e. detachable warrants) that were granted to lenders), represents a discount which is amortized as finance expense to profit or loss by using effective interest method over the term of the bridge loan until its stated maturity. Following the maturity date and subject to the Company’s discrete decision not to repay the loan for cash, the bridge loan became subject to the provision of ASC 480 “Distinguishing Liabilities from Equity” as it represents an obligation to issue a variable number of shares (share-settled obligation). Thus, upon the lapse of the Company’s right to repay the bridge loan for cash, the bridge loan is measured at fair value through profit or loss with changes presented within financing income or expense, as applicable.

Host contract is convertible upon issuance

When it is determined that the embedded conversion feature does not qualify for equity classification, the Company recognized the embedded conversion feature as a separate derivative liability upon initial recognition and on subsequent periods at fair value by using the Black-Scholes Option Pricing Model. The remaining consideration amount received or allocated to the entire convertible instrument is allocated to the host debt instrument. The difference between the face value of the host and such allocated amount represents a discount which is amortized as finance expense to profit or loss by using effective interest method over the term of the loan until its stated maturity.

When it is determined that the embedded conversion feature qualifies for equity classification (such when the embedded conversion option, if it were freestanding, does not qualify as a derivative in accordance with the provisions of ASC 815-10, “Derivatives and Hedging” since its terms did not require or permit net settlement or when the embedded conversion option is indexed to the company’s own stock), the conversion option is not bifurcated. When bifurcation is not required, the Company applies ASC 470-20, “Debt - Debt with Conversion and Other Options” (“ASC 470-20”) which clarifies the accounting for instruments with Beneficial Conversion Feature (BCF) or contingently adjustable conversion ratios, to determine whether the conversion feature is beneficial to the lender.

BCF was calculated by allocating the proceeds received to the convertible instrument and to any detachable freestanding financial instrument (such as detachable warrants) included in the transaction (or any other embedded feature that was required bifurcation from the host) and by measuring the intrinsic value of the conversion option based on the effective conversion price as a result of the allocated proceed. The intrinsic value of the conversion option, if any, is recorded as a discount with respect to the loan, with a corresponding amount credited directly to equity as additional paid-in capital. After the initial recognition, the discount is amortized as interest expense over the contractual term of the Loan (before its modification) by using the effective interest method.

F-21

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Z.	Allocation of proceeds and related issuance costs

When multiple instruments are issued in a single transaction (package issuance), the total net proceeds from the transaction are allocated among the individual freestanding instruments identified. The allocation occurs after identifying all the freestanding instruments and the subsequent measurement basis for those instruments.

Financial instruments that are required to be subsequently measured at fair value (i.e. derivative warrants liability and derivative liability related to bifurcated embedded conversion feature) are measured at fair value and the remaining consideration is allocated to other financial instruments that are not required to be subsequently measured at fair value (i.e. certain convertible bridge loans, warrants eligible for equity classification) and common stock, based on the relative fair value basis for such instruments.

The allocation of issuance costs to freestanding instruments was based on an approach that is consistent with the allocation of the proceeds, as described above.

Issuance costs allocated to the derivative warrant liability or bifurcated embedded conversion feature were immediately expensed, as discussed above. Issuance costs allocated to warrants stock classified as equity component were recorded as a reduction of additional paid-in capital. Issuance costs allocated to convertible bridge loan (or to the host component of convertible bridge loan if bifurcation was applied) are recorded as a discount of the host component and accreted over the contractual term of loans up to face value of such loans using the effective interest method.

AA.	Stock Warrants

Certain warrants that were granted by the Company for lenders through convertible bridge loans transactions and stock warrants that were granted as result of modification of terms of certain convertible bridge loans transactions (see also Note 10) are classified as a component of permanent equity since they are freestanding financial instruments that are legally detachable and separately exercisable, do not embody an obligation for the Company to repurchase its own shares, and permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price and thus, are considered as indexed to the Company’s own stock. In addition, the warrants must require physical settlement and may not provide any guarantee of value or return. Such warrants were initially recognized based on the allocation method described in Note 2X above as an increase to additional paid-in capital. When applicable, direct issuance expenses that were allocated to the above warrants were deducted from additional paid-in capital.

BB.	Derivative Warrants Liability

The Company accounts for certain warrants to purchase Ordinary Shares in connection with certain private placement transactions and convertible bridge loans transactions, held by investors and/or lenders, that include a fundamental transaction feature pursuant to which such warrants could be required to be settled in cash upon certain events which some of them are not considered solely within the control of the Company, as a non-current liability according to the provisions of ASC 815-40, “Derivatives and Hedging - Contracts in Entity’s Own Equity” (“ASC 815-40”). The Company accounted for these warrants as a financial liability measured upon initial recognition and on subsequent periods at fair value by using the Black-Scholes Option Pricing Model.

Certain warrants that were granted by the Company for lenders through convertible bridge loans transactions (see also Note 10) entitle the lenders to exercise the warrants for a variable number of shares and/or for a variable exercise price and thus the fixed-for-fixed criteria is not met. Accordingly, the warrants were classified as a non-current liability according to the provisions of ASC 815-40, “Derivatives and Hedging - Contracts in Entity’s Own Equity” (“ASC 815-40”). The Company accounted for these warrants as a financial derivative liability measured upon initial recognition and on subsequent periods at fair value by using the Black-Scholes Option Pricing Model.

The fair value of the aforesaid warrants derivative liability is estimated using the Black-Scholes Model which requires inputs such as the expected term of the warrants, share price volatility and risk-free interest rate. These assumptions are reviewed on a regular basis and changes in the estimated fair value of the outstanding warrants are recognized each reporting period as part of in the “Financing (income) expenses, net” line in operations in the accompanying consolidated statement of net loss, until such warrants are exercised or expired. When applicable, direct issuance expenses that were allocated to the above warrants were expensed as incurred.

F-22

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

CC.	Stock-based compensation

The Company measures and recognizes the compensation expense for all equity-based payments to employees based on their estimated fair values in accordance with ASC 718, “Compensation-Stock Compensation”. Share-based payments including grants of share options are recognized in the statement of operations as an operating expense based on the fair value of the award at the grant date. The fair value of share options granted is estimated using the Black-Scholes option-pricing model. The inputs for the valuation analysis of the share options include several assumptions, of which the most significant are the expected stock price volatility and the expected option term. Expected volatility was calculated based upon historical volatility of peer companies in the same industry on weekly basis since the marketability of the Company is considered low. The expected option term represents the period that the Company’s stock options are expected to be outstanding and is determined based on the simplified method until sufficient historical exercise data will support using expected life assumptions. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. The expected dividend yield assumption is based on the Company’s historical experience and expectation of no future dividend payouts. The Company has historically not paid cash dividends and has no foreseeable plans to pay cash dividends in the future. The Company has expensed compensation costs, net of forfeitures as they occur, applying the accelerated vesting method, over the requisite service period or over the implicit service period when a performance condition affects the vesting, and it is considered probable that the performance condition will be achieved.

Until December 31, 2018, Share-based payments awarded to consultants (non-employees) were accounted for in accordance with ASC Topic 505-50, “Equity-Based Payments to Non-Employees”. Commencing January 1, 2019, following the adoption of ASU 2018-07 which aligns the measurement and classification guidance for share-based payments to nonemployees with the guidance for share-based payments to employees (with certain exceptions), share-based payments to non-employees are accounted in accordance with ASC 718.

A modification to the terms and/or conditions of an award (i.e. a change of award’s fair value, vesting conditions or classification as an equity or a liability instrument) is accounted for as an exchange of the original award for a new award resulting in total compensation cost equal to the grant-date fair value of the original award, plus the incremental value of the modification to the award. The calculation of the incremental value is based on the excess of the fair value of the modified award based following the modification over the fair value of the original award measured immediately before its terms were modified.

DD.	Modifications or exchanges

Modifications to, or exchanges of, financial instruments such as convertible loans, are accounted for as a modification or an extinguishment, following to provisions of ASC 470-50, “Debt- Modification and Extinguishments”, under which modifications or exchanges are generally considered extinguishments with gains or losses recognized in current earnings if the terms of the new debt and original instrument are substantially different. Such an assessment is done by management either quantitatively (i.e. when the present value of the cash flows under the new debt instrument terms is at least 10% different from the present value of the remaining cash flows under the original instrument terms) or qualitatively based on the facts and circumstances of each transaction.

If the terms of a debt instrument are changed or modified and the present value of the cash flows under the terms of the new debt instrument is less than 10%, the debt instruments are not considered to be substantially different, except in the following two circumstances (i) the transaction significantly affects the terms of an embedded conversion option, such that the change in the fair value of the embedded conversion option (calculated as the difference between the fair value of the embedded conversion option immediately before and after the modification or exchange) is at least 10% of the carrying amount of the original debt instrument immediately before the modification or exchange or (ii) the transaction adds a substantive conversion option or eliminates a conversion option that was substantive at the date of the modification or exchange.

If the original and new debt instruments are considered as “substantially different”, the original debt is derecognized and the new debt is initially recorded at fair value, with the difference recognized as an extinguishment gain or loss under financial expense or income as applicable.

F-23

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

EE.	Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncements

On January 1, 2021, the Company adopted Accounting Standards Update (ASU) No. 2020-01, Investments—Equity Securities (Topic 321), Investments— Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) (ASU 2020-01), which clarifies the interaction of the accounting for equity securities under Topic 321, the accounting for equity method investments in Topic 323, and the accounting for certain forward contracts and purchased options in Topic 815. The adoption of this new standard did not have a material impact on our consolidated financial statements..

On October 1, 2021, the Company early adopted ASU No. 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted method. The new standard was effective for us beginning January 1, 2022, with early adoption permitted. The adoption of this new standard did not have a material impact on our consolidated financial statements..

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The amendments in this ASU simplify the accounting for income taxes, eliminates certain exceptions to the general principles in Topic 740 and clarifies certain aspects of the current guidance to improve consistent application among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021 and interim periods within annual periods beginning after December 15, 2022, though early adoption is permitted, including adoption in any interim period for which financial statements have not yet been issued. The Company is currently evaluating the effect the adoption of ASU 2019-12 will have on its consolidated financial statements.

Other new pronouncements issued but not effective as of December 31, 2021 are not expected to have a material impact on the Company’s consolidated financial statements.

Accounting Pronouncements Not Yet Adopted

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (ASU 2021-08), which clarifies that an acquirer of a business should recognize and measure contract assets and contract liabilities in a business combination in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (Topic 606). This guidance will be effective for us in the first quarter of 2023 on a prospective basis, with early adoption permitted. We are currently evaluating the impact of the new guidance on our consolidated financial statements.

In November 2021, the FASB issued ASU No. 2021-10, Government Assistance (Topic 832): Disclosure by Business Entities about Government Assistance (ASU 2021-10), which improves the transparency of government assistance received by most business entities by requiring the disclosure of:

the types of government assistance received; (2) the accounting for such assistance; and (3) the effect of the assistance on a business entity’s financial statements. This guidance will be effective for us in the year ended December 31, 2022, with early adoption permitted. We are currently evaluating the impact of the new guidance on our consolidated financial statements.

Other new pronouncements issued but not effective as of December 31, 2021 are not expected to have a material impact on the Company’s consolidated financial statements.

F-24

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 3 – INVESTMENT PROVISTA DIAGNOSTIC, INC

On April 19, 2021, the Company entered into a Share Purchase Agreement (“SPA”) with Strategic Investment Holdings, LLC, Ascenda BioSciences LLC (“SIH”, “Ascenda” and together referring as “Sellers”, respectively) and Provista Diagnostics, Inc. (“Provista”). Ascenda was the sole owner of the outstanding securities of Provista and SIH is the sole owner of all the outstanding securities of Ascenda. Provista is a medical diagnostics company based in Alpharetta, Georgia that owns the intellectual property rights to the proprietary breast cancer blood test, Videssa®, and has a diagnostic testing laboratory currently performing COVID-19 PCR testing, primarily for the medical and entertainment industries.

Subject to the terms and conditions of the SPA, the Company shall purchase from the Sellers 3,599 shares of Preferred Stock and 1,581 shares of Ordinary Stock (collectively the “Provista Shares”) representing 100% of Provista’ s securities outstanding, for an aggregate purchase price of $7,500 subject to the following terms:

1.	On or before April 19, 2021, (the “First Closing Date”), the Company shall deliver to Sellers a non-refundable deposit of $1,250 (the “Cash Deposit”). The Cash Deposit was delivered at April 21, 2021.

2.	On or before the First Closing Date, the Company shall deliver to Sellers or Sellers’ designees such number of non-refundable shares of its ordinary stock, par value NIS 0.01, (the “Todos Deposit Shares”) with a fair market value of $1,500, as defined in the SPA. 25,862,069 ordinary shares were delivered in August 2021.

3.	On or before July 1, 2021 (the “Second Closing Date”), the Company shall deliver to the Sellers a second payment of $1,250 (the “Second Cash Payment”). The second payment was made during July 2021.

4.	The Company shall have the option of extending the payment of the Second Cash Payment until July 15, 2021, by paying the Sellers an additional amount of $250 (the “Extension Payment”) on or before the Second Closing Date. If the Extension Payment is received by Sellers on or before the Second Closing Date, then the Company shall deliver the Convertible Note on the Second Closing Date and the Second Cash Payment on or before July 15, 2021. In the event the Company completes the Second Cash Payment, the aforesaid Extension Payment shall be credited towards the Second Cash Payment.

5.	On or before the Second Closing Date, the Company shall deliver to Sellers or their designees the Convertible Note in the principal amount of $3,500, payable by the Company to the Sellers (the “Note”). At any time or times on or after the issuance sate of the Note, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of common stock over a period commencing October 20, 2021 through April 8, 2025 (the “Maturity Date”), at the conversion price equal to the lesser of (i) $0.05 or (ii) the volume weighted average price of the last 20 trading days for the common shares prior to the conversion date (the “Fair Market Value”).

In the event the Sellers deliver a conversion notice to the Company at a per share price less than $0.05, the Company shall have the right to immediately notify the Sellers of its intention to pay the conversion amount in cash within 3 business days of receipt of the conversion notice (i.e. before Sellers would take possession of shares converted under the conversion notice). If, at any time between October 20, 2021 and April 20, 2022, the average of the lowest bid and closing sale price is below $0.05, the Company has the option to buy out all or any portion of the Note (the “Buyback Option”). In the event the Company exercises the Buyback Option for an amount equal to or greater than $1,170 (the “Buyback Amount”), the Sellers shall not submit any conversions below $0.05 for 90-days period from receipt of the Buyback Amount (the “90-Days Period”). The Company may exercise a second Buyback Option at the end of the 90-Days Period under the same terms. The Company must provide 30-days’ notice to the Sellers prior to exercising any Buyback Option or notify the Sellers of its intention to pay the Buyback Amount upon receipt of a conversion notice below $0.05 and pay the Buyback Amount within 3 business days of receipt of such notice.

In the event that the Company uplists its shares of common stock to a national securities exchange, the Note shall automatically be exchanged into preferred stock (the “Series B Preferred Stock”) with a conversion price equal to the lesser of (i) $0.05, (ii) the opening price on the day of the uplisting provides there is no transaction associated with the uplisting or (iii) the deal price of an uplisting transaction (the “Mandatory Conversion”).

If, at any time while this Note is outstanding, (i) the Company effects a Fundamental Transaction, , as defined in the SPA, then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of common stock (the “Alternate Consideration”).

F-25

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 3 – INVESTMENT PROVISTA DIAGNOSTIC, INC (continue)

6.	The Company’s obligation to deliver the Second Cash Payment and the Convertible Note to the Seller at the Second Closing shall be secured by the Provista Shares to be held and released in accordance with the Escrow Agreement and all of Provista’s assets (the “Assets”) pursuant to the terms of the Security Agreement.

7.	At the First Closing, the Sellers shall hold full right, title, and interest in and to the Cash Deposit, and the Todos Deposit Shares paid to the Sellers or their designees and/or assignees on the First Closing Date free and clear of all rights, liens and encumbrances, without limitation. Additionally, should the Company fail to deliver the Second Cash Payment and/or the Convertible Note by the Second Closing Date, the Escrow Agent shall return the Provista Shares to the Sellers, and the Sellers shall become the sole owners. The Company further agrees and understands that in the event that the Company fails to deliver the Second Cash Payment and/or the Convertible Note to the Sellers at the Second Closing, the Cash Deposit and the Todos Deposit Shares shall be the property of the Sellers, and the Sellers shall retain and hold full right, title, and interest in and be the sole owners of the Cash Deposit, the Todos Deposit Shares and 100% of the Provista Shares. In such an event, the Company will have absolutely no rights, claims or interest of any type in connection with the Provista Shares, Cash Deposit or Todos Deposit Shares or this transaction, regardless of any alleged conduct by Seller or anyone else. Further, in such event the Company irrevocably will be deemed to have canceled this Agreement and relinquished all rights in and to the Provista Shares, Cash Deposit and Todos Deposit Shares.

The consummation of the transactions contemplated by the SPA have been taken place as of April 19, 2021.

Purchase price allocation

1.	Non-refundable shares of its ordinary stock - As agreed in the SPA, the Company committed to issue non-refundable 29,296,875 ordinary stock, par value NIS 0.01. The fair value of the non-refundable shares was estimated as of the Closing Date based on the Company’s share price as quoted in the OTC as of the Closing Date at $1,699.

2.	The fair value of the convertible note was estimated by third party appraiser as weighted average of the two possible scenarios of the total loan amount conversion as of April 19, 2021, 90% probability for the Mandatory Conversion and 10% probability for the Optional / Maturity Conversion.

The Optional / Maturity Conversion was estimated by the appraiser using the Monte Carlo Simulation Model based on the following parameters:

April 19, 2021
Risk-free interest rate	0.54%
Expected term (years)	3.94
Volatility	164.02%
Share price	0.058
Conversion price	*
Fair value	$5,101

●	The lower of (i) 0.05 (ii) the volume weighted average price (VWAP) of the last 20 trading days for the Ordinary Stock as reported in the OTC market prior to the conversion.

The Mandatory Conversion was estimated by the appraiser using the Monte Carlo Simulation Model based on the following parameters:

April 19, 2021
Risk-free interest rate	0.54%
Expected term (years)	0.04
Volatility	112.1%
Share price	0.058
Conversion price	*
Fair value	$4,976

●	The lower of (i) 0.05 (ii) the volume weighted average price (VWAP) of the last 20 trading days for the Ordinary Stock as reported in the OTC market prior to the conversion.

The fair value of the convertible component was estimated by the third-party appraiser after giving effect to the weighted average of the two possible scenarios as of issuance dates was $4,989.

F-26

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 3 – INVESTMENT PROVISTA DIAGNOSTIC, INC (continue)

The following table summarizes the total purchase price and purchase price allocation:

U.S. dollars in thousands
Unaudited

Cash payment	$2,500
Consideration in Shares	1,699
Fair value of convertible promissory note	4,989
Total purchase price	$9,188

Cash and cash equivalents	$73
Trade receivables	66
Property and equipment, net	183
Security deposit	3
Technology intangible asset (*)	1,500
Total identifiable assets	1,825

Accounts payable	(82)
Deferred tax liability	(315)
Due to related party	(1)
Total liability assumed	(398)

Total goodwill (**)	$7,761

(*)	Technology intangible asset is amortized using “Relief from Royalty” method over the expected future use (2031). During the year ended December 31, 2021, the Company has not recorded amortization expenses related to the intangible assets.
(**)	Goodwill is tested for impairment using a third party appraiser as of each balance sheet date. During the year ended December 31, 2021 the Company recorded $1,545 of impairment losses.

Unaudited pro forma results of operations for years ended December 31, 2021 and 2020 are included below as if the acquisition of the Provista’s business occurred on January 1, 2020. This summary of the unaudited pro forma results of operations is not necessarily indicative of what the Company’s results of operations would have been had the Provista Business been acquired at the beginning of 2020, nor does it purport to represent results of operations for any future periods.

	Year ended December 31,	Year ended December 31,
	2021	2020
	(unaudited)	(unaudited)
Revenues	$12,410	$5,164
Net loss	(40,671)	(17,603)
Basic and diluted net loss per share	(0.06)	(0.04)

F-27

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 4 - OTHER CURRENT ASSETS

	As of December 31,
	2021	2020
Governmental institutions	$31	$62
Prepaid expenses	373	539
	$404	$601

NOTE 5 - INVESTMENT IN AFFILIATD COMPANIES, NET

A.	Breakthrough Diagnostics, Inc.

1.	On February 27, 2019 (the “Effective Date”), following execution of the Convertible bridge loan transactions, the Company signed a Definitive Joint Venture Agreement (the “Joint Venture Agreement”) and closed the Joint Venture Transaction, pursuant to which the Company issued 19.99% of its outstanding ordinary shares to Amarantus Bioscience Holdings, Inc. (“Amarantus”), a biotechnology holding company, in exchange for 19.99% of Breakthrough Diagnostics, Inc., a wholly-owned subsidiary of Amarantus (“Breakthrough”), and Amarantus assigned to Breakthrough exclusive license to develop and commercialize the LymPro Test®, an immune-based neurodiagnostic blood test for the detection of Alzheimer’s disease (the “License”). The transaction was consummated as of February 27, 2019 (the “Closing Date”) in which the Company issued to Amarantus 17,986,999 ordinary shares (the “Equity Consideration”) valued at $2,518.

In addition, Amarantus granted the Company an exclusive option, in effect for 60-days from the Closing Date (the “Expiration Date”), to acquire the remaining 80.01% of Breakthrough Diagnostics in exchange for an additional 30.01% of the Company’s outstanding shares (the “Option Transaction”). Upon exercise of the Option Transaction, the Company would own 100% of the Subsidiary and Amarantus would own 49.99% of the Company. The Company was required to notify Amarantus in writing of its intention to exercise the Option, and the closing of the Option transaction shall take place within fourteen days of Amarantus’ receipt of such notice.

Under ASC Subtopic 323-30, “Investments - Equity Method and Joint Ventures: Partnerships, Joint Ventures, and Limited Liability Entities”, and following the effective date the management determined that the Company had the ability to exercise significant influence over operating and financial policies of Breakthrough and therefore the equity method was applied at the Closing Date at residual amount of $1,345, which was the difference between the fair value of the total Equity Consideration that was paid by the Company in total amount of $2,518 less the fair value of the Option Transaction of $1,173, as was determined by the management using the assistance of third-party appraiser.

At the Closing Date, Breakthrough was determined to be excluding substantive process as required under the definition of business in accordance with the provisions of ASC Topic 805 “Business Combination”. In addition, it was determined that the License represents IPR&D with no alternative future use. Consequently, the Company expensed immediately the allocated amount to the investment in affiliated company in amount of $1,345. Following the Closing Date and through its Expiration Date, the Company did exercise the Option Transaction and consequently the Option Transaction amounting to $1,173 was expensed at the Expiration Date.

F-28

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 5 - INVESTMENT IN AFFILIATD COMPANIES, NET (CONT.)

A.	Breakthrough Diagnostics, Inc. (Cont.)

2.	The changes in Level 3 asset associated with Option Transaction to obtain control over affiliated company were measured at fair value on a recurring basis (until the option expiration).

The following tabular presentation reflects the Investment in affiliated company:

Investment in Affiliated Company
As of January 1, 2020	$(448)
Revaluation of investment in affiliated company to its fair value upon obtaining control	1,623
Amount classified to the cost of subsidiary in acquisition achieved in stages upon obtaining control	(1,623)
As of December 31, 2021 and 2020	$-

3.	In July 2020, the Company entered into Amendment No. 1 to the Joint Venture Agreement with Amarantus pursuant to which the parties agreed to amend the Joint Venture Agreement as follows:

A.	In exchange for the remaining 80.1% equity interest of Breakthrough, the Company will issue 49.9% of its ordinary shares (which including 19.9% ordinary shares that were already issued) based on the capitalization table of the Company on regular basis as of December 31, 2019. On July 16, 2020, the Company achieved control over Breakthrough by issuance of 67,599,796 ordinary shares to Amarantus valued at $6,084 (which reflected as additional 30.01% of the equity of the Company as of that date), representing the Company’s right to purchase the remaining 80.1% of the equity interest of Breakthrough (the “Equity Consideration”).

B.	Subject to the approval of the Company’s Board of Directors, Amarantus will be entitled to royalty fee in a rate of 10% from the gross profit of any products selling which are based on LymPro intellectual property (the “Royalty Fee”). During the period commencing the Completion Date through December 31, 2021, the Company has no obligation with respect to the aforesaid Royalty Fee as no revenues from the LymPro intellectual property were recognized.

C.	The Company will exercise its best efforts and diligence in developing and commercializing LymPro and in undertaking investigations and actions required to obtain regulatory approvals necessary to market LymPro. In the event the Company fails to use best efforts and due diligence as required, then Amarantus may, in its sole discretion terminate the LymPro license or convert the License from exclusive to non-exclusive. As of December 31, 2021, the License is still deemed as non-exclusive.

D.	The Company will pay to Amarantus an amount of $450 in cash (the “Cash Consideration”).

At the Completion Date, Breakthrough was determined to be excluding substantive process as required under the definition of business in accordance with the provisions of ASC Topic 805 “Business Combination”. Accordingly, the transaction was accounted for as an asset acquisition transaction.

At the Completion Date, management has chosen to remeasure its Previous Held Equity Interest (PHEI) in Breakthrough to its fair value immediately prior to the asset acquisition in total amount of $1,623 which was recorded as part of “Share in Losses of Affiliated Company” line. Consequently, the Company’s carrying amount of the PHEI at the Completion Date amounted to $1,623, along with the fair value of the equity consideration amounted to $6,084 and cash consideration paid amounted to $450 have been determined as cost to be allocated to the asset acquired (IPR&D), net of related deferred tax liability.

However, it was determined that the LymPro License represents IPR&D with no alternative future use. Consequently, the Company expensed immediately the entire purchase price allocated to the acquired IPR&D and related deferred tax liability amounted to $10,325 and $2,168 were charged to expense at the acquisition date as part of “Research and Development expenses” and “Tax benefit” lines, respectively, in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

F-29

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 5 - INVESTMENT IN AFFILIATD COMPANIES, NET (CONT.)

B.	Antigen COVID Test Killer

On June 14, 2020 (the “Effective Date”), the Company entered into joint venture agreement with NLC Pharma Ltd. (“NLC”) as was amended as of September 12, 2020, under which Antigen COVID Test Killer (the “CATK”) was formed for the purpose of development diagnostic candidate Antigen Killer (as defined below) and commercialize the product through the Company’s sales channels. Under the terms of the joint venture agreement the following have been determined between the parties:

1.	License

During the Term of the joint venture agreement and based on license agreement executed between NLC and CATK as of June 14, 2020, NLC will grant to CATK an irrevocable, exclusive, non-transferable, royalty-bearing worldwide license (the “License”) of its 3C Protease Coronavirus testing platform (“Viral Testing” or “Antigen Killer”). NLC will further contribute the expertise and know-how to CATK necessary to validate and receive the products approved in various jurisdictions worldwide for distribution, especially the United States and China.

CATK shall pay NLC a license fee to secure the exclusive license pursuant to the license agreement by issuing to NLC 80% of the equity of CATK upon execution of the license agreement.

2.	Contributions

A.	NLC shall grant an exclusive worldwide distribution rights to Antigen Killer via distribution agreement.

B.	The Company shall contribute capital for CATK up to amount of $1,550 to be used for development and clinical trials of the Covid Nutraceutical products owned by NLC (the “Funding Commitment”).

C.	The Company or NLC shall not be entitled to withdraw any of their capital contributions from CATK.

D.	Any grants received for the development, marketing and studies of Antigen Killer, shall be considered a contribution to CATK.

3.	Equity interest

A.	CATK’s equity shall be 10% owned by the Company, 80% owned by NLC and 10% shall be owned by Zegal and Ross Capital, LLC.

B.	Upon achieving milestone proof of concept that includes (i) conducting successful test within the environment and (ii) initiation of a multicenter clinical trial (the “Performance Milestone”), the Company shall acquire during a period of one year after achieving the Performance Milestone an additional 5% of CATK from NLC for a sum of $250 to be paid for in shares of the Company based on market value of the shares at the closing price of a day prior to share issuance. The Performance Milestone has been achieved at July 12, 2020, and 2,688,172 Company’s shares were issued to NLC.

C.	Upon gross sales of the product reaching to an amount of $20,000, the Company shall be obligated to purchase an additional 15% of CATK from NLC for a sum of $1,650 to be paid in cash or shares. If payment is made by shares, the share price will be calculated at the closing price of the Company’s shares on the day prior to closing (the “Contingent Consideration”).

D.	NLC shall maintain its right to develop, market and sell products derived from its technology as it relates to Viral Testing (excluding Covid-19) throughout the term of the agreement.

4.	Distributions

Distributions from CATK to the Company and NLC shall be made on a semi-annual basis in a percentage set opposite on the name of the Company and NLC.

5.	Marketing rights

NLC has marketing rights to use the Antigen Killer technology for all viruses and is legally free and clear to license the rights to Antigen Killer to CATK.

6.	Project supervision

All decisions in regard to the therapeutic candidate Antigen Killer, the hiring and firing of program and project managers and other contractors and certain consultants, selection of sites for clinical trial, pre-clinical trials and manufacturing, and sublicense and sales brokers, in the sole responsibility of NLC. However, any change to the budget of CATK must be approved by the Company.

F-30

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 5 - INVESTMENT IN AFFILIATD COMPANIES, NET (CONT.)

B.	Antigen COVID Test Killer (Cont.)

7.	Distribution rights

The Company will have Covid Nutraceutical distribution rights worldwide except for Israel according to the following terms:

A.	CATK will receive royalties fee in a rate of 8% (“Royalty”) from the net sales of every nutraceutical product sold whether it was sold directly or by the Company of through the Company’s agent.

B.	If the Company will grant distribution rights to any related or non-related party of the Company, it will be the obligation of the Company to pay the abovementioned Royalty to CATK.

C.	Upon event that the Company surrenders the distribution rights then the Company’s share of CATK will be increased from 10% to 22%.

8.	Upon market launch of minimum sales of 25,000 bottles of the Nutraceutical product for Covid-19 or other viruses by the Company, the Company shall grant NLC shares of the Company in a value of $1,500 based on the share price on the closing date of the amendment. Through December 31, 2020, market launch of sales of bottles of the Nutraceutical product for Covid-19 has not been commenced.

In addition, if CATK sales will be in excess of $32,500 and the Company will complete an uplisting to Nasdaq within one year of signing the amendment, then the Company will fully acquire CATK in a share exchange transaction based on value of $65,000 and NLC shall transfer the IP regarding Viral Testing to the Joint Venture and NLC will have the right to appoint one member of the Company’s Board of Directors. Upon event that the Company is not yet listed on the Nasdaq market until September 12, 2021, then the Company will surrender its distribution rights from CATK.

Management, using the assistance of third-party appraiser has determined that due to the low probability of the aforesaid contingent trigger events the fair value of such potential obligation as of the effective date (and as of December 31, 2020) was insignificant.

9.	Termination

The joint venture agreement shall be terminated on the earlier of (i) lapse of 25 years from the Effective Date (ii) mutual agreement of both parties to dissolve or (iii) the Company does not comply with section 3B and 3C above (the “Term”). Upon termination, the license between NLC and CATK shall be terminated.

The Company has determined that CATK is considered as VIE since CATK does not have sufficient resources to carry out its principal activities without additional financial support. In addition, the Company has determined that it is not the primary beneficiary of CATK due to the Company’s lacked to direct the activities that most significantly impact the economic performance of CATK. However, the Company determined that it has the ability to exercise significant influence over CATK operations through its liquidity resources and accordingly, the investment is accounted for under the equity method.

At the closing date the purchase price that was paid in investment in CATK is as follows:

Funding Commitment (*)	$1,550
Fair value of shares upon achieving Performance Milestone	250
Direct costs incurred (**)	100
Contingent Consideration (***)	1,050
Total consideration	$2,950

(*)	An amount of $911 out of the Funding commitment was wired through December 31, 2020 and the remaining funding commitment was wired during 2021.

(**)	Number of 2,164,502 shares of common stock have been issued as a finder fee in connection with the agreement (see also note 15B3).

(***)	Was determined by the management by using the assistance of third-party appraiser. As the Company’s obligation under such Contingent Consideration provision represent a potential liability to issue a fixed number of its common stock, the obligation was classified within shareholder deficit. The shares were issued on October 4, 2021 – see below.

F-31

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 5 - INVESTMENT IN AFFILIATD COMPANIES, NET (CONT.)

B.	Antigen COVID Test Killer (Cont.)

At the Closing Date, CATK was determined to be excluding substantive process as required under the definition of business in accordance with the provisions of ASC Topic 805 “Business Combination”. In addition, it was determined that the License represents IPR&D with no alternative future use. Consequently, the Company expensed immediately the allocated amount to the investment in affiliated company in amount of $2,718. In addition, following the Closing Date and through December 31, 2020, an amount of $105 representing the Company’s share in the losses of CATK. Both amounts were recorded as part of “Share in Losses of Affiliated Company” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

On October 4, 2021, and upon achieving market launch, the Company issued 39,473,684 shares of common stock to cover its Contingent Consideration as detailed above. The value of the shares was calculated on the share price on the closing date of the amendment at $1,500, and a results recorded additional $450 as part of financing expenses in the accompanying consolidated statement of operations for the year ended December 31, 2021.

C.	Bio Imagery Ltd.

In August 2020 (the “Effective Date”), the Company entered into an agreement with CARE GB Plus Ltd (“CARE GB”), under which the parties agreed conjointly to incorporate Bio Imagery Ltd. (“Bio Imagery”) for the purpose of developing, marketing and commercializing the Company’s Products and all the Company’s Intellectual Property (“Todos Cancer Assets”) and to develop new Intellectual Property, products and services, and peruse the business based on the Todos Cancer Assets and on the new intellectual property developed by Bio Imagery.

In addition, it was agreed inter alia that (i) interest in Bio Imagery shall be 67% owned and controlled by CARE GB and 33% owned and controlled by the Company; (ii) the Company will grant Bio Imagery an irrevocable, perpetual, worldwide license to distribute, market and sale of the Products and new products in Israel, Europe and Africa (the “Territories”). Distribution, marketing and sale in other Territories (except China) are authorized by the Company’s written and in advance approval; (iii) the Board of Managers will initially consist of five board members: three members shall be appointed by CARE GB and two members shall be appointed by the Company; (iv) Upon signing the agreement, the Company will issue Bio Imagery 6,000,000 restricted ordinary shares (locked up for a period of one year) for payment to different suppliers and developers. Any further cash expenses required for ongoing activities shall be borne by Care GB; (v) Care GB will grant up to 15% of its shares in Bio Imagery to senior executives in Bio Imagery, as a form in exchange for their work.

On November 2, 2020, the 6,000,000 ordinary shares have been issued by the Company valued at $618.

The Company has determined that Bio Imagery is considered as a VIE due to Bio Imagery does not have sufficient resources to carry out its principal activities without additional financial support. In addition, the Company has determined that it is not the primary beneficiary of Bio Imagery due to the Company’s lacked the ability to direct the activities that most significantly impact the economic performance of Bio Imagery.

However, the Company determined that it has the ability to exercise significant influence over Bio Imagery operations through board representation and voting power and accordingly, the investment is accounted for under the equity method. Consequently, as of December 31, 2020 the Company’s investment in Bio Imagery has amounted to $618, representing the above issuance of 6,000,000 ordinary shares multiply by the Company’s share price at issuance date. Moreover, through December 31, 2021, Bio Imagery has not yet commenced its business operations, consequently the entire investment amounting to $618 was written off.

NOTE 6 - INVESTMENT IN OTHER COMPANY

On August 14, 2020, Todos Singapore entered into subscription agreement with Pathnova Laboratories PTE Ltd (“Pathnova”) under which Todos Singapore has agreed to invest in Pathnova up to SGD3,000 based on the investment payments schedule as determined in the subscription agreement, for subscribing up to 4,615,385 subscription shares of Pathnova.

On December 31, 2020, 461,538 ordinary shares of Pathnova have been issued to Todos Singapore for total investment amount of SGD300 (approximately $224), representing percentage shareholding of 4.38% on regular basis. On January 25, 2021, additional 461,539 ordinary shares of Pathnova have been issued to Todos Singapore for total investment amount of SGD300 (approximately $231), representing percentage shareholding of additional 4.38% on regular basis.

Management has determined that its holding in Pathnova does not entitle the Company significant influence over Pathnova and accordingly the Company accounted for its investment in Pathnova in accordance with the provisions of ASC Topic 321 “Investment-Equity Securities”, as equity investment without readily determinable fair value.

The following tabular presentation reflects the Investment in other company:

Investment in other Company
As of January 1, 2020	$-
Issuance of shares as investment in Equity Securities	224
As of December 31, 2020	$224
Cash investment	231
As of December 31, 2021	$455

F-32

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 7 - PROPERTY AND EQUIPMENT, NET

	As of December 31,
	2021	2020
Laboratory equipment and others	$3,514	$2,180
Computers	10	8
Vehicle	5	5
Furniture and equipment	27	15
	3,556	2,208
Less - accumulated depreciation	(1,026)	(209)
Less- Impairment of property and equipment	(485)	-
Total property and equipment, net	$2,045	$1,999

Total depreciation expenses for the years ended December 31 ,2021 and 2021 were $817 and $96, respectively.

Impairment losses for the years ended December 31 ,2021 and 2021 were $485 and $0, respectively.

NOTE 8 - LOANS, NET

A.	The following tabular presentation reflects the reconciliation of the carrying amount of straight loans and similar instruments during the year ended December 31, 2021 and 2020:

	As of December 31,
	2021	2020
Opening balance	$1,672	$113
Plus: Net consideration received	2,486	2,035
Less: Principal amounts paid	(1,614)	-
Less: Conversions into shares	(2,810)	-
Less: Fair value of detachable instruments accounted for as equity component	-	(461)
Plus: Amortization of discounts and accrued interest expenses	3,453	1,170
Less: straight loans reclassified to convertible loans upon change of terms (*)	(1,164)	(1,185)
Closing balance	$2,023	$1,672

(*)	loans that have been reclassified to convertible bridge loans upon default events in which the Company has not paid the net principal amount at the stated maturity date.

B.	Secured Convertible Equipment Loan Agreements

On November 4, 2020 (the “Effective Date”), the Company entered into Secured Convertible Equipment Loan Agreement with a private lender (the “Lender”), under which at the Effective Date and for the purpose for purchasing two Liquid Handler Machines (the “Collateral”) to be placed in the laboratory of a Company’s client, the Company received from the Lender a net cash amount of $450 which is including an original issue discount at the rate of 41.4% valued at $320, representing a face value of $770 for the loan (the “Aggregate Loan Principal Amount”).

The Aggregate Loan Principal Amount shall be repaid within 120 days of receipt date (the “Maturity Date”).

Subject to the Company’s discrete decision not to repay the Aggregate Loan Principal Amount in cash by the Maturity Date, the Lenders shall have the right to convert 200% of the Aggregate Loan Principal Amount, less any amount that has been repaid, at a default conversion price equal to 35% of the lowest closing price of the Company’s ordinary shares in the 10 days prior to the conversion as quoted by Bloomberg, LP.

In the event the Company receives gross proceeds from any equity financing in the amount of $5,000 or more, the Aggregate Loan Principal Amount will be immediately due and payables.

The Aggregate Loan Principal Amount shall be secured by the Collateral. The Lender shall have the right to take possession of the Collateral if repayment is not made in full by the Maturity Date. Upon default, the Lender shall have the right to take possession of the Collateral and sell them. All proceeds from such sale will be ducted from the Aggregate Loan Principal Amount on a pro rata basis.

As the secured loan upon their original terms do not include conversion feature (such feature will only become applicable as a penalty, upon the Company’s failure to repay the Aggregate Loan Principal Amount by the Maturity Date), the liability was accounted for using the effective interest method over the term of the loans until their stated Maturity Date.

F-33

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 8 - LOANS, NET (continue)

in March 2021, the Company entered into First Amendment (the “Amendment”) to the Secured Convertible Equipment Loan Agreement, under which the parties agreed as follows:

1.	On or before May 1, 2021, the Company shall repay to the lender the Aggregate Loan Principal Amount of $450 in cash, without interest.

2.	On or before May 1, 2021, the Company shall repay to the lender, or contribute to a charity designated by the lender, the original initial discount in the amount of $320, plus an additional $100 as compensation for the lender agreeing to postpone repayment of the Aggregate Principal Amount.

3.	Upon execution of the Amendment, the Company shall issue to the lender, or contribute to a charity designated by the lender, 2,000,000 restricted ordinary shares of the Company, nominal value NIS 0.0001 per share, as additional compensation to the lender for its agreement to defer repayment of the Aggregate Loan Principal Amount.

As of December 31, 2020, the Aggregate Loan Principal Amount amounted to $580, which represented discount amortization expenses of $130 and was recorded as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

In March 2021, the Company entered into First Amendment to Secured Convertible Equipment Loan Agreement (the “Amendment”), under which the parties agreed (i) on or before May 1, 2021, the Company shall repay to the lender the Aggregate Loan Principal Amount of $450 in cash, without interest, (ii) on or before May 1, 2021, the Company shall repay to the lender, or contribute to a charity designated by the lender, the original initial discount in the amount of $320, plus an additional $100 as compensation for the lender agreeing to postpone repayment of the Aggregate Principal Amount and (iii) upon the execution of the Amendment, the Company shall issue to the lender, or contribute to a charity designated by the lender, 2,000,000 restricted ordinary shares of the Company, nominal value NIS 0.0001 per share with fair value of $88, as additional compensation to the lender for its agreement to defer repayment of the Aggregate Loan Principal Amount.

The management has determined mainly based on the qualitative terms of the amendment that the terms of the amended instruments considered as substantially different. Consequently, the original convertible bridge loans were derecognized, the new loans were initially recorded at fair value as current financial liability and the shares were initially recorded at fair value as an increase of additional paid-in capital. As of December 31, 2021, the loan was repaid in full. Consequently, the Company recorded expenses amounting to $378 as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2021.

C.	On November 4, 2020 (the “Effective Date”), the Company entered into Secured Convertible Equipment Loan Agreement with a private lender (the “Lender”), whereby at the Effective Date and for the purpose for purchasing certain two Liquid Handler Machines to be placed in the laboratory of a Company’s client, the Company received from the Lender a net cash amount of $750 which is including an original issue discount at the rate of 40% valued at $500, representing a face value of $1,250 for the loan (the “Aggregate Loan Principal Amount”).

The Aggregate Loan Principal Amount shall be repaid within 120 days of receipt date (the “Maturity Date”).

Subject to the Company’s discrete decision not to repay the Aggregate Loan Principal Amount in cash by the Maturity Date, the Lenders shall have the right to convert 200% of the Aggregate Loan Principal Amount, less any amount that has been repaid, at a default conversion price equal to 35% of the lowest closing price of the Company’s ordinary shares in the 10 days prior to the conversion as quoted by Bloomberg, LP.

The Company agrees it will issue 20,000,000 ordinary shares (the “Collateral Shares”) to the Lender within two days of the Effective Date. In the event of default occurs and is not cured withing 15 days, the Lender may take such Collateral Shares and dispose of them as wish. The aforesaid shares have been issued at November 4, 2020.

As the secured loan upon their original terms do not include conversion feature (such feature will only become applicable as a penalty, upon the Company’s failure to repay the Aggregate Loan Principal Amount by the Maturity Date), the liability was accounted for using the effective interest method over the term of the loans until their stated Maturity Date.

As of December 31, 2020, the Aggregate Loan Amount amounted to $954, which represented discount amortization expenses of $204 as was recorded as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

F-34

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 8 - LOANS, NET (continue)

As of December 31, 2021, upon the occurrence of an Event of Default in which the Note was not repaid before or at the Maturity Date, the loan become subject to the provisions of ASC 480, “Distinguishing Liabilities and Equity” as it become an obligation that will be settled by issuance of a variable number of shares (stock settle obligation) and as such is measured at fair value through profit or loss. Consequently, the Company recorded expenses amounted to $4,306 related to remeasurement of the Loan as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2021.

During 2021, the Company issued the Lender 178,525,619 ordinary shares of the Company valued at $4,282 as a result of the default event and recorded additional expenses amounted to $2,983 related to remeasurement of the Loan as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2021.

As of December 31, 2021, the Aggregate Loan Amount was $2,997.

D.	Secured Promissory Note

On July 19, 2021, the Company entered into Secured Promissory Note (the “Note”) with a lender (the “Lender”), pursuant to which the Company has agreed to issue a Note to the Lender in the principal amount of $1,666,666 for proceeds of $1,000,000 (the “Transaction”). The Note has a maturity date of 180 days from the date of issuance.

As of December 31, 2021 the balance of the loan was estimated at $1,597. The Company recorded expenses amounting to $597 as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2021.

E.	Revenue Purchase Agreement

On December 22, 2020, Corona Diagnostics entered into revenue purchase agreement with a private lender (the “Lender”), under which, the Company will sell, assign and transfer to Lender (making the Lender the absolute owner) in consideration of the Purchase Price of $138, the Purchased Percentage at a rate of 7% of all of the Company’s future accounts, contract rights and other entitlements arising from or relating to the payment of monies from the Company’s customers’ and/or other third party payors, for the payments due to the Company as a result of the Company’s sale of goods and/or services (the “Transactions”) until the Purchased Amount has been delivered by or on behalf of the Company to Lender. The revenue purchase agreement shall remain in full force and effect until the entire Purchased Amount and any other amounts due are received by Lender as per the terms of the revenue purchase agreement. During 2021 the Company repaid the loan in full.

F.	Assignment of Receivable Agreements

During the year ended December 31, 2021, Corona Diagnostics (the “Assignor”) entered into several Assignment of Receivable Agreements under which the Assignor assigned to the Assignee all of its right, title and interest in portion of receivable related to invoices for certain purchase orders with a discount in a rate of 10%. The Assignor is obligated to repurchase the PO in the event that payment is not received by the Assignee within 60-days period from the singing of the Assignment of Receivable Agreements.

During the year ended December 31, 2021, the Assignor received total amount of $1,485 under the Assignment of Receivable Agreements and repaid $592. In addition, the Company incurred finance expenses with respect to the applicable discount Interest under the Assignment of Receivable Agreements amounted to $152. As of December 31, 2021, an amounts of $426 has not been repaid.

On June 19, 2020, the Company and its subsidiaries, Todos Medical USA and Corona Diagnostics, LLC (“Corona”) entered into a Receivables Financing Agreement with Toledo Advisors, LLC (“Toledo”) for up to $25,000 in a revolving receivables financing facility (the “Facility”). The availability of the Facility shall terminate on the earlier of June 19, 2025 and the date on which more than $25,000 has been advanced. The financing is secured by all of the assets of the Company’s wholly-owned subsidiary Todos Medical USA, Inc. In addition, Todos Medical USA pledged all of the outstanding equity of Corona to the Lender. The initial draw under the Facility was on June 19, 2020 for $165 which was due on the earlier to occur of (i) ninety days following the date the draw was made by the Lender and (ii) the date the receivable, for which the draw was made, is paid. The Facility has since been repaid as of December 31, 2020. In November 2020, the parties agreed to amend the Facility to reduce the cost of funding to Todos Medical USA, and to make the relationship between Corona and Toledo nonexclusive in exchange for Toledo being granted a percentage of Corona’s revenues from diagnostic testing. See also note 14B6.

NOTE 9 - OTHER CURRENT LIABILITIES

	As of December 31,
	2021	2020
Accrued payroll and related taxes	$208	$140
Provision for vacation	67	50
Management and directors	1,752	230
Accrued expenses and other accounts payables	2,257	1,896
	$4,284	$2,316

F-35

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 10 - CONVERTIBLE BRIDGE LOANS, NET

A.	The following tabular presentation reflects the reconciliation of the carrying amount of the convertible bridge loans, notes and similar instruments during the year ended December 31, 2021 and 2020:

	As of December 31,
	2021	2020
Opening balance	$5,965	$3,427
Plus: Net cash consideration received	16,000	2,390
Plus: Consideration in purchase of subsidiary	4,989	-
Less: Repayments of convertible bridge loans	(1,027)	-
Less: Recognition of liability related to conversion feature of convertible bridge loans	(7,420)	(2,893)
Less: Fair value of detachable instruments accounted for as equity component	(5,422)	(758)
Plus: Changes in terms of straight loans to convertible loans	1,164	1,185
Less: Partial conversion of convertible bridge loans into equity	(17,111)	(4,639)
Less: Modification of convertible bridge loans transactions	3,384	(3,375)
Less: Issuance of shares as collateral as result of repayment default	(870)	-
Plus: Amortization of discounts and accrued interest expenses	7,335	1,655
Plus: Change in fair value of convertible bridge loans	18,419	8,973
Closing balance	$25,406	$5,965

During the year ended December 31, 2021, Principal Amount and unpaid Interest in total amount of $17,111 have been converted into 379,378,296 Ordinary shares.

During the year ended December 31, 2020, Principal Amount and unpaid Interest in total amount of $4,639 have been converted into 64,630,113 Ordinary shares.

B.	During the years ended December 31, 2019 and 2018, the Company entered into certain Convertible Bridge Loan Agreements (the “2019 and 2018 Loan Agreements”), under which the Company obtained an aggregate net cash amount of $1,443 and $27, respectively, (which represented 90% of the gross Principal Amount of the loans) (the “Net Principal Amount”) from several private lenders (the “Lenders”).

The Principal Amount has been originally issued with 10% discount of aggregated amount of $163, bear interest at a flat rate of 10% (the “Interest”) and have a maturity date of 6-months period after receipt of the Loans funds (the “Maturity Date”). The Company will be required to pay 10% penalty upon repayment of the Principal Amount prior to the Maturity Date. Upon the Maturity Date of the loans, the Company will be required to repay the Principal Amount of the Loan and unpaid Interest for cash. From the initial recognition and until the Maturity Date, the loans were presented as current liability. Subject to the Company’s discrete decision not to repay the Principal Amount and unpaid Interest for cash, the Principal Amount and the unpaid Interest shall become convertible into the Company’s Ordinary Shares following the Maturity Date and thereafter at a conversion price equal to 70% of the average closing bid price of the Company’s Ordinary Shares in the 5-days prior to the conversion date. In the event the Company’s defaults under the Agreements, the conversion price shall be reduced to 60% of the average closing bid price of the Company’s Ordinary Shares in the 15-days prior to the conversion date. Following the Maturity Date, the convertible loans were reclassified to non-current liability.

C.	Amendments to 2019 and 2018 Loan Agreements:

1.	On January 9, 2020, the Company entered into second amendment to the 2019 and 2018 Loan Agreements with one of the lenders whereby it was determined to extend the Amended Maturity Date of applicable Note until March 31, 2020 and the Company shall not be deemed to have been in default due to it not having repaid the Loan Principal and Interest by the original maturity date unless the Company does not obtain additional bridge financing in an amount no less than the aforesaid Additional Bridge on or before January 31, 2019 (the “Second Amended Maturity Date”). The amended term were as follows: (i) the conversion feature of the applicable Note and accrued Interest prior to the Amended Maturity Date was waived by the lender (ii) the Principal Amount shall be amended by increasing from $101 to $127 and (iii) the Company issued the lender 1,000,000 stock warrants to purchase the same number of ordinary shares, at an exercise price equal to $0.10 per stock warrant at any time commencing the issuance date and up to five years thereafter (the “Fourth Warrant”).

F-36

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 10 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

D.	Amendments to 2019 and 2018 Loan Agreements:

2.	On February 20, 2020, the Company entered into Convertible Note Extension Agreements (the “Amendments”) with certain institutional investors who participated in the Company’s 2019 and 2018 Loan Agreements, under which it was agreed to extend the maturity of those notes to August 14, 2020 (the “Amended Maturity Date”). The institutional investors shall not be entitled to convert the Loan Principal plus Interest prior to the Amended Maturity Date, unless such conversion is either (i) at the Fixed Conversion Price as defined in the Amendments or (ii) upon an event of default in which case the Maturity Date shall be accelerated and the Note shall be convertible at the Alternate Conversion Price as defined in the Amendments.

In addition to the warrants issued to the institutional investors pursuant to the original terms of the 2019 and 2018 Loan Agreement, the Company (i) issued to the institutional investors a third Warrant (the “Third Warrant”) providing the institutional investors with a right to purchase 20,792,380 Third Warrant Shares, at an exercise price equal to $0.10 per Third Warrant Share and (ii) paid cash payment of $35. The Investor may exercise the Third Warrant after the issue date and up to 5 years thereafter.

Moreover, the Company has entered into lock-up agreements with the institutional investors that preclude them from selling common shares in the market until August 20, 2020.

3.	On September 1, 2020, the Company entered into Amendment No. 2 to the 2019 and 2018 Loan Agreements (the “Amendment”) with certain lenders whereby it was determined to (i) reextend the Original Maturity Date of applicable Note until October 15, 2020 (the “Second Amended Maturity Date”) and (ii) the Note shall accrue interest at the rate of 15% per annum, accruing on the outstanding Loan Principal from and after the Original Maturity Date, through and including the date the Note is paid in full. All accrued interest shall be due on the Second Amended Maturity Date. Upon occurrence and continuation of an Event of Default, the interest rate on the Note shall be at the rate of 20% per annum.

In exchange for the aforesaid amendments the Company shall (i) pay upfront fee to each of the lenders in an amount equal to 5% of the principal balance of the Note held by such lender (ii) issue shares of its common stock to each lender with a market value equal to 5% of the principal balance of the Note held by such lender, based on the closing price of the share of the Company’s common stock reported on a public exchange as of the date of the Amendment (iii) the exercise price of each of the First Warrant, Second Warrant and Third Warrant (together referring as “Warrant”) shall be amended to be the lesser of (a) the share price of the share of the Company’s common stock reported on a public exchange as of the Second Amended Maturity Date or (b) the exercise price as set forth in the applicable Warrant and (iv) reimburse the lenders for reasonable fees and expenses incurred by them in execution of the Amendment.

The Company shall pay a default fee for each of the applicable lender in an amount equal to 5% of the principal balance of the Note held by such lender if the Company fails to pay the outstanding Loan Principal and Interest on the Second Amended Maturity Date.

During the year ended December 31, 2020, the Company issued 309,427 ordinary shares representing 5% of the principal balance of the Note and paid the required upfront fee in cash an amount of $19 representing 5% of the principal balance of the Note.

During the year ended December 31, 2020, the management has determined by using the assistance of third-party appraiser that the fair value of the modified loans amounted to $697 plus the cash payment amounted to $54 plus the fair value of the Third Warrant and shares amounted to $416 are considered as substantially different from the fair value of the convertible bridge loans amounted to $4,918 prior to the exchange date. Consequently, the original convertible bridge loans were derecognized, the new loans were initially recorded at fair value as current financial liability and the Third Warrant and shares were initially recorded at fair value as an increase of additional paid-in capital. The Company recorded an extinguishment amount of $3,751 as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

As of December 31, 2021, the above loans were converted or repaid. The Company recorded $619 income as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2021.

F-37

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 10 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

E.	During the three months period ended March 31, 2020, the Company entered into certain Convertible Bridge Loan Agreements (the “March 2020 Loan Agreements”), under which the Company obtained an aggregate net cash amount of $697 (which representing 70% of the gross Principal Amount of the loans) (the “Net Principal Amount”) from several private lenders (the “Lenders”).

The Loan Amount has been originally issued with 30% discount of aggregated amount of $299, bear interest at a flat rate of 10% (the “Interest”). However, upon occurrence of any uncured Event of Default as defined in March 2020 Loan Agreements, and in the event that Lenders at their sole discretion elect to allow the Company to continue with repayment of the Loan Amount and Interest after an Event of Default, the Interest rate on the unpaid Loan Amount will be changed to 18% or the highest interest rate currently allowable under Nevada law for loans of this amount (the “Default Interest Rate”). The Loan Amount has maturity date of 6-months period after receipt of the Loans funds (the “Maturity Date”) but the Company may repay the Loan Amount prior to the Maturity Date with 20% penalty. From the initial recognition and until the Maturity Date, the loans were presented as current liability.

As part of the transaction, the Company also issued 31,236,042 warrants to purchase of the same number of ordinary shares at an exercise price of $0.10 per share. The warrants shall be cashless exercisable with full rachet anti-dilution for a period of 5-years from the issuance date (the “Warrants”).

At the earlier of the effective date of Registration Statement as defined in March 2020 Loan Agreements or 6-months period after the Effective Date provided that the Net Principal Amount and Interest were not repaid in cash by the Company, the Lenders at their sole option, may convert the outstanding Loan Amount, or any portion of the Loan Amount, and any accrued interest, in whole or in part, into shares of the common stock of the Company (the “Common Stock”). Any amount so converted will be converted into common stock of the Company at a price equal to the lower of (i) the closing market price on the date of closing and (ii) 50% of the lowest trading price on the primary trading market on which the Company’s Common Stock is quoted for the last 10 trading days immediately prior to but not including the Conversion Date (“Conversion Price”). Following the Maturity Date, the convertible loans are reclassified to non-current liability.

Upon the occurrence of any uncured Event of Default, the Holder at any time, at its sole discretion, may elect to immediately (without prior notice) convert the outstanding Loan Amount, or any portion of the Loan Amount, and any accrued Interest, in whole or in part, into shares of the Common Stock, according to the terms of March 2020 Loan Agreements.

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note and the detachable warrants in total amount of $236 and $461, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs.

Furthermore, in subsequent periods, the Note instrument is accounted for using the effective interest method over the term of the loan, until its stated maturity. Due to the Company discrete decision not to repay the loan for cash), the loan became subject to the provisions of ASC 480, “Distinguishing Liabilities and Equity” as it became an obligation that will be settled by issuance of a variable number of shares (stock settle obligation) and as such is measured at fair value through profit or loss. Consequently, the Company recorded expenses amounted to $1,985 and $756 related to remeasurement of the Note and the discount amortization of the Note as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020. During the year ended December 31, 2021 the Company recorded expenses amounted to $81 as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations.

F-38

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 10 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

F.	Amendments to March 2020 Loan Agreements:

1.	During the three months period ended June 30 2020, the Company entered into amendment to March 2020 Loan Agreements with one of the lenders whereby it was determined to extend the original Maturity Date of applicable Note by another 90-days from the original Maturity Date (the “Amended Maturity Date”) in exchange for (i) waiver of the conversion feature of the applicable Note and accrued Interest prior to the Amended Maturity Date and (ii) issuance of 720,000 shares of restricted common stock.

2.	During the three months period ended June 30 2020, the Company entered into amendment to March 2020 Loan Agreements with the other lenders whereby it was determined to extend the maturity date of applicable Notes by another 90-days from the original Maturity Date (the “Amended Maturity Date”). The amended term were as follows: (i) the conversion feature of the applicable Principal Amount and accrued Interest prior to the Amended Maturity Date was waived by the lenders, but the lenders shall be entitled to conversion only until a reverse split in the Company’s shares, and thereafter will be redeemed at the Nasdaq listing or at the Amended Maturity Date, whichever is first. If a Nasdaq listing occurs prior to the Amended Maturity Date, the Company will redeem the outstanding note. If a Nasdaq listing does not happen by the Amended Maturity Date, the lender will be entitled to convert or request redemption at its option; (ii) the Company will pay in cash to lenders 10% of the outstanding balance of the note within 25 days from the amendment date and 10% of the outstanding balance in equity in consideration for the extension of the loan and (iii) the Third Warrants will be cashless exercised upon the Company listing its ordinary shares on the Nasdaq.

Due to elimination of a substantive conversion option, it was determined that the amended terms are substantially different than the original terms and accordingly the modification was accounted for as an extinguishment of the modified loans. Consequently, the original convertible bridge loans were derecognized, the new loans were initially recorded at fair value as current financial liability and the Third Warrant was initially recorded at fair value as an increase of additional paid-in capital. The Company recorded an extinguishment amount of $97 as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

G.	On April 24, 2020, the Company entered into a Securities Purchase Agreement for issuance of Convertible Redeemable Note (“Note”), under which the Company received net cash of $200 (which representing 20% of the gross Principal Amount of the note) from several private lenders (the “Lenders”).

The Note was issued with 20% original issue discount totaling $50, bears interest at a flat rate of 8% (which shall be increased to a rate of 12% upon the occurrence of an Event of Default (as defined in the Note)) and has a maturity date of April 24, 2021 unless extended at the option of Lenders for an additional term of 180 days (the “Maturity Date”). The Company shall have the right to prepay all or any part of the principal under the Note without penalty upon not less than 10 days prior written notice to Lenders.

The Lenders are entitled, at its option, at any time, to convert all or any amount of the principal face amount of the Note and the accumulated Interest then outstanding into the Company’s ordinary shares at a price equal to $0.08 (the “Optional Conversion Price”). In the event the Company completes an uplisting to Nasdaq (the “Mandatory Conversion Event”), the conversion price shall equal to the lower of (i) 80% of the common share price as determined in the Mandatory Conversion Event; and (ii) the Optional Conversion Price.

The Lenders are also entitled to an amount of 1,250,000 warrants to purchase the same number of ordinary shares for a period of five years at an exercise price equal to $0.10 subject to certain adjustments (the “Warrant”).

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note and the detachable warrants in total amount of $135 and $65, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs. Furthermore, it was determined that the embedded conversion feature is required to be bifurcated from the host loan instrument. The embedded conversion feature was recognized in total amount of $127 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss and the remaining amount of $8 was allocated to the host loan instrument, less any related issuance costs. In subsequent periods, the host loan instrument is accounted for using the effective interest method over the term of the loan, until its stated maturity.

The balance of the loan as of December 31, 2021 and 2020 amounted to $162 and $89, respectively. The Company recorded (income) expenses amounted to ($60) and $81 related to remeasurement of the embedded conversion feature and the discount amortization of the host loan instrument as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020. During the year ended December 31, 2021 the Company recorded expenses amounted to $(66) and $71 related to remeasurement of the embedded conversion feature and the discount amortization of the host loan instrument as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations

F-39

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 10 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

H.	On June 12, 2020 (the “Issuance Date”), the Company entered into a Securities Purchase Agreement for issuance of Convertible Redeemable Note (“Note”), under which the Company received net cash of $50 (which representing 84% of the gross Principal Amount of the note) from a private lender (the “Lender”).

The Note was issued with 20% original issue discount totaling $12.5, bears interest at a flat rate of 2% and has a maturity date of June 12, 2021 (the “Maturity Date”) on which all principal and interest is due and payable in one payment. During the first 40 days after the Issuance Date, the Company has the right to redeem the Note at a price equal to 125% of the Note’s face amount.

The Lender is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the Note and the accumulated Interest then outstanding into the Company’s ordinary shares at a price equal to 80% of the lower of (i) the lowest closing bid price on the trading day prior to the Issuance Date or (ii) the lowest trading price of the ordinary shares as reported by the trading market on which the Company’s shares are traded, for the 20 prior trading days including the day upon which a conversion notice is received (the “Conversion Price”).

The Lenders are also entitled to an amount of 500,000 warrants to purchase the same number of ordinary shares for a period of five years at an exercise price equal to $0.10 subject to certain adjustments (the “Warrant”).

Upon the occurrence of an Event of Default (as defined in the Note), the Note shall accrue interest at the lower of (i) 24% per annum or (ii) the highest rate of interest permitted by law. In addition, the Company may be subject to the daily penalty pending of default scenario as described in the Note.

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note and the detachable warrants in total amount of $61 and $10, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs.

Furthermore, it was determined that the embedded conversion feature is required to be bifurcated from the host loan instrument. The embedded conversion feature was recognized in total amount of $60 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss. The excess of the fair value of identified instruments over net proceeds amounted to $21 was recorded as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020. In subsequent periods, the host loan instrument is accounted for using the effective interest method over the term of the loan, until its stated maturity.

The balance of the loan as of December 31, 2021 and 2020 amounted to $0 and $10, respectively. The Company recorded expenses amounted to $10 and $9 related to remeasurement of the embedded conversion feature and the discount amortization of the host loan instrument as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

During the year ended December 31, 2021 the Company recorded expenses amounted to $(37) and $3 related to remeasurement of the embedded conversion feature and the discount amortization of the host loan instrument as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations

F-40

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 10 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

I.	On June 15, 2020 (the “Issuance Date”), the Company entered into a Securities Purchase Agreement for issuance of Convertible Redeemable Note (“Note”), under which the Company received net cash of $315 (which representing 84% of the gross Principal Amount of the note) from a private lender (the “Lender”).

The Note was issued with 16% original issue discount totaling $60, bears interest at a flat rate of 2% and has a maturity date of June 15, 2021 (the “Maturity Date”) on which all principal and interest is due and payable in one payment. During the first 40 days after the Issuance Date, the Company has the right to redeem the Note at a price equal to 125% of the Note’s face amount.

The Lender is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the Note and the accumulated Interest then outstanding into the Company’s ordinary shares at a price equal to 80% of the lower of (i) the lowest closing bid price on the trading day prior to the Issuance Date or (ii) the lowest trading price of the ordinary shares as reported by the trading market on which the Company’s shares are traded, for the 20 prior trading days including the day upon which a conversion notice is received (the “Conversion Price”).

Upon occurrence of Sale Event (as defined in the Note), upon the Lender request, the Company shall redeem the Note in cash in an amount equal to 150% of the principal amount, plus accrued but unpaid interest through the redemption date, or at the Lender election, such Lender may convert the unpaid principal amount of the Note and interest into ordinary shares of the Company at the Conversion Price immediately prior to such Sale Event. At the closing date and December 31, 2020, the management considered Sale Event as remotely.

Upon the occurrence of an Event of Default (as defined in the Note), the Note shall accrue interest at the lower of (i) 24% per annum or (ii) the highest rate of interest permitted by law. In addition, the Company may be subject to the daily penalty pending of default scenario as described in the Note.

It was determined that the embedded conversion feature is required to be bifurcated from the host loan instrument. Upon initial recognition, the management by assistance of third-party appraiser recognized an embedded conversion feature in total amount of $374 and in subsequent periods as derivative liability at fair value through profit and loss. In subsequent periods, the host loan instrument is accounted for using the effective interest method over the term of the loan, until its stated maturity. The excess of the fair value of identified instruments over net proceeds amounted to $60 was recorded as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

The balance of the loan as of December 31, 2020 amounted to $24. During 2021 the loan was fully converted into 23,803,446 share of common stock of the Company. The Company recorded expenses amounted to $173 and $23 related to remeasurement of the embedded conversion feature and the discount amortization of the host loan instrument as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

During the year ended December 31, 2021 the Company recorded expenses amounted to $68 and $659 related to remeasurement of the embedded conversion feature and the discount amortization of the host loan instrument as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations.

F-41

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 10 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

J.	In June and July 2020, the Company entered into a Securities Purchase Agreement for issuance of Convertible Redeemable Note (“Note”), under which the Company received net cash of $300 (which representing 75% of the gross Principal Amount of the note) from two private lenders (the “Lenders”).

The Note was issued with 25% original issue discount totaling $100, bears interest at a flat rate of 2% and has a maturity date of December 22, 2020 (the “Maturity Date”) on which all principal and interest is due and payable in one payment. During the first 40 days after the Issuance Date, the Company has the right to redeem the Note at a price equal to 125% of the Note’s face amount.

The Lenders are entitled, at its option, at any time, to convert all or any amount of the principal face amount of the Note and the accumulated Interest then outstanding into the Company’s ordinary shares at a price equal to 150% of the closing price on the closing date and will be effective for 40 trading days from the closing date. After the initial 40 trading days, the conversion price shall equal to the lower of (i) 60% of the lowest volume weighted average price trading price for the common stock as reported at the market reporting trade prices for the common stock during the 10 trading days immediately prior to conversion, and including, the date of the conversion notice; and (ii) 150% of the closing price on the closing date and the closing price on the effectiveness date of the registration statement, including the day upon which a conversion notice is received by the Company (the “Conversion Price”).

Upon the occurrence of an Event of Default (as defined in the Note), the Note shall accrue interest at the lower of (i) 24% per annum or (ii) the highest rate of interest permitted by law. In addition, the Company may be subject to the daily penalty pending of default scenario as described in the Note.

The Note is entitled to a disbursement of shares of 2,000,000 Ordinary Shares of the Company in consideration for issuing the notes (the “Commitment Shares”). On January 18, 2021, the Commitment Shares have been issued to the Lenders.

The Lenders are also entitled to an amount of 3,000,000 warrants to purchase the same number of ordinary shares for a period of five years at an exercise price equal to $0.10 subject to certain adjustments (the “Warrant”).

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note, the shares and the detachable warrants in total amount of $360, $42 and $51, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs.

Furthermore, it was determined that the embedded conversion feature is required to be bifurcated from the host loan instrument. The embedded conversion feature was recognized in total amount of $359 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss. The excess of the fair value of identified instruments over net proceeds amounted to $153 was recorded as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020. In subsequent periods, the host loan instrument is accounted for using the effective interest method over the term of the loan, until its stated maturity.

As of December 31, 2020, upon the occurrence of an Event of Default in which the Note was not repaid before or at the Maturity Date (due to the Company discrete decision not to repay the loan for cash), the loan become subject to the provisions of ASC 480, “Distinguishing Liabilities and Equity” as it become an obligation that will be settled by issuance of a variable number of shares (stock settle obligation) and as such is measured at fair value through profit or loss. Consequently, the Company recorded expenses amounted to $723 and ($359) related to remeasurement of the Note and its embedded conversion feature as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

The balance of the loan as of December 31, 2021 and 2020 amounted to $539 and $724, respectively During the year ended December 31, 2021 the Company recorded income amounted to $(74) related to discount amortization of the host loan instrument as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations.

F-42

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 10 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

K.	In July 2020, the Company entered into a Securities Purchase Agreement with institutional and high net worth investors (the “July 2020 Loan Agreements” and “Lenders”, respectively), under which the Company agreed to issue to the Lenders secured promissory convertible notes in an aggregate principal amount of $1,881 (the “Convertible Note”). The Company received net cash of $1,350 (which representing 71.8% of the gross Principal Amount of the note) from the Lenders. The Convertible Note bears interest at a flat rate of 2% (the “Interest”) and have a maturity date of 6-months period after receipt of the Loans funds (the “Maturity Date”). At Maturity Date the Company may pay the lender the loan principal and accrued interest in cash or at the option of the lender in shares of the Company.

The Convertible Note may be redeemed at any time at an amount equal to 125% of the outstanding loan principal and unpaid interest. The Lenders may convert the loan principal and accrued interest by 150% of the closing bid price and will be effective for 40 days following the closing date. After the initial 40 days, the conversion price shall equal the lower of (i) 60% of the lowest VMAP trading price for the common stock as reported on the market reporting trade prices for the common stock during 11 trading days immediately prior to the conversion date (including conversion date) or (ii) 150% of the closing bid price on the closing date and (iii) 150% of the closing bid price on the effectiveness date of the Company’s registration statements registering the conversion shares.

Upon event of default as defined in the Securities Purchase Agreement, the Lenders may require the Company to redeem all or any portion of the note at the greater of default interest rate of 18% or the maximum rate permitted under applicable law (the “Event of Default Price”) together with liquidated damages of $250 plus an amount in cash equal to 1% of the Event of Default Price for each 30 day period during which redemptions fail to be made. In addition, the Lenders may convert the loan principal and accrued interest by 150% of the closing bid price and will be effective for 40 days following the closing date. After the initial 40 days, the conversion price shall equal the lower of (i) 35% of the lowest VMAP trading price for the common stock as reported on the market reporting trade prices for the common stock during 11 trading days immediately prior to the conversion date (including the conversion date), (ii) 150% of the closing bid price on the closing date and (iii) 150% of the closing bid price on the effectiveness date of the Company’s registration statements registering the conversion shares.

The Lenders are also entitled to an amount of 10,513,513 warrants to purchase the same number of ordinary shares for a period of five years at an exercise price equal to $0.10 subject to certain adjustments (the “Warrant”). If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Lenders, then the Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. In addition, the Lenders are entitled to an option to require the Company to purchase the Warrant for cash in an amount equal to their Black-Scholes Option Pricing Model value (the Black-Scholes Model), in the event that certain fundamental transactions (which some of them are not considered solely within the control of the Company) as defined in the warrant agreement, occur.

The Company also entered into a Security Agreement with one of the lenders under which the Company granted a security interest to the lender in all equipment now existing or hereafter arising or acquired (see also Note 10K). The Company also issued the Lenders an amount of 7,333,333 shares as a commitment fee (the “Commitment Shares”) and an additional 2,000,000 shares as a diligence fee (the “Diligence Shares”) to one of the Lenders.

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note, the shares and the detachable warrants in total amount of $1,710, $230 and $237, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs.

Furthermore, it was determined that the embedded conversion feature is required to be bifurcated from the host loan instrument. The embedded conversion feature was recognized in total amount of $1,708 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss. The excess of the fair value of identified instruments over net proceeds amounted to $826 was recorded as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020. In subsequent periods, the host loan instrument is accounted for using the effective interest method over the term of the loan, until its stated maturity.

F-43

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 10 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

Amendments to July 2020 Loan Agreement:

On November 4, 2020 (the “Effective Date”), the Company entered into amendment to July 2020 Loan Agreement with the one of its lenders, under which it was determined to as follows: (i) the lender consented the Company entering into the Secured Convertible Equipment Loan Agreements (see also Note 8A above); (ii) the lender subordinated its security interest in the four Liquid Handler Machines to the security interest that will be granted by the Company to the lender parties under the Secured Convertible Equipment Loan Agreements (see also Note 8H above); (iii) the lender waived the Registration Statement Events of Default (with respect to the Registration Statement Event of Default, the Company shall be granted an extension of 60 days from the Effective Date to cause the Registration Statement registering for resale the ordinary shares of the Company held by lender to be declared effective); (iv) the lender waived its rights under the most favored nation clause only with respect to the Secured Convertible Equipment Loan Agreements and only under the condition that other creditors of the Company also waive their rights under any most favored nation clauses they may be otherwise entitle to with respect to the Secured Convertible Equipment Loan Agreements and (v) the Note shall be amended as follows: (i) the Conversion Price shall in no event be greater than $0.05; (ii) an amount equal to 25% of the total outstanding amount due under the Note shall be added to the Principal amount and (iii) an additional 2.5 million warrants shall be issued in the same form as those issued pursuant to the Purchase Agreement.

The management has determined by using the assistance of third-party appraiser that the fair value of the modified loans amounted to $1,434 plus the fair value of the Third Warrant amounted to $115 are considered as substantially different from the fair value of the convertible bridge loans amounted to $1,100 prior to the exchange date. Consequently, the original convertible bridge loans were derecognized, the new loans were initially recorded at fair value as current financial liability and the Third Warrant was initially recorded at fair value as an increase of additional paid-in capital. The Company recorded an extinguishment amount of $449 as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

The balance of the loans as of December 31, 2021 and 2020 amounted to $899 and $1,664, respectively. The Company recorded expenses amounted to $(66) and $1,991 related to remeasurement of the embedded conversion feature and the discount amortization of the host loan instrument as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020. During the year ended December 31, 2021 the Company recorded expenses amounted to $0 and $4,030 related to remeasurement of the embedded conversion feature and the discount amortization of the host loan instrument as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations.

F-44

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 10 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

L.	On August 21, 2020, the Company entered into a Securities Purchase Agreement for issuance of Convertible Promissory Note (“Note”), under which the Company received net cash of $175 (which representing 30% of the gross Principal Amount of the note) from private lender (the “Lender”).

The Note was issued with 25% original issue discount totaling $75, bears interest at a flat rate of 10% and has a maturity date of November 21, 2020 (the “Maturity Date”) on which all principal and interest is due and payable in one payment. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note before the Maturity Date, with a penalty or premium equal to 20% of the sum of any outstanding Principal and any interest accrued as of the prepayment date.

The Lender at its sole option, may convert the outstanding Principal Amount of the Note, or any portion of the Principal Amount hereof, and any accrued interest, in whole or in part, into shares of the common stock of the Company. Any amount so converted will be converted into common stock of the Company at a price equal to the lower of (1) the closing market price on the date of closing and (2) 60% of the lowest daily volume weighted average price (“VWAP”) of the Common Stock as reported on the market during the 11 trading days immediately prior to but not including the date of conversion (“Conversion Price”). In addition, the Lender must convert any outstanding balances due under the Note within 15 days if, (a) the Company successfully uplists its common stock to trade on the Nasdaq stock exchange, and (2) there is an effective registration statement on file with the Securities and Exchange Commission that includes a registration of the common stock underlying the Note.

The Company agrees to reimburse the Lender’s certificate processing cost by adding $1.5 to the Principal for each note conversion effected by Lender.

Upon the occurrence of an Event of Default (as defined in the Note), there shall be a default charge equal to 30% of the sum of any unpaid principal plus any interest accrued as of the default date. In the event that Lender at its sole discretion elects to allow the Company to continue with repayment of the principal and interest on the Note after an Event of Default, the interest rate on the unpaid principal of the Note will be change to 18% or the highest interest rate currently allowable under Nevada law for loans of the above amount (the “Default Interest Rate”).

The Lender is also entitled to an amount of 8,000,000 warrants to purchase the same number of ordinary shares for a period of five years at an exercise price equal to $0.10 subject to certain adjustments (the “Warrant”).

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note and the detachable warrants in total amount of $267 and $123, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs.

Furthermore, it was determined that the embedded conversion feature is required to be bifurcated from the host loan instrument. The embedded conversion feature was recognized in total amount of $266 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss. The excess of the fair value of identified instruments over net proceeds amounted to $215 was recorded as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020. In subsequent periods, the host loan instrument is accounted for using the effective interest method over the term of the loan, until its stated maturity.

As of December 31, 2020, upon the occurrence of an Event of Default in which the Note was not repaid before or at the Maturity Date (due to the Company discrete decision not to repay the loan for cash), the loan become subject to the provisions of ASC 480, “Distinguishing Liabilities and Equity” as it become an obligation that will be settled by issuance of a variable number of shares (stock settle obligation) and as such is measured at fair value through profit or loss (see also Note 2W). Consequently, the Company recorded expenses amounted to $463 and ($266) related to remeasurement of the Note and its embedded conversion feature as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

The balance of the loan as of December 31, 2020 amounted to $464 . In March 2021 the loan was converted into 6,337,180 shares of common stock of the Company. During the year ended December 31, 2021 the Company recorded expenses amounted to $(188) as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations.

F-45

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 10 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

M.	Secured Convertible Equipment Loan Agreement

On December 31, 2020 (the “Effective Date”), the Company entered into Secured Convertible Equipment Loan Agreement with a private lender (the “Lender”), under which at the Effective Date and for the purpose for purchasing two Liquid Handler Machines (the “Collateral”) to be placed in the laboratory of a Company’s client, the Company will receive from the Lender a net cash amount of $450 which is including an original issue discount at the rate of 40% valued at $300, representing a face value of $750 for the loan (the “Aggregate Loan Principal Amount”). In addition, the Company incurred incremental and direct costs of $54.

In addition, under the terms of the Secured Convertible Equipment Loan Agreement, the Lender will be entitled to receive a royalty at a rate of 12.5% of all amounts resulting from any diagnostic tests performed by the two liquid handler machines. During the initial payback period and up until the earlier of either (a) April 30, 2021, or (b) the aggregate loan amount is paid in full, all royalty payments made to Lender will be counted towards their loan balance. Thereafter, the royalties continue so long as the machines are in use.

The Aggregate Loan Principal Amount was received in January 2021.

The Company has determined that its obligation for future royalties under the Secured Convertible Equipment Loan Agreement represent contingent interest feature. However, it was determined that such feature is not required to be bifurcated and accounted for as derivatives, as they are eligible for the scope exception prescribed under ASC Topic 815-10-15-59 (d) with respect to certain contracts that are not traded on an exchange, as the underlying is an entity specific performance measure. Accordingly, the obligation for future royalties was accounted for in accordance with the provisions of ASC Topic 450, Contingencies.

As the secured loan upon its original term does not include conversion feature (such feature will only become applicable as a penalty, upon the Company’s failure to repay the Aggregate Loan Principal Amount by the Maturity Date), the liability was accounted for using the effective interest method over the term of the loans until their stated Maturity Date.

Total discount amortization expenses of $2,414, were recorded as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2021. During the year ended December 31, 2021 the lender exercise the entire loan amount into 81,736,111 ordinary shares of the Company with aggregated value of $2,810.

N.	Securities Purchase Agreement

On January 22, 2021, the Company entered into a Securities Purchase Agreement with Yozma Global Genomic Fund 1 (“Yozma”) pursuant to which Yozma purchased from Todos a convertible note in the original principal amount of up to $4,857. The original principal amount has been originally issued with 30% discount of aggregated amount of $1,457, bearing per annum interest at a flat rate of 4% (the “Interest”) until it becomes due and payable, whether upon the maturity date, which is January 22, 2022, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof) (the “Maturity Date”). In addition, the outstanding principal amount to be converted, redeemed or otherwise with respect to which this determination is being made and the accrued and unpaid Interest with respect to such outstanding principal amount shall be converted into shares of the Company at conversion price of $0.07161 (the “Conversion Price”). Subsequent to the effective date of the registration statement registering for resale the Conversions Shares and the Warrant Shares pursuant to the Purchase Agreement, if the closing sale price of the Common Stock averages less than the then Conversion Price over a period of 10 consecutive trading days, the Conversion Price shall reset to such average price. If the 10-day volume weighted average price of the Common Stock continues to be less than the Conversion Price, then the Conversion Price should reset to such 10-day average price with a maximum of a 20% discount from the initial Conversion Price.

At the Company’s option and upon 30 days’ notice to Yozma, 33% of the outstanding Principal and accrued and unpaid Interest of the Note (the “Repayment Amount”) may be redeemed at any time at an amount equal to 115% of the Repayment Amount. The foregoing notwithstanding, Yozma may convert any or all of the Note into shares of Common Stock at any time. Through September 30, 2021, the Company has not redeemed any of the outstanding principal amount and accrued interest, and Yozma has not converted any portion of the Note into shares.

F-46

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 10 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

At any time after Yozma becoming aware of an Event of Default as defined in the Securities Purchase Agreement, Yozma may require the Company to redeem (an “Event of Default Redemption”) all or any portion of the Note in cash by wire transfer of immediately available funds at a price equal to principal amount plus interest calculated from the Event of Default at the greater of the default interest at a rate of 18% per annum or the maximum rate permitted under applicable law (the “Event of Default Redemption Price”) together with liquidated damages of $250 plus an amount in cash equal to 1% of the Event of Default Redemption Price for each 30 day period during which redemptions fail to be made. No event of default has occurred through September 30, 2021.

In addition, the Company granted Yozma a warrant to purchase up to 16,956,929 ordinary shares for a period of 5 years with a fixed exercise price equal to $0.107415, subject to certain adjustments (the “Warrant”). If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to Yozma, then the Warrant may also be exercised, in whole or in part, at such time by means of a net shares settlement. Moreover, Yozma is entitled to an option to require the Company to purchase the Warrant for cash in an amount equal to their Black-Scholes Option Pricing Model value (the Black-Scholes Model), upon occurrence of fundamental transactions, as defined in the warrant agreement, occur.

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note and the detachable warrants in total amount of $423 and $861, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs and as upon fundamental transaction the warrants holder shall be entitled to receive from the Company the same type of form of consideration such as holders of common stock.

Furthermore, it was determined that the embedded conversion feature is required to be bifurcated from the host loan instrument. The embedded conversion feature was recognized in total amount of $2,116 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss. The remaining amounted to $423 was allocated to the host loan instrument, which in subsequent periods is accounted for using the effective interest method over the term of the loan, until its stated maturity.

The Company recorded an income of $1,552 and expense of $3,939 related to remeasurement of the embedded conversion feature of convertible bridge loan and the discount amortization of the host loan instrument, respectively, as part of the “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2021.

In addition, on October 7, 2020, the Company entered into consulting agreement with Aslano Private Limited (“Aslano”) whereby Aslano will render non-exclusive advice and service to the Company concerning equity and/or debt financing with certain Potential Buyer or Investor or Financing Party as defined in the consulting agreement in exchange for success fee equal to 8% of the gross amount paid by the Potential Buyer or Investor or Financing Party. In consideration for Aslano’s non-exclusive services with respect to the aforesaid Securities Purchase Agreement, during the year ended December 31, 2021, the Company incurred incremental and direct finder fee cost of $272 which was allocated to the identified components (i.e. convertible bridge loans, bifurcated embedded conversion feature and detachable Warrant) consistent with the allocation of the proceeds issuance expenses. Consequently, an amount of $34, $169 and $69 out of which was recorded as additional discount of the convertible bridge loans, immediate charge to finance expenses and as deduction of additional paid-in capital, respectively, at the outset of the transaction.

O.	Closing Agreement

On March 3, 2021, the Company and one of its lenders entered into a Closing Agreement (the “Closing Agreement”), under which the lender exercised its right to invest an additional $884 into the Company in the form of July 2020 Convertible Notes (the “Tranche 2 Securities”). The original principal amount has been issued with 30% discount of aggregated amount of $379 bearing per annum interest at a flat rate of 2% (the “Interest”). In addition, the Company covenanted and agreed to file a registration agreement with respect to the Tranche 2 Securities on or before the earlier to occur of (i) the date that the Company files a registration statement with respect to any other securities of the Company or (ii) April 1, 2021 (such date, the “Tranche 2 Filing Date”) and cause a registration statement to be declared effective under the Securities Act with respect to the Tranche 2 Securities on or before May 1, 2021. The Company acknowledges that failure to timely comply with the foregoing obligations will subject the Company to substantial liability under the Registration Agreement, including without limitation liquidated damages in the amount of $250, along with an amount of cash accruing each month equal to the value of 1% of the value of the Tranche 2 Securities.

In addition, the Company granted the lender warrants to purchase up to 5,513,513 ordinary shares and issued 6,000,000 shares.

F-47

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 10 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

Upon initial recognition, it was determined that the embedded conversion feature is required to be bifurcated from the host loan instrument. The management by assistance of third-party appraiser measured the embedded conversion feature in total amount of $1,127 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss. The excess of the fair value of identified instruments over net proceeds upon initial recognition amounted to $243 was recorded as part of the “Finance Expenses” line in operations in the accompanying consolidated statement of operations. In subsequent periods, the host loan instrument is accounted for using the effective interest method over the term of the loan, until its stated maturity.

The Company recorded additional interest expenses amounting to $2,776 related to valuation of the loan to fair value upon default event and income of $34 related to remeasurement of the embedded conversion feature, which were recorded as part of the “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2021.

P.	Securities Purchase Agreements

1.	On April 9, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with a Family Office Investor (the “Family Office”) to which the Company has agreed to issue a promissory convertible note (the “Note”) to the Family Office in the principal amount of $4,286 for proceeds of $3,000 (the “Transaction”). The closing occurred on April 12, 2021. The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, the Family Office received a warrant (the “Warrant”) to purchase up to 16,000,000 shares of Common Stock (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for a 5-year period from the issuance date. Upon a listing of the Company’s common shares onto a national exchange, the Note will exchange into a class of Series A Preferred Shares in order to help improve the Company’s shareholder equity to meet the Nasdaq CM Initial Listing Standards.

The Family Office shall have the option, exercisable at the Family Office’s sole discretion, on the date that is ninety (90) days following the date of effectiveness of a registration statement filed by the Company, to purchase a Second Note and the Second Warrant, for a principal amount of $4,286 for a consideration of $3,000 and a Warrant to purchase up to 16,000,000 shares of Common Stock, with an exercise price equal to $0.107415 per share.

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note and the detachable warrants in total amount of $1 and $508, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs and as upon fundamental transaction the warrants holder shall be entitled to receive from the Company the same type of form of consideration such as holders of common stock.

Furthermore, it was determined that the Convertible note is hybrid instrument embodies both an embedded derivative and a host contract and that the embedded conversion feature is required to be bifurcated from the host loan instrument using the with-and-without method. The embedded derivative was measured first at fair value, and the residual amount was allocated to the host contract. The embedded conversion feature was recognized in total amount of $3,007 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss. The host loan instrument is accounted for, in subsequent periods, using the effective interest method over the term of the loan, until its stated maturity.

The excess of the fair value of identified instruments over net proceeds upon initial recognition amounted to $516 was recorded as part of the “Finance Expenses” line in operations in the accompanying consolidated statement of operations.The Company recorded an income of $1,565 and expenses of $466 related to remeasurement of the embedded conversion feature of convertible bridge loan and the discount amortization of the host loan instrument, respectively, as part of the “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2021.

F-48

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 10 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

2.	Further to the Securities Purchase Agreement described in Note 10Q above, on April 27, 2021, the Company entered into an additional Securities Purchase Agreement (the “SPA”) with Yozma to which the Company has agreed to issue a promissory convertible note (the “Note”) to Yozma in the principal amount of $4,714 for proceeds of $3,300 (the “Transaction”). The closing occurred on April 27, 2021. The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, Yozma received a warrant (the “Warrant”) to purchase up to 16,458,196 shares of Common Stock (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for a 5-year period from the issuance date. Upon a listing of the Company’s common shares onto a national exchange, the Note will exchange into a class of Series A Preferred Shares in order to help improve the Company’s shareholder equity to meet the Nasdaq CM Initial Listing Standards.

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note and the detachable warrants in total amount of $378 and $2,922, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs and as upon fundamental transaction the warrants holder shall be entitled to receive from the Company the same type of form of consideration such as holders of common stock.

The Company recorded expenses in the amount of $1,779, related to remeasurement of the host loan instrument as part of the “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the for the year ended December 31, 2021.

The Company has agreed to file a registration statement on Form S-1 with the Securities and Exchange Commission registering for resale the Conversion Shares and the Warrant Shares (the “Registration Statement) under the above two transactions. Subsequent to the effective date of such registration statement, if the closing sale price of the Common Stock averages less than the then Conversion Price over a period of 10 consecutive trading days, the Conversion Price shall reset to such average price. If the 10-days volume weighted average price of the Common Stock continues to be less than the Conversion Price then the Conversion Price should reset to such 10-day average price with a maximum of a 20% discount from the initial Conversion Price.

On May 13, 2021, the Company filed a registration statement on Form S-1 with respect to up to 240,591,462 ordinary shares to be issued pursuant to Securities Purchase Agreement with Family Office and Yozma (first and second Tranches). As the Company complied with the registration statement filing requirements, as of December 31, 2021, no accrual has been recorded for liquidated damages since the amount to be paid was not probable and reasonably estimate under ASC 450 “Contingencies”.

3.	On July 7, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Purchaser”) pursuant to which the Company has agreed to issue a promissory convertible note (the “Note”) to the Purchaser in the principal amount of $1,536 for proceeds of $1,075 (the “Transaction”). The closing occurred on July 7, 2021 (the “Closing Date”). The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, the Purchaser received a warrant (the “Warrant”) to purchase up to 3,440,000 shares of Common Stock (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for 5 years from the date of issuance. From the Closing Date until 180 days thereafter, the Company shall be restricted from issuing or entering into any agreement to issue any shares of Common Stock, except under certain circumstances. This provision shall no longer be in effect if the closing sale price of the Common Stock exceeds $0.10. The Company intends to use the net proceeds for general corporate purposes.

The Company has agreed to file a registration statement with the Securities and Exchange Commission registering for resale of the Conversion Shares and the Warrant Shares (the “Registration Statement). Subsequent to the effective date of such registration statement, if the closing sale price of the Common Stock averages less than the then Conversion Price over a period of ten (10) consecutive trading days, the Conversion Price shall reset to such average price. If the 10-day volume weighted average price of the Common Stock continues to be less than the Conversion Price then the Conversion Price should reset to such 10-day average price with a maximum of a 20% discount from the initial Conversion Price.

F-49

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 10 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note and the detachable warrants in total amount of $954 and $121, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs and as upon fundamental transaction the warrants holder shall be entitled to receive from the Company the same type of form of consideration such as holders of common stock.

Furthermore, it was determined that the Convertible note is hybrid instrument embodies both an embedded derivative and a host contract and that the embedded conversion feature is required to be bifurcated from the host loan instrument using the with-and-without method. The embedded derivative was measured first at fair value, and the residual amount was allocated to the host contract. The embedded conversion feature was recognized in total amount of $257 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss. The host loan instrument is accounted for, in subsequent periods, using the effective interest method over the term of the loan, until its stated maturity.

The Company recorded expenses of $459 and $345 related to remeasurement of the embedded conversion feature of convertible bridge loan and the discount amortization of the host loan instrument, respectively, as part of the “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2021.

4.	On September 23, 2021, the Company completed the conditions precedent required to enter into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Purchaser”) pursuant to which the Company issued a promissory convertible note (the “Note”) to the Purchaser in the principal amount of $2,857 for proceeds of $2,000 (the “Transaction”). The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, the Purchaser received a warrant (the “Warrant”) to purchase up to 11,924,636 shares of Common Stock (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for 5 years from the date of issuance. The Company intends to use the net proceeds from this Note to initiate Phase 2/3 trials for Tollovir™ COVID-19 patients, initiate digital marketing for its dietary supplement Tollovid®, increase sales & marketing for Provista Diagnostics, and for general corporate purposes.

The Company has agreed to file a registration statement with the Securities and Exchange Commission registering for resale the Conversion Shares and the Warrant Shares (the “Registration Statement). Subsequent to the effective date of the Registration Statement, if the closing sale price of the Common Stock averages less than the then Conversion Price over a period of ten (10) consecutive trading days, the Conversion Price shall reset to such average price. If the 10 day volume weighted average price of the Common Stock continues to be less than the Conversion Price then the Conversion Price should reset to such 10-day average price with a maximum of a 20% discount from the initial Conversion Price.

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note and the detachable warrants in total amount of $1,442 and $558, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs and as upon fundamental transaction the warrants holder shall be entitled to receive from the Company the same type of form of consideration such as holders of common stock.

Furthermore, it was determined that the Convertible note is hybrid instrument embodies both an embedded derivative and a host contract and that the embedded conversion feature is required to be bifurcated from the host loan instrument using the with-and-without method. The embedded derivative was measured first at fair value, and the residual amount was allocated to the host contract. The embedded conversion feature was recognized in total amount of $152 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss. The host loan instrument is accounted for, in subsequent periods, using the effective interest method over the term of the loan, until its stated maturity.

The Company recorded expenses of $41 and $357 related to remeasurement of the embedded conversion feature of convertible bridge loan and the discount amortization of the host loan instrument, respectively, as part of the “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2021.

F-50

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 10 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

5.	On October 21, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Purchaser”) pursuant to which the Company has agreed to issue a promissory convertible note (the “Note”) to the Purchaser in the principal amount of $1,428 for proceeds of $1,000 (the “Transaction”). The closing occurred on October 22, 2021 (the “Closing Date”). The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, the Purchaser received a warrant (the “Warrant”) to purchase up to 3,440,000 shares of Common Stock (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for 5 years from the date of issuance. The Company intends to use the net proceeds from this Note to continue funding the ongoing Phase 2 clinical trial of Tollovir® in hospitalized COVID-19 patients, beginning the initial marketing campaign for the cPass neutralizing antibody test launch at Provista Diagnostics and general corporate purposes.

The Company has agreed to file a registration statement with the Securities and Exchange Commission registering for resale the Conversion Shares and the Warrant Shares (the “Registration Statement). Subsequent to the effective date of the Registration Statement, if the closing sale price of the Common Stock averages less than the then Conversion Price over a period of ten (10) consecutive trading days, the Conversion Price shall reset to such average price. If the 10 day volume weighted average price of the Common Stock continues to be less than the Conversion Price then the Conversion Price should reset to such 10-day average price with a maximum of a 20% discount from the initial Conversion Price.

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note and the detachable warrants in total amount of $877 and $123, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs and as upon fundamental transaction the warrants holder shall be entitled to receive from the Company the same type of form of consideration such as holders of common stock.

Furthermore, it was determined that the Convertible note is hybrid instrument embodies both an embedded derivative and a host contract and that the embedded conversion feature is required to be bifurcated from the host loan instrument using the with-and-without method. The embedded derivative was measured first at fair value, and the residual amount was allocated to the host contract. The embedded conversion feature was recognized in total amount of $356 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss. The host loan instrument is accounted for, in subsequent periods, using the effective interest method over the term of the loan, until its stated maturity.

The Company recorded expenses of $360 and $123 related to remeasurement of the embedded conversion feature of convertible bridge loan and the discount amortization of the host loan instrument, respectively, as part of the “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2021.

6.	On November 2, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Purchaser”) which was amended on November 24, 2021, pursuant to which the Company has agreed to issue a promissory convertible note (the “Note”) to the Purchaser in the principal amount of $1,432 for proceeds of $1,000 (the “Transaction”). The closing occurred on November 2, 2021 (the “Closing Date”). The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price of $0.06 (the “Conversion Price). In addition, the Purchaser received a warrant (the “Warrant”) to purchase up to 3,733,333 shares of Common Stock (the “Warrant Shares”) of the Company with an exercise price equal to $0.107 per share. The Warrant is exercisable for 5 years from the date of issuance.

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note and the detachable warrants in total amount of $727 and $208, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs and as upon fundamental transaction the warrants holder shall be entitled to receive from the Company the same type of form of consideration such as holders of common stock.

F-51

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 10 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

Furthermore, it was determined that the Convertible note is hybrid instrument embodies both an embedded derivative and a host contract and that the embedded conversion feature is required to be bifurcated from the host loan instrument using the with-and-without method. The embedded derivative was measured first at fair value, and the residual amount was allocated to the host contract. The embedded conversion feature was recognized in total amount of $68 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss. The host loan instrument is accounted for, in subsequent periods, using the effective interest method over the term of the loan, until its stated maturity.

The Company recorded expenses of $39 and $89 related to remeasurement of the embedded conversion feature of convertible bridge loan and the discount amortization of the host loan instrument, respectively, as part of the “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2021.

7.	During 2021, the Company entered into additional Securities Purchase Agreements in total amount of $1,171 with several lenders.

NOTE 11 – LEASES

A. The components of operating lease cost for the year ended December 31, 2021 and 2020 were as follows:

	December 31,
	2021	2020

Operating lease costs	20	-
Short-term lease cost	86	-
Total operating lease cost	106	-

  B. Supplemental cash flow information related to operating leases was as follows:

	December 31,
	2021	2020

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	10	-
Right-of-use assets obtained in exchange for lease obligations (non-cash):
Operating leases	164	-

F-52

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 11 – LEASES (continue)

  C. Supplemental balance sheet information related to operating leases was as follows:

	December 31,
	2021	2020

Operating leases:
Operating leases right-of-use asset	143	-

Current operating lease liabilities	102	-
Non-current operating lease liabilities	39	-
Total operating lease liabilities	141	-

Weighted average remaining lease term (years)	1.25	-

Weighted average discount rate	21%	-

  D. Future minimum lease payments under non-cancellable leases as of December 31, 2021 were as follows:

2021

2022	122
2023	41
Total operating lease payments	163
Less: imputed interest	22
Present value of lease liabilities	141

The Company signed a month-to-month lease agreement in Tel Aviv, Israel. Additionally, the Company lease office space in New York, which is subject to an annual lease that is currently due to expire at the end of March 2022 and which is shared with two of our United States subsidiaries, Todos Medical USA and Corona Diagnostics LLC.

Provista Diagnostics signed a lease agreement for office space in Georgia, US trough June 30, 2023 with monthly payments of $10. A lease liability in the amount of $164 and right-of-use asset in the amount of $$164 have been recognized in the balance sheet as at September 30, 2021 in respect of the lease.

F-53

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 12 - DERIVATIVE WARRANTS LIABILITY

A.	Warrants granted to investors through private placement transactions

The Company issued under Private Placement transactions 600,000, 4,518,406 and 3,106,000 warrants during the years ended December 31, 2018, 2016 and 2015, respectively. These warrants were classified as financial liability because of provisions in such warrants that allow for the net cash settlement of such warrants in the event of certain fundamental transactions, as defined in the warrant agreement (some of which are not considered solely within the control of the Company). The estimated fair value of this derivative liability for such warrants as of December 31, 2021 and 2020, was $0 and $54 , respectively.

B.	Warrants granted to lenders and placement agent through Convertible Bridge Loans transactions

The Company issued under convertible bridge loans transactions certain warrants during the year ended December 31, 2019 (the First Warrant as described in Note 10B). In addition, the Company has an obligation to issue warrants in total amount of $79 to the placement agent in connection with the convertible bridge loans transactions (see also Note 10B). These warrants were classified as financial liability because of provisions in such warrants that permit the holders to receive a variable number of shares of common stock upon exercise (see also Note 2Y). The estimated fair value of derivative liability for such warrants as of December 31, 2021 and 2020, was $0 and $247 , respectively.

C. The remaining outstanding warrants and terms as of December 31, 2021 and 2020 is as follows:

Issuance date	Outstanding as of December 31, 2021	Outstanding as of December 31, 2020	Exercise Price	Exercisable as of December 31, 2021	Exercisable Through

Series (2015)	-	1,502,500	$0.5	-	April 2021
Series (2016)	375,000	375,000	$0.5	375,000	March 2022
Series (2018)	-	600,000	$0.5	-	November 2021
2019 warrants	(*)	(*)	(*)	-	(**)
	375,000	2,477,500		375,000

(*)	The number of shares to be issued upon the exercise of derivative liabilities related to warrants instruments has not been determined as such warrants provide the Lenders with 25% warrant coverage, with the warrant exercise price to be equal to the offering price in the Company’s proposed public offering, or, in the event the Loan Amount are converted into ordinary shares, the warrant exercise price will be equal to the applicable closing bid price of the Company’s shares at the time of the conversion of the Loan Amount. However, based on the share price of the Company as of December 31, 2021 and 2020, the number of the warrants would have been 78,707,922 and 3,351,586 shares, respectively.

(**)	The exercise period is three years from the date of the determination of the exercise price.

The Company uses the Black-Scholes valuation model to estimate fair value of these warrants. In using this model, the Company makes certain assumptions about risk-free interest rates, dividend yields, expected stock price volatility, expected term of the warrants and other assumptions. Expected volatility was calculated based upon historical volatility of peer companies in the same industry on weekly basis since the marketability of the Company is considered low. Risk-free interest rates are derived from the yield on U.S. Treasury debt securities. Dividend yields are based on historical dividend payments, which have been zero to date. The expected term of the warrants is based on the time to expiration of the warrants from the measurement date.

F-54

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 12 - DERIVATIVE WARRANTS LIABILITY (CONT.)

D. The following table summarizes the observable inputs used in the valuation of the derivative warrant liabilities as of December 31, 2020:

	As of December 31, 2020
	Series (2015)	Series (2016)	Series (2018)
Share price (U.S. dollars)	$0.075	$0.075	$0.075
Exercise price (U.S. dollars)	$0.50	$0.50	$0.50
Expected volatility	144.63%	209.19%	238.82%
Risk-free interest rate	0.09%	0.09%	0.09%
Dividend yield	-	-	-
Expected term (years)	0.35	1.21	0.88

	First Warrant
	Closing Date	As of December 31, 2020
Share price (U.S. dollars)	$0.12-$0.26	$0.075
Exercise price (U.S. dollars)	$0.12-$0.26	$0.04
Expected volatility	125.31%-129.94%	105.77%-113.53%
Risk-free interest rate	1.74%-2.56%	0.11%-0.13%
Dividend yield	-	-
Expected term (years)	2.38	1.50-1.91
Probability for uplisting	75%	75%

	Series (2015)	Series (2016)	Series (2018)	2019 Warrant	Placement Agent Warrant	Total
Balances at December 31, 2019	$2	$3	$6	$662	$79	$752
Amount classified to equity upon determination of the exercise price (*)	-	-	-	(651)	-	(651)
Modification of convertible bridge loans transactions	-	-	-	(727)	-	(727)
Changes in fair value	9	10	24	884	-	927
Balances at December 31, 2020	$11	$13	$30	$168	$79	$301
Changes in fair value	(11)	(13)	(30)	(168)	(79)	(301)
Balances at December 31, 2021	-	-	-	-	-	-

(*)	Following the partial conversion of certain convertible bridge loans into ordinary shares (see also Note 10), the right that was granted to the lenders to receive a variable number of shares of common stock upon exercise of certain warrants has been lapsed and accordingly the applicable amount was reclassified from non-current financial liability into additional paid-in capital.

F-55

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 13 - FAIR VALUE OF BIFRUCATED CONVERTIBLE FEATURE OF CONVERTIBLE BRIDGE LOANS

A.	During the years ended December 31, 2021 and 2020, the Company allocated approximately $7,420 and $2,893, respectively, of proceeds from its units that were issued under convertible bridge loans transactions to the fair value of the convertible feature embedded in such convertible bridge loans (see also Note 10E - Note 101M). The Company has determined that such feature requires bifurcation, as the conversion represent an obligation to issue a variable number of shares and as such the embedded conversion feature cannot be considered as indexed to the Company’s own stock. The estimated fair value of derivative liability for such convertible components as of December 31, 2021 and 2020 was $4,182 and $2,500, respectively.

B.	The Company uses the Monte-Carlo Simulation Model to estimate fair value of this convertible component liability. In using this model, the Company makes certain assumptions about risk-free interest rates, expected stock price volatility and other assumptions. Expected volatility was calculated based on the Company’s stock performance. Risk-free interest rates are derived from the yield on U.S. Treasury debt securities.

C.	The following table summarizes the observable inputs used in the valuation of the convertible component liability as of the closing date and December 31, 2021 and 2020:

	Closing Date	As of December 31, 2021
Share price (U.S. dollars)	$0.058	$0.058
Expected volatility	142.2%-169.8%	142.2%-169.8%
Risk-free interest rate	0.19%-0.38%	0.19%-0.38%

	Closing Date	As of December 31, 2020
Share price (U.S. dollars)	$0.051-$0.125	$0.075
Expected volatility	95.92%-127.53%	128.3%-131.5%
Risk-free interest rate	0.10%-0.18%	0.08%-0.14%

Fair value of bifurcated conversion feature liability
Balances as of December 31, 2019	$-
Plus: Recognition at the initial date	2,893
Less: Partial conversion of convertible bridge loans into equity	(38)
Plus: Modification of convertible bridge loans transactions	213
Less: Changes in fair value	(568)
Balances as of December 31, 2020	$2,500
Plus: Recognition at the initial date	7,420
Less: Partial conversion of convertible bridge loans into equity	(174)
Plus: Modification of convertible bridge loans transactions	(3,384)
Less: Changes in fair value	(2,180)
Balances as of December 31, 2021	$4,182

F-56

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES

A.	Consulting Agreements

1.	Financial Buzz Media Networks LLC

A.	On June 8, 2020, the Company entered into new PR and Media Service Provider Agreement with Financial Buzz, whereby Financial Buzz would provide the Company with media and PR marketing services will be extended over a period of 6 months commenced on June 8, 2020. In consideration for the Media Services, the Company shall issue a total of 5,000,000 fully vested Ordinary Shares of NIS 0.01 par value to Financial Buzz upon execution of the PR and Media Service Provider Agreement. The fair value of these shares amounted to $450, representing a price per share of $0.09 at the commitment date.

B.	On December 14, 2021, the Company entered into new PR and Media Service Provider Agreement with Financial Buzz, whereby Financial Buzz would provide the Company with media and PR marketing services over a period of 6 months commenced on December 14, 2021. In consideration for the Media Services, the Company shall issue a total of 15,000,000 fully vested Ordinary Shares of NIS 0.01 par value to Financial Buzz upon execution of the PR and Media Service Provider Agreement. The fair value of these shares amounted to $1,170, representing a price per share of $0.078 at the commitment date.

On May 27, 2020, the Company issued 2,500,000 ordinary shares to Financial Buzz. As of December 31, 2021, the Company has an obligation to issue the aforesaid 17,500,000 shares under both agreements. During the year ended December 31, 2021 and 2020, the Company recorded stock-based compensation expenses in total amount of $117 and $450, respectively, as part of “Sales and Marketing Expenses” line in operations in the accompanying consolidated statement of operations.

2.	3D Biomedicine Science and Technology Co. Limited

On March 16, 2020 (the “Effective Date”), Todos Medical USA entered into Distribution Agreement with 3D Biomedicine Science and Technology Co. Limited (“3DMed”), whereby at the Effective Date 3DMed appointed Todos Medical USA as its non-exclusive agent for importing, marketing and distributing of the 3DMed’s products which include physician kits, lab kits and any other kits that may be used in the process of analyzing and diagnostic swab samples (the “Products”) in specific countries (the “Territories”). The Distribution Agreement shall be in effect for a period of one year from the Effective Date (the “Term”) and will be extending automatically for an additional period of three years unless terminated by either party at the end of the Term by giving the other party termination notice in writing at least 90 days prior to the Term end.

At the initial of the Distribution Agreement, the Company will validate the performance of the Products provided by 3DMed (the “Validation Stage”). If the Validation Stage result will be accepted by the Company, both parties will have further commercial cooperation according to the terms of the Distribution Agreement, under which the Company will be committed to minimum purchase quantities of the Products according to the supply price as defined in the Distribution Agreement.

In consideration for the reduced supply price that the Company will be entitled to under the Distribution Agreement, the Company will issue to 3DMed restricted ordinary shares at the end of the Validation Stage upon successful completion of the Validation based on value of $250 according to the share price as of March 13, 2020. As of December 31, 2020, and as of the signing date of these consolidated financial statements, the Validation Stage is still in progress and the Company has its own discretion to stop the commercial cooperation with 3DMed.

F-57

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

3.	Andrew Blumenthal

On May 23, 2020, the Company entered into Consulting Agreement with Andrew Blumenthal (“Andrew”) whereby Andrew will provide service to the Company in connection with entering into contracts with third parties for sales and or sub distribution agreements whereby Company will provide testing and treatment products related to COVID-19 (the “Service”). For fulfillment of Andrew’s duties under the Consulting Agreement, Andrew will receive compensation as follows:

A.	Monthly retainer of $15 beginning upon execution of Consulting Agreement (the “Monthly Retainer”).

B.	Issuance of 2,500,000 ordinary shares of the Company par value NIS 0.01 per share which will be vested over a period of nine months as follows:

1.	900,000 vested in 100,000 monthly increments over nine months commencing with the execution of the Consulting Agreement.

2.	400,000 for each contract that delivers over $1,000 in gross profits, up to 4 contracts.

C.	25% of net revenues (gross sales price less the acquisitions cost excluding financing and operational expenses) from any product sale in which Andrew is the introducing representative (the “Commission Fee”). The Company’s Commission Fee shall be remained as long as the Company sell product to a representative sourced by Andrew, regardless of whether the Consulting Agreement has been terminated.

D.	For every month that Andrew is engaged with the Company, up to maximum of 6-months period, Andrew shall be granted one month of severance consulting fee posts termination equal to Monthly Retainer.

The Consulting Agreement term commenced on May 6, 2020 and will continue until the earlier to occur of: (i) March 25, 2021, or (ii) termination as described in the Consulting Agreement. Commencing August 2021, Andrew is compensated as an employee of the Company and the Company and Andrew terminated the Consulting Agreement

During the years ended December 31, 2021 and 2020, the Company recorded expenses in total amount of $46 ($13 out of which related to stock-based compensation expenses which represented a price per share of $0.067 at the commitment date) and $159 ($47 out of which related to stock-based compensation expenses which represented a price per share of $0.067 at the commitment date), respectively, as part of “Sales and Marketing Expenses” line in operations in the accompanying consolidated statement of operations. During the years ended December 31, 2021 and 2020, the Company has not recorded expenses with respect to the aforesaid Commission Fee.

F-58

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

A.	Consulting Agreements (Cont.)

4.	Singh Global LLC

On May 23, 2020, the Company entered into Consulting Agreement with Singh Global LLC (“Singh”) whereby Singh will provide service to the Company in connection with entering into contracts with third parties for sales and or sub distribution agreements whereby the Company will provide Testing and Treatment products related to COVID-19 (the “Service”). For fulfillment of its duties under the Consulting Agreement, Singh will receive compensation as follows:

A.	Monthly retainer of $15 beginning upon execution of Consulting Agreement (the “Monthly Retainer”).

B.	Issuance of 2,500,000 ordinary shares of the Company par value NIS 0.01 per share which will be vested over a period of nine months as follows:

1.	900,000 vested in 100,000 monthly increments over nine months commencing with the execution of the Consulting Agreement.

2.	400,000 for each contract that delivers over $1,000 in gross profits, up to 4 contracts.

C.	25% of net revenues (gross sales price less the acquisitions cost excluding financing and operational expenses) from any product sale in which Singh is the introducing representative (the “Commission Fee”). The Company’s Commission Fee shall be remained as long as the Company sell product to a representative sourced by Singh, regardless of whether the Consulting Agreement has been terminated.

The Consulting Agreement term commenced on May 6, 2020 and will continue until the earlier to occur of: (i) March 25, 2021, or (ii) termination as described in the Consulting Agreement.

During the years ended December 31, 2021 and 2020, the Company recorded expenses in total amount of $59 ($14 out of which related to stock-based compensation expenses which representing a price per share of $0.067 at the commitment date) and $139 ($49 out of which related to stock-based compensation expenses which representing a price per share of $0.07 at the commitment date), respectively, as part of “Sales and Marketing Expenses” line in operations in the accompanying consolidated statement of operations. During the year ended December 31, 2021 and 2020, the Company has not recorded expenses with respect to the aforesaid Commission Fee.

5.	Priyanka Misra

On June 22, 2020, the Company entered into Consulting Agreement with Priyanka Misra (“Priyanka”) whereby Priyanka will provide service to the Company which include inter alia (i) implementing salesforce and sale surveillance strategies; (ii) develop and implement a methodology to track sales and strategic relationship opportunities; (iii) investor relations (the “Service”). For fulfillment of its duties under the Consulting Agreement, Priyanka will receive compensation as follows:

A.	Monthly draw of $15 beginning upon execution of Consulting Agreement (the “Monthly Draw”).

B.	25% of monthly operating profits generated by all sales representatives working under Priyanka, to be calculated as the value of gross sales received minus cost of goods sold (including shipping, accounting and bookkeeping expenses and sales commission paid to Expansion’s sales force, less the Monthly Draw (the “Commission Fee”).

C.	Issuance of 1,250,000 ordinary shares of the Company par value NIS 0.01 per share which will be vested over a period of six months as follows:

1.	250,000 vested upon completion of salesforce implementation or equipment CRM.

2.	250,000 for each contract that delivers over $1,000 in gross profits, up to 4 contracts.

(together referring herein as “Performance Condition”).

The Consulting Agreement term commenced on June 22, 2020 and will continue until the earlier to occur of: (i) June 23, 2021, or (ii) termination as described in the Consulting Agreement. Commencing March 2021, Priyanka is compensated as an employee of the Company and the Company and the Company and Priyanka terminated the Consulting Agreement

F-59

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

A.	Consulting Agreements (Cont.)

During the years ended December 31, 2021 and 2020, the Company recorded expenses in total amount of $107 ($85 out of which related to stock-based compensation expenses in connection with the Performance Condition related to completion of salesforce implementation or equipment CRM, which representing a price per share of $0.057 at the commitment date, of which $71 are related to the aforesaid Commission Fee and the Performance Condition in connection with deliver contracts) and $104 ($14 out of which related to stock-based compensation expenses, which representing a price per share of $0.057 at the commitment date), respectively, as part of “Sales and Marketing Expenses” line in operations in the accompanying consolidated statement of operations.

On January 22 the Company issued Priyanka 1,500 ordinary shares in exchange for the above commitment.

Commencing March 2021, Priyanka is compensated as an employee of the Company.

6.	Leomics Associates

On July 23, 2020, the Company entered into Consulting Agreement with Leomics Associates (“Leomics”) whereby Leomics will provide worldwide service to the Company which include inter alia (i) identify and introduce to the Company potential US customers for its CLIA lab services in Atlanta; (ii) working as development business agent targeting the US and global market to bring clients for Covid related products; (iii) provide guidance and assistance with the clinical validation, reimbursement, and market penetration of the Company’s current pipeline of products in Breast Cancer and Alzheimer’s contribute to development and optimization of all marketing materials; (iv) provide the Company with a strategic development plan focused in corporate growth; (v) assistance in raising funds (the “Service”). For fulfillment of its duties under the Consulting Agreement, Leomics will receive compensation as follows:

A.	Annual fee amount of $250 which will be payable in 12 equals installments.

B.	Additional expenses of $25 which is due at signing of the Consulting Agreement.

C.	Issuance of 1,000,000 fully vested ordinary shares of the Company par value NIS 0.01 per share within 5 days of the execution of the Consulting Agreement.

D.	Travel related expenses, when applicable.

The Consulting Agreement term commenced on June 22, 2020 and will continue until the earlier to occur of: (i) July 23, 2021, or (ii) termination as described in the Consulting Agreement.

During the year ended December 31, 2021 and 2020, the Company recorded expenses in total amount of $85 ($44 out of which related to stock-based compensation expenses which representing a price per share of $0.095 at the commitment date) and $173 ($44 out of which related to stock-based compensation expenses which representing a price per share of $0.095 at the commitment date), respectively, as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations.

F-60

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

B.	Other Commitments

1.	B.G. Negev Technologies and Applications Ltd. and Mor Research Applications Ltd.

At inception date, the Company entered into a License Agreement (“Agreement”) with B.G. Negev Technologies and Applications Ltd (a wholly owned subsidiary of Ben Gurion University - Israel) and Mor Research Applications Ltd. (a wholly owned subsidiary of Clalit Medical Services - Israel) (“Licensors”) in which the Company obtained an exclusive world-wide license to develop, research, commercialize, produce, market and sub-license, products based on the Licensors’ technology. The Company’s technology is built on this license which is therefore material to the Company. According to the Agreement, future royalties would be paid to the licensors based on the following royalty rates:

On net sales of:	%
● leukemia related products	3.0
● other products	2.5
● in certain limited circumstances, rates may be reduced to	2.0

On fixed sublicense income (with no sublicense income on sales by sub licensee):	%
● leukemia related products	20.0
● other products	15.0

On fixed sublicense income (with sublicense income on sales by sub licensee):	%
● leukemia related products	10.0
●other products	7.5

Without any connection to the Company’s sales, the Company is required to pay minimum royalties to the Licensors according to the following schedule (subject to the termination clause described below):

A.	Year 2015 - $10

B.	Year 2016 - $25

C.	Year 2017 and thereafter - $50 per year.

In any specific year, the total royalties payable to the Licensors shall be the higher of:

A.	the regular royalties based on the royalty rates as described above and

B.	the minimum royalties.

The minimum royalties will be paid to the Licensors regardless of whether the Company succeeds in generating revenues from sales of the products arising from the usage of the Licensors’ technology.

The Agreement term is unlimited, but each party is entitled to terminate the Agreement as a result of material breach or failure to comply with material term by the other party, as a result of liquidation or insolvency of the other party (“Termination for Cause”). In addition, the Company was entitled to terminate the Agreement if during a period of 7-years following the transaction effective date, the Company, at its sole discretion, determined that commercialization of the leukemia licensed products is not commercially viable. After such period, the Company is not entitled to terminate the Agreement other than in accordance with the Termination for Cause provisions. As of December 31, 2021, the Company did not reach a determination regarding viability of commercialization of the leukemia licensed products. However, since the 7-year period ended, the Company may not terminate the agreement other than Termination for Cause.

On May 20, 2020, the Company entered into Amendment No. 3 to the Agreement pursuant to the Company paid the Licensors an amount of $250 which representing an aggregate annual minimum royalty in respect of the years 2015 through 2020. All other Agreement terms regarding the annual minimum royalties were remained unchanged. Consequently, as of December 31, 2021 and 2020, the Company has accrued an amount of the non-cancellable minimum royalties and the future liability with respect to commitment to pay minimum royalties to the Licensors for any future periods in a total amount of $524 and $476, respectively, of which $341 and $291, respectively, was considered as current liability and $183 and $185, respectively, was considered as non-current liability.

F-61

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

B.	Other Commitments (Cont.)

2.	University of Leipzig License Agreement

On November 7, 2018, Amarantus entered into an amended license agreement with the University of Leipzig (the “Leipzig License Agreement”) whereby the University of Leipzig granted Amarantus an exclusive license to the University of Leipzig’s patent that underlies the Lympro Test. As part of the Amarantus transaction (see also Note 5A), Amarantus assigned the Leipzig License Agreement to our subsidiary, Breakthrough.

Under the Leipzig License Agreement, the licensee is required to pay the University of Leipzig the following fees and royalties:

A.	A license issuance fee of $80 as partial reimbursement of patent expenses related to the patent rights;

B.	An annual royalty of $35 on the first and second anniversary of the effective date of the Leipzig License Agreement, and an annual royalty of $15 on each subsequent anniversary of the effective date;

C.	The following milestone payments:

1.	$75 on first commercial sale of a licensed product;

2.	$150 on obtaining first FDA approval for a licensed product; and

3.	$150 upon reaching $5,000 in cumulative net sales;

D.	The annual royalty and milestone payments will be treated as an advance on royalty payments due from sales, and after the royalties from sales equal the aggregate annual royalty and the milestone payments made, a royalty of 3% of net sales, provided that with regard to each country in which a licensed product is sold, after seven years, the royalty will be reduced to 2% of net sales; and

E.	10% of non-royalty sub-licensing income.

During the year ended December 31, 2020, the Company recorded expenses amounted to $170 as part of “Research and Development Expenses” line in operations in the accompanying consolidated statement of operations.

F-62

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

B.	Other Commitments (Cont.)

4.	Strategic Partnerships

The Company has entered into the following agreements in order to form strategic partnerships with Integrated Health LLC (“Integrated”) a Louisiana-based medical diagnostics and services provider and MOTOPARA Foundation Inc. (“MOTOPARA”) a non-profit private operating foundation based in Florida, to deploy mobile COVID-19 testing in the United States:

A.	Charitable Pledge Agreement

On September 25, 2020 (“Effective Date”) the Company entered into Charitable Pledge Agreement (“Charitable Contribution Agreement”) with MOTOPARA, under which the Company obligate to irrevocable pledge to MOTOPARA for the use and benefit gift amounted to $1,500 according to the funding schedule as determined in the Charitable Contribution Agreement (the “Charitable Contribution”).

The Charitable Contribution shall be used to (i) support MOTOPARA and its Biological Protective Services and Response Division for the continued support of development and implementation of COVID-19 testing, MOTOPARA’s disaster relief and veteran employment-focused mission (MOTOPARA Mission) and MOTOPARA’s mobile high-complexity laboratories (MHCL) and mobile moderately complex laboratories (MMCL) with authorized use of Integrated Health LLC’s US CLIA, training, validation and chain of custody licensed and certified authorization domestically and internationally and (ii) establish a protocol and to distribute the Company’s COVID tests to be used on equipment supplied by the Company for testing by MOTOPARA.

In consideration for the Charitable Contribution, MOTOPARA will acknowledge the Charitable Contribution by including, displaying where appropriate the phrase, “Supported by Todos Medical” and or “Supported by Todos Medical Logo”, in promotional, marking and proposal documents, website sections related to MOTOPARA’s Biological Protective Services and Response division, MHCLs, MMCLs’ cases, trade shows and exhibits related to MOTOPARA’s Biological Protective Services and Response Division.

MOTOPARA may terminate the Charitable Contribution Agreement and all rights and benefits of the Company hereunder:

1.	In the event of any default in payment of the Charitable Contribution as provided in the Charitable Contribution Agreement, or

2.	In the event MOTOPARA determines in its reasonable and good faith opinion that circumstances have changed such that the support chosen by the Company would adversely impact the reputation, image, mission or integrity of MOTOPARA, in the event of a continued association with the Company and the continuation of the support provided for herein.

Upon any such termination of the Charitable Contribution Agreement and/or the support hereunder, MOTOPARA shall have no further obligation or liability to the Company and shall not be required to return any portion of the Charitable Contribution already paid. However, MOTOPARA may in its sole and absolute discretion determine an alternative recognition for the portion of the Charitable Contribution already received.

Through December 31, 2020, an amount of $425 was utilized by MOTOPARA out of the Charitable Contribution amount. Consequently, during the year ended December 31, 2020, the Company recorded such amount as expenses as part of “Sales and Marketing Expenses” line in operations in the accompanying consolidated statement of operations.

F-63

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

B.	Other Commitment (Cont.)

6.	Strategic Partnerships (Cont.)

B.	Collaboration Agreement

In October 2020, the Company entered into Collaboration Agreement with Integrated who has entered into a partnership with MOTOPARA where Integrated powers MOTOPARA manufactured mobile Biosafety Level 3 laboratories with its mobile Clinical Laboratory Improvement Amendments (CLIA) license and operations to allow for COVID-19 testing to occur at scale nationally across the United States (Mobile Lab). The Company, MOTOPARA and Integrated are referred to as a “Collaborator” and collectively as the “Collaborators”. The terms of the Collaboration Agreement are as follows:

1.	Purpose

The purpose of the Collaboration is for Integrated to distribute the Company COVID tests to be used on equipment supplied by the Company for COVID-19 testing through Integrated’s licensed, and compliant mobile high complexity CLIA laboratories in conjunction with MOTOPARA. The Collaborators shall each have the power to engage in the foregoing business, as well as to engage in activities that are related or incidental to any of these purposes. Integrated agrees that Todos will be the exclusive supplier of any and all test kits or equipment of which the Company is a distributor or manufacturer Todos agrees to support and perform to ensure compliance with Integrated’s Mobile laboratory CLIA license. The Company and Integrated agree to work closely to support MOTOPARA’s design and implementation necessary to implement the mobile laboratory infrastructure to support Integrated’s operations and to support MOTOPARA in obtaining cash-pay contracts (not reimbursed by insurance) for COVID-19 testing.

2.	Exclusive Supply Rights

The Company shall have an exclusive right to supply Integrated with COVID-19 related equipment, reagents and testing supplies under all agreements and requests for proposals (RFPs) it signs with domestic and international counterparties for use in Integrated’s CLIA Mobile Lab.

3.	Loan

The Company shall provide to Integrated 1-year loan for up to $1,500 (the “Loan”), according to funding schedule as determined in the Collaboration Agreement. Integrated has the option to accept or not accept any funding schedule for the Loan. Each Loan tranche shall bear interest at a rate of 2% and repayment shall commence only upon full Loan funding, or in the event Integrated refuses a Loan tranche. The Loan will be payable in monthly installment payments over 5-years period and will commence only upon the Collaborators receipt of the first contract to provide testing services, expected to be with the State of Louisiana. Through December 31, 2020, the Company funded an amount of $250 out of the Loan which was recorded as prepaid expenses as the monthly Loan repayments will be deducted from the gross amount of payments received from contracts executed for the testing services and shall be considered part of the out-of-pocket expenses of such contract.

4.	Integrated Contribution

Integrated shall contribute access to its CLIA license to the Collaboration.

5.	Compensation Structure of the Collaboration

Collaborators agree to full transparency with out-of-pocket expenses as it relates to the initiation of each contract within the Collaboration, and such costs shall be reimbursed (or advanced as the case may be) to each Collaborator as soon as contracts with Collaboration customers are funded by the customers, or their funding source. After deducting all out-of-pocket expenses and loan reimbursement to the Company as it relates to the establishment and ongoing funding of the Collaboration, each Collaborator agrees to divide any potential profit 33.33% to the Company, 33.33% to MOTOPARA and 33.33% to Integrated.

6.	Term

The Collaboration Agreement shall be effective in October 2020 and continue until the earlier of (i) 5 years or (ii) execution of unanimous mutual termination agreement (the “Termination Date”).

F-64

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

B.	Other Commitments (Cont.)

Settlement Agreements

On February 11, 2021, the Company and Todos Medical USA, Inc. (herein referring as “Todos”) entered into Mutual Release and Settlement Agreement (“Settlement Agreement”) with MOTOPARA Foundation, Inc. (“MOTOPARA”) pursuant to which in consideration of the Settlement Agreement execution and the releases and promises made in the Settlement Agreement by the parties, the parties agree as follows

A.	Todos shall pay to MOTOPARA an amount of $27 per month for the period of January 11, 2021 through January 11, 2022. The monthly payment is representative of MOTOPARA’s rent and utilities increase incurred from signing the original agreement with Todos and signing a lease on an expansive building to facilitate the originally executed agreement between Todos and MOTOPARA.

B.	Todos will cease to promote any affiliation with MOTOPARA in any capacity.

C.	MOTOPARA agrees that upon receipt of the total $351, MOTOPARA will indemnify and defend Todos against any liens for services provided to MOTOPARA.

5.	Distribution agreements

Commencing 2020, the Company has entered into several distribution agreements with companies to distribute certain novel coronavirus (COVID-19) test kits. The distribution agreements cover multiple international suppliers of PCR testing kits and related materials and supplies, as well as antibody testing kits from multiple manufacturers after completing validation of said testing kits and supplies in certified laboratory in the United States.

During the year ended December 31, 2021 and 2020, the Company has no obligation under its distribution agreements.

6.	Royalty Agreement

On July 28, 2020, the Company entered into Royalty Agreement with Toledo under which it was agreed inter alia that (i) the Applicable Rate for each draw requested on or after the date herein shall accrue on the unpaid aggregate principal balance of each draw at an interest rate per annum equal to the greater of (a) 12% per annum, or (b) 20% of the anticipated margin for the applicable receivable financed as presented to the Lender in connection with each draw; (ii) to issue 3,500,000 ordinary shares to Toledo and pay to Toledo a royalty of 10% of the Gross Margins (as defined in the Royalty Agreement) of the SARS CoV-2 Testing Business (the “Royalty”) in exchange for Toledo agreeing to amend the terms of the Receivables Financing Agreement with the Company, including, inter alia, a loss of exclusivity on with respect to purchase order financing.

The term of the Royalty Agreement commenced on the Effective Date and shall continue in perpetuity. In the event that a court of competent jurisdiction determines that the perpetual nature of the payment of the Royalty would void the Royalty Agreement, then the term shall be modified to be a term of 25 years, with a right of Toledo to one automatic extension of another 25 years.

At any time on or after July 2030, the Company shall have the right to make a pre-payment in the amount of the greater of (i) $5,000 and (ii) 3 times the average annual Royalty payments due and owning hereunder for the preceding 3 years in order to buy-out and all existing or remaining rights, claims and privileges of Toledo or its successors or assigns, under and in connection with this Royalty Agreement, and upon such payment, this Royalty Agreement shall terminate. Such termination shall not relieve the Company of its obligations to satisfy any obligations to pay Royalties accruing prior to such termination.

In case that any payment due is not received by Toledo within 10 days, such amounts shall accrue interest at the rate of 12% per annum on said payments accrued from the date such payment was due. In addition, in case that Royalty is not paid within 30 days of the due date, the Company shall issue to Toledo a convertible promissory note (the “Note”) in the initial principal amount equal to the amount then due, which Note shall be convertible into ordinary shares of the Company on the above terms.

F-65

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

B.	Other Commitments (Cont.)

As of August 4, 2020, the Company issued 3,500,000 ordinary shares to Toledo valued at $315 which was recorded as prepaid expenses and will be amortized over the Term at the Receivables Financing Facility. During the year ended December 31, 2020, the Company recorded amortization expenses amounted to $34 as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations.

The Company has determined that its obligation for future royalties under the Royalty Agreement and also its obligation to pay Toledo an interest that is partly based on the margin that will be produced by the Company from certain sales (an interest that is equal to the greater of (i) 12% per annum, or (ii) 30% of anticipated margin applicable to certain receivables) represent contingent interest feature.

However, it was determined that such features are not required to be bifurcated and accounted for as derivatives, as they are eligible for the scope exception prescribed under ASC Topic 815-10-15-59 (d) with respect to certain contracts that are not traded on an exchange, as the underlying is an entity specific performance measure (specified volumes of sales or service revenues of one of the parties to the contract).

Accordingly, interest expense related to such contingent features were recognized pursuant to ASC Topic 470-10, Debt - Overall. Thus, the liability for the contingent payment features was based on the applicable interest rate at the balance sheet date (with no anticipation for any future changes in the applicable interest rate).

In addition, the obligation for future royalties was accounted for in accordance with the provisions of ASC Topic 450, Contingencies.

The Company also has accounted for the Receivables Financing Agreement as a short-term secured loan since the ownership of the accounts receivables remains with the Company and such receivables serves as a collateral for the amount that has been advanced to the Company according to the Receivables Financing Agreement.

As of December 31, 2021 and 2020, the Company has an obligation for Royalty payment of $360 and $139, respectively under the aforesaid Royalty Agreement with Toledo.

C.	Contingencies

1.	Israeli Innovation Authority

Commencing 2012 through 2013, the Company received grants of $162 from the IIA (Israeli Innovation Authority) for its plans to develop a series of patient-friendly blood tests that enable the early detection of a variety of cancers (the “Development Plan”). Such contingent obligation has no expiration date. In 2016, the IIA approved further grants (under the same terms) up to maximum amount of approximately $185, of which the Company received $110 in 2016. The receipt of such amounts is dependent on numerous conditions being met. Amounts were not received in 2019 and 2018. The Company is required to pay royalties to IIA at a rate of 3% in the first 3-years period and 3.5% commencing from the fourth year of the proceeds from the sale of the Company’s products arising from the Development Plan up to an amount equal to $272, plus annual interest equal to 12-month LIBOR applicable to dollar deposit.

As of December 31, 2021 the Company did not accrue for or pay any royalties to the IIA as no revenue has yet been generated.

D.	Litigations

On January 7, 2022, Toledo filed a complaint against Corona, Todos Medical USA, and the Company (the “Todos Defendants”), seeking unspecified damages for breach of the aforesaid agreements and claiming that at least $139 is due under the royalty agreement. The Todos Defendants filed an answer and counterclaim on February 9, 2022, wherein various affirmative defenses were asserted, the allegations of the complaint were denied, and the Company asserted counterclaims for breach of contract and other relief. This dispute is only in its initial legal stages.

F-66

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 15 - SHAREHOLDERS’ DEFICIT

A.	Ordinary Shares:

The Ordinary Shares confer upon the holders thereof all rights accruing to a shareholder of the Company, as provided in the company’s Articles of Association, including, inter alia, the right to receive notices of, and to attend meetings of shareholders; for each share held, the right to one vote at all meetings of shareholders; and to share equally, on a per share basis, in such dividend and other distributions to shareholders of the Company as may be declared by the Board of Directors in accordance with these Articles and the Companies Law, and upon liquidation or dissolution of the Company, in the distribution of assets of the Company legally available for distribution to shareholders in accordance with the terms of applicable law and these Articles. All Ordinary Shares rank pari passu in all respects with each other.

B.	On July 26, 2021 the Annual General Meeting of the Company approved:

1.	The resolution to amend the Company’s Articles of Association: (a) to authorize the creation of 50,000 redeemable Preferred shares of the Company; (b) to authorize the creation of five thousand redeemable Preferred B Shares of the Company; (c) to increase the Company’s authorized share capital to permit the issuance of a total of up to 5,000,000,000 ordinary shares of the Company; and (d) to allow the Company to fulfill relevant provisions of U.S. law in lieu of Israeli law requirements regarding External Directors, if and to the extent allowed to do so under Israeli corporate law and regulation.

2.	The nomination of additional two external directors to the board of directors of the Company for a period ending on July 26, 2024.

3.	The extension for an additional year of the authority granted to the Company’s Board of Directors to effect a reverse split of the Company’s ordinary shares (as per resolution of the Company’s Shareholders’ Meeting of May 11, 2020), such that the authority so granted shall extend until July 26, 2022, and to expand such authority to include a reverse split of the Company’s entire share capital share at a ratio within the range from 1-for-2 up to 1-for 500, provided that the Company shall not effect reverse share splits that, in the aggregate, exceed 1-for-500.

C.	Issuance of Ordinary Shares:

1.	In March 2020, the Company entered into subscription agreements with several investors under which the Company raised gross funds in total amount of $30 in exchange for the issuance of units consisting of 1,500,000 ordinary shares of the Company and 1,339,284 warrants to purchase the same number of ordinary shares of the Company at an exercise price of $0.10. These warrants may be eligible for exercise over a period of four years from the issuance date and are subject to standard anti-dilution provisions. In addition, the Company may be subject to liquidated damages upon failure to timely deliver shares upon exercise of the warrants. An amount of 1,000,000 ordinary shares out of the above have been issued through December 31, 2020.

2.	On April 13, 2020, the Company entered into exchange agreement under which the Company agreed to exchange partial amount of the outstanding trade debt of $100 held by MDM Worldwide Solution, Inc. for issuance of 5,000,000 ordinary shares of the Company at an exchange price of $0.02 per share. The fair value of the ordinary shares that have been issued on May 14, 2020 as settlement of financial liability to MDM was $345, reflecting a price per share of $0.069 at the commitment date. The difference amount of $245 has been recorded as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations.

3.	On May 10, 2020, the Company entered into Loan Conversion Agreement (the “Agreement”) with certain of its shareholders pursuant to which the Company agreed to convert the outstanding loan amounting to $350 into 8,750,000 ordinary shares of the Company at a conversion price of $0.04 per share. The fair value of the ordinary shares that have been issued on May 19, 2020 as settlement of financial liability to shareholders was $604, reflecting a price per share of $0.069 at the commitment date. The difference amount of $254 has been recorded as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations.

F-67

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 15 - SHAREHOLDERS’ DEFICIT (continue)

4.	On December 8, 2020, the Company entered into a settlement agreement with SRK Kronengold Law office (“SRK”) under which the Company agreed to exchange partial amount of the outstanding trade debt of $80 held by SRK for issuance of 800,000 ordinary shares of the Company at an exchange price of $0.09 per share. The fair value of the ordinary shares have been issued on October 26, 2020 as settlement of financial liability to SRK was $68, reflecting a price per share of $0.0851 at the commitment date. The difference amount of $12 has been recorded as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations.

5.	During the year ended December 31, 2020, the Company entered into several service agreements with certain service providers, whereby the Company issued 14,028,503 ordinary share of NIS 0.01 par value in exchange for services that have been rendered. Consequently, the Company recorded related stock-based compensation expense of $60, $390 and $310 as part of “Research and Development Expenses”, “Sales and Marketing Expenses” and “General and Administrative Expenses” lines in operations in the accompanying consolidated statement of operations, respectively, based on the fair value of the issued shares at each applicable commitment date, which representing an average price per share of $0.54. See also Note 14.

6.	On August 4, 2020, the Company entered into a Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park has agreed to purchase from the Company, from time to time, up to $10,275 of its ordinary shares, par value NIS 0.01 per share (the “Ordinary Shares”), subject to certain limitations set forth in the Purchase Agreement, during the term of the Purchase Agreement (the “Equity Line”).

The Company does not have the right to commence any further sales to Lincoln Park under the Purchase Agreement until all of the conditions thereto that are set forth in the Purchase Agreement, all of which are outside of Lincoln Park’s control, have been satisfied, including, among other things, the Registration Statement being declared effective by the SEC (the date on which all such conditions are satisfied, the “Commencement Date”). From and after the Commencement Date, under the Purchase Agreement, on any business day selected by the Company on which the closing sale price of the Company’s Ordinary Shares exceeds $0.02, the Company may direct Lincoln Park to purchase up to 500,000 Ordinary Shares on the applicable purchase date (a “Regular Purchase”), which maximum number of shares may be increased to certain higher amounts up to a maximum of 1,000,000 Ordinary Shares, if the market price of our Ordinary Shares at the time of the Regular Purchase equals or exceeds $0.13 (such share and dollar amounts subject to proportionate adjustments for stock splits, recapitalizations and other similar transactions as set forth in the Purchase Agreement), provided that Lincoln Park’s purchase obligation under any single Regular Purchase shall not exceed $500.

The purchase price of Ordinary Shares the Company may elect to sell to Lincoln Park under the Purchase Agreement in a Regular Purchase, if any, will be based on 95% of the lower of: (i) the lowest sale price on the purchase date for such Regular Purchase and (ii) the arithmetic average of the three lowest closing sale prices for an Ordinary Share during the 15 consecutive business days ending on the business day immediately preceding such purchase date for such Regular Purchase.

In addition to regular purchases, the Company may also direct Lincoln Park to purchase other amounts of the Company’s Ordinary Shares in “accelerated purchases” and in “additional accelerated purchases” under the terms set forth in the Purchase Agreement.

In connection with the Purchase Agreement, the Company issued 5,812,500 Ordinary shares to Lincoln Park as a commitment fee of $482 thousand which is recorded as prepaid expenses which are amortized in accordance with the Equity Line utilization. As of December 31, 2020, the balance of those prepaid expenses was $372 thousand. During the year ended December 31, 2020, the Company recorded amortization expenses amounted to $110 as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations.

During the year ended December 31, 2020, the Company sold 32,747,579 Ordinary Shares to Lincoln Park in an initial purchase out of the Investment Amount under the Purchase Agreement for a total purchase price of $2,339 thousand.

During the three months ended March 31, 2021, the Company sold additional 5,229,809 Ordinary Shares to Lincoln Park in an initial purchase out of the Investment Amount under the Purchase Agreement for a total purchase price of $255 thousand.

As of December 31, 2021, the Company decided not to utilize the Equity Line utilization and amortized the balance of the prepaid expenses.

F-68

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 15 - SHAREHOLDERS’ DEFICIT (continue)

7.	In December 2020, one of the Company’s lenders has partially exercised its warrants into number of 475,411 ordinary shares on the Company through cashless exercise basis.

8.	During the year ended December 31, 2021, Principal Amount and unpaid Interest in total amount of $20,095 have been converted into 487,822,015 ordinary shares. In addition, the Company issued 2,500,000 ordinary shares of NIS 0.01 par value as fulfillment of commitment related to loan received in 2020.

9.	During the year ended December 31, 2021, one of the Company’s Secured Convertible Equipment Loan Agreement was entered into default scenario as result of lapse of the original maturity date, as defined. Consequently, 20,000,000 ordinary shares of NIS 0.01 par value of the Company were issued as collateral shares for purpose of repayment of the principal amount. The issued shares have been valued at $870 and was deducted from the fair value of the principal amount.

10.	During the year ended December 31, 2021, the Company entered into several service agreements with certain service providers, whereby the Company issued 14,921,053 ordinary share of NIS 0.01 par value or the Company is committed to issue fixed number of ordinary shares in exchange for services that have been rendered. Consequently, the Company recorded related stock-based compensation expense of $151 as part of “Sales and Marketing Expenses” and “General and Administrative Expenses” lines in operations in the accompanying consolidated statement of operations, respectively.

11.	On October 4, 2021, and upon achieving market launch, the Company issued 39,473,684 shares of common stock to cover its Contingent Consideration as detailed in Note 5B above. The value of the shares was calculated on the share price on the closing date of the amendment at $1,500, and a results recorded additional $450 as part of financing expenses in the accompanying consolidated statement of operations for the year ended December 31, 2021.

12.	On August 3, 2021 and August 9, 2021 the Company issued a total of 25,862,069 shares of common stock to cover its obligation under its Provista SPA (see Note 3 above). The value of the shares was calculated on the share price on the closing date of the amendment at $1,500.

13.	On March 10, 2021, the Company issued 2,000,000 shares of common stock as part of an amendment to Secured Convertible Equipment Loan Agreement (see Note 8B). The value of the shares was calculated on the share price on the closing date of the amendment at $83.

F-69

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 16 - STOCK OPTIONS

A.	On January 11, 2016, the Company’s Board of Directors approved and adopted the Todos Medical Ltd. 2015 Israeli Share Option Plan (the “2015 Plan”), pursuant to which the Company’s Board of Directors may award stock options to purchase its ordinary shares to designated participants. Subject to the terms and conditions of the 2015 Plan, the Company’s Board of Directors has full authority in its discretion, from time to time and at any time, to determine (i) the designate participants; (ii) the terms and provisions of the respective Option Agreements, including, but not limited to, the number of Options to be granted to each Optionee, the number of Shares to be covered by each Option, provisions concerning the time and the extent to which the Options may be exercised and the nature and duration of restrictions as to the transferability or restrictions constituting substantial risk of forfeiture and to cancel or suspend awards, as necessary; (iii) determine the Fair Market Value of the Shares covered by each Option; (iv) make an election as to the type of Approved 102 Option under Israeli IRS law; (v) designate the type of Options; (vi) take any measures, and to take actions, as deemed necessary or advisable for the administration and implementation of the 2015 Plan; (vii) interpret the provisions of the 2015 Plan and to amend from time to time the terms of the 2015 Plan.

The 2015 Plan permits grant of up to 6,000,000 options to purchase ordinary shares subject to adjustments set in the 2015 Plan. As of December 31, 2021, there were no ordinary shares available for future issuance under the 2015 Plan.

B.	On July 29, 2020 (the “Commitment Date”), the Company held its Annual General Meeting of Shareholders, at which the shareholders of the Company approved compensation packages for two officers that include inter alia the Company is obligated to grant of 2,545,083 stock options which are exercisable into the same number of shares of common stock at an exercise price of $0.095 per share and shall become vested quarterly over a 5-year period from its grant date. At the Commitment Date, the Company by assistance of third-party appraiser measured the fair value of the stock options in total amount of $206 by using Black-Scholes-Merton pricing model in which the assumptions that have been used are as follows: expected dividend yield of 0%; risk-free interest rate of 0.25%; expected volatility of 131.9%, and stock options exercise period based upon the stated terms.

In addition, as one-time bonus as compensation for uncompensated efforts to the Commitment Date, the Company is obligated to grant fully vested shares equal to $275 based on the fair market value of the Company’s shares as of July 28, 2020. The Company recorded stock-based compensation expense of this amount as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations during the year ended December 31, 2020.

Moreover, upon consummation of the Company’s planned public offering, 30,000,000 restricted stock units’ bonuses will be granted to the aforesaid officers. At the Commitment Date, December 31, 2021 and 2020, the likelihood that the Performance Milestone for consummation of the Company’s planned public offering was not considered as probable. Thus, during the years ended December 31, 2021 and 2020, stock-based compensation expense has not been recorded with respect to the Performance Milestone.

During the period of nine months ended September 30, 2021, the Company recorded stock-based compensation expense amounting to $59, as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations.

C.	On July 29, 2020 (the “Commitment Date”), the Company held its Annual General Meeting of Shareholders, at which the shareholders of the Company approved compensation packages for all its members of the Board of Directors that include inter alia grant of restricted stock units equal to aggregate amount of $900 that shall become vested quarterly over a 3-year period from its grant date (except the restricted stock of the board chairman who will be vested quarterly over a 1-year period).

During the year ended December 1, 2021, the Company recorded stock-based compensation expense amounting to $405, respectively, as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations.

F-70

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 16 - STOCK OPTIONS (Cont.)

D.	Compensation packages for officers and members of the Board of Directors and its committees

1.	On March 10, 2021, the Company’s Compensation Committee of the Board of Directors has approved compensation package for the Company’s Chief Executive Officer that include inter alia (i) based annual salary of $400; (ii) an immediate granting of 50% of salary in restricted shares for uncompensated efforts to date; (iii) up to 30% cash bonus based on predefined milestones or milestone bonuses in form of Restricted Stock Units ranging of 250,000 up to 2,000,000 common shares, and cash bonus range of $250 up to $1,500 which are based on cumulative volume of sales range from $25,000 up to $100,000 or milestone bonuses in form of Restricted Stock Units in value of $10,000 up to $50,000 which are based on market cap range of $1,000,000 up to $2,000,000 (“Milestone Bonus Fees”); (iv) 1.5% of gross margin for the calendar year 2020 based on Board approval of the Company’s 2020 Financial Statements (“One-Time Bonus”); (v) grant of 8,750,000 stock options to purchase the same number of shares, vesting quarterly over the course of five years and (vi) 50% of base cash bonus and grant of 20,000,000 restricted shares upon consummation of the Company’s planned public offering (“Uplist Fees”).

2.	On March 10, 2021, the Company’s Compensation Committee of the Board of Directors has approved compensation package for the Company’s Chief Financial Officer that include inter alia (i) based annual salary of $250; (ii) an immediate granting of 50% of salary in restricted shares for uncompensated efforts to date; (iii) up to 30% cash bonus predefined milestones or milestone bonuses in form of Restricted Stock Units range of 50,000 up to 200,000 and cash bonus range of $75 up to $300 which are based on cumulative volume of sales range of $25,000 up to $100,000 (“Milestone Bonus Fees”); (iv) 0.5% of gross margin for the calendar year 2020 based on Board approval of the Company’s 2020 Financial Statements (“One-Time Bonus”); (v) grant of 5,000,000 stock options to purchase the same number of shares, vesting quarterly over the course of five years and (vi) 50% of base cash bonus and grant of 10,000,000 restricted shares upon consummation of the Company’s planned public offering (“Uplist Fees”).

3.	On March 10, 2021, the Company’s Compensation Committee of the Board of Directors has approved compensation package for the Company’s members of the Board of Directors and its committees that include inter alia (i) each board member will receive $65 annual salary (to be paid quarterly after financing) and $150 in RSU vesting quarterly over three years; (ii) the Chairman of the board will receive $65 annual salary (to be paid quarterly after consummation of the Company’s planned public offering) and $150 in RSU annually; (iii) Lead Independent Director is entitled to receive additional 100% of annual board cash compensation and RSU; (iv) a grant of RSU of the Company upon consummation of the Company’s planned public offering in an amount equal to annual compensation of each director (“Uplist Fee”) and (iv) cash bonus of $71 to be paid for services of all board committees (“Bonus Fee”).

On July 26, 2021 the Annual General Meeting of the Company approved the Compensation packages for officers and members of the Board of Directors and its committees as detailed above.

The following table presents the Company’s stock option activity for employees and directors of the Company for the years ended December 31, 2020 and 2019:

	Number of Options	Weighted Average Exercise Price
Exercisable as of December 31, 2020	3,682,818	0.663
Granted (A)	13,750,000	0.030
Forfeited or expired	(1,137,735)	0.003
Outstanding as of December 31, 2021	16,295,083	0.040
Exercisable as of December 31, 2021	1,323,771	0.061

	Number of Options	Weighted Average Exercise Price
Outstanding as of December 31, 2019	2,267,571	0.061
Granted (B)	2,545,083	0.095
Forfeited or expired	(1,129,836)	0.120
Outstanding as of December 31, 2020	3,682,818	0.663
Exercisable as of December 31, 2020	877,122	0.160

F-71

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 16 - STOCK OPTIONS (Cont.)

As of December 31, 2021, the aggregate intrinsic value for the stock options outstanding and exercisable according to $0.058 price per share is $19, with a weighted average remaining contractual life of 4.5 years.

Stock-based compensation expenses incurred for employees (and directors) and non-employees for the year ended December 31, 2021, amounted to $645.

As of December 31, 2021, the aggregate accrual for officers and members of the board and its committees in connection with salary and other benefits, amounted to $1,752 and is included in Other Current liabilities in the balance sheet.

NOTE 17 - COST OF REVENUES

	Year ended December 31
	2021	2020

Materials and other costs	$6,504	$3,418
Freights and customs	609	332
Depreciation	734	68
	$7,847	$3,818

NOTE 18 - RESEARCH AND DEVELOPMENT EXPENSES

	Year ended December 31
	2021	2020

Salaries and related expenses	$-	$27
Stock-based compensation	-	60
Professional fees	203	47
Impairment of intangible IPR&D (Note 5A3)	450	8,157
Laboratory and materials	127	1,535
Rent and maintenance	15	6
Depreciation	29	28
Insurance and others	-	3
	$824	$9,863

NOTE 19 - MARKETING EXPENSES

	Year ended December 31
	2021	2020

Stock-based compensation	$266	$1,517
Professional fees	3,215	1,541
	$3,481	$3,058

NOTE 20 - GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31
	2021	2020

Salaries and related expenses	$522	$167
Stock-based compensation	893	1,034
Rent and maintenance	330	-
Communication and investor relations	109	44
Bad debts	2,534	-
Professional fees	4,810	1,412
Insurance and other expenses	166	72
	$9,364	$2,729

F-72

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 21 - FINANCING (INCOME) EXPENSES, NET

	Year ended December 31
	2021	2020

Change in fair value of warrants liability and warrants expired	$(301)	$201
Change in fair value of liability related to conversion feature of convertible bridge loans	(2,180)	(355)
Amortization of discounts and accrued interest on straight loans	2,657	1,170
Amortization of discounts and accrued interest on convertible bridge loans	25,575	11,196
Change in terms relating to convertible bridge loans transactions	-	(3,375)
Issuance of ordinary shares and stock warrants upon modification of terms relating to convertible bridge loans transactions	-	170
Issuance of shares as call options to acquire potential acquiree	-	3,000
Settlement in cash of prepayment obligation related to convertible bridge loan	182
Issuance of shares as a settlement in excess of the carrying amount of financial liabilities	870	487
Interest and related royalty of receivables financing facility	375	1,006
Amortization of prepaid expenses related to commitment shares in connection with receivables financing facility and equity line	591	144
Exchange rate differences and other finance expenses	2,571	668
	$30,340	$14,312

NOTE 22 - SHARE IN LOSSES OF AFFILIATED COMPANIES

	Year ended December 31
	2021	2020

Impairment of investment in Antigen COVID Test Killer see note 5.b.	$1,040	$1,200
Impairment of investment in Bio Imagery Ltd. see note 5.c.	618	-
Share in losses of affiliated companies	$1,658	$1,200

NOTE 23 - TAXES ON INCOME

A.	Israeli taxation:

Taxable income of the Company is subject to the Israeli corporate tax at the rate of 23%.

As of December 31, 2021, the Company has carried forward losses for Israeli income tax purposes of approximately $12.8 million which can be offset against future taxable income for an indefinite period of time.

The Company has final (considered final) tax assessments through the 2015 tax year.

B.	U.S. subsidiaries:

The U.S. subsidiaries are taxed under United States federal and state tax rules. Income tax is calculated based on a U.S. federal tax rate of 21%.

The U.S. subsidiaries estimated federal tax loss carryforward amounted to $13,744 as of December 31, 2021. Such losses are available to offset any future U.S. taxable income of the U.S. subsidiaries and will expire in the years 2021-2027 for federal tax purposes.

The U.S. subsidiaries have not received final tax assessments since incorporation.

F-73

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 23 - TAXES ON INCOME (Cont.)

C.	Deferred income taxes reflect the net tax effects of net operating loss and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	As of December 31
Composition of deferred tax assets:	2021	2020
Net operating loss carry-forward	$6,141	$2,568
Research and development credits	1,879	99
Deferred revenues	-	177
Allowance for Bad Debt	583	-
Others	439	75
Net deferred tax asset before deferred tax liabilities and valuation allowance	9,042	2,919

Composition of deferred tax liabilities:
Intangible assets upon acquisition of subsidiary	315	-
Prepaids	-	88
Depreciation costs	477	407
Net deferred tax asset before valuation allowance	8,250	2,424

Valuation allowance	(8,565)	(2,424)
Net deferred tax assets	$(315)	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences are deductible and net operating losses are utilized. Based on consideration of these factors, the Company recorded a full valuation allowance as of December 31, 2021 and 2020.

D.	For the years ended December 31, 2021 and 2020, the following table reconciles the statutory income tax rate to the effective income tax rate:

	Year Ended December 31,
	2021	2020

Tax rate	23%	23%

Tax expense (benefit) at statutory rate	$(9,962)	$(7,071)
Tax rate differential	81	45
Permanent differences with respect to stock-based compensation	273	595
Permanent differences with respect to derivative warrants liabilities, bifurcated conversion feature and convertible loans	6,851	2,813
Permanent differences with respect to call option to acquire potential acquiree	-	732
Change in temporary differences	941	1,999
Others	-	-
Recognition of deferred tax liability related to acquired asset (IPR&D)	-	(2,168)
Loss carryforwards and others	1,816	887
Income tax expense (benefit)	-	-

F-74

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 24 - SEGMENT REPORTING

A.	General information

Commencing 2020, the operations of the Company are conducted through three different core activities: Breast Cancer Test (TM-B1, TM-B2), Alzheimer and COVID-19 testing and related products (commencing the fourth quarter of 2020), each of which are operating segments. These activities also represent the reportable segments of the Group.

The reportable segments are viewed and evaluated separately by Company management, since the marketing strategies, processes and expected long term financial performances of the segments are different.

B.	Information about reported segment profit or loss and assets

			COVID-19
	Breast Cancer Test	Alzheimer	Testing and related products	Un- allocated	Total
	Unaudited
Year ended December 31, 2021
Revenues		-	12,230	-	12,230
Operating loss	(528)	-	(3,442)	(5,316)	(9,286)
Unallocated amounts:
Financing expenses, net				(30,340)	(30,340)
Other losses				(2,030)	(2,030)
Share in losses of affiliated companies accounted for under equity method, net				(1,658)	(1,658)
Net loss				(43,314)	(43,314)

The evaluation of performance is based on the operating income of each of the three reportable segments.

Accounting policies of the segments are the same as those described in the accounting policies applied in the consolidated financial statements.

Due to the reportable segments’ nature, there have been no inter-segment sales or transfers during the reported periods.

Financing expenses, net and the share of the Company in losses of affiliated companies were not allocated to the reportable segments, since these items are carried and evaluated on the enterprise level.

Management has determined that none of the equity method investees is eligible to be considered as reportable segment as they do not meet the criteria in ASC Topic 280-10-50 (or they did not commence their operations).

C.	Revenues by geographic region are as follows:

	Year ended December 31,
	2021	2021

Israel	$-	$-
United States	12,230	5,207
	12,230	5,207

D.	Property and equipment, net, by geographic areas:

	As of December 31,
	2021	2020
Israel	$34	$61
United States	2,011	1,938
Property and equipment, net	$2,045	$1,999

E.	Major customers

	As of December 31,
	2021	2020
Client A	47.2%	56.6%
Client B	12.0%	0.8%
Client C	11.9%	2.7%
	71.1%	60.1%

F-75

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 25 - SUBSEQUENT EVENTS

On March 11, 2022, the Company entered into a Share Purchase Agreement with 3CL Sciences Ltd. (“3CL”) and NLC Pharma Ltd. (“NLC”), pursuant to which the Company will acquire 52% of the issued and outstanding shares of 3CL and NLC will acquire 48% of the issued and outstanding shares of 3CL (the “Share Purchase Agreement”). Immediately prior to entering into the Share Purchase Agreement, NLC conveyed to 3CL all of the therapeutic, diagnostic, dietary supplement and pharmaceutical assets from NLC that relate to 3CL protease biology (which is used in the development, manufacture, sale and distribution of Tollovid™ and Tollovir™).

In consideration of the 3CL shares being issued to us, the Company undertook to raise $10,000 for 3CL and committed to issue to NLC $3,800 worth of our ordinary shares, based upon the closing price for our ordinary shares the day before the closing of the Share Purchase Agreement. The Company and NLC agreed to identify a seasoned biopharmaceutical CEO to run 3CL going forward. The board of directors of 3CL Sciences will be made up of five (5) individuals: three (3) appointed by the Company and two (2) appointed by NLC. The Company anticipate that the Share Purchase Agreement will close during the second quarter of 2022.

F-76

TODOS MEDICAL LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands except share and per share amounts)

	As of March 31,	As of December 31,
	2022	2021
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$74	$189
Trade receivables, net	1,485	2,520
Inventories	1,642	1,603
Other current assets	841	404
Total current assets	4,042	4,716

Non-current assets:
Investment in affiliated companies, net	40	40
Investment in other company	455	455
Property and equipment, net	2,113	2,045
Right of use asset arising from operating lease	123	143
Goodwill	5,594	6,216
Intangible assets	1,350	1,500
Total non-current assets	9,675	10,399

Total assets	$13,717	$15,115

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Receivables financing facility, net	$895	$-
Loans, net	2,708	2,023
Accounts payable	3,299	2,276
Other current liabilities	3,501	4,284
Liability for minimum royalties	417	377
Total current liabilities	10,820	8,960

Non-current liabilities:
Convertible bridge loans, net	27,028	25,406
Fair value of bifurcated convertible feature of convertible bridge loans	187	4,182
Operating lease liability	118	141
Deferred taxes	284	315
Liability for minimum royalties	196	183
Other non-current liabilities	245	140
Total non-current liabilities	28,058	30,367

Shareholders’ deficit:
Ordinary Shares of NIS 0.01 par value each:
Authorized: 5,000,000,000 shares at March 31, 2022 and December 31, 2021; Issued and outstanding: 1,140,376,586 shares and 975,644,432 shares at March 31, 2022 and December 31, 2021, respectively	3,423	2,913
Additional paid-in capital	69,599	63,470
Accumulated deficit	(98,183)	(90,595)
Total shareholders’ deficit	(25,161)	(24,212)
Total liabilities and shareholders’ deficit	$13,717	$15,115

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-77

TODOS MEDICAL LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands except share and per share amounts)

	Three months period ended March 31,
	2022	2021
	Unaudited

Revenues	$2,199	$5,031
Cost of revenues	(1,317)	(3,235)
Gross profit	882	1,796

Research and development expenses	(442)	(713)
Sales and marketing expenses	(1,081)	(1,358)
General and administrative expenses	(3,476)	(1,562)

Operating loss	(4,117)	(1,837)

Financing expenses, net	(3,471)	(15,654)
Share in losses of affiliated companies accounted for under equity method, net	-	(66)

Net loss	$(7,588)	$(17,557)

Basic net loss per share	$(0.01)	$(0.04)
Diluted net loss per share	$(0.01)	$(0.04)

Weighted average number of ordinary shares outstanding attributable to ordinary shareholders used in computation of basic net loss per share	1,036,898,212	462,650,478
Weighted average number of ordinary shares outstanding attributable to ordinary shareholders used in computation of diluted net loss per share	1,036,898,212	464,214,552

F-78

TODOS MEDICAL LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(U.S. dollars in thousands except share and per share amounts)

	Ordinary shares		Additional paid-in	Accumulated	Total Shareholders’
	Shares	Amount	capital	deficit	deficit

Balance as of December 31, 2021	975,644,432	$2,913	$63,470	$(90,595)	$(24,212)
Changes during the three months period ended March 31, 2022:
Partial conversion of convertible loans into ordinary shares	49,620,690	152	1,652	-	1,804
Partial conversion of convertible bridge loans into ordinary shares	97,611,464	305	2,962	-	3,267
Conversion of warrants into ordinary shares	16,000,000	49	(49)	-	-
Stock-based compensation to employees and directors	-	-	857	-	857
Issuance of ordinary shares to service providers	1,500,000	4	707	-	711
Net loss for the period	-	-	-	(7,588)	(7,588)
Balance as of March 31, 2022 (unaudited)	1,140,376,586	3,423	69,599	(98,183)	(25,161)

	Ordinary shares		Additional paid-in	Accumulated	Total Shareholders’
	Shares	Amount	capital	deficit	deficit

Balance as of December 31, 2020	376,335,802	$1,059	$35,211	$(47,281)	$(11,011)
Changes during the three months period ended March 31, 2021:
Issuance of ordinary shares as settlement of previous commitments	2,500,000	8	(8)	-	-
Partial conversion of convertible bridge loans into ordinary shares	134,358,817	409	6,461	-	6,870
Issuance of ordinary shares upon modification of terms relating to convertible straight loan transaction	2,000,000	6	82	-	88
Issuance of stock warrants as part of convertible bridge loan received	-	-	792	-	792
Issuance of ordinary shares in exchange for equity line received	5,229,809	16	239	-	255
Issuance of ordinary shares as collateral for loan repayment	20,000,000	61	809	-	870
Issuance of ordinary shares or commitment for issuance of fixed number of ordinary shares to service providers	11,921,053	36	30	-	66
Stock-based compensation to employees and directors	-	-	169	-	169
Net loss for the period	-	-	-	(17,557)	(17,557)
Balance as of March 31, 2021 (unaudited)	552,345,481	1,595	43,785	(64,838)	(19,458)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-79

TODOS MEDICAL LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Three months period ended March 31,
	2022	2021
	Unaudited	Unaudited
Cash flows from operating activities:
Net loss	$(7,588)	$(17,557)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation	197	156
Interest on revolving credit line	597	-
Liability for minimum royalties	54	12
Stock-based compensation	1,568	235
Modification of terms relating to straight loan transaction	-	(6)
Share in losses of affiliated company	-	66
Direct and incremental issuance costs allocated to conversion feature of convertible bridge loan	-	169
Change in fair value, amortization of discounts and accrued interest on convertible bridge loans	6,127	15,033
Amortization of discounts and accrued interest on straight loans	164	861
Change in fair value of derivative warrants liability and fair value of warrants expired	-	(201)
Change in fair value of liability related to conversion feature of convertible bridge loans	(3,431)	(977)
Decrease (increase) in trade receivables	1,035	(41)
Increase in inventories	(38)	(1,054)
Decrease (increase) in other current assets	(294)	670
Increase (decrease) in accounts payable	1,024	(389)
Decrease in deferred revenues	-	(844)
Increase (decrease) in other current liabilities	(678)	687

Net cash used in operating activities	(1,263)	(3,180)

Cash flows from investing activities:
Purchase of property and equipment	(244)	(658)
Investment in other companies	-	(231)
Net cash used in investing activities	(244)	(889)

Cash flows from financing activities:
Proceeds from straight loans, net	725	1,677
Proceeds (repayment) of Receivables financing facility	879	(1,056)
Repayment of straight loans	(189)	(941)
Repayment of convertible bridge loans	-	(677)
Proceeds from issuance of units consisting of convertible bridge loans, stock warrants and shares, net	-	4,012
Repayments of right of use asset arising from operating leases	(23)	-
Proceeds from issuance of ordinary shares through equity line	-	255
Net cash provided by financing activities	1,392	3,270

Change in cash, cash equivalents	(115)	(799)
Cash, cash equivalents at beginning of period	189	935
Cash, cash equivalents at end of period	$74	$136

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-80

TODOS MEDICAL LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Cont.)

(U.S. dollars in thousands)

	Three months period ended March 31,
	2022	2021
	Unaudited	Unaudited
Supplemental disclosure of non-cash activities:

Purchasing of property and equipment included in accounts payable	-	95
Issuance of ordinary shares as collateral for loan repayment	-	870
Partial conversion of convertible bridge loans and liability related to conversion feature of convertible bridge loans into ordinary shares	5,070	6,870
Issuance of stock warrants as part of convertible bridge loan received	-	792
Issuance of ordinary shares upon modification of terms relating to convertible straight loan transaction	-	88

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-81

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 1 - GENERAL

A.	Operations

Todos Medical Ltd. (the “Company” or “Todos”) was incorporated under the laws of the State of Israel and commenced its operations on April 22, 2010. The Company engineers life-saving diagnostic solutions for the early detection of a variety of cancers. The Company’s patented Todos Biochemical Infrared Analyses (TBIA) is a proprietary cancer-screening technology using peripheral blood analysis that deploys deep examination into cancer’s influence on the immune system, looking for biochemical changes in blood mononuclear cells and plasma. Todos’ two internally developed cancer-screening tests, TMB-1 and TMB-2, have received a CE mark in Europe.

Todos is also developing blood tests for the early detection of neurodegenerative disorders, such as Alzheimer’s disease. The Lymphocyte Proliferation Test (LymPro Test™) is a diagnostic blood test that determines the ability of peripheral blood lymphocytes (PBLs) and monocytes to withstand an exogenous mitogenic stimulation that induces them to enter the cell cycle. LymPro is unique in the use of peripheral blood lymphocytes as a surrogate for neuronal cell function, suggesting a common relationship between PBLs and neurons in the brain.

Commencing 2020, the Company through its U.S. subsidiary (Corona Diagnostics, LLC) has entered into several distribution agreements with other companies to distribute certain novel coronavirus (COVID-19) test kits. The agreements cover multiple international suppliers of PCR testing kits and related materials and supplies, as well as antibody testing kits from multiple third-party manufacturers after completing validation of said testing kits and supplies in certified laboratory in the United States.

Additionally, during 2021, upon completion of the Share Purchase Agreement for the purchase of Provista Diagnostics, Inc. (see below), the Company, through Provista Diagnostics, Inc. provide diagnostic testing laboratory services currently performing COVID-19 PCR testing, primarily for the medical and entertainment industries.

In December 2020, the Company announced the commercial launch of its proprietary 3CL protease inhibitor dietary supplement Tollovid™. Tollovid, a mix of botanical extracts, is being targeted to support healthy immune function against circulating coronaviruses. Tollovid was granted a Certificate of Free Sale by the US Food and Drug Administration (FDA) in August 2020, allowing its commercial sale anywhere in the United States. In May 2021, the FDA granted the Company a new Certificate of Free Sale for a second dosing regimen for Tollovid™ as a dietary supplement, under which the Company is authorized to market Tollovid with a dosing regimen of 60 pills over a five-day period, equivalent to 12 pills per day.

On March 11, 2022, we entered into a Share Purchase Agreement with 3CL Sciences Ltd. (“3CL”) and NLC Pharma Ltd. (“NLC”), pursuant to which we will acquire 52% of the issued and outstanding shares of 3CL and NLC will acquire 48% of the issued and outstanding shares of 3CL (the “Share Purchase Agreement”). Immediately prior to entering into the Share Purchase Agreement, NLC conveyed to 3CL all of the therapeutic, diagnostic, dietary supplement and pharmaceutical assets from NLC that relate to 3CL protease biology (which is used in the development, manufacture, sale and distribution of Tollovid™ and Tollovir™).

In consideration of the 3CL shares being issued to us, we undertook to raise $10,000 for 3CL and committed to issue to NLC $3,800 worth of our ordinary shares, based upon the closing price for our ordinary shares the day before the closing of the Share Purchase Agreement. The Company and NLC agreed to identify a seasoned biopharmaceutical CEO to run 3CL going forward. The board of directors of 3CL Sciences will be made up of five (5) individuals: three (3) appointed by the Company and two (2) appointed by NLC. We anticipate that the Share Purchase Agreement will close during the second quarter of 2022, subsequent to the date on which these unaudited condensed consolidated financial statements were issued.

Revenues of the year ended March 31, 2022, resulted from sales of COVID-19 related products, testing kits and dietary supplement, Tollovid™ .. Through March 31, 2022, the Company has not yet generated any revenue from its developed cancer-screening tests TMB-1 and TMB-2 or LymPro Test™.

F-82

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands, except shares amounts)

B.	Foreign operations

1.	Todos Medical (Singapore) Pte Ltd

On January 27, 2016, the Company incorporated a wholly owned subsidiary in Singapore under the name of Todos Medical (Singapore) Pte Ltd. (“Todos Singapore”) for the purpose of advancing clinical trials of the Company’s core technology for breast cancer in Southeast Asia. As of March 31, 2022, Todos Singapore has not yet commenced its business operations.

2.	Todos Medical USA

In January 2020, the Company incorporated a U.S. subsidiary named Todos Medical USA (“Todos U.S.”) for the purpose of conducting business as medical importer and distributor focused on the distribution of the Company’s testing products and services to customers in the North America and Latin America  .

3.	Corona Diagnostics, LLC

In April 2020, the Company incorporated a U.S. subsidiary named Corona Diagnostics, LLC (“Corona Diagnostics”) for the purpose of marketing COVID-19 related products in the United States to validate potential products the Company is contemplating distributing and creating marketing materials for the testing products based upon those validations.

4.	Breakthrough Diagnostics, Inc.

On July 28, 2020, the Company completed the purchase of 100% of the issued and outstanding common stock of Breakthrough Diagnostics, Inc. (“Breakthrough”) for entering into the field of early detection of Alzheimer’s disease.

Breakthrough was determined to be excluding substantive process as required under the definition of business in accordance with the provisions of ASC Topic 805 “Business Combination”, it was also determined that the asset purchased had no alternative future use and therefore the entire purchase price allocated to the acquired IPR&D was charged to expense in the consolidated statement of operations.

5.	Provista Diagnostics, Inc

On April 19, 2021, the Company entered into an Agreement to Purchase Provista Diagnostics, Inc. (“Agreement to Purchase”) with Strategic Investment Holdings, LLC (“SIH”), Ascenda BioSciences LLC (“Ascenda”) and Provista Diagnostics, Inc. (“Provista”).

Pursuant to the Agreement to Purchase, the Company acquired Provista from Ascenda and SIH for an aggregate purchase price of $7,500 consisting of an initial cash payment of $1,250, the issuance of $1,500 in Ordinary Shares priced at $0.0512 per share, the issuance to SIH of a $3,500 convertible promissory note dated April 19, 2021 (the “Note”) and an additional cash payment of $1,250 in July 2021.

The Note has a maturity date of April 8, 2025, and is convertible beginning on October 20, 2021, into Ordinary Shares of the Company at a conversion price equal to the lesser of $0.05 or the volume weighted average price of the last 20 trading days for the Ordinary Shares prior to the date of conversion. In the event SIH delivers a Notice of Conversion to the Company at a per share price less than $0.05, the Company has the right to immediately notify SIH of its intention to pay the conversion amount in cash within three (3) business days of receipt of the Notice of Conversion. If, at any time between October 20, 2021 and April 20, 2022, the average of the lowest bid and closing sale price is below $0.05, the Company has the option to buy out all or any portion of the Note (the “Buyback Option”). In the event the Company exercises the Buyback Option for an amount equal to or greater than $1,170, SIH may not submit any conversions below $0.05 for ninety (90) days from receipt of the Buyback Amount.

F-83

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except shares amounts)

In the event that the Company uplists its Ordinary Shares to a national securities exchange, the Note shall automatically be exchanged into Series B preferred stock with a conversion price equal to the lesser of (a) $0.05, (b) the opening price on the day of the uplisting provides there is no transaction associated with the uplisting or (c) the deal price of an uplisting transaction.

As of the date of this quarterly report on Form 10-Q, SIH has not submitted a Conversion Notice.

On March 14, 2022, the Company entered into a Revolving Line of Credit Agreement with Testing 123, LLC (see Note ). Under the terms of the Revolving Line of Credit Agreement, the Company agreed to issue Testing 123, LLC shares, equal to a 10% ownership stake in Provista. In the event that additional shares of Provista are issued, the Company committed to issue the Lender additional shares such that his stake in Provista shall not be below 10%.

6.	Other entities

A.	In June 2020, the Company entered into agreement with NLC Pharma Ltd., under which Antigen COVID Test Killer was formed for the purpose of development of diagnostic candidate Antigen Killer and product commercialize through the Company’s sales channels.

See also note 1 regarding the Share Purchase Agreement with 3CL Sciences Ltd. Signed on March 11, 2022.

B.	In August 2020, the Company entered into an agreement with Care GB Plus Ltd, under which Bio Imagery Ltd. (“Bio Imagery”) has been incorporated for the purpose of developing, marketing and commercializing the Products and all the Intellectual Property of the Company (“Todos Cancer Assets”), developing new Intellectual Property, products and services, and pursue the business based on the Todos Cancer Assets and on new intellectual property that will be developed by Bio Imagery. As of March 31, 2022, Bio Imagery has not yet commenced its business operations.

The Company and its entities herein considered as the “Group”.

F-84

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 1 - GENERAL

C.	Going concern uncertainty

The Company has devoted substantially all of its efforts to research and development of its products and raising capital to fund this development. The development and commercialization of the Company’s products are expected to require substantial further expenditures. To date, the Company has not yet generated sufficient revenues from operations to support its activities, and therefore it is dependent upon external sources for financing its operations. Since inception through March 31, 2022, the Company has incurred accumulated losses of $98,183. As of March 31, 2022, the Company’s current liabilities exceed its current assets by $6,778, and there is a shareholders’ deficit of $25,161. The Company has generated negative operating cash flow for all periods. As of May 15, 2022 (date of approval of these financial statements), the total cash and cash equivalent balance is approximately $28. Management has considered the significance of such condition in relation to the Company’s ability to meet its current obligations and to achieve its business targets and determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company plans to finance its operations through the sale of equity and to the extent available, short-term and long-term loans and also through revenues from sales of corona testing related products. There can be no assurance that the Company will succeed in obtaining the necessary financing to continue its operations as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

D.	Risk factors

As described in the above paragraph, the Company has a limited operating history and faces a number of risks and uncertainties, including risks and uncertainties regarding to potential dispute which related to commercial terms in connection with unpaid invoices (related to sales, net yet recognized as revenue) with one of its significant clients

E.	COVID-19

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. The outbreak has reached all of the regions in which the Company does business, and governmental authorities around the world have implemented numerous measures attempting to contain and mitigate the effects of the virus, including travel bans and restrictions, border closings, quarantines, shutdowns, limitations or closures of non-essential businesses, and social distancing requirements.

The global spread of COVID-19 and actions taken in response have caused and may continue to cause disruptions and/or delays in our supply chain and shipments and caused significant economic and business disruption to the Company’s customers and vendors.

The COVID-19 pandemic has created and may continue to create significant opportunity under the uncertainty in macroeconomic conditions, which may cause further demand for the Company’s core business related to PCR testing kits and related materials and supplies as already reflected by recognized revenues of $2,199 and $5,031 during the three months ended March 31, 2022 and 2021, respectively. However, the Company may face uncertainties around its estimates of revenue collectability and accounts receivable credit losses and its expectation to receive funds from external sources for financing its operations. The Company expects uncertainties around its key accounting estimates to continue to evolve depending on the duration and degree of impact associated with the COVID-19 pandemic. The Company estimates may change as new events occur and additional information emerges, and such changes are recognized or disclosed in the Company’s consolidated financial statements.

F-85

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

A. Basis of presentation

The accompanying unaudited condensed consolidated financial statements and related notes should be read in conjunction with the Company’s consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission (“SEC”) on March 31, 2022 (the “2021 Form 10-K”). The unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the SEC related to interim financial statements. As permitted under those rules, certain information and footnote disclosures normally required or included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. The financial information contained herein is unaudited; however, management believes all adjustments have been made that are considered necessary to present fairly the results of the Company’s financial position and operating results for the interim periods. All such adjustments are of a normal recurring nature.

The results for the three months ended March 31, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any other interim period or for any future period.

B. Use of estimates in the preparation of financial statements

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions include (i) identification of and measurement of financial instruments in funding transactions; (ii) Initial measurement of investment in affiliated companies and subsequent equity method implications; (iii) determination whether an acquired company or formed entities represents a ‘business’; (iv) determination whether acquired or formed entities are considered Variable Interest Entity (VIE) and if so, whether the Group is its Primary Beneficiary (PB) (v) deferred income taxes and (vi) measurement of the fair value of equity awards.

C. Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and when applicable its majority owned entities that were determined to be VIE and that the Group was determined as their Primary Beneficiary (PB). Intercompany transactions and balances have been eliminated upon consolidation.

E. Goodwill and intangible assets

Goodwill represents the excess of the purchase price over the fair value of the identifiable net assets acquired in business combinations accounted for in accordance with the “purchase method” and is allocated to reporting units at acquisition. Goodwill is not amortized but rather tested for impairment at least annually in accordance with the provisions of ASC Topic 350, “Intangibles - Goodwill and Other”. The Company performs its goodwill annual impairment test for the reporting units at December 31 of each year, or more often if indicators of impairment are present.

Intangible assets with finite lives are amortized using the straight-line basis over their useful lives, to reflect the pattern in which the economic benefits of the intangible assets are consumed or otherwise used up.

During the three months ended March 31, 2022 the Company recorded $0, of impairment losses (See also Note 3B).

D. Basic and diluted net loss per ordinary share

The Company computes net loss per share in accordance with ASC 260, “Earning per Share”, which requires presentation of both basic and diluted loss per share on the face of the statement of operations.

Basic net loss per ordinary share is computed by dividing the net loss for the period applicable to ordinary shareholders, by the weighted average number of ordinary shares outstanding during the period. Diluted loss per share gives effect to all potentially dilutive common shares outstanding during the year using the treasury stock method with respect to stock options and certain stock warrants and using the if-converted method with respect to convertible bridge loans and certain stock warrants. In computing diluted loss per share, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. During the period of three months ended March 31, 2022 and 2021 the total weighted average number of ordinary shares related to outstanding stock options, stock warrants and convertible bridge loans excluded from the calculation of the diluted loss per share was 1,468,352,970 and 323,874,156, respectively.

F-86

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

The net loss and the weighted average number of shares used in computing basic and diluted net loss per share for the period of three months ended March 31, 2022 and 2021, is as follows:

	Three month period ended
	2022	2021
	Unaudited	Unaudited

Numerator:
Net loss attributable to common shareholders	$7,588	$17,557
Revaluation of liability related to warrants to purchase shares of common Stock	-	168

Net loss attributable to common shareholders	$7,588	$17,725

Denominator:
Shares of common stock used in computing basic net loss per share	1,036,898,212	462,650,478
Incremental shares from assumed exercise of warrants to purchase shares of common stock	-	1,564,074

Shares of common stock used in computing diluted net loss per share	1,036,898,212	464,214,552
Net loss per share of common stock, basic and diluted	$0.01	$0.04

E. Recent Accounting Pronouncements

On October 1, 2021, the Company early adopted ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted method. The new standard was effective for us beginning January 1, 2022, with early adoption permitted. The adoption of this new standard did not have a material impact on our consolidated financial statements.

Other new pronouncements issued but not effective as of March 31, 2022 are not expected to have a material impact on the Company’s consolidated financial statements.

F-87

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 3 - SIGNIFICANT TRANSACTIONS

A.	Exchange of warrants

On March 10, 2022 the Company and Leonite Capital LLC (the “Investor”) entered into an Agreement pursuant to which, the Company agreed to issue the Investor 16,000,000 ordinary shares of the Company as full conversion of all Investor’s outstanding warrants. On March 17, 2022, the Company issued 16,000,000 ordinary shares of the Company pursuant to the agreement.

B.	Revolving Line of Credit Agreement

On March 14, 2022, the Company and Testing 123, LLC (the “Lender”) signed a Revolving Line of Credit Agreement, pursuant to which the Lender will provide the Company with a credit facility of up to $1,250 bearing a monthly interest of 5% calculated for a minimum period of 60 days. The Company may request advances under the agreement from the date of the agreement and until March 14, 2023. The Maturity date of each draw will be the earlier of (i) 60 days from the date of the loan, (ii) the occurrence of an event of default as defined in the agreement and (iii) with respect to funds received by Borrower through collections on receivables included in a Receivables Pool, as defined in the agreement, 3 days after such funds have been received by the escrow account agent or the Company.

In additional to the above the Company agreed to issue the Lender shares, equal to a 10% ownership stake in Provista. In the event that additional shares of Provista are issued, the Company committed to issue the Lender additional shares such that his stake in Provista shall not be below 10%.

As of March 31, 2022, the Company utilized $999 out of the credit facility.

The Company has estimated the portion of the 10% shares of Provista at $740 and recorded $598 as interest expenses, and $142 as prepaid interest expenses under Other Current Assets.

C.	Issuance of Ordinary Shares

1.	On January 13, 2022, the Company issued 1,500,000 ordinary shares, valued at $711, to a service provider of which 1,250,000 ordinary shares were issued in exchange of previous commitment to issue a fixed number of shares .

2.	During the period of three months ended March 31, 2022, Principal Amount and unpaid Interest in total amount of $613 (valued at $3,266) have been converted into 97,611,464 ordinary shares .

3.	On February 4, 2022 and March 10, 2022, the Company issued total of 49,620,690 ordinary shares, valued at $1,804.

D.	Settlement Agreement with Toledo Advisors LLC

On April 7, 2022, the Company and Toledo Advisors LLC (“Toledo”) signed a Settlement Agreement pursuant to which upon execution of the agreement the Company shall pay Toledo $130 and shall issue to Toledo $200 worth of ordinary shares. Upon delivery of the cash payment and shares the parties shall file and discontinue the compliant file by Toledo on January 7, 2022 and Toledo irrevocably and unconditionally, shall release and discharge the Company from its June 19, 2020 financing agreement and July 28, 2020 Royalty Agreement. The financial statements as of March 31, 2022, includes an income of $153 as a result of the cancelation of prior agreements.

NOTE 4 - STOCK BASED COMPENSATION

Stock-based compensation expenses incurred for employees (and directors) and non-employees for the period of three months ended March 31, 2022, amounted to $857.

A. STOCK OPTIONS

On January 11, 2016, the Company’s Board of Directors approved and adopted the Todos Medical Ltd. 2015 Israeli Share Option Plan (the “2015 Plan”), pursuant to which the Company’s Board of Directors may award stock options to purchase its ordinary shares to designated participants. Subject to the terms and conditions of the 2015 Plan, the Company’s Board of Directors has full authority in its discretion, from time to time and at any time, to determine (i) the designate participants; (ii) the terms and provisions of the respective Option Agreements, including, but not limited to, the number of Options to be granted to each Optionee, the number of Shares to be covered by each Option, provisions concerning the time and the extent to which the Options may be exercised and the nature and duration of restrictions as to the transferability or restrictions constituting substantial risk of forfeiture and to cancel or suspend awards, as necessary; (iii) determine the Fair Market Value of the Shares covered by each Option; (iv) make an election as to the type of Approved 102 Option under Israeli IRS law; (v) designate the type of Options; (vi) take any measures, and to take actions, as deemed necessary or advisable for the administration and implementation of the 2015 Plan; (vii) interpret the provisions of the 2015 Plan and to amend from time to time the terms of the 2015 Plan.

F-88

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

The 2015 Plan permits grant of up to 6,000,000 options to purchase ordinary shares subject to adjustments set in the 2015 Plan. As of March 31, 2022, there were 2,338,838 ordinary shares available for future issuance under the 2015 Plan.

The following table presents the Company’s stock option activity for employees and directors of the Company during the periods of three months ended March 31, 2022 and 2021:

	Number of Options	Weighted Average Exercise Price
	Unaudited	Unaudited
Outstanding as of January 1, 2022	16,295,083	0.040
Granted	-	-
Forfeited or expired	-	-
Outstanding as of March 31, 2022	16,295,083	0.040
Exercisable as of March 31, 2022	2,138,525	0.053

Outstanding as of January 1, 2021	3,682,818	0.663
Granted	-	-
Forfeited or expired	(1,137,735)	0.003
Outstanding as of March 31, 2021	2,545,083	0.095
Exercisable as of March 31, 2021	254,508	0.095

As of March 31, 2022, the aggregate intrinsic value for the stock options outstanding and exercisable according to $0.02 price per share is $0, with a weighted average remaining contractual life of 4.2 years.

B. RESTRICTED STOCK UNITS

The Company issues restricted stock units (“RSU”) under the 2015 Plan to employees and non-employees. The following table outlines the restricted stock awards activity for the Company’s during the periods of three months ended March 31, 2022 and 2021:

Number of RSU’s
Unaudited
Outstanding as of January 1, 2022	41,967,152
Granted	10,000,000
Vested	(3,782,699)
Forfeited or expired	-
Outstanding as of March 31, 2022	48,184,453
Weighted average grant date fair value of restricted stock awards granted during the period	0.029

Outstanding as of January 1, 2021	9,687,500
Granted	-
Vested	(1,562,500)
Forfeited or expired	-
Outstanding as of March 31, 2021	8,125,000

F-89

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 5 - FINANCING EXPENSES, NET

	Three months period ended March 31,
	2022	2021
	Unaudited	Unaudited

Modification of terms relating to straight loan transaction	$-	$(6)
Amortization of discounts and accrued interest on convertible bridge loans	6,127	15,033
Amortization of discounts and accrued interest on straight loans	164	861
Change in fair value of derivative warrants liability and fair value of warrants expired	-	(201)
Change in fair value of liability related to conversion feature of convertible bridge loans	(3,431)	(977)
Direct and incremental issuance costs allocated to conversion feature of convertible bridge loan	-	169
Settlement in cash of prepayment obligation related to convertible bridge loan	-	182
Interest and related royalties under receivables financing facility	(153)	238
Amortization of prepaid expenses related to commitment shares in connection with receivables financing facility and equity line	567	293
Exchange rate differences and other finance expenses	197	62
Financing (income) expenses, net	$3,471	$15,654

NOTE 6 - TAXES ON INCOME

A.	Deferred income taxes reflect the net tax effects of net operating loss and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

As of March 31,
2022
Unaudited
Composition of deferred tax assets:
Net operating loss carry-forward	$6,747
Research and development credits	-
Allowance for Bad Debt
Others	-
Net deferred tax asset before deferred tax liabilities and valuation allowance	6,747

Composition of deferred tax liabilities:
Intangible assets upon acquisition of subsidiary	284
Depreciation costs	197
Net deferred tax asset before valuation allowance	6,266

Valuation allowance	(6,550)
Net deferred tax liability	(284)

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences are deductible and net operating losses are utilized. Based on consideration of these factors, the Company recorded a full valuation allowance as of March 31, 2022.

F-90

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

B.	For the period of three months ended March 31, 2022, the following table reconciles the statutory income tax rate to the effective income tax rate:

Three months ended March 31,
2022
Unaudited

Tax rate	23%

Tax expense (benefit) at statutory rate	$(1,579)
Tax rate differential	25
Permanent differences with respect to stock-based compensation	359
Permanent differences with respect to derivative warrants liabilities, bifurcated conversion feature and convertible loans	613
Others
Loss carryforwards and others	582
Income tax expense (benefit)	$-

F-91

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 7 - SEGMENT REPORTING

A.	General information

Commencing 2020, the operations of the Company are conducted through three different core activities: Breast Cancer Test (TM-B1, TM-B2), Alzheimer and COVID-19 testing, each of which are operating segments. These activities also represent the reportable segments of the Group.

The reportable segments are viewed and evaluated separately by Company management, since the marketing strategies, processes and expected long term financial performances of the segments are different.

B.	Information about reported segment profit or loss and assets

			COVID-19
	Breast Cancer Test	Alzheimer	Testing and related products	Un-allocated	Total
	Unaudited
Three months ended March 31, 2022
Revenues	-	-	2,199	-	2,199
Operating loss	(1,107)	-	(1,303)	(1,707)	(4,117)
Unallocated amounts:
Financing expenses, net				(3,471)	(3,471)
Share in losses of affiliated companies accounted for under equity method, net				-	-
Net loss	(1,107)	-	(1,303)	(5,178)	(7,588)

The evaluation of performance is based on the operating income of each of the three reportable segments.

Accounting policies of the segments are the same as those described in the accounting policies applied in the consolidated financial statements.

Due to the reportable segments’ nature, there have been no inter-segment sales or transfers during the reported periods.

Financing expenses, net and the share of the Company in losses of affiliated companies were not allocated to the reportable segments, since these items are carried and evaluated on the enterprise level.

Management has determined that none of the equity method investees is eligible to be considered as reportable segment as they do not meet the criteria in ASC Topic 280-10-50 (or they did not commence their operations)..

C.	Revenues by geographic region are as follows:

	Three months period ended March 31,
	2022	2021
	Unaudited
Israel	$-	$-
United States	2,199	5,031
Total	2,199	5,031

F-92

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

D.	Property and equipment, net, by geographic areas:

	As of March 31,	As of December 31,
	2022	2021
	Unaudited
Israel	$31	$34
United States	2,082	2,011
Property and equipment, net	$2,113	$2,045

E.	Major customers

	As of March 31,
	2022	2021
Client A	-	85.3%
Client B	27.2%	-

Client D	11.2%	-
Total	38.4%	85.3%

NOTE 8 - EVENTS SUBSEQUENT TO THE BALANCE SHEET DATE

The Company evaluated all events and transactions that occurred subsequent to the balance sheet date and prior to the date on which these unaudited condensed consolidated financial statements were issued, and determined that no events required disclosure.
F-93

TODOS MEDICAL LTD.

___________ Units

Each Unit Consisting of One Ordinary Share and

One Warrant To Purchase One Ordinary Share

PROSPECTUS

Westpark Capital, Inc.

              , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

EXPENSES OF THIS OFFERING

The estimated expenses payable by us in connection with the offering described in this prospectus will be as set forth in the table below. With the exception of the U.S. Securities and Exchange Commission registration fee, all amounts are estimates. All such expenses will be borne by the Registrant.

Item	Amount to be Paid
SEC registration fee	$
Legal fees and expenses
Accounting fees and expenses
Miscellaneous expenses
Total	$

Indemnification of Directors, Officers, Employees and Agents

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. A company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of the duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. An Israeli company may not exculpate a director from liability arising out of a breach of the duty of care with respect to a dividend or distribution to shareholders.

Under the Companies Law and the Securities Law, 5728-1968, or the Securities Law, a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:

●	a monetary liability incurred by or imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such undertaking must be limited to certain events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the foreseen events and described above amount or criteria;

●	reasonable litigation expenses, including reasonable attorneys’ fees, incurred by the office holder as (1) a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (2) in connection with a monetary sanction; a monetary liability imposed on him or her in favor of an injured party at an Administrative Procedure (as defined below) pursuant to Section 52(54)(a)(1)(a) of the Securities Law;

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees; and

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent.

“Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Under the Companies Law and the Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a breach of duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a monetary liability imposed on the office holder in favor of a third party;

●	a monetary liability imposed on the office holder in favor of an injured party at an Administrative Procedure pursuant to Section 52(54)(a)(1)(a) of the Securities Law; and

●	expenses incurred by an office holder in connection with an Administrative Procedure, including reasonable litigation expenses and reasonable attorneys’ fees.

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Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our amended and restated articles of association permit us to, exculpate, indemnify and insure our office holders as permitted under the Companies Law. Our office holders are currently covered by a directors and officers’ liability insurance policy. As of the date of this registration statement, no claims for directors’ and officers’ liability insurance have been filed under this policy, we are not aware of any pending or threatened litigation or proceeding involving any of our directors or officers in which indemnification is sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Recent Sales of Unregistered Securities

Set forth below are the sales of all securities of the registrant sold by the registrant within the past three years which were not registered under the Securities Act. All such sales were made under either Section 4(a)(2) of the Securities Act or in reliance upon the exemption contained in Regulation S under the Securities Act:

On February 27, 2019, we entered into a joint venture agreement with Amarantus Bioscience Holdings, Inc. (“Amarantus”) pursuant to which we issued Ordinary Shares representing 19.99% of the then-issued and outstanding Ordinary Shares of our Company to Amarantus, in exchange for Amarantus transferring to us 19.99% of Breakthrough, which was then a wholly-owned subsidiary of Amarantus, and for Amarantus assigning its amended and restated license agreement with the University of Leipzig for an exclusive license to develop and commercialize the LymPro Test®, an immune-based neurodiagnostic blood test for the detection of Alzheimer’s disease (the “License”). On April 14, 2019, we notified Amarantus of the Company’s decision to exercise its option to acquire the remaining 80.01% of Breakthrough held by Amarantus in exchange for the issuance to Amarantus of Ordinary Shares of the Company representing an additional thirty percent (30%) of the Company’s then-issued and outstanding share capital, such that the Company would own 100% of Breakthrough, and Amarantus would own 49.99% of the Company. At the annual meeting of shareholders of the Company held on April 29, 2019, the Company’s shareholders voted on a resolution approving the Company’s exercise of this option. On July 28, 2020, the Company entered into Amendment No. 1 to the Binding Joint Venture Agreement with Amarantus pursuant to which the parties agreed that the Company would issue 49.9% of its Ordinary Shares as of December 31, 2019 to Amarantus in exchange for the 80.01% equity interest it does not own of Breakthrough Diagnostics, Inc. In addition, Amarantus will receive a 10% royalty on LymPro intellectual property. On July 28, 2020, the Company exercised this option and issued an additional 67,599,796 Ordinary Shares to Amarantus.

In 2019, the Company raised $1,215,450 from the sale of convertible notes, which had an outstanding principal balance of $1,350,500. On February 27, 2019, we entered into a convertible bridge loan agreement, and issued notes and warrants relating thereto, to obtain loans from several private lenders, including DPH Investment Ltd., a holder of 11.5% of our shares (as of such date), to finance the Company’s activities through the consummation of a proposed public offering and our planned uplisting to a national securities exchange. As of April 15, 2019, we had obtained $1,010,500 in bridge loan financing, and had commitments for an additional $340,000 subject to certain milestones. The loans, which have an original issue discount of ten percent (10%), bear interest at a flat rate of ten percent (10%) and have a maturity date six months after receipt of the loan funds. The loans are convertible into Ordinary Shares of the Company after the maturity date at a conversion price equal to 70% of the average closing bid price of the Company’s Ordinary Shares in the five days prior to the conversion. In the event the Company defaults under the loan agreement, the conversion price will be reduced to 60% of the average closing bid price of the Company’s Ordinary Shares in the 15 days prior to the conversion. In addition, each lender received a warrant to purchase an amount of Ordinary Shares equal to 25% of the amount loaned by such lender, with the warrant exercise price to be equal to the offering price in the proposed public offering, or, in the event its loan is converted into shares, the warrant exercise price will be equal to the applicable closing bid price of the Company’s shares at the time of the conversion of the loan. The warrants may be exercised only during the period beginning on the date that is six months after the date that the warrant exercise price and the number of warrant shares are determined and ending on the date that is three years thereafter.

On March 10, 2019, we entered into an amendment to the bridge loan agreement. The amendment provides for a 10% penalty if we repay the loan prior to the maturity date. In addition, we agreed to grant each lender a warrant to purchase an additional amount of Ordinary Shares equal to 25% of the amount loaned by such lender, under the same terms as the original warrant, but with a warrant exercise price equal to 150% of the closing bid price of our shares on the day prior to the closing of the bridge loan transaction.

During the first quarter of 2021, we redeemed the convertible notes that we issued in 2019 as described above. The warrants issued alongside those notes remain outstanding.

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On February 10, 2020, the Company entered into a Business Development Agreement (the “BDA”) with Orion Capital Advisors, LLC (“BDC”) whereby BDC was to provide business development services to the Company which included inter alia (a) review and advice concerning the technical design of existing and planned products or services; (b) business development assistance including terms of possible transactions and suggestions during negotiations; (c) sales assistance through the development of business models and sales strategy; (d) advice regarding financing, review of proposed term sheets, capitalization planning and, where appropriate, participation in negotiations; (e) strategic consulting regarding product planning, market development, marketing and public relations; (f) consulting on corporate structure, employee stock option structure, warrant arrangements and intellectual property planning; (g) introductions to potential strategic partners and other alliance candidates; (h) introductions to prospective customers for the Company’s products or services.

Upon signing the BDA, the Company issued 2,500,000 unregistered Ordinary Shares to BDC.

This Agreement expired on August 10, 2020.

Between January and March 2020, the Company entered into six different loan agreements with Bel Har Investments Ltd. (two agreements), Ethel Zieleniec, DPH Investments Ltd., Avner Krohn and Shmuel Rothbard. The amounts borrowed under each agreement ranged from $25,000 to $142,857. Each loan was evidenced by a senior or a senior secured convertible promissory note bearing interest at a rate of 10% per annum, and included warrants exercisable by the note holder for five years in amounts ranging from 1,116,070 to 4,464,281 Ordinary Shares with an exercise price of 10 cents per share. In each case, either the loan agreement or the note included registration rights. The total amount borrowed pursuant to these six agreements was $437,857.

On July 28, 2020, the Company held a final closing of a financing round of $2,015,000 in convertible notes in the aggregate. The Company entered into multiple securities purchase agreements with institutional and high net worth investors who included Rotbard, Bar On, Reich, Leviston and Leonite (each as defined below, and collectively, the “Todos Investors”) pursuant to which the Company agreed to issue to the Todos Investors secured convertible promissory notes in an aggregate principal amount of $2,686,666 (the “Convertible Note”). The Convertible Notes bore interest at 2% per annum. The Convertible Notes were convertible into Ordinary Shares of the Company (“Conversion Shares”) for 40 days following the date of closing at 150% of the closing bid price of the Company’s Ordinary Shares on such closing date. After the 40 days, the conversion price equaled the lower of (i) 60% of the lowest VWAP trading price of the Ordinary Shares during the eleven trading days immediately prior to the date of conversion, (ii) 150% of the closing bid price of the Company’s Ordinary Shares on such closing date and (iii) 150% of the closing bid price on the date of effectiveness of the Company’s registration statement covering the converted shares. A total of $2,000,000 was disbursed to the Company as a result of the issuance of the Convertible Notes. In addition, the Company issued to Leviston and Leonite 4,000,000 and 3,333,333 shares, respectively as a commitment fee (the “Commitment Shares”), and issued to Leviston an additional 2,000,000 shares as a diligence fee (the “Diligence Shares”). The Company also issued warrants to the Todos Investors to purchase up to an aggregate 23,500,000 shares (the “Warrant Shares”) at an exercise price of $0.10 per share exercisable at any time until expiration dates ranging from July 9, 2025 to July 28, 2025. Pursuant to a Registration Rights Agreement, the Company agreed to file within 17 days after the closing date, a registration statement on Form F-1 registering for resale the Conversion Shares, Commitment Shares, Diligence Shares and the Warrant Shares. The Company agreed to use its reasonable best efforts to cause the registration statement to be effective within 90 days after the closing date.

On June 15, 2020 (the “Issuance Date”), the Company issued a convertible note in the original principal amount of $375,000 (the “Rotbard Note”) to Mr. Shmuel Rotbard (“Rotbard”), a resident of Israel, in a transaction that is exempt from registration under Regulation S under the Securities Act. We received $315,000 under the Rotbard Note, which reflected an original issue discount equal to $60,000. The Rotbard Note bears interest at a rate of 2% per annum. Both principal and interest were payable in one installment on June 15, 2021.

Rotbard was entitled, at his option, at any time, to convert all or any amount of the principal face amount of the Rotbard Note and the accumulated interest then outstanding into the Company’s Ordinary Shares at a price equal to 80% of the lower of (i) the lowest closing bid price on the trading day prior to the Issuance Date or (ii) the lowest trading price of the Ordinary Shares as reported by the trading market on which the Company’s shares are traded, for the 20 prior trading days including the day upon which a conversion notice is received (the “Conversion Price”).

Upon the occurrence of a Sale Event as defined in the Rotbard Note, the Company was required to, upon request of Rotbard, redeem the Rotbard Note in cash for in an amount equal to 150% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of Rotbard, Rotbard may convert the unpaid principal amount of the Rotbard Note and the unpaid interest into Ordinary Shares of the Company at the Conversion Price immediately prior to such Sale Event.

Upon the occurrence of an Event of Default (as defined in the Rotbard Note), the Rotbard Note would accrue interest at the lower of (i) 24% per annum or (ii) the highest rate of interest permitted by law. In addition, the Company will be subject to the penalty fee as described in paragraph 8 of the Rotbard Note.

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On June 23, 2020, we entered into a Securities Purchase Agreement with Daniel Reich (“Reich”) pursuant to which Reich purchased from Todos (a) a convertible note in the original principal amount of $400,000 including an original issue discount of $100,000, and a warrant to purchase up to 3,000,000 Ordinary Shares of the Company at an exercise price of ten cents per share for a period of five years.

On June 29, 2020, we entered into a Securities Purchase Agreement with Alexsander Shmuel Bar On (“Bar On”) pursuant to which Bar On purchased from Todos (a) a convertible note in the original principal amount of $62,500 including an original issue discount of $12,500 and interest payable in Ordinary Shares of Todos, and (b) a warrant to purchase up to 500,000 Ordinary Shares of the Company at an exercise price of ten cents per share for a period of up to five years.

On July 9, 2020, we entered into a Securities Purchase Agreement with Leviston Resources, LLC (“Leviston”) pursuant to which Leviston purchased from Todos (a) 4,000,000 Ordinary Shares, (b) a convertible note in the original principal amount of up to $2,000,000, less an original issue discount of up to $500,000 (with said note being the subject of future advances), and (c) warrants to purchase up to 5,000,000 Ordinary Shares for a period of five years having an exercise price equal to the lower of (i) $0.10 and (ii) the lowest exercise price of issued and outstanding warrants, subject to adjustment as described therein. Todos also issued an additional 2,000,000 shares to Leviston as a diligence fee. Todos also entered into a customary registration rights agreement with Leviston, and into a Security Agreement with Leviston, pursuant to which Leviston was granted a security interest in all of Todos’ property.

On July 17, 2020, the Company entered into a Securities Purchase Agreement with Leonite Capital LLC (“Leonite”) pursuant to which Leonite purchased from Todos, (a) a convertible note in the original principal amount of up to $666,667, less an original issue discount of up to $166,667 (with said note being subject to future advances), and (b) warrants to purchase up to 5,000,000 Ordinary Shares for a period of five years with an exercise price equal to the lower of (i) $0.10 and (ii) the lowest exercise price of issued and outstanding warrants, subject to adjustment therein. Todos also agreed to issue an additional 3,333,333 original shares to Leonite as a commitment fee under the above-mentioned Securities Purchase Agreement.

During the first quarter of 2021, we redeemed the convertible notes that we issued in 2020 as described above. The warrants issued alongside those notes remain outstanding.

On August 4, 2020, the Company issued 3,500,000 Ordinary Shares to Toledo Advisors LLC in exchange for Toledo agreeing to amendments to the terms of their purchase order financing agreement with Todos, including, among other things, a lowered fee and a loss of exclusivity on with respect to purchase order financing.

On August 11, 2020, we filed a registration statement on Form F-1 with respect up to 50,000,000 Ordinary Shares to be issued pursuant to a purchase agreement with Lincoln Park Capital LLC.

The Prospectus Summary section with the header “Crossover Notes” is incorporated by reference in this Recent Sales of Unregistered Securities section.

On April 19, 2021, the Company entered into an Agreement to Purchase Provista Diagnostics, Inc. (“Agreement to Purchase”) with Strategic Investment Holdings, LLC (“SIH”), Ascenda BioSciences LLC (“Ascenda”) and Provista Diagnostics, Inc. (“Provista”). Ascenda was the sole owner of the outstanding securities of Provista and SIH is the sole owner of all the outstanding securities of Ascenda.

Pursuant to the Agreement to Purchase, the Company acquired Provista from Ascenda and SIH for an aggregate purchase price of $7.5 million consisting of an initial cash payment of $1.25 million, the issuance of $1.5 million in Ordinary Shares of the Company priced at $0.0512 per share, the issuance of a $3.5 million convertible promissory note dated April 19, 2021 (the “Note”) and the payment on for before July 1, 2021 of $1.25 million in cash (the “July Payment”). The Provista shares acquired by the Company remained in an escrow account until the July Payment is made. The Note has a maturity date of April 8, 2025 and is convertible beginning on October 20, 2021 into Ordinary Shares of the Company at a conversion price equal to the lesser of $0.05 or the volume weighted average price of the last 20 trading days for the Ordinary Shares prior to the date of conversion. In the event that the Company uplists its Ordinary Shares to a national securities exchange, the Note shall automatically be exchanged into preferred stock with a conversion price equal to the lesser of (a) $0.05, (b) the opening price on the day of the uplisting provides there is no transaction associated with the uplisting or (c) the deal price of an uplisting transaction. The Company’s obligation to deliver the July Payment by July 1, 2021 is secured by the Provista shares through a Security Agreement dated as of April 19, 2021 by and between SIH, Ascenda and Provista. The Company had the option of extending the payment of the July Payment to July 15, 2021 by paying SIH and Ascenda $250,000 on or before July 1, 2021 (the “Extension Payment”). In the event the Company paid the July Payment by July 15, 2021, the Extension Payment would be credited towards the July Payment. The Company paid the Extension Payment and paid the July payment in a timely manner.

On September 23, 2021, the Company completed the conditions precedent required to enter into a Securities

On November 22, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with T-Cell Protect Hellas S.A. (“T-Cell”) pursuant to which the Company agreed to issue a convertible promissory note to T-Cell Protect in the principal amount of €1,000,000. To date, T-Cell has not fulfilled its obligation to pay for the Note, and therefore the Company has not yet issued the Note.

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Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Articles of Association of Todos Medical Ltd. (filed as Exhibit 99.1 to the Company’s current report on Form 6-K (File No. 333-209744) filed on March 30, 2017).

4.1	Todos Medical Ltd. 2015 Israeli Share Option Plan (filed as Exhibit 10.7 to the Company’s registration statement on Form F-1 (File No. 333-209744) filed on February 26, 2016).

4.2	Todos Medical Ltd. 2021 Equity Incentive Plan (filed as Exhibit 4.2 to the Company’s annual report on Form 10-K, filed with the SEC on March 31, 2022).

5.1*	Opinion of Rimon, PC.

10.1	Employment Agreement, dated March 16, 2017, between Todos Medical Singapore Pte Ltd. and Dr. Wee Yue Chew and warrant agreement, dated March 16, 2017, between Todos Medical Ltd. and Dr. Wee Yue Chew (filed as Exhibit 4.12 to Form 20-F (File No. 333-209744) filed on May 1, 2017).

10.2	Share Purchase and Assignment of License Agreement among Todos Medical Ltd., Amarantus Bioscience Holdings, Inc., and Breakthrough Diagnostics, Inc., dated February 27, 2019, filed as Exhibit 4.4 to the Company’s Form 6-K filed on February 28, 2019

10.3	Marketing and Reseller Agreement, between the Company and Care G.B. Plus Ltd., dated December 20, 2018 filed as Exhibit 4.10 to the Company’s Form 20-F filed on March 28, 2019.

10.4	Exclusive option agreement among the Company, Strategic Investment Holdings, LLC, Ascenda BioSciences LLC and Provista Diagnostics, Inc. dated January 6, 2020. filed as Exhibit 10.8 to the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.5	2% Convertible Redeemable Note made by the Company in favor of Shmuel Rotbard in the original principal amount of $375,000 dated June 15, 2020 filed as Exhibit 10.9 to the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.6	Securities Purchase Agreement with Daniel Reich, dated June 23, 2020. filed as Exhibit 10.10 to the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.7	Securities Purchase Agreement with Alexsander Shmuel Bar On, dated June 29, 2020. filed as Exhibit 10.11 to the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020

10.8	Securities Purchase Agreement, dated July 9, 2020, with Leviston Resources, LLC. filed as Exhibit 10.12 to the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.9	Form of convertible note dated July 28, 2020, between the Company and the Todos Investors. filed as Exhibit 10.13 to the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.10	Purchase Agreement dated as of August 4, 2020 by and between Todos Medical Ltd. and Lincoln Park Capital Fund, LLC. filed as Exhibit 10.1 to the Company’s Form 6-K filed on August 6, 2020.

10.11	Registration Rights Agreement dated as of August 4, 2020 by and between Todos Medical Ltd. and Lincoln Park Capital Fund, LLC, filed as Exhibit 10.2 to the Company’s Form 6-K filed on August 6, 2020.

10.12	Research and License Agreement with B.G. Negev Technologies and Applications Ltd. and Mor Research Applications Ltd., dated April 26, 2010, as amended June 25, 2012 (filed as Exhibit 10.1 to the Company’s registration statement on Form F-1 (File No. 333- 209744) filed on February 26, 2016).

10.13	Addendum No. 2 to Research and License Agreement Dated March 19, 2017, as amended on June 25, 2012 with B.G. Negev Technologies and Applications Ltd. and Mor Research Applications Ltd. (filed as Exhibit 4.2 to Form 20-F (File No. 333- 209744) filed on May 1, 2017).

10.14	Employment Agreement between the Company and Dr. Herman Weiss, dated March 25, 2019, filed as Exhibit 10.11 to the Company’s Registration Statement on Form F-1 filed on April 22, 2019

10.15	Loan Agreement dated March 24, 2020 by and between Todos Medical Ltd. and Ethel Zelniec, filed as Exhibit 10.19 on the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.16	Loan Agreement dated February 25, 2020 by and between Todos Medical Ltd. and Ethel Zelniec, filed as Exhibit 10.20 on the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.17	Loan Agreement dated January 23, 2020, by and between Todos Medical Ltd. and Bel Har Investments Ltd., filed as Exhibit 10.21 on the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

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10.18	Loan Agreement dated March 23, 2020 by and between Todos Medical Ltd. and Bel Har Investments Ltd., filed as Exhibit 10.22 on the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.19	Loan Agreement dated March 24, 2020 by and between Todos Medical Ltd. and DPH Investments Ltd., filed as Exhibit 10.23 on the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.20	Loan Agreement dated March 22, 2020 by and between Todos Medical Ltd. and Avner Krohn, filed as Exhibit 10.24 on the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.21	Loan Agreement dated March 15, 2020 by and between Todos Medical Ltd. and Shmuel Rotbard, filed as Exhibit 10.25 on the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.22	Form of Loan Agreement dated March 24, 2020 by and between Todos Medical Ltd. and DPH Investments Ltd., filed as Exhibit 10.26 on the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.23	Form of Loan Agreement dated March 24, 2020 by and between Todos Medical Ltd. and Tehresa Yee Ling Tan, filed as Exhibit 10.27 on the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.24	Loan Agreement dated January 27, 2020 by and between Todos Medical Ltd. and Greentree Financial Group Inc., filed as Exhibit 10.28 on the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.26	Receivables Financing Agreement effective as of June 19, 2020 by and among Toledo Advisors L.L.C., Corona Diagnostics LLC, Todos Medical USA, a Nevada corporation and Todos Medical Ltd. filed as Exhibit 10.30 on the Company’s Annual Report on Form 10-K, filed on April 21, 2021.

10.27	Amendment to Receivables Financing Agreement effective as of November 19, 2020 by and among Toledo Advisors L.L.C., Corona Diagnostics LLC, Todos Medical USA, a Nevada corporation and Todos Medical Ltd. filed as Exhibit 10.31 on the Company’s Annual Report on Form 10-K, filed on April 21, 2021.

10.28	Secured Convertible Equipment Loan Agreement, dated November 4, 2020, between Todos Medical Ltd. and Friends of Yeshiva Orot Hateshuva Inc filed as Exhibit 10.32 on the Company’s Annual Report on Form 10-K, filed on April 21, 2021.

10.29	Secured Convertible Equipment Loan Agreement, dated December 31, 2020, between Todos Medical Ltd. and Harper Advance LLC. filed as Exhibit 10.33 on the Company’s Annual Report on Form 10-K, filed on April 21, 2021.

10.30	Non-Exclusive Distribution Agreement, dated March 17, 2020 between Todos Medical Ltd. and 3D Biomedicine Science and Technology Co. Ltd. filed as Exhibit 10.34 on the Company’s Annual Report on Form 10-K, filed on April 21, 2021.

10.31	Medical Device Distribution Agreement, dated June 4, 2020 between Todos Medical Ltd. and 3D Biomedicine Science and Technology Col. Ltd. filed as Exhibit 10.35 on the Company’s Annual Report on Form 10-K, filed on April 21, 2021.

10.32	Distribution Agreement dated June 18, 2020 between Todos Medical Ltd. and Meridian Health Services Network, Inc. filed as Exhibit 10.36 on the Company’s Annual Report on Form 10-K, filed on April 21, 2021.

10.33	Distribution Agreement, dated July 23, 2020, between Todos Medical Ltd. and PCL Inc. filed as Exhibit 10.37 on the Company’s Annual Report on Form 10-K, filed on April 21, 2021.

10.34	Amendment No. 1, dated July 28, 2020, to the Binding Joint Venture Agreement between Todos Medical Ltd. and Amarantus Bioscience Holdings, Inc filed as Exhibit 10.38 on the Company’s Annual Report on Form 10-K, filed on April 21, 2021.

10.35	Securities Purchase Agreement dated as of January 22, 2021, between Todos Medical Ltd and Yozma Global Genomic Fund 1, filed as Exhibit 10.1 on the Company’s Form 8-K filed January 26, 2021.

10.36	Form of Promissory Convertible Note issued by Todos Medical Ltd to Yozma Global Genomic Fund 1, filed as Exhibit 10.2 on the Company’s Form 8-K filed January 26, 2021.

10.37	Form of Ordinary Share Purchase Warrant issued by Todos Medical Ltd. to Yozma Korea Group Ltd., filed as Exhibit 10.3 on the Company’s Form 8-K filed on January 26, 2021.

10.38	Form of Securities Purchase Agreement, dated April 8, 2021, between Todos Medical Ltd. and the Purchaser, filed as Exhibit 10.1 on the Company’s Form 8-K filed April 14, 2021.

10.39	Form of Promissory Convertible Note issued by Todos Medical Ltd. to the Purchaser, filed as Exhibit 10.2 on the Company’s Form 8-K filed April 14, 2021.

10.40	Form of Ordinary Share Purchase Warrant issued by Todos Medical Ltd. to the Purchaser, filed as Exhibit 10.3 on the Company’s Form 8-K filed on April 14, 2021.

10.41	Agreement to Purchase Provista Diagnostics, Inc. dated April 19, 2021, filed as Exhibit 10.1 on the Company’s Form 8-K filed on April 23, 2021.

10.42	Securities Purchase Agreement dated April 19, 2021, filed as Exhibit 10.2 on the Company’s Form 8-K filed on April 23, 2021.

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10.43	Convertible Promissory Note dated April 19, 2021, filed as Exhibit 10.3 on the Company’s Form 8-K filed on April 23, 2021.

10.44	Security Agreement dated April 19, 2021, filed as Exhibit 10.4 on the Company’s Form 8-K filed on April 23, 2021.

10.45	Proxy Statement filed as Exhibit 99.1 on the Company’s Form 8-K filed on June 28, 2021.

10.46	Securities Purchase Agreement dated as of April 27, 2021, filed as Exhibit 10.1 on the Company’s Report on Form 8-K filed on April 30,2021.

10.47	Promissory Convertible Note dated April 2021, filed as Exhibit 10.2 on the Company’s Report on Form 8-K filed on April 30, 2021.

10.48	Ordinary Share Purchase Warrant dated April 2021, filed as Exhibit 10.3 on the Company’s Report on Form 8-K filed on April 30, 2021.

10.49	Securities Purchase Agreement dated as of July 7, 2021, filed as Exhibit 10.1 on the Company’s Report on Form 8-K filed on July 8, 2021.

10.50	Promissory Convertible Note dated July 7, 2021, filed as Exhibit 10.2 on the Company’s Report on Form 8-K filed on July 8, 2021.

10.51	Ordinary Shares Purchase Warrant dated July 7, 2021, filed as Exhibit 10.3 on the Company’s Report on Form 8-K filed on July 8, 2021.

10.52	Securities Purchase Agreement dated as of September 15, 2021, filed as Exhibit 10.1 on the Company’s Report on Form 8-K filed on September 24, 2021.

10.53	Promissory Convertible Note dated September 15, 2021, filed as Exhibit 10.2 on the Company’s Report on Form 8-K filed on September 24, 2021.

10.54	Ordinary Shares Purchase Warrant dated September 15, 2021, filed as Exhibit 10.3 on the Company’s Report on Form 8-K filed on September 24, 2021.

10.55	Securities Purchase Agreement dated October 21, 2021, between the Company and Kips Bay Select LP, filed as Exhibit 10.1 on the Company’s Report on Form 8-K filed on October 22, 2021

10.56	Promissory Convertible Note dated October 21, 2021, issued by the Company to Kips Bay Select LP, filed as Exhibit 10.2 on the Company’s Report on Form 8-K filed on October 22, 2021.

10.57	Ordinary Shares Purchase Warrant dated October 21, 2021, issued by the Company to Kips Bay Select LP, filed as Exhibit 10.3 on the Company’s Report on Form 8-K filed on October 22, 2021.

10.58	Share Purchase Agreement, dated March 11, 2022, among the Company, 3CL Sciences Ltd., an Israeli corporation, and NLC Pharma Ltd., an Israeli corporation, filed as Exhibit 10.1 on the Company’s Report on Form 8-K filed on March 16, 2022

10.59	Revolving Line of Credit Agreement by and between Todos Medical Ltd. and Provista Diagnostics Inc. and Testing 123, LLC, dated as of March 14, 2022 (filed as Exhibit 10.59 to the Company’s quarterly report on Form 10-Q, filed with the SEC on May 16, 2022).

10.60	Pledge and Security Agreement made and entered into on March 14, 2022, by and between Todos Medical Ltd. and Provista Diagnostics Inc, and Testing 123 LLC (filed as Exhibit 10.60 to the Company’s quarterly report on Form 10-Q, filed with the SEC on May 16, 2022).

10.61	Revolving Credit Note, dated March 14, 2022, from Todos Medical Ltd. and Provista Diagnostics Inc. to Testing 123 LLC (filed as Exhibit 10.61 to the Company’s quarterly report on Form 10-Q, filed with the SEC on May 16, 2022).

21.1	List of Subsidiaries (filed as Exhibit 21.1 to the Company’s annual report on Form 10-K, filed with the SEC on April 21, 2021).

23.1	Consent of Fahn Kanne & Co. Grant Thornton Israel.

23.2	Consent of Yarel and Partners

23.3*	Consent of Rimon PC (incorporated in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to registration statement).

107.1	Filing Fee Table.

* To be filed by amendment.

(b) Financial statement schedules

No financial statement schedules are provided because the information called for is not applicable or is shown in the financial statements or notes.

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Undertakings.

(1) The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(5)	The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on July 27, 2022.

TODOS MEDICAL LTD.
(Registrant)

By:	/s/ Gerald Commissiong
Gerald Commissiong
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Gerald Commissiong, in his individual capacity, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as we might or could do in person, hereby ratifying and confirming all facts and things that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	TITLE	DATE

/s/ Gerald Commissiong	Chief Executive Officer (Principal	July 27, 2022
Gerald Commissiong	Executive Officer) and Director

/s/ Daniel Hirsch	Chief Financial Officer (Principal	July 27, 2022
Daniel Hirsch	Financial and Accounting Officer) and Director

/s/ Moshe Schlisser	Director	July 27, 2022
Moshe Schlisser

/s/ Moshe Abramovitz	Director	July 27, 2022
Moshe Abramovitz

/s/ Lauren Chung	Director	July 27, 2022
Lauren Chung

/s/ Herman Weiss	Director	July 27, 2022
Dr. Herman Weiss

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Todos Medical Ltd., has signed this registration statement on July 27, 2022.

Authorized U.S. Representative

/s/ Donald J. Puglisi
Managing Director
Puglisi & Associates

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